                                 EXHIBIT 99.4

                     APPRAISAL REPORT OF RP FINANCIAL, LC.

                 ---------------------------------------------
                          CONVERSION APPRAISAL REPORT

                                FIRSTBANK CORP.

                          PROPOSED HOLDING COMPANY FOR
                          FIRST FEDERAL BANK OF IDAHO,
                             A FEDERAL SAVINGS BANK
                                Lewiston, Idaho

                                  Dated As Of:
                               February 28, 1997
                 ---------------------------------------------


                                  Prepared By:

                               RP Financial, LC.
                            1700 North Moore Street
                                   Suite 2210
                           Arlington, Virginia  22209

                                                 February 28, 1997


Board of Directors
First Federal Bank of Idaho, a federal savings bank
920 Main Street
Lewiston, Idaho  83501


Gentlemen:

        At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion of First Federal Bank of Idaho, a federal savings bank, Lewiston, Idaho ("First Federal" or the "Bank"). The common stock issued in connection with the Bank's conversion will simultaneously be acquired by a holding company, FirstBank Corp. ("FirstBank" or the "Holding Company"). The conversion involves the issuance of shares of common stock to depositors, tax-qualified employee plans of First Federal and the Holding Company, including FirstBank's newly-formed employee stock ownership plan ("ESOP"), borrowers, members of the local community and the public at large.

        This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.

Description of Reorganization
-----------------------------

        The Board of Directors of the Bank has adopted a Plan of Conversion pursuant to which the Bank will convert from a federally chartered mutual savings bank to a federally chartered capital stock savings bank and issue all of its outstanding shares to the Holding Company. The Holding Company will sell in a Subscription Offering and a concurrent Community Offering, Holding Company stock in the amount equal to the appraised value of the Bank. Immediately following the conversion, the primary assets of the Holding Company will be the capital stock of the Bank and the net conversion proceeds remaining after purchase of the Bank's common stock by the Holding Company. The Holding Company will use up to 50 percent of the net conversion proceeds to purchase the Bank's common stock. The remaining net conversion proceeds, retained at the Holding Company, will be used to fund a loan to the ESOP with the remainder to be used as general working capital.

RP Financial, LC.
-----------------

        RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The



--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                       Fax No: (703) 528-1788

RP Financial, L.C.
Board of Directors
February 28, 1997
Page 2



background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank in the preparation of its business plan, we are independent of the Bank and the other parties engaged by the Bank to assist in the stock conversion process.

Valuation Methodology
---------------------

        In preparing our appraisal, we have reviewed First Federal's application for Approval of Conversion, including the Proxy Statement, as filed with the OTS, and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission ("SEC"). We have conducted a financial analysis of the Bank that has included due diligence related discussions with the Bank's management; BDO Seidman, LLP, the Bank's independent auditor; Breyer & Aguggia, the Bank's conversion counsel; and Sandler O'Neill & Partners, L.P., which has been retained by the Bank as financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

        We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value of First Federal. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Bank's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

        Our appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value of First Federal.

        Our appraised value is predicated on a continuation of the current operating environment for the Bank and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Bank's value alone. It is our understanding First Federal intends to remain an independent institution and there are no current plans for selling control of the Bank as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

        Pro forma market value is defined as the price at which First Federal's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion
--------------------

     It is our opinion that, as of February 28, 1997, the aggregate pro forma market value of the shares to be issued was $15,000,000 at the midpoint, equal to 1,500,000 shares offered at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range indicates a minimum value of $12,750,000 and a maximum value of $17,250,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 1,275,000 shares at the minimum to 1,725,000 shares at the maximum. In the event that the Bank's appraised value is subject to an increase, up to 1,983,750 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $19,837,500, without a resolicitation.

Limiting Factors and Considerations
-----------------------------------

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

     RP Financial's valuation was determined based on the financial condition and operations of the Bank as of December 31, 1996, the date of the financial data included in the Holding Company's prospectus.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                         Respectfully submitted,


                                         RP FINANCIAL, LC.

                                         /s/ Ronald S. Riggins
                                         ----------------------
                                         Ronald S. Riggins
                                         President

                                         /s/ Gregory E. Dunn
                                         ----------------------
                                         Gregory E. Dunn
                                         Senior Vice President

                               TABLE OF CONTENTS
                          FIRST FEDERAL BANK OF IDAHO
                                Lewiston, Idaho

                                                                     PAGE
 DESCRIPTION                                                        NUMBER
 -----------                                                        ------

CHAPTER ONE          OVERVIEW AND FINANCIAL ANALYSIS
-----------
   Introduction                                                      1.1
   Strategic Overview                                                1.2
   Balance Sheet Trends                                              1.5
   Income and Expense Trends                                         1.8
   Interest Rate Risk Management                                     1.12
   Lending Activities and Strategy                                   1.13
   Asset Quality                                                     1.16
   Funding Composition and Strategy                                  1.17
   Subsidiary                                                        1.18
   Legal Proceedings                                                 1.18

CHAPTER TWO          MARKET AREA
-----------

   Introduction                                                      2.1
   Market Area Demographics                                          2.1
   National Economic Factors                                         2.3
   Local Economy                                                     2.6
   Competition                                                       2.7

CHAPTER THREE        PEER GROUP ANALYSIS
-------------

   Selection of Peer Group                                           3.1
   Financial Condition                                               3.5
   Income and Expense Components                                     3.8
   Loan Composition                                                  3.11
   Interest Rate Risk                                                3.13
   Credit Risk                                                       3.15
   Summary                                                           3.15

RP Financial, LC.

                               TABLE OF CONTENTS
                          FIRST FEDERAL BANK OF IDAHO
                                Lewiston, Idaho
                                  (continued)

                                                                     PAGE
 DESCRIPTION                                                        NUMBER
 -----------                                                        ------
CHAPTER FOUR         VALUATION ANALYSIS
------------

   Introduction                                                      4.1
   Appraisal Guidelines                                              4.1
   RP Financial Approach to the Valuation                            4.1
   Valuation Analysis                                                4.2
     1.    Financial Condition                                       4.2
     2.    Profitability, Growth and Viability of Earnings           4.4
     3.    Asset Growth                                              4.6
     4.    Primary Market Area                                       4.6
     5.    Dividends                                                 4.7
     6.    Liquidity of the Shares                                   4.8
     7.    Marketing of the Issue                                    4.9
             A.   The Public Market                                  4.9
             B.   The New Issue Market                               4.13
             C.   The Acquisition Market                             4.13
     8.    Management                                                4.16
     9.    Effect of Government Regulation and Regulatory Reform     4.16
   Summary of Adjustments                                            4.17
   Valuation Approaches                                              4.17
     1.    Price-to-Book ("P/B")                                     4.18
     2.    Price-to-Earnings ("P/E")                                 4.19
     3.    Price-to-Assets ("P/A")                                   4.20
   Valuation Conclusion                                              4.20

                                LIST OF TABLES
                          FIRST FEDERAL BANK OF IDAHO
                                Lewiston, Idaho

TABLE
NUMBER         DESCRIPTION                                                     PAGE
------         -----------                                                     ----

   1.1      Historical Balance Sheets                                           1.6
   1.2      Historical Income Statements                                        1.9
   2.1      Summary Demographic Data                                            2.2
   2.2      Market Area Unemployment Trends                                     2.7
   2.3      Deposit Summary                                                     2.9


   3.1      Peer Group of Publicly-Traded Thrifts                               3.3
   3.2      Balance Sheet Composition and Growth Rates                          3.6
   3.3      Income as a Percent of Average Assets and Yields, Costs, Spreads    3.9
   3.4      Loan Portfolio Composition Comparative Analysis                     3.12
   3.5      Interest Rate Risk Comparative Analysis                             3.14
   3.6      Credit Risk Measures and Related Information                        3.16


   4.1      Market Area Unemployment Rates                                      4.7
   4.2      Conversion Pricing Characteristics                                  4.14
   4.3      Market Pricing Comparatives                                         4.15
   4.4      Public Market Pricing                                               4.22

RP Financial, LC.
Page 1.1


                      I.  OVERVIEW AND FINANCIAL ANALYSIS
Introduction
------------

     First Federal Bank of Idaho, a federal savings bank ("First Federal" or the "Bank") is a federally chartered mutual savings bank headquartered in Lewiston, Idaho. In addition to its main office facility, First Federal conducts banking operations out of 5 full service branch offices located in the Idaho cities of Lewiston (2 offices), Moscow, Grangeville and Coeur d'Alene and two loan production offices ("LPOs") in Lewiston and Coeur d'Alene. All of the Bank's offices are located in northwestern Idaho. First Federal was organized in 1920 and has operated as a federally insured institution since 1933. First Federal is a member of the Federal Home Loan Bank ("FHLB") system, with its deposits insured up to the regulatory maximums by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At December 31, 1996, First Federal had $133.2 million in assets, $105.3 million in deposits and net worth of $10.8 million or 8.1 percent of total assets.

     In the near term, following the completion of the mutual-to-stock conversion, the Bank will relocate its main office to Clarkston, Washington and convert to a Washington-chartered savings bank. Clarkston, Washington is adjacent to Lewiston, Idaho, across the Snake River. In anticipation of the charter conversion, the Bank is changing its name to FirstBank Northwest. The name change is expected to occur in April 1997, prior to the Bank's mutual-to-stock conversion.

     FirstBank Corp. ("FirstBank" or the "Holding Company"), a Delaware corporation, was recently organized to facilitate the conversion of First Federal. In the course of the conversion, the Holding Company will acquire all of the capital stock that the Bank will issue upon its conversion from the mutual-to-stock form of ownership. Going forward, FirstBank will own 100 percent of the Bank's stock, and the Bank will be FirstBank's sole subsidiary. Up to 50 percent of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Bank, with the balance of the proceeds being retained by the Holding Company. At this time, no other activities are contemplated for FirstBank other than the ownership of the Bank, a loan to the newly-formed employee stock ownership plan ("ESOP") and investment of Holding Company cash in investment securities. In the future, FirstBank may acquire or organize other operating subsidiaries, although there are no specific plans at present.

RP Financial, LC.
Page 1.2


Strategic Overview
------------------

     Throughout most of its history, First Federal has maintained a strategic focus of operating as a traditional thrift, placing an emphasis on 1-4 family permanent mortgage lending funded by retail deposits. However, since the mid-1980s, the Bank has pursued a more diversified lending strategy and since 1992 First Federal has maintained a mortgage banking emphasis. Agricultural real estate lending was the initial focus of the Bank's lending diversification, which was pursued in connection with the hiring of lending officers experienced in agricultural real estate lending. The Bank became active in commercial real estate loan participations in the late-1980s due to limited local lending opportunities; however, as the result of credit quality deterioration experienced in the loan participations, First Federal exited the commercial real estate loan participation market in the early-1990s.

     Over the past several years, the Bank has maintained a mortgage banking emphasis, which has been supported by strong 1-4 family loan demand in the Coeur d'Alene market. In conjunction with the implementation of a mortgage banking strategy, First Federal opened an LPO in Coeur d'Alene in 1992. Loan demand in Coeur d'Alene has been facilitated by the rapid growth that has occurred in that market over the past ten years, which has been largely attributable to an expanding tourism industry and migration from more populous regional markets, particularly nearby Spokane, Washington. Most of the Bank's recent construction lending activities have been supported by new housing demand in the Coeur d'Alene market as well, where First Federal has focused on originating construction loans to finance the construction of affordable housing for first time home buyers. Accordingly, a slow down in the Coeur d'Alene market would have a notable negative impact on the Bank's current lending activities. Part of the Bank's strategy going forward will be to reduce its dependence on the 1-4 family loan market in Coeur d'Alene, including construction lending, through pursuing greater lending diversification and, in particular focusing on growth in commercial real estate, commercial business and consumer lending. The Bank's community banking strategy may require considerable time and expense to fully implement successfully, and there is no assurance such objectives will be realized.

     To supplement its lending activities, First Federal pursues a relatively conservative investment strategy. First Federal's investment portfolio is largely comprised of U.S. Government and Federal agency obligations, which mature in less than five years. The Bank also maintains a portfolio of mortgage-backed securities ("MBS"), which serve as a supplement to the Bank's portfolio of 1-4 family permanent mortgage loans. The Bank's mortgage-backed securities portfolio consists of traditional pass through securities, as well as collateralized mortgage obligations ("CMOs). Mortgage-backed securities held by First Federal consist substantially of adjustable rate securities and are generally purchased as a means to deploy excess liquidity at more favorable yields than other investment alternatives. In recent years, the Bank has not purchased mortgage-backed securities, as loan demand has adequately absorbed excess liquidity.

RP Financial, LC.
Page 1.3


     The Bank's earnings composition is reflective of its mortgage banking emphasis, with a substantial proportion of First Federal's pre-tax earnings being derived from loan sale gains. Loan sale gains for the Bank are generated from the sale of FHA and VA loan originations on a servicing released basis. FHA and VA loan originations have been sustained by the Coeur d'Alene market, similar to the Bank's other 1-4 family lending activities. High operating expenses are also representative of First Federal's mortgage banking emphasis, with mortgage banking operating expenses being largely associated with off-balance sheet activities (i.e., the origination and sale of loans and loans serviced for others). However, beyond First Federal's mortgage banking emphasis, the Bank's other operating strategies have contributed to a high level of operating expenses, such as diversification into lending areas that are personnel intensive, particularly agricultural and construction lending, and maintenance of a relatively high number of branches for its asset size. The rural characteristics of the Bank's market area and distance from urban population centers limit opportunities for growth. First Federal will be adding another branch in Clarkston, Washington, in connection with its charter conversion, which will place further upward pressure on an already high operating expense ratio.

     Historically, the Bank's operating strategy and generally slow deposit growth markets have resulted in moderate asset growth, an increasing capital position and mixed earnings. As described herein, the Bank experienced rapid growth in late 1995 in conjunction with a special CD promotion, but deposits have since declined as a high proportion of the promotional CDs attracted have been withdrawn. The Bank expects future deposit growth to be rather limited in the market presently served. Earnings have been largely supported by gains realized from the sale of loans, as the result of a favorable interest rate environment and strong 1-4 family loan demand in the Coeur d'Alene market. While the Bank's earnings are viewed as being subject to a fair amount of volatility, due to the mortgage banking emphasis and dependence on loan sale gains to sustain earnings, the interest rate risk and credit risk associated with First Federal's net interest margin appears to have been effectively controlled in recent years (although the interest rate environment has generally been favorable). Interest rate risk has been controlled through selling long term fixed rate loans in the secondary market, diversifying into interest-sensitive types of lending, and investing in short- and intermediate-term instruments. First Federal has sought to limit the credit risk associated with higher risk types of loans, through restricting lending to familiar market areas and strictly adhering to established underwriting guidelines.

     In February 1996, a new Chief Executive Officer was appointed by the Bank, who previously served as First Federal's Senior Vice President of Lending. Under the direction of the new Chief Executive Officer, First Federal is pursuing a strategy designed to gradually change the interest-earning asset mix of the Bank to increase the concentration of commercial business, commercial real estate and consumer loans and reduce the concentration of 1-4 family permanent mortgage loans. To support the transformation of the loan portfolio, the Bank recently hired a senior commercial lending officer. Through pursuing a more diversified lending strategy,

RP Financial, LC.
Page 1.4

the Bank anticipates increasing the overall yield of interest-earning assets and enhancing its competitive position as a full service community-oriented financial institution. However, notwithstanding the planned lending diversification, it is contemplated that the origination of 1-4 family permanent mortgage loans will remain the primary lending activity of the Bank.

     To support the implementation of the Bank's new strategic direction and to improve the Bank's competitive position, First Federal's Board of Directors has elected to convert to the stock form of ownership. The additional capital realized from conversion proceeds will increase liquidity to support funding of future loan growth and other interest-earning assets, reduce the impact of credit risk on capital by strengthening the Bank's equity position, and enhance net interest income by increasing First Federal's interest-earning assets/interest-bearing liabilities ("IEA/IBL") ratio. The additional funds realized from the stock offering will also serve as an alternative funding source to deposits in meeting the Bank's future funding needs, which will in turn allow for more competitive pricing in the Bank's deposit rates. Additionally, First Federal's higher equity-to-assets ratio will also better position the Bank to take advantage of expansion opportunities as they arise. Such expansion would most likely occur through acquiring branches, loan production offices, or other financial institutions, in areas that would provide for further penetration in the markets currently served by the Bank or nearby surrounding markets. At this time, the Bank has no other specific plans for expansion other than growth through existing branches, the addition of the Clarkston, Washington branch and the lending diversification. The projected internal use of conversion proceeds are highlighted below.

     o  Holding Company.  Up to 50 percent of the net conversion proceeds will
        ---------------
        be retained by FirstBank, initially be used to provide a loan to the Bank's ESOP trust, and the balance will be invested into short- and intermediate-term investments. Over time, the Holding Company funds may be utilized for various corporate purposes, including funding potential acquisitions, payment of dividends and possible repurchases of common stock.

     o  First Federal.  The net proceeds infused into the Bank in exchange for
        -------------
        all of the Bank's newly issued stock will initially be invested into short-term investments. Over time, the proceeds are expected to be substantially redeployed into the Bank's loan growth and normal investment activities. In conjunction with the conversion, the Bank plans to retain $5 million 30 year fixed rate mortgages in portfolio and purchase $5 million of short-term mortgage-backed securities, which will be funded with short-term FHLB advances to be repaid with the conversion proceeds.

     Overall, it is the Bank's objective to pursue growth that will serve to increase returns while not significantly changing the risk profile without previously establishing appropriate policies, procedures and systems. The Bank has acknowledged that it intends to operate with excess capital in the near term, operating with a below market return on equity, until such time as the new capital can be leveraged in a safe and sound manner over an extended period of time.

RP Financial, LC.
Page 1.5


Balance Sheet Trends
--------------------

     From March 31, 1992 through December 31, 1996, First Federal exhibited annual asset growth of more than 7 percent (see Table 1.1), although nearly four-fifths of such growth occurred since March 31, 1995. The Bank's unusual recent growth is primarily attributable to an enthusiastic customer response to a short-term promotion of a special, premium-priced certificate of deposit ("CD") celebrating the Bank's 75th anniversary in 1995, coordinated with the grand opening of the Bank's large Coeur d'Alene office. The 10 day promotion of the 7.5 percent, 75 day CD during the fourth calendar quarter of 1995 attracted over $20 million in new deposits and caused an internal shift of funds of approximately $4 million to the Anniversary CD. As the premium rate Anniversary CDs matured, the Bank sought to retain a portion of the funds in other deposit programs, including renewing CDs at a premium over new offering rates. A portion of these deposits have since been withdrawn and replaced with FHLB advances. During the last several years, the Bank's interest-earning asset composition has shifted towards a greater concentration of loans and higher risk weight loans, thereby enhancing asset yields while increasing the Bank's credit risk profile. A summary of First Federal's key operating ratios for the past five and three-quarter fiscal years are presented in Exhibit I-3.

     While First Federal's loan portfolio shows an annual increase of 13.6 percent since fiscal year end 1992, most of the growth in the loan portfolio has occurred since fiscal year end 1995, largely through growth in adjustable rate and 15 year fixed rate 1-4 family permanent mortgage loans. The Bank sells most 30-year fixed rate originations given its mortgage banking posture. Residential permanent mortgage loans comprised 61.3 percent of gross loans outstanding at December 31, 1996, versus a comparative ratio of 60.0 percent at fiscal year end 1995. First Federal's servicing portfolio of $131.5 million at December 31, 1996, reflecting net growth of $117 million since fiscal year end 1992, with the majority of such growth taking place in fiscal 1994 during the refinance boom. First Federal's other loan components have grown as well, given the diversification emphasis, as shown below. Construction loans represent the most notable area of lending diversification for the Bank ($14.9 million, or 12.6 percent of gross loans receivable at December 31, 1996), followed by consumer loans ($12.1 million, or 10.2 percent) and agricultural real estate loans ($11.9 million, or 10.0 percent). The Bank's plan is to continue to emphasize growth in commercial real estate, consumer and commercial business loans, while construction and agricultural real estate loan growth is expected to be fairly limited.

     First Federal's cash and investments balance has fluctuated during the past five and three-quarter fiscal years, ranging from a high of $25.5 million, or
19.6 percent of assets, at fiscal year end 1996, to a low of $11.0 million, or
8.2 percent of assets at December 31, 1996. Given the short-term maturity of the 75th Anniversary CD, the Bank reinvested such funds in short-term investments (principally CDs at the FHLB), causing the balance of cash and investments to swell to their peak fiscal year level in 1996. Since fiscal year end 1996, the cash and investments balance has declined sharply, as liquidity has been redeployed into loan growth

                                   Table 1.1
                          First Federal Bank of Idaho
                           Historical Balance Sheets
                        (Amount and Percent of Assets)

                                                                  At Fiscal Year End March 31,
                                    -----------------------------------------------------------------------------------
                                            1992                1993                   1994                 1995
                                    ------------------  ------------------     -------------------  -------------------
                                     Amount     Pct      Amount     Pct          Amount     Pct       Amount     Pct
                                     ------     ---      ------     ---          ------     ---       ------     ---
                                     ($000)     (%)      ($000)     (%)          ($000)     (%)       ($000)     (%)
Total Amount of:
Assets                                $95,951  100.0%    $96,816   100.0%       $102,223   100.0%    $104,121   100.0%
Cash and cash equivalents               9,042    9.4%      3,988     4.1%         12,754    12.5%       4,172     4.0%
Investment securities                   4,589    4.8%      4,106     4.2%          5,445     5.3%       8,021     7.7%
Mortgage-backed securities              6,776    7.1%      5,013     5.2%          3,446     3.4%       2,840     2.7%
Loans receivable, net                  60,711   63.3%     77,574    80.1%         76,217    74.6%      82,777    79.5%
Deposits                               86,941   90.6%     83,182    85.9%         91,858    89.9%      88,787    85.3%
Borrowings                                544    0.6%      4,044     4.2%            ---     0.0%       4,000     3.8%
Total equity                            6,634    6.9%      7,807     8.1%          8,797     8.6%       9,504     9.1%

Loans Serviced for Others             $14,398            $35,415                 $94,072             $115,897
Full service branches                       4                  4                       4                    5
Loan production offices                     1                  2                       2                    2



                                                                                                   Annual
                                              ----------------------             At                Growth
                                                       1996             Dec. 31, 1996               Rate
                                              ----------------------   ---------------------        ----
                                                Amount        Pct        Amount      Pct             Pct
                                                ------        ---        ------      ---             ---
                                                ($000)        (%)        ($000)      (%)             (%)
Total Amount of:
Assets                                         $129,832      100.0%      $133,194    100.0%           7.15%
Cash and cash equivalents                        13,581       10.5%         5,765      4.3%          -9.04%
Investment securities                            11,873        9.1%         5,189      3.9%           2.62%
Mortgage-backed securities                        2,488        1.9%         2,343      1.8%         -20.03%
Loans receivable, net                            93,817       72.3%       111,085     83.4%          13.56%
Deposits                                        115,324       88.8%       105,349     79.1%           4.13%
Borrowings                                        2,304        1.8%        15,060     11.3%         101.20%
Total equity                                     10,356        8.0%        10,818      8.1%          10.84%

Loans Serviced for Others                      $122,253                  $131,458
Full service branches                                 5                         5
Loan production offices                               2                         2

----------------------------
(1)   Ratios are as a percent of ending assets.

Source:  First Federal's prospectus.

and utilized to fund expected deposit run-off by depositors attracted to the Bank solely by the promotional CD interest rate. Additionally, the Bank sold its $1.3 million mutual fund investment during the nine months ended December 31, 1996. Exhibit I-4 provides historical detail of the Bank's investment portfolio. The investment portfolio, which totaled $4.0 million at December 31, 1996, is comprised of U.S. Government and federal agency securities with maturities of less than five years. The U.S Government and federal agency obligations are classified as held to maturity. Not included in the investment balance is a single premium life insurance annuity, which equaled $1.3 million at December 31, 1996 and provided a yield of 6.0 percent. The annuity was purchased to informally fund the Bank's obligations under salary continuation agreements as incentives for the Bank's Chief Executive Officer and Chief Financial Officer. In addition to investment securities, the Bank held cash and cash equivalents and FHLB stock, which amounted to $5.8 million and $0.9 million (not reflected in Table 1.1), respectively, at December 31, 1996. First Federal's cash and investments balance at December 31, 1996 was consistent with targeted levels.

     Historically, the Bank purchased MBS, primarily adjustable rate securities to absorb excess liquidity and obtain higher yields. Over the last several years, however, the mortgage-backed securities balance has trended lower, as the Bank has been inactive in purchasing mortgage-backed securities due to adequate loan demand to absorb excess liquidity. As of December 31, 1996, the Bank's mortgage-backed securities balance equaled $2.3 million, or 1.8 percent of assets, versus comparative measures of $6.8 million, or 7.1 percent of assets, at fiscal year end 1992. The mortgage-backed securities portfolio is classified as held to maturity. To the extent loan demand continues to adequately absorb excess liquidity, purchases of mortgage-backed securities are expected to remain a limited activity for First Federal. However, the Bank has entered into a commitment to purchase $1.6 million of a CMO to be issued and guaranteed by the Idaho Housing Authority. The purchase is expected to occur in June 1997 and will be funded by an advance from the FHLB of Seattle.

     Over the past five and three-quarter fiscal years, First Federal's funding needs have been substantially met through retail deposits, internal cash flows and retained earnings. The Bank's balance of deposits exhibited little change from fiscal year end 1992 through fiscal year end 1995 and then increased sharply during fiscal 1996. The sharp increase in deposits reflects the impact of the previously discussed premium CD program offered during the fourth calendar quarter of 1995, which resulted in a significant inflow of funds. First Federal's balance of CDs increased from $51.1 million at fiscal year end 1995 to $79.7 million at fiscal year end 1996. The deposit balance declined to $105.3 million at December 31, 1996, which was largely attributable to run-off of the premium rate Anniversary CDs. Deposits held by the Bank have generally been concentrated in CDs and, as of December 31, 1996, CDs comprised 65.7 percent of the Bank's total deposits. Transaction and savings accounts comprise the balance of the Bank's deposits, totaling $36.1 million, or 34.3 percent of total deposits, at December 31, 1996. Borrowings typically have been utilized to a limited degree by the Bank, although during the most recent nine month period First Federal increased its use of borrowings, to fund loan growth and the run-off of premium rate Anniversary CDs. First Federal held $15.1 million of borrowings at December 31, 1996, versus a comparative balance of $2.3 million at fiscal year end 1996. Borrowings held by the Bank consist of FHLB advances, with short- and intermediate-term maturities.

     While positive earnings since March 31, 1992 translates into an annual capital growth rate to date of 10.8 percent for the Bank, the capital growth has significantly slowed from the peak growth of nearly 18 percent in fiscal 1993. Capital growth outpaced the Bank's asset growth in fiscal years 1993, 1994 and 1995, which served to increase First Federal's equity-to-assets ratio from 6.9 percent at the end of fiscal 1992 to 9.1 percent at fiscal year end 1995. The rapid growth since, primarily attributable to the 75th Anniversary promotion, has caused the equity ratio to drop to the range of 8 percent of assets since fiscal year end 1995. All of the Bank's capital is tangible capital, and the Bank maintained capital surpluses relative to all of its regulatory capital requirements at December 31, 1996. The addition of conversion proceeds will serve to further strengthen First Federal's capital position and support future growth.

Income and Expense Trends
-------------------------

     The Bank has reported positive earnings over the last five and three-quarter fiscal years (see Table 1.2), ranging from a low of 0.16 percent of average assets for the twelve months ended December 31, 1996 to a high of 1.15 percent of average assets in fiscal 1993. Earnings during the most recent 12 month period were depressed by non-recurring items, most notably with respect to the one time special assessment to recapitalize the SAIF. Higher than normal loan loss provisions, losses on the write-down and sale of a mutual fund and a one time expense resulting from the termination of a pension plan further contributed to the drop-off in the Bank's recent earnings. Net interest income and operating expenses represent the major components of First Federal's core earnings, although profitability is highly contingent upon gains realized from the sale of loans. Non-interest operating income has been an important contributor to the Bank's earnings as well, with such income derived substantially from First Federal's mortgage banking and servicing activities.

     First Federal's level of net interest income before provisions for loan losses peaked at 3.99 percent of average assets in fiscal 1995 and has since trended lower. The peak net interest income to average assets ratio posted in fiscal 1995 was largely attributable to a reduction in the Bank's funding costs, as First Federal's interest expense to average assets ratio declined from 5.60 percent in fiscal 1992 to 3.53 percent in fiscal 1995, largely reflecting an improving capital position and resultant lower level of interest-bearing liabilities. In the following periods, First Federal's net interest income ratio declined, as the interest expense ratio increased from 3.53 percent during fiscal 1995 to 4.39 percent during fiscal 1996, with the increase being largely

                                                                                   Table 1.2
                                                                          First Federal Bank of Idaho
                                                                          Historical Income Statements
                                                                      (Amount and Percent of Avg. Assets)(1)

                                                                      For the Fiscal Year Ended March 31,
                                          ----------------------------------------------------------------------------------
                                                    1992                         1993                       1994
                                          ------------------------    -------------------------   --------------------------
                                            Amount         Pct          Amount         Pct          Amount         Pct
                                            ------         ---          ------         ---          ------         ---
                                            ($000)         (%)          ($000)         (%)          ($000)         (%)
Interest Income                                $7,726      8.48%        $7,335        7.72%         $7,418        7.31%
 Interest Expense                              (5,104)    -5.60%        (3,928)      -4.14%         (3,625)      -3.57%
                                              -------    ------        -------      ------         -------      ------
 Net Interest Income                           $2,622      2.88%        $3,407        3.59%         $3,793        3.74%
 Provision for Loan Losses                        (82)    -0.09%          (267)      -0.28%            (79)      -0.08%
                                                 ----    ------          -----      ------            ----      ------
  Net Interest Income after Provisions         $2,540      2.79%        $3,140        3.31%         $3,714        3.66%

 Other Income                                   1,037      1.14%           493        0.52%            689        0.68%
 Operating Expense                             (2,672)    -2.93%        (3,535)      -3.72%         (4,624)      -4.56%
                                              -------    ------        -------      ------         -------      ------
  Net Operating Income                           $905      0.99%           $98        0.10%          ($221)      -0.22%

Non-Operating Income
--------------------
Net gain(loss) on sales of securities              $1      0.00%            $0        0.00%             $0        0.00%
Net gain(loss) on loan sales                        0      0.00%         1,599        1.68%          2,321        2.29%
Net gain(loss) on REO                              48      0.05%           192        0.20%             45        0.04%
Other non-operating income(loss)                    0      0.00%             0        0.00%              0        0.00%
                                                    -      -----             -        -----              -        -----
   Net Non-Operating Income                        49      0.05%         1,791        1.89%          2,366        2.33%

 Net Income Before Tax                           $954      1.05%        $1,889        1.99%         $2,145        2.11%
 Income Taxes                                    (361)    -0.40%          (797)      -0.84%           (963)      -0.95%
Change in Acctg. Principle                         --        --             --         ---            (116)      -0.11%
                                                   --        --             --         ---            -----      ------
 Net Income (Loss)                               $593      0.65%        $1,092        1.15%         $1,066        1.05%


Core Earnings
-------------
Net Income Before Ext. Items                     $593      0.65%        $1,092        1.15%         $1,182        1.17%
Addback: Non-Operating Losses                       0      0.00%             0        0.00%              0        0.00%
Deduct: Non-Operating Gains                       (49)    -0.05%        (1,791)      -1.89%         (2,366)      -2.33%
Tax Effect Non-Op. Items(2)                        19      0.02%           681        0.72%            899        0.89%
                                                   --      -----           ---        -----            ---        -----
Core Net Income                                  $563      0.62%          ($18)      -0.02%          ($285)      -0.28%



                                          -------------------------------------------------------     For the 12 Months
                                                    1995                        1996                   Ended  12/31/96
                                          -------------------------   ---------------------------   ---------------------------
                                            Amount         Pct           Amount        Pct           Amount          Pct
                                            ------         ---           ------        ---           ------          ---
                                            ($000)         (%)           ($000)        (%)           ($000)          (%)
Interest Income                             $7,658            7.53%      $9,552           8.12%      $10,168            7.61%
 Interest Expense                           (3,596)          -3.53%      (5,158)         -4.39%       (5,501)          -4.12%
                                           -------          ------      -------         ------       -------          ------
 Net Interest Income                        $4,062            3.99%      $4,394           3.74%      $ 4,667            3.49%
 Provision for Loan Losses                     (27)          -0.03%        (150)         -0.13%         (266)          -0.20%
                                               ----         ------        -----         ------         -----          ------
  Net Interest Income after Provisions      $4,035            3.97%      $4,244           3.61%       $4,401            3.30%

 Other Income                                  846            0.83%         842           0.72%          938            0.70%
 Operating Expense                          (4,721)          -4.64%      (5,293)         -4.50%       (5,585)          -4.18%
                                            -------          ------      -------         ------       -------          ------
  Net Operating Income                        $160            0.16%       ($207)         -0.18%        ($246)          -0.18%

Non-Operating Income
Net gain(loss) on sales of securities           $0            0.00%       ($200)         -0.17%        ($290)          -0.22%
Net gain(loss) on loan sales                 1,045            1.03%       1,370           1.16%        1,428            1.07%
Net gain(loss) on REO                            0            0.00%           0           0.00%            0            0.00%
Other non-operating income(loss)                 0            0.00%           0           0.00%         (584)          -0.44%
                                                 -            -----           -           -----         -----          ------
   Net Non-Operating Income                  1,045            1.03%       1,170           0.99%          554            0.41%

 Net Income Before Tax                      $1,205            1.18%        $963           0.82%         $308            0.23%
 Income Taxes                                 (452)          -0.44%        (375)         -0.32%          (97)          -0.07%
Change in Acctg. Principle                       0            0.00%          --            ---            --             ---
                                                 -            -----          --            ---            --             ---
 Net Income (Loss)                            $753            0.74%        $588           0.50%         $211            0.16%


Core Earnings
-------------
Net Income Before Ext. Items                  $753            0.74%        $588           0.50%         $211            0.16%
Addback: Non-Operating Losses                    0            0.00%         200           0.17%          874            0.65%
Deduct: Non-Operating Gains                 (1,045)          -1.03%      (1,370)         -1.16%       (1,428)          -1.07%
Tax Effect Non-Op. Items(2)                    397            0.39%         445           0.38%          211            0.16%
                                               ---            -----         ---           -----          ---            -----
Core Net Income                               $105            0.10%       ($137)         -0.12%        ($131)          -0.10%

----------------------------
(1)   Ratios are as a percent of average assets.
(2)   Assumes tax rate of 38.0 percent.

Sources:  First Federal's prospectus and audited financial statements.

RP Financial, L.C.
Page 1.10

attributable to the premium rate Anniversary CDs added during fiscal 1996, despite the higher interest income ratio due to growth in the proportion of loans. For the most recent twelve month period, a more significant decline in the interest income ratio compared to the interest expense ratio reduced the Bank's net interest income ratio to 3.49 percent, versus a comparative ratio of
3.74 percent for fiscal 1996. The steeper reduction in the interest income ratio can in part be attributable to the relatively high concentration of interest-sensitive assets maintained by the Bank.

        The impact of interest rates on First Federal's net interest margin is further revealed through examination of the Bank's historical net interest rate spreads and yields and costs set forth in Exhibits I-3 and I-5. Trends in the Bank's net interest margin generally paralleled the widening and narrowing of the yield-cost spread. As highlighted in Exhibit I-5, the premium CD program offered in the third quarter of fiscal 1996 had a notable impact on the Bank's interest-bearing funding costs, with the weighted average cost of the Bank's CDs increasing from 4.88 percent in fiscal 1995 to 5.93 percent in fiscal 1996. As the result of the high funding costs, the Bank's net interest rate spread narrowed from 3.88 percent during fiscal 1995 to 3.61 percent during fiscal 1996. For the nine months ended December 31, 1996, a reduction in the Bank's funding costs provided for a slight increase in the Bank's interest rate spread to 3.68 percent. Overall, the Bank has maintained a favorable interest rate spread in recent years, which has been supported by increasing the concentration of interest-earning assets maintained in loans and diversification into higher yielding types of lending.

        Non-interest operating income has been a key contributor to First Federal's earnings in recent years, with such income consisting substantially of service fees and charges. Commission income realized from the Bank's subsidiary activities accounts for the balance of the Bank's non-interest operating income. Fee income is primarily generated from the Bank's portfolio of loans serviced for others, which totaled $131.5 million at December 31, 1996. For the twelve months ended December 31, 1996, non-interest operating income equaled 0.70 percent of average assets, which was consistent with levels recorded by the Bank in recent years.

        First Federal's operating expenses as a percent of average assets have been maintained at a high level throughout the period shown in Table 1.2, approximating or exceeding 4.50 percent during the past three fiscal years and equaling 4.18 percent for the twelve months ended December 31, 1996. The rapid increase in the operating expense ratio during fiscal 1992-94 was attributable to opening the Coeur d'Alene office, slow growth, and expanded mortgage banking and servicing activities. First Federal's mortgage banking activities materially impact operating expenses, but have a minimal effect on the Bank's asset size. Other factors contributing to the high operating expense ratio include the: (1) maintenance of a relatively high number of branches for the Bank's asset size; and (2) degree of diversification into personnel sensitive lending for a relatively small institution. For the most recent twelve month period, higher operating expenses were also incurred from the termination of the Bank's pension plan, which resulted in an additional one time funding

RP Financial, L.C.
Page 1.11

        expense of $130,000. Overall, the staffing needs of the Bank's operations are very high for an institution with $133 million in assets. As of December 31, 1996, the Bank maintained 80 full time equivalent employees, or assets per employee of $1.665 million. Comparatively, assets per employee maintained by all publicly-traded SAIF-insured thrifts averaged $4.124 million, or 2.5 times above the Bank's measure. Further upward pressure will be placed on the Bank's operating expense ratio in the forthcoming year, due to the additional expense resulting from opening and staffing the Clarkston branch and increase costs associated with operating as a publicly-traded company, including expenses related to the stock benefit plans.

        One factor contributing to the Bank's high operating expenses is the commission paid to the in-house loan origination officers, the level of which corresponds with the level of originations. During fiscal years 1995 and 1996 and the most recent twelve months, commissions paid to originators approximated $0.251, $0.360 and $0.440 million, or 5.3, 6.8 and 7.9 percent of operating expenses, respectively.

        As the result of the Bank's high operating expense ratio, First Federal maintains a low expense coverage ratio (net interest income divided by operating expenses). First Federal's expense coverage ratio equaled 0.83 times for the twelve months ended December 31, 1996, indicating that the Bank's profitability is dependent upon sources of non-interest operating income. Given the Bank's mortgage banking emphasis and the resulting importance of non-interest operating income on earnings, First Federal's efficiency ratio (operating expenses as a percent of net interest income and non-interest operating income) is viewed as a key measure of the Bank's core earnings strength. For the twelve months ended December 31, 1996, the Bank's efficiency ratio equaled 96.1 percent, which is considered high and indicates only marginal profitability. When factoring in loan sale gains, First Federal's efficiency ratio improved to 79.3 percent, which is still considered to be relatively high and, therefore, indicates relatively low core profitability.

        Mortgage banking loan sale gains have been a significant factor in First Federal's earnings. The Bank's loan sale gains are derived from (1) the origination and sale of FHA/VA loans, sold on a servicing released basis, and
(2) beginning in mid-1996, capitalized mortgage servicing rights. In recent years, loan sale gains have approximated or exceeded the Bank's pre-tax earnings, indicating that profitability is highly dependent upon the gains. For the twelve months ended December 31, 1996, the Bank recorded loan sale gains or $1.4 million, or 1.07 percent of average assets, which was consistent with the level of loan sale gains recorded during fiscal years 1995 and 1996 and below the fiscal 1994 gains of $2.3 million, or 2.29 percent of average assets. First Federal's FHA and VA lending have been sustained by the strong housing demand in the Coeur d'Alene market and, thus, is vulnerable to a slow down in that market.

Gains and losses resulting from the sale of investments typically have not been a material factor in the Bank's earnings, reflecting First Federal's general philosophy of holding investments to maturity. The $200,000

RP Financial, L.C.
Page 1.12

loss posted in fiscal 1996 reflects the write-down of a mutual fund, while the $290,000 loss for the twelve months ended December 31, 1996 reflects the $200,000 write-down and the $90,000 loss recorded on the sale of the mutual fund. Real estate gains and loss posted by First Federal have been largely attributable to the maintenance and disposition of real estate owned, with the overall impact being minimal on the Bank's recent earnings. The special assessment to recapitalize the SAIF is shown as a non-operating loss during the twelve months ended December 31, 1996, amounting to $584,000, or 0.44 percent of average assets.

        Loan loss provisions have impacted the Bank's earnings to various degrees over the past five and three-quarter fiscal years, ranging from a low of
0.03 percent of average assets during fiscal 1995 to a high of 0.28 percent of average assets during fiscal 1993. After dropping to a low in fiscal 1995, the Bank has established higher loss provisions during the past one and three-quarter fiscal years. For the twelve months ended December 31, 1996, loss provisions established by the Bank amounted to $266,000, or 0.20 percent of average assets. The recent increase in loss provisions was warranted by the Bank's loan growth, as well as planned loan growth into higher risk types of lending and an increase in the non-performing loan balance. As of December 31, 1996, the Bank maintained valuation allowances of $880,000, equal to 0.79 percent of net loans receivable and 73.2 percent of non-performing assets.
Exhibit I-6 sets forth the Bank's loan loss allowance activity during the past two and three-quarter fiscal years.

        The Bank's effective tax rate has typically ranged from 38 to 45 percent in recent years. For the most recent nine months, however, given the recognition of a tax refund, the Bank's effective tax rate dropped to approximately 26 percent. The Bank fully expects the normal effective tax rate in the future to approximate the historical levels.

Interest Rate Risk Management
-----------------------------

        The interest rate risk associated with the Bank's balance sheet is viewed as being relatively limited, in light of the high concentration of interest-sensitive assets maintained by the Bank. As measured internally, the Bank's one year cumulative gap ratio was slightly positive as of December 31, 1996. The Net Portfolio Value ("NPV") analysis provided by the OTS indicated that a 2.0 percent instantaneous and sustained rise in interest rates would result in an 11 percent decline in the Bank's NPV, based on the Bank's balance sheet data as of December 31, 1996 (see Exhibit I-7). The Bank primarily manages interest rate risk from the asset side of the balance sheet, through such strategies as investing in short- and intermediate-term securities, selling 30-year fixed rate loan originations in the secondary market, emphasizing the origination of adjustable rate 1-4 family loans, and diversifying into interest-sensitive types of lending. The Bank's planned growth in commercial and consumer lending should serve to further increase the interest sensitivity of the loan portfolio. As of December

RP Financial, L.C.
Page 1.13

31, 1996, of the total loans due after December 31, 1997, ARM loans comprised
59.9 percent of those loans (see Exhibit I-8). The Bank's off-balance sheet portfolio of loans serviced for others is also viewed as limiting the Bank's interest rate risk exposure, given the general stability of loan servicing income.

        First Federal's interest rate risk measures indicate that net interest income should not exhibit a great deal of volatility in various interest rate environments. The infusion of stock proceeds will serve to further limit Bank's interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in capital realized from the proceeds will lessen the proportion of interest-sensitive liabilities meeting the Bank's funding needs.

Lending Activities and Strategy
-------------------------------

        The Bank's lending activities have emphasized the origination of 1-4 family permanent mortgage loans (see Exhibits I-9 and I-10, which reflect loan composition and lending activity, respectively). As of December 31, 1996, residential permanent mortgage loans accounted for $72.7 million, or 61.3 percent of First Federal's total loan portfolio. Included in the residential loan balance was a loan secured by a multi-family property, with an outstanding balance of $512,000 at December 31, 1996. The Bank's second and third largest category of loans were construction and consumer loans, which totaled $14.9 million, or 12.6 percent, and $12.1 million, or 10.2 percent, of gross loans outstanding at December 31, 1996, respectively. The balance of the loan portfolio was comprised of commercial real estate, agricultural real estate and commercial business loans. Exhibit I-11 provides the contractual maturity of the Bank's loan portfolio, by loan type, as of December 31, 1996.

        First Federal originates both fixed rate and adjustable rate 1-4 family loans. Currently, the Bank retains for portfolio all adjustable rate loans and fixed rate loans with terms of 15 years or less. Conventional fixed rate loans with 30-year terms are typically sold to FHLMC on a servicing retained basis, although from time-to-time the Bank retains a limited number of the longer term fixed rate loans for portfolio. First Federal also sells all FHA and VA loans on a servicing released basis. Most of the Bank's fixed rate 1-4 family loan originations are underwritten to conform to FHLMC requirements, while a notable portion of the Bank's ARM loan originations are non-conforming loans. Non-conforming loans generally bear a higher rate of interest than similar conforming loans. At December 31, 1996, the Bank's residential loan portfolio included $24.0 million of non-conforming loans.

        In the current interest rate environment, 15- and 30-year fixed rate loans have accounted for most of the Bank's 1-4 family loan volume. To enhance the attractiveness of ARM loans, the Bank offers a variety of ARM loan products. In addition to the standard one year ARM loan, First Federal offers convertible loans

RP Financial, L.C.
Page 1.14

which convert to one year ARMs after a fixed rate period of interest of 3 or 5 years. ARM loans are indexed to the U.S. Treasury Note Rate Constant Maturity Rate, with the initial rate of interest being dependent upon the length of the initial fixed rate term before repricing (i.e., a higher rate is charged for loans with a longer initial fixed rate term). Most 1-4 family loans are originated with loan-to-value ("LTV") ratios of 80.0 percent or less, while loans with LTV ratios above 80.0 percent generally require private mortgage insurance ("PMI"). ARM loans are subject to an annual repricing cap of 2.0 percent and a life time repricing cap of 6.0 percent. ARM loans are typically offered at a discounted initial rate; however, ARM loan borrowers are qualified at the higher of the fully indexed rate or 200 basis points above the initial rate.

        Construction loans originated by the Bank consist substantially of loans to finance the construction of 1-4 family residences. Loans to finance entry level homes in the Coeur d'Alene market currently account for the bulk of First Federal's construction lending activities. Most of the Bank's construction lending activities are for the construction of pre-sold homes, which convert to permanent loans upon completion of the construction. To a lesser extent, First Federal originates speculative construction loans. To control the risk associated with speculative construction lending, the Bank limits the borrower to a maximum loan amount ($500,000 to $1.3 million depending upon the borrower). Construction loans require payment of interest only during the construction period, which is typically 12 months. For construction loans, the Bank will lend up to a maximum LTV ratio of 75.0 percent. The Bank's construction lending activities will remain somewhat tied to the strength of the Coeur d'Alene market for the intermediate term and, thus, to the extent there is slow down in that market, First Federal's construction lending will be curtailed. As discussed in greater detail in Chapter II, the construction market in Idaho, and particularly Couer d'Alene, softened in 1996 and projections point towards further softening in 1997.

        First Federal has been active in agricultural real estate lending since the mid-1980s, following the hiring of the Bank's current Chief Executive Officer who has significant experience in agricultural lending. Agricultural real estate loans totaled $11.9 million, or 10.0 percent of total loans outstanding, at December 31, 1996. Farming in the Bank's market area is generally dry-land farming, with wheat being the primary crop. Accordingly, adverse circumstances affecting the area's wheat crop could have an adverse effect on the Bank's agricultural loan portfolio. Agricultural real estate loans are limited to a maximum LTV ratio of 75.0 percent and are generally underwritten to Farmer Mac standards. In addition to the LTV ratio, other factors considered by the Bank in extending agricultural loans include the borrower's cash flow, the amount of working capital available to the borrower, and the financial history of the borrower. Agricultural real estate loans are extended as one year ARM loans, with initial fixed terms of one, three or five years, or ten year fixed rate loans. ARM loans are amortized for terms of up to 25 years, while the fixed rate loans are amortized over ten years. Agricultural real estate loans held by the Bank have an average balance of approximately $100,000.

RP Financial, L.C.
Page 1.15

Agricultural real estate lending involves a greater degree of risk than residential real estate loans as such loans are dependent on: (1) the successful operation of the farm property; (2) various external factors such as weather, market prices and impact of government regulations; and (3) a limited number of key individuals whose health may significantly affect farm operations. Agricultural operating loans are dependent on the farm operations but also may be unsecured or secured by depreciating assets such as farm equipment.

        The commercial real estate loan portfolio constituted $6.0 million, or
5.1 percent of total loans outstanding, at December 31, 1996. Commercial real estate loans held by the Bank include loans secured by a storage facility, a manufactured home park, small office buildings, retail shops, land and other small commercial properties. Land loans represent the largest component of the commercial real estate loan portfolio, totaling $3.2 million at December 31, 1996. Land loans serve as a complement to the Bank's construction lending activities, as they generally are extended for the development of 1-4 family lots. Terms of land loans offered by the Bank generally require an LTV ratio of
75.0 percent or less and are fixed rate loans priced at a premium to the Bank's 1-4 family loan rates. Land loans are amortizing loans and typically have terms of 5 years. Other commercial real estate lending conducted by the Bank consist substantially of ARM loans with 15 year amortization terms. Consistent with the higher credit risk associated with commercial real estate lending, loan rates offered on those loans are at a premium to the Bank's 1-4 family loan rates. At December 31, 1996, the Bank's largest outstanding loan was a $1.8 million commercial real estate loan secured by a storage facility near Seattle, Washington. As of December 31, 1996, the loan was performing in accordance with its terms. Most of the Bank's commercial real estate loans are for much lower balances, as the average loan balance of the Bank's outstanding commercial real loans equaled $122,000 at December 31, 1996. Commercial real estate lending is viewed as a growth area for the Bank, in which First Federal will emphasize the origination of loans with balances of up to $1.0 million secured by local properties.

        Other loans held by the Bank consist primarily of consumer loans, with home equity loans accounting for the largest segment of First Federal's consumer loan portfolio. First Federal offers both home equity lines of credit and amortizing home equity loans. Home equity lines of credit, which totaled $4.7 million at December 31, 1996, are floating rate loans tied to the prime rate and are payable in 10 years. Amortizing home equity loans, which totaled $5.0 million at December 31, 1996, are offered as either 1-year adjustable rate loans or fixed rate loans with terms of up to 10 years. Home equity loans are extended up to an LTV ratio of 80.0 percent of the combined balance of the home equity loan and the first lien. Direct automobile loans ($1.6 million at December 31, 1996) represent the next largest component of the consumer loan portfolio, with the balance of the consumer loan portfolio consisting of miscellaneous loans such as boat loans, recreation vehicle loans and loans secured by deposits. Consumer lending is also a desired growth area for the Bank, with such

RP Financial, L.C.
Page 1.16

growth expected to consist primarily of home equity loans. First Federal plans to implement a credit card program within the next few months, which will initially be offered only to existing customers.

        To date, commercial business lending has been a relatively minor area of lending diversification for the Bank, consisting primarily of agricultural operating loans or lines of credit. Agricultural operating loans and lines of credit are primarily secured loans, which are generally secured by crops, government payments and equipment. Commercial business loans offered by the Bank are generally extended as floating rate loans or short-term fixed rate loans. Growth in local commercial business lending, as well as commercial real estate lending, will be pursued in conjunction with the Bank's recent hiring of a commercial lending officer.

        Exhibit I-10, which shows the Bank's loan originations over the past two and three-quarter years, indicates that residential and construction lending have been the major lending activities of First Federal during recent years. Residential and construction loan originations increased from fiscal 1995 to fiscal 1996, as well as for the nine months ended December 31, 1996, versus the comparative year ago period. The growth in residential and construction loan originations was supported by strong loan demand in the Coeur d'Alene market. Beyond residential and construction lending, consumer lending has been the most active area lending for the Bank, with originations of consumer loans also increasing over the past one and three-quarter fiscal years. The Bank was an active seller of loans during the past two and three-quarter fiscal years, reflecting the sale of residential loan originations to the secondary market. A notable portion of the loans have been sold on a servicing released basis, with such loans generally consisting of FHA and VA loans originated in the Coeur d'Alene market. Loans sold on a servicing released basis accounted for 47.6 percent, 69.6 percent and 56.1 percent of loans sold during fiscal years 1995, 1996 and the nine months ended December 31, 1996, respectively. Loans sold on a servicing released basis account for the Bank's loan sale gains, which has supported First Federal's profitability in recent years. Going forward, the Bank's lending strategy is to place a greater emphasis on the origination of commercial real estate, commercial business and consumer loans, although the origination of 1-4 family permanent mortgage loans is expected to remain as the Bank's most prominent lending activity.

Asset Quality
-------------

        First Federal experienced credit quality deterioration in the early-1990s, as evidenced by a non-performing assets-to-assets ratio of 4.41 percent at fiscal year end 1992. The high level of non-performing assets held by the Bank was largely attributable to non-performing loan participations, which resulted in First Federal exiting the loan participation market. Subsequent to fiscal 1992, the Bank's credit quality measures improved dramatically, with the non-performing assets ratio declining to 0.95 percent of assets at fiscal year end

RP Financial, L.C.
Page 1.17

1993. After dropping to low of 0.21 percent at fiscal year end 1994, the Bank's non-performing assets-to-assets ratio has trended higher over the past two and three-quarter fiscal years, most notably during the nine months ended December 31, 1996. As of December 31, 1996, the Bank's non-performing assets totaled $1.2 million or 0.90 percent of assets. Comparatively, at fiscal year end 1996, non-performing assets held by First Federal totaled $768,000, or 0.59 percent of assets. The recent increase in the non-performing assets balance has been largely attributable to an increase in non-performing construction loans secured by properties in Coeur d'Alene market. As shown in Exhibit I-12, the Bank's non-performing assets at December 31, 1995 consisted of $1.0 million of non-accruing loans and $196,000 of real estate owned. Construction loans accounted for $789,000 of the Bank's non-accruing loans at December 31, 1996.

        The Bank reviews and classifies assets quarterly. At December 31, 1996, the Bank had $1.7 million of assets classified as substandard, $753,000 of assets classified as special mention and $16,000 of assets classified as loss. Loss provisions established by the Bank are based on the credit quality of the loan portfolio, the size and composition of the loan portfolio and trends in the local economy. As of December 31, 1996, First Federal maintained $880,000 of valuation allowances, equal to 0.79 percent of net loans receivable and 73.2 percent of non-performing assets.

Funding Composition and Strategy
--------------------------------

        Deposits have consistently been the Bank's primary source of funds and at December 31, 1996 deposits accounted for 87.5 percent of First Federal's interest-bearing liabilities. Exhibit I-13 sets forth the Bank's deposit composition and Exhibit I-14 provides the interest rate and maturity composition of the CD portfolio at December 31, 1996. The Bank's deposit composition has consistently been concentrated in CDs, with First Federal's current CD composition reflecting a higher concentration of short-term CDs (maturities of less than one year). As of December 31, 1996, the CD portfolio totaled $69.3 million, or 65.7 percent of total deposits, with 71.1 percent of those CDs having maturities of less than one year. Jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $9.4 million, or 13.6 percent of total CDs. First Federal typically does not pay a premium rate for higher balance CDs. Deposit rates offered by the Bank are generally in the middle to upper end of the range of rates offered by local competitors.

        Lower costing savings and transaction accounts comprise the remainder of First Federal's deposits, amounting to $36.1 million or 34.3 percent of total deposits at December 31, 1996. From fiscal year end 1996 to December 31, 1996, the Bank's concentration of transaction and savings accounts increased from 30.9 percent to 34.3 percent, primarily as the result of a decline in the CD balance, as opposed to growth in realized those accounts. Comparatively, the Bank's concentration of transaction and savings accounts decreased from 42.5

RP Financial, L.C.
Page 1.18

percent at fiscal year end 1995 to 30.9 percent at fiscal year end 1996, primarily as the result of significant growth in the CD balance. The volatility exhibited in the CD balance since fiscal year end 1995 has been largely due to the premium CD rate offered by the Bank during a 10-day period during fiscal 1996, which resulted in a significant inflow of funds, and the subsequent decline in the CD balance has been primarily run-off of the maturing premium CDs. The Bank anticipates that a portion of the Anniversary CDs rolled over at maturity will be subject to further withdrawals.

        Borrowings typically have not been a prominent funding source for the Bank, although borrowings were utilized to a greater degree during the nine months ended December 31, 1996. First Federal's balance of borrowings increased from $2.3 million at fiscal year end 1996 to $15.1 million at December 31, 1996. Borrowings were added to fund deposit run-off and loan growth. Exhibit I-15 shows the Bank's use of borrowed funds during the past two and three-quarter fiscal years. Borrowings held by the Bank consist entirely of FHLB advances, which have short- and intermediate-term maturities. The Bank intends to further increase its use of borrowings going forward, as a means to fund desired loan growth. It is contemplated that borrowings added by the Bank will consist substantially of short-term FHLB advances.

Subsidiary
----------

        The Bank has one subsidiary, Tri-Star Financial Corporation, which was created in 1985 and whose activities consist primarily of selling life insurance and tax deferred annuities on an agency basis. At December 31, 1996, the Bank's equity investment in its subsidiary was $20,000.

Legal Proceedings
-----------------

        The Bank is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Bank.

                                II.  MARKET AREA
Introduction
------------

     First Federal's market area of northwestern Idaho and eastern Washington are currently served through five full service retail branches in Lewiston (2 branches), Moscow, Grangeville, and Coeur d'Alene, Idaho and two loan production offices ("LPOs") located in Lewiston and Coeur d'Alene, Idaho. The Coeur d'Alene LPO is located in the same facility as the full service office. First Federal plans to relocate its headquarters following the stock conversion and reorganization, from Lewiston, Idaho to a de novo location in Clarkston, Washington. While serving primarily Idaho historically, given the proximity of the Idaho/Washington State border to the Bank's branches, the Bank also has depositors and borrowers who are residents of Washington. Exhibit II-1 provides information on the Bank's office facilities.

     The historically slow growing Idaho economy has been dominated by agriculture, tourism and lumber/wood products, industries whose health significantly impacts the local economics. More recently, Idaho has experienced above average growth due to (1) the expansion of the high-technology businesses in the Boise area (southeast Idaho), and (2) in Coeur d'Alene (northwestern Idaho) due to increased tourism and bedroom community growth relative to nearby Spokane, Washington. While the Bank has benefited from growth in Coeur d'Alene, the distant Boise market has little impact on the Bank's northwestern Idaho market. Within the markets served by the Bank's offices, except for Coeur d'Alene, the economies can continue to be characterized as slower growth areas. It is important to point out that Idaho is a thinly populated state, and only one county has a population over 100,000. Lewiston once served as the temporary capital of Idaho, but the state government was moved to Boise in 1865.

     Future business and growth opportunities will be partially influenced by economic and demographic characteristics of the market served, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment for financial institutions. These factors have been examined to help determine the growth potential that exists for the Bank and the relative economic health of the Bank's market area.

Market Area Demographics
------------------------

     Demographic growth in the counties where the Bank currently maintains branches has been measured by changes in population, number of households and median household income, with trends in those areas summarized by the data presented in Table 2.1 on the following page. The Bank's market area exhibited

RP Financial, LC.
Page 2.2

                                   Table 2.1
                          First Federal Bank of Idaho
                           Summary Demographic Data


                                                           Year
                                  ---------------------------------------------       Growth Rate       Growth Rate
       Population (000)                    1990            1996           2001            1990-96         1996-2001
       ----------------                    ----            ----           ----            -------         ---------

       UNITED STATES                    248,710         265,295        278,802               1.1%            1.0%
       IDAHO                              1,007           1,194          1,345               2.9%            2.4%
       IDAHO COUNTY                          14              15             16               1.4%            1.3%
       KOOTENAI COUNTY                       70              96            118               5.5%            4.1%
       LATAH COUNTY                          31              33             35               1.4%            1.3%
       NEZ PERCE COUNTY                      34              37             40               1.5%            1.4%

       Households (000)

       UNITED STATES                     91,947          98,239        103,293               1.1%            1.0%
       IDAHO                                361             428            482               2.9%            2.4%
       IDAHO COUNTY                           5               6              6               1.4%            1.3%
       KOOTENAI COUNTY                       27              37             45               5.4%            4.0%
       LATAH COUNTY                          11              13             13               1.9%            1.3%
       NEZ PERCE COUNTY                      14              15             16               1.4%            1.3%

       Median Household Income ($)

       UNITED STATES                    $29,199         $34,530        $33,189               2.8%           -0.8%
       IDAHO                             26,411          31,595         33,109               3.0%            0.9%
       IDAHO COUNTY                      24,771          26,168         26,680               0.9%            0.4%
       KOOTENAI COUNTY                   27,161          31,870         33,581               2.7%            1.1%
       LATAH COUNTY                      23,806          30,052         31,991               4.0%            1.3%
       NEZ PERCE COUNTY                  27,015          31,050         31,740               2.3%            0.4%

       Per Capita Income -   ($)

       UNITED STATES                    $13,179         $16,405           ----               4.5%             N/A
       IDAHO                             11,213          14,592           ----               5.4%             N/A
       IDAHO COUNTY                      10,982          12,445           ----               2.5%             N/A
       KOOTENAI COUNTY                   12,697          15,457           ----               4.0%             N/A
       LATAH COUNTY                      10,637          14,741           ----               6.7%             N/A
       NEZ PERCE COUNTY                  12,718          14,779           ----               3.0%             N/A

       1996 Age Distribution(%)      0-14 Years     15-24 Years    25-44 Years        45-64 Years        65+ Year     Median Age
       ------------------------      ----------     -----------    -----------        -----------        --------     ----------

       UNITED STATES                       22.0            13.7           31.6               19.9            12.8           34.3
       IDAHO                               24.6            16.1           28.1               19.2            12.0           32.5
       IDAHO COUNTY                        21.7            13.6           25.6               22.9            16.1           38.1
       KOOTENAI COUNTY                     22.3            13.5           28.6               22.0            13.3           36.0
       LATAH COUNTY                        19.3            25.8           30.1               15.5             9.2           28.1
       NEZ PERCE COUNTY                    20.4            13.7           28.5               21.2            16.2           36.8

                                      Less Than      $15,000 to     $25,000 to         $50,000 to     $100,000 to
       1996 HH Income Dist.(%)          $15,000          25,000        $50,000           $100,000        $150,000      $150,000+
       -----------------------          -------          ------        -------           --------        --------      ---------

       UNITED STATES                       19.7            15.6           34.0               24.4             4.3            2.1
       IDAHO                               18.7            18.4           37.2               21.3             3.2            1.2
       IDAHO COUNTY                        24.4            22.6           36.6               14.2             1.5            0.7
       KOOTENAI COUNTY                     18.2            17.9           38.4               21.3             3.1            1.0
       LATAH COUNTY                        23.6            17.4           33.0               21.8             3.2            1.0
       NEZ PERCE COUNTY                    21.7            16.4           37.3               20.0             3.3            1.2

       Source: CACI.

generally favorable growth characteristics, as measured by population and household growth, although only Kootenai County recorded stronger growth than exhibited by the state. Kootenai County's growth reflects the rapid growth occurring in Coeur d'Alene, which has been supported by the tourism industry and migration from the State of Washington. While population and household growth in the primary market area counties, as well as Idaho, are generally projected to slow modestly during the next five years, the comparative growth rates for the four market area counties and Idaho are projected to remain above the comparative U.S. growth rates. However, the favorable growth rates need to be viewed in the context of the relatively small population bases constituting each county, in which only a slight increase in population translates into a relatively high growth rate. For example, the 1.4 percent annual population growth rate posted for Latah County from 1990 to 1996 was the result of an increase of population totaling 2,000 over the six year period.

     With the exception of Idaho County, the primary market area counties exhibited median household income and per capita income measures that were comparable to the Idaho measures and lower than the U.S. measures. Median household and per capita income were lower in Idaho County, reflecting the more rural characteristics of that market. Consistent with the population and household growth measures, Kootenai County exhibited strong growth rates in household income and per capita income from 1990 to 1996, although Latah County posted the strongest growth rates in household income and per capita income during that period. Similar to the U.S., growth in household income is projected to be less for the balance of the decade for the primary market area counties and Idaho. However, in contrast to the projected decline in median household income for the U.S., median household income for Idaho and the primary market area counties is projected to increase over the next five years. The general reduction in median household income growth reflects that most of the job growth has been occurring in relatively low paying service jobs.

     The age and household income distributions for the primary market area counties were not materially different from the Idaho and U.S. comparative measures. The relatively low median age exhibited by Latah County (28.1 years) was likely attributable to the student population attending the University of Idaho, which is based in Latah County.

National Economic Factors
-------------------------

     Over the past year, national economic growth has been mixed. Economic data released in January 1996 indicated a generally sluggish economy, as highlighted by the Federal Reserve's mid-January "Beige Book" report which reflected slowing economic growth in its nationwide survey of economic conditions. Record-breaking winter weather conditions further slowed the economy in January of 1996. While unemployment declined sharply in February, the decline was due in part to the January figures which were skewed by the weather and by striking GM workers. A stronger than expected March 1996 employment report served to rekindle inflation fears, although other economic indicators suggested that the pace of economic growth was moderate and inflation was under control. Inflation concerns were further heightened in late-April, as the result of higher oil and commodity prices; although, wages, which account for most of the inflation measures, did not signal that inflation was heating up. Unemployment data for both May and June suggested a strong pace of economic growth, with the stronger than expected job growth pushing interest rates higher. However, other economic measures, such as consumer and producer prices, reflected a more modest pace of economic growth.

     The third quarter of 1996 started with a continuation of second quarter trends, although mid-July Congressional testimony by the Federal Reserve Chairman hinted of expectations that the economy would taper off slightly in the second half of 1996. However, much of the economic data released during July and August continued to indicate a fairly robust pace of economic growth. Such economic data included a stronger than expected increase in July durable goods orders, the consumer confidence index hitting a six year high and a decline in the August unemployment rate. Comparatively, for the balance of the third quarter, economic data, such as a decline in August durable goods orders and smaller than expected increases in August retail sales and consumer prices, suggested that the economy was cooling off. A slight increase in the September unemployment rate further signaled a slowing economy.

     Economic data released at the beginning of the fourth quarter generally confirmed that the national economy was slowing. October unemployment remained at 5.2 percent, although the number of new jobs being added to the economy was lower compared to job growth recorded during the late-spring and the summer. Third quarter GDP growth fell to a 2.2 percent annual rate, versus a comparative
4.7 percent rate in the second quarter. Wage data also indicated that inflation was under control, as wages remained flat for production and nonsupervisory workers in October, despite a $0.50 increase in the minimum wage becoming effective on October 1, 1996. While the November unemployment rate climbed to
5.4 percent from 5.2 percent in October, inflation concerns were heightened somewhat by an unexpectedly sharp $0.09 jump in average hourly earnings. However, most of the economic data released at the close of 1996, which included jobless claims rising to a five month high in November and a decline in November durable goods orders, suggested that the economy was sluggish and non-inflationary.

     While fourth quarter GDP growth came in at a stronger than expected 4.7 percent annual growth rate (subsequently revised to 3.9 percent), most of the economic data released during the first quarter of 1997 has indicated a continuation of moderate economic growth. Such measures as a 1.9 percent decline in December durable goods orders and a modest uptick in the January 1997 unemployment rate to 5.4 percent, versus 5.3 percent in December 1996, eased concerns that the economy was overheating. However, the increase in the unemployment rate was attributable to more people entering the job force, as some markets began to experience labor shortages. In congressional testimony at the end of February 1997, the Federal Reserve Chairman indicated that he anticipated recent signs of lower job insecurity among workers would lead to upward pressure in wages, which could possibly trigger the Federal Reserve to boost interest rates.

     Consistent with the mixed economic activity, interest rate trends have been varied as well over the past year. Following a 0.25 percent rate cut by the Federal Reserve in January 1996, interest rates moved higher during the balance of the first quarter of 1996. The upward trend in interest rates reflected generally improving economic conditions and indications that the Fed would not cut interest rates further due to mixed inflation signals.

     Interest rates continued to edge higher during the second quarter of 1996, as the 30-year U.S. Government bond yield climbed above 7.0 percent following the stronger than expected May job growth reported in early-June. In early-July, the release of a strong June employment report had a more severe effect on bond prices, as the large drop in unemployment provided for one of the largest one day declines in bond prices with the yield on the 30-year benchmark bond increasing from 6.93 percent to 7.18 percent. After trending lower for a brief period during early- and mid-August, interest rates moved higher in late-August and early-September as inflation concerns were raised by the stronger than expected economic growth.

     The Federal Reserve's decision not to raise interest rates at its September and October 1996 meetings, along with economic data providing indications of a cooling economy, translated into a declining interest rate environment during late-September and through most of October. Interest rates continued to edge lower through November, as the October economic data suggested that inflationary pressures were non-threatening. Bond prices declined slightly in early-December, as investors focused on weakness in the dollar and rising oil prices. Concern over Japanese investors slowing their buying of U.S. Treasury notes caused bond prices to slide in mid-December, despite economic data which continued to indicate mild inflation. Interest rates were somewhat trendless at the close of 1996, as the Federal Reserve elected not to change interest rates at its December meeting.

     With few inflationary signs, interest rates held steady at the beginning of 1997, followed by an easing in early- and mid-February. Indications of slowing economic growth and the Federal Reserve's decision to leave rates unchanged at its early-February meeting spurred the mild downward trend in interest rates. However, interest rates edged higher in late-February, following renewed concerns by the Federal Reserve Chairman over the sharp rise in the stock market during the past two years. As of February 28, 1997, one- and thirty-year U.S. Government bonds were yielding 5.67 percent and 6.80 percent, respectively.
Exhibit II-2 provides historical interest rate trends from 1991 through February 28, 1997.

Local Economy
-------------

     Idaho's economy is shaped by its geography, as (1) most of the state lies in the rugged highlands of the Rocky Mountains, (2) the state is heavily forested, (3) the valleys are conducive to agriculture and graze lands, and (4) the land is rich in minerals for mining. Agriculture in the Bank's market area is dry land farming, with major crops consisting of wheat, barley, peas, lentils, beans and grass seed. Livestock is also raised in the Bank's market area.

     Lewiston, the largest city in northern Idaho, located in Lewis-Clark valley, serves as the regional center for the state government. Lewiston borders the state line and is located directly across the Snake River from Clarkston, Washington, the site of the Bank's new headquarters. The Clarkston economy is very much part of First Federal's market.

     Forest products and agriculture serve as the cornerstone of the Lewiston economy. Additionally, the Lewiston-Clarkston area is the most inland seaport in the northwest and, thus, ocean going barges transport grain, lumber and wood products from the Snake River port facilities to the Pacific Coast. The viability of the ports and the shipping are currently being threatened by state and federal environmental legislation to make the Snake River a free flowing river, which would result in the elimination of barge traffic. In recent years, medical services, light manufacturing and tourism have become more prominent in the Lewiston-Clarkston economy.

Among the major employers locally are:

          Company                        Emp #       Business Description
          -------                        -----       --------------------
          Potlatch Corporation           2,400       Forest Products
          St. Joseph Regional Medical      900       Health Care Facility
          Blount, Inc.                     650       Arms Manufacturer

     Latah County, where the Moscow branch is located, is heavily influenced by the University of Idaho, the largest single employer, with 2,400 employees and 11,500 students. Approximately 8 miles to the west of Moscow is Pullman, Washington, where the University of Washington is located. Agriculture (peas and lentils) and lumber/wood products also represent major industries for Moscow, which is located in the "Palouse" region north of Lewiston. Idaho County, which includes the Grangeville branch, is largely dependent upon the agriculture and forest products industries, while tourism has been a growth industry for the Grangeville economy in recent years.

     Economic activity for Kootenai County is centered around Coeur d'Alene, which has experienced significant growth over the past ten years. Tourism, forest products, mining and agriculture are the major industries of the local economy, while the rapid growth has also provided for a large amount of new home construction and increased demand for service related industries. The Coeur d'Alene market has accounted for a major portion of the Bank's construction and 1-4 family loan originations in recent years; thus, a slow down in the Coeur d'Alene economy would have a notable impact on those lending activities.

     After eight years of growth in construction activity in Idaho, the 1996 activity slipped by approximately 3 percent and a 5 percent decline has been projected for 1997 by a prominent local economist. Within Coeur d'Alene, total construction declined by nearly 9 percent in 1996 from the previous year's level, while Kootenai County declined by nearly 5 percent.

     Table 2.2 displays unemployment data in the local market area as of December 1996 and December 1995. Unemployment rates for the primary market area counties were mixed, with Latah and Nez Perce Counties exhibiting relatively low levels of unemployment. Comparatively, unemployment rates in Idaho and Latah Counties were high, which can in part be attributable to the cyclical and seasonal nature of the primary industries in those counties. Trends in unemployment were mixed as well, with unemployment increasing in Idaho and Kootenai Counties, while Nez Perce recorded a decline in unemployment compared to a year ago. There was little change in Latah County's unemployment rate between December 1995 and December 1996.

                                   Table 2.2
                        Market Area Unemployment Trends

          Region                                 December 1995   December 1996
          ------                                 --------------  --------------
          United States                              5.6%            5.3%
          Idaho                                      5.6             5.7
          Idaho County                              12.0            12.4
          Kootenai County                            8.5            10.2
          Latah County                               3.1             3.2
          Nez Perce                                  4.3             3.8

          Source:  U.S. Bureau of Labor Statistics.

Competition
-----------

     Competition from other financial institutions operating in the Bank's market area is intense, particularly from large superregional banks and community-based institutions operating in both states, as well as several aggressive credit unions. Smaller institutions such as First Federal will be forced to either compete with larger institutions on pricing, or to identify and operate in a "niche" that will allow for operating margins to be maintained at profitable levels. Currently, First Federal is the largest institution headquartered in Lewiston.

     Table 2.3 displays deposit market trends for Idaho and the market area counties where the Bank maintained branches from June 30, 1994 through June 30, 1996. The data indicates that annual deposit growth in the Bank's primary market area ranged from a low of 2.0 percent in Idaho County to a high of 6.8 percent in Latah County. Deposit growth was strong in Kootenai County as well, and accounted for the highest balance of deposits among the four market area counties.

     Deposit growth for the Bank was positive during the period covered in Table 2.3, as First Federal's market share of deposits increased modestly in all four of the primary market area counties. First Federal's largest market share of deposits is in Nez Perce County, where the Bank is headquartered and maintains two full serve branch offices. As of June 30, 1996, the Bank's market share of Nez Perce deposits equaled 16.4 percent, versus a comparative measure of 15.0 percent at June 30, 1994. The deposit growth was largely supported by the premium CD program offered by the Bank in the fourth calendar quarter of 1995. The premium CD program was done in connection with promoting the Bank's 75th anniversary, in which a 75-day CD was offered at a 7.5 percent rate. The premium rate was offered for only two weeks, but resulted in considerable funds being taken in. Most recently, the Bank's deposits have declined during the nine months ended December 31, 1996, reflecting deposit run-off of the premium CDs. The conversion proceeds will enhance the Bank's competitiveness by providing increased operating flexibility. The Bank should also continue to benefit from its favorable image as a locally-owned and community-oriented institution, as the trend of consolidation among financial institutions is expected to continue to provide First Federal with additional opportunities to gain customers that become dissatisfied with their banking relationship as the result of an acquisition. The Bank's prospects for deposit growth will be mitigated by the highly competitive market environment for deposits in the markets served by the Bank. To augment the growth that is possible internally, First Federal may seek opportunities to expand the Bank's growth potential through acquiring branches or another financial institution in its primary market area.

RP Financial, LC.
Page 2.9





                        ---------------------------------
                                    Table 2.3
                           First Federal Bank of Idaho
                                 Deposit Summary
                        ---------------------------------




                                                                          As of June 30,
                                          ---------------------------------------------------------------------------
                                                          1994                                    1996
                                          -----------------------------------     -----------------------------------      Deposit
                                                           Market   Number of                       Market    No. of     Growth Rate
                                             Deposits       Share    Branches        Deposits       Share    Branches     1994-1996
                                             --------       -----    --------        --------       -----    --------     ---------
                                                                        (Dollars In Thousands)                               (%)
A. Deposit Summary
------------------
   State of Idaho                            $9,284,641     100.0%        355       $10,023,976     100.0%        382          3.9%
     Commercial Banks                         8,423,993      90.7%        313         9,125,149      91.0%        334          4.1%
     Savings and Loans                          860,648       9.3%         42           898,827       9.0%         48          2.2%

   Idaho County                                $131,703     100.0%          8          $137,073     100.0%          8          2.0%
     Commercial Banks                           122,020      92.6%          7           125,508      91.6%          7          1.4%
     Savings and Loans                            9,683       7.4%          1            11,565       8.4%          1          9.3%
      First Federal Bank (1)                      9,683     100.0%          1            11,565     100.0%          1          9.3%
      First Federal Bank (2)                                  7.4%                                    8.4%

   Kootenai County                             $711,818     100.0%         29          $779,139     100.0%         30          4.6%
     Commercial Banks                           696,223      97.8%         26           738,334      94.8%         27          3.0%
     Savings and Loans                           15,595       2.2%          2            40,805       5.2%          3         61.8%
      First Federal Bank (1)                      3,440       0.0%          1            11,401      27.9%          1         82.1%
      First Federal Bank (2)                                  0.5%                                    1.5%

   Latah County                                $256,448     100.0%         11          $292,314     100.0%         13          6.8%
     Commercial Banks                           232,695      90.7%         10           259,369      88.7%         11          5.6%
     Savings and Loans                           23,753       9.3%          1            32,945      11.3%          2         17.8%
      First Federal Bank (1)                     23,753     100.0%          1            30,119      91.4%          1         12.6%
      First Federal Bank (2)                                  9.3%                                   10.3%

   Nez Perce County                            $345,294     100.0%         14          $362,059     100.0%         15          2.4%
     Commercial Banks                           293,556      85.0%         12           302,838      83.6%         13          1.6%
     Savings and Loans                           51,738      15.0%          2            59,221      16.4%          2          7.0%
      First Federal Bank (1)                     51,738     100.0%          2            59,221     100.0%          2          7.0%
      First Federal Bank (2)                                 15.0%                                   16.4%


 (1) Percent of S&L deposits.
 (2) Percent of total deposits.


 Source: FDIC; OTS.

                           III.  PEER GROUP ANALYSIS

     This chapter presents an analysis of First Federal's operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the pro forma market valuation of First Federal is provided by these institutions. Factors affecting the Bank's pro forma value such as financial condition, credit risk, interest rate risk, loan composition and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between First Federal and the Peer Group, will then be used as a basis for the pro forma valuation of First Federal's to-be-issued common stock.

Selection of Peer Group
-----------------------

     We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to distortion and/or do not have a seasoned trading history.

     From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of First Federal. In the selection process, we applied two primary "screens" to the universe of all public companies:

     . Screen #1. Northwestern and Western institutions, excluding California institutions, with assets of $75 to $750 million, equity-to-assets ratios between 10.0 percent and 25.0 percent, and positive core earnings. Five companies met the criteria for Screen #1 and four were included for the Peer Group: Horizon Financial Corp. of Washington, Klamath First Bancorp of Oregon, Tri-County Bancorp of Wyoming and United Financial Corporation of Montana. The fifth company, WesterFed Financial Corporation of Montana, was excluded as the result of its recently completed acquisition of Security Bancorp of Montana, which is currently not reflected in WesterFed's pricing multiples due to the recency of the acquisition. Exhibit III-2 details the financial characteristics of all publicly-traded Northwestern and Western institutions.

     . Screen #2. Mid-West institutions with assets of $75 to $500 million, equity-to-assets ratios of 10.0 percent to 20.0 percent, positive core return on average assets ratios of less than 1.00, and an operating expense to average assets ratio of greater than 2.50 percent. Twelve institutions met the selection criteria for Screen #2 (see Exhibit III-3), and six were included as part of First Federal's Peer Group:
          AMB Financial Corp. of Indiana, Citizens First Financial Corp. of

          Illinois, First Mutual Bancorp of Illinois, Horizon Financial Services of Iowa, Northwest Equity Corp. of Wisconsin, and Three Rivers Financial Corp. of Michigan.

          Of the six institutions excluded, two were excluded as the result of recently paying significant special dividends, which caused their pricing to be somewhat distorted on a price-to-book basis. Fort Thomas Financial Corporation of Kentucky paid a $4.00 per share special dividend in August 1996 and Indiana Community Bank, SB of Indiana paid a $3.00 per share special dividend in August 1996. The remaining four companies were excluded on the basis of maintaining asset compositions that were considered to be less comparable to First Federal's asset composition, relative to the asset compositions of the other Peer Group candidates. In particular, three of the companies were eliminated due to maintaining loan and MBS portfolio compositions that were highly concentrated in 1-4 family permanent mortgage loans and mortgage-backed securities: Bank West Financial Corp. of Michigan (91.0 percent concentration), North Bancshares of Chicago Illinois (93.5 percent concentration), and Sobieski Bancorp of Indiana (93.2 percent concentration). First Federal Bancorporation of Minnesota was the other Peer Group candidate not selected, as the result of maintaining an asset composition with a much higher concentration of cash and investments and a much lower concentration of loans, as compared to the Bank's relative measures. Cash and investment and loans comprised 39.8 percent and 47.3 percent of First Federal Bancorporation's assets, respectively, versus comparative measures of
          9.9 percent and 83.4 percent for the Bank.

     Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Exhibit III-4 provides summary demographic data for the primary market areas served by each of the Peer Group companies. While there are some differences between the Peer Group companies and First Federal, we believe that the Peer Group provides a good representation of publicly-traded thrifts with operations comparable to those of the Bank and, thus, will provide a good basis for valuation. The following sections present a comparison of First Federal's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

     A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to First Federal, is detailed below.

 .    AMB Financial Corp. of IN.  Selected due to comparable size of branch network, strong capital position, healthy net interest margin, similar earnings contribution from sources of non-interest operating income, relatively high operating expenses, and above average diversification into higher risk types of lending.

 .    Citizens First Fin. Corp. of IL.  Selected due to comparable size of branch network, strong capital position, similar interest-earning asset composition, comparable funding composition, similar earnings contribution from sources of non-interest operating income, relatively high level of operating expenses, and notable balance of loans serviced for others.


                                                       Table 3.1
                                         Peer Group of Publicly-Traded Thrifts
                                                   March 10, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     673        7   09-30   10/95  15.50    155
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     500 S     12   03-31   08/86  15.00     96
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     316 S      7   12-31   07/95  16.00     60
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     266 S      6   12-31   05/96  15.50     44
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     108 S      4   12-31   09/86  19.75     24
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      96 S      3   03-31   10/94  13.50     13
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      87 S      4   06-30   08/95  14.50     12
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      86        2   12-31   09/93  18.50     11
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      84 S      4   12-31   04/96  13.75     15
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      77 S      3   06-30   06/94  17.00      7

     NOTES: (1) Or most recent date available (M=March, S=September, D=December,
                J=June, E=Estimated, and P=Pro Forma)
            (2) Operating strategies are: Thrift=Traditional Thrift,
                M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.
            (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 03/10/97

 .    First Mutual Bancorp of IL. Similar size of branch network, strong capital position, similar interest-earning asset composition, comparable net interest margin, relatively high level of operating expenses, and notable balance of loans serviced for others.

 .    Horizon Fin'l. Services of IA.  Selected due to comparable funding composition, relatively high level of operating expenses, above average diversification into higher risk types of lending, and similar credit quality measures.

 .    Horizon Financial Corp. of WA.  Selected due to Northwest market area, strong capital position, similar interest-earning asset composition, comparable net interest margin and a notable balance of loans serviced for others.

 .    Klamath First Bancorp of OR.  Selected due to Northwest market area, comparable size of branch network, strong capital position, similar interest-earning asset composition, and comparable net interest margin.

 .    Northwest Equity Corp. of WI.  Selected due similar interest-earning asset composition, strong net interest margin, relatively high level of operating expenses, above average diversification into higher risk types of lending, and similar credit quality.

 .    Three Rivers Fin. Corp. of MI.  Selected due to similar size of branch network, strong capital position, comparable funding composition, strong net interest margin, similar earnings contribution from sources of non-interest operating income, relatively high level of operating expenses, above average diversification into high risk types of lending, and similar credit quality.

 .    Tri-County Bancorp of WY.  Selected due to Western market area and strong capital position.

 .    United Financial Corp. of MT.  Selected due to Western market area, similar asset size, similar size of branch network, strong capital position, comparable net interest margin, and similar credit quality.

     In aggregate, the Peer Group companies are more highly capitalized than the industry average (16.82 percent of assets versus 12.90 percent for the all SAIF average), generate higher earnings as a percent of average assets (0.93 percent core ROAA versus 0.83 percent for the all SAIF average), and generate a lower ROE (5.39 percent core ROE versus 7.33 percent for the all SAIF average). Overall, the Peer Group's average P/B ratio and core P/E multiple were below and above the respective comparable SAIF averages (see next page).

     Ideally, the Peer Group companies would be comparable to First Federal in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to First Federal, as will be highlighted in the following comparative analysis.



                                                       As of February 28, 1997
                                                       -----------------------
                                                    Peer                   All SAIF
                                                    Group                   Insured
                                                    -----                   -------
     Equity-to-Assets                               16.82%                   12.90%
     Core Return on Assets ("ROA")                   0.93                     0.83
     Core Return on Equity ("ROE")                   5.39                     7.33

     Price-to-Book ratio ("P/B")                   100.03%                  127.41%
     Core Price-to-Earnings multiple ("P/E")        20.23x                   17.52x
     Price-to-Assets ratio ("P/A")                  16.84%                   15.51%

     Source:  Table 4.4 - Chapter IV Valuation Analysis.


Financial Condition
-------------------

     Table 3.2 shows comparative balance sheet measures for First Federal and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Bank's ratios reflect balances as of December 31, 1996, while the Peer Group's ratios reflect balances as of September 30, 1996 or December 31, 1996. First Federal's net worth base of 8.1 percent was below the Peer Group's average net worth ratio of 16.8 percent; however, with the addition of stock proceeds, the Bank's pro forma capital position (consolidated with the holding company) can be expected to be comparable to the Peer Group's ratio. Intangible capital was not a factor in either the Bank's or the Peer Group's capital ratios. Both the Bank's and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Peer Group's ratios currently indicating slightly greater capital surpluses. Again, on a pro forma basis, the Bank's capital surpluses will be more comparable to the Peer Group's ratios.

     The interest-earning asset compositions for the Bank and the Peer Group were somewhat similar, with loans and mortgage-backed securities constituting the bulk of interest-earning assets for First Federal and the Peer Group. First Federal's combined level of loans and mortgage-backed securities was higher than the Peer Group's ratio (85.2 percent versus 77.7 percent for the Peer Group), with the Bank maintaining a higher concentration of loans and a lower concentration of mortgage-backed securities relative to the comparative Peer Group ratios. Comparatively, the Peer Group's cash and investments to assets ratio was higher than the comparable ratio for First Federal (19.1 percent versus 9.9 percent for the Bank). Overall, First Federal's interest-earning assets amounted to 95.1 percent of assets, which was below the comparable Peer Group ratio of 96.8 percent. The Bank's lower ratio resulted from maintaining a relatively high level of fixed assets, which can be attributable to First Federal's maintenance of a relative large branch network for its asset size. Assets

                                   Table 3.2
                  Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                            As of December 31, 1996

                                                                     Balance Sheet as a Percent of Assets
                                         ----------------------------------------------------------------------------------------
                                          Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                         Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                         ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
     First Federal Bank of Idaho
     ---------------------------
       December 31, 1996                        9.9   83.4    1.8     79.1     11.3     0.0      8.1      0.0     8.1       0.0

     SAIF-Insured Thrifts                      17.9   65.8   12.1     71.2     14.3     0.1     12.5      0.2    12.3       0.0
     Comparable Group Average                  19.1   67.6   10.1     69.9     11.8     0.0     16.8      0.0    16.8       0.0
       Mid-West Companies                      15.9   75.0    5.4     71.4     11.9     0.0     15.3      0.0    15.3       0.0
       North-West Companies                    12.5   77.1    8.4     71.0      8.1     0.0     19.3      0.0    19.3       0.0
       Western Companies (Excl CA)             35.2   36.1   25.7     64.5     15.3     0.0     18.9      0.0    18.9       0.0

     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     AMFC  AMB Financial Corp. of IN(1)        17.4   74.9    4.9     77.1      1.2     0.0     19.4      0.0    19.4       0.0
     CBK   Citizens First Fin.Corp. of IL(1)    7.1   78.9    9.0     77.0      6.6     0.0     15.1      0.0    15.1       0.0
     FMBD  First Mutual Bancorp of IL(1)       12.2   84.5    0.0     64.5     14.1     0.0     19.9      0.0    19.9       0.0
     HZFS  Horizon Fin'l. Services of IA(1)    30.9   66.0    0.0     72.0     16.5     0.0     10.7      0.0    10.7       0.0
     NWEQ  Northwest Equity Corp. of WI(1)      7.5   80.2    8.1     65.4     21.6     0.0     12.1      0.0    12.1       0.0
     THR   Three Rivers Fin. Corp. of MI(1)    20.3   65.3   10.2     72.1     11.3     0.0     14.5      0.1    14.4       0.0

     North-West Companies
     --------------------
     HRZB  Horizon Financial Corp. of WA(1)    10.7   81.6    5.3     82.3      0.0     0.0     15.9      0.0    15.9       0.0
     KFBI  Klamath First Bancorp of OR         14.3   72.6   11.5     59.7     16.2     0.0     22.7      0.0    22.7       0.0

     Western Companies (Excl CA)
     ---------------------------
     TRIC  Tri-County Bancorp of WY            27.7   41.1   29.4     56.5     27.3     0.0     15.3      0.0    15.3       0.0
     UBMT  United Fin. Corp. of MT(1)          42.7   31.1   22.1     72.5      3.4     0.0     22.5      0.0    22.5       0.0


                                                         Balance Sheet Annual Growth Rates
                                                ------------------------------------------------------------
                                                        Cash and   Loans           Borrows.   Net    Tng Net
                                                Assets Investments & MBS  Deposits &Subdebt  Worth    Worth
                                                ------ ----------- -----  -------- -------- ------- --------
     First Federal Bank of Idaho
     ---------------------------
       December 31, 1996                           3.45   -69.51    23.71    -11.53       NM    5.95    5.95

     SAIF-Insured Thrifts                         11.09     5.51    12.42      5.73    18.36   -1.61   -1.79
     Comparable Group Average                     14.54    -5.47    19.84      5.29    35.08   -3.69   -3.67
       Mid-West Companies                         15.39     3.48    13.75      5.54    35.08   -5.97   -5.92
       North-West Companies                        9.45   -21.23    17.88      5.31       NM   -1.75   -1.75
       Western Companies (Excl CA)                17.09    -7.61    40.08      4.52       NM   -1.07   -1.07

     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     AMFC  AMB Financial Corp. of IN(1)           21.34       NM    19.02      9.63   -66.67      NM      NM
     CBK   Citizens First Fin.Corp. of IL(1)      16.78    24.96    14.13     -1.48       NM      NM      NM
     FMBD  First Mutual Bancorp of IL(1)          18.39   -23.43    27.97      5.58       NM  -11.23  -11.23
     HZFS  Horizon Fin'l. Services of IA(1)        9.36       NM   -10.47      5.75    45.30   -4.40   -4.40
     NWEQ  Northwest Equity Corp. of WI(1)        19.18    28.59    17.52     12.86    72.78   -6.94   -6.94
     THR   Three Rivers Fin. Corp. of MI(1)        7.29   -16.20    14.32      0.90    88.91   -1.30   -1.11

     North-West Companies
     --------------------
     HRZB  Horizon Financial Corp. of WA(1)        5.63   -11.72     8.77      5.46       NM    5.07    5.07
     KFBI  Klamath First Bancorp of OR            13.26   -30.73    26.99      5.15       NM   -8.57   -8.57

     Western Companies (Excl CA)
     ---------------------------
     TRIC  Tri-County Bancorp of WY               30.60    -5.89    62.66      8.86       NM   -2.59   -2.59
     UBMT  United Fin. Corp. of MT(1)              3.58    -9.33    17.50      0.18       NM    0.45    0.45
                                                       Regulatory Capital
                                                   --------------------------

                                                   Tangible   Core   Reg.Cap.
                                                   -------- -------- --------
     First Federal Bank of Idaho
     ---------------------------
       December 31, 1996                                8.12   8.12    13.27

     SAIF-Insured Thrifts                              10.54  10.61    22.44
     Comparable Group Average                          13.00  13.46    28.48
       Mid-West Companies                              10.81  11.82    22.32
       North-West Companies                            19.22  17.58    36.01
       Western Companies (Excl CA)                     14.28  14.28    39.43

     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     AMFC  AMB Financial Corp. of IN(1)                13.40  13.40    26.60
     CBK   Citizens First Fin.Corp. of IL(1)           10.19  10.19    19.00
     FMBD  First Mutual Bancorp of IL(1)                  NM  19.94    36.77
     HZFS  Horizon Fin'l. Services of IA(1)             7.80   7.80    14.70
     NWEQ  Northwest Equity Corp. of WI(1)                NM   7.78    12.66
     THR   Three Rivers Fin. Corp. of MI(1)            11.83  11.83    24.16

     North-West Companies
     --------------------
     HRZB  Horizon Financial Corp. of WA(1)               NM  15.93    29.61
     KFBI  Klamath First Bancorp of OR                 19.22  19.22    42.41

     Western Companies (Excl CA)
     ---------------------------
     TRIC  Tri-County Bancorp of WY                    13.35  13.35    33.16
     UBMT  United Fin. Corp. of MT(1)                  15.20  15.20    45.70

     (1) Financial information is for the quarter ending September 30, 1996.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

per full service branch equaled $26.6 million for First Federal, versus a comparative figure of $44.1 million for the Peer Group.

     First Federal's funding liabilities reflect a funding strategy similar to that of the Peer Group's funding composition, with retail deposits constituting the major source of interest-bearing funds utilized by the Bank and the Peer Group. The Bank's deposits equaled 79.1 percent of assets, which was higher than the Peer Group average of 69.9 percent. Partially offsetting First Federal's higher ratio of deposits was its slightly lower level of borrowings, as indicated by borrowings-to-assets ratios of 11.3 percent and 11.8 percent for the Bank and the Peer Group, respectively. Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 90.4 percent and 81.7 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position.

     A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Bank's IEA/IBL ratio is lower than the Peer Group's ratio, based on respective ratios of 105.2 percent and 118.5 percent. The additional capital realized from stock proceeds should serve to partially address the lower IEA/IBL ratio currently maintained by the Bank, as the interest free capital realized in First Federal's stock offering will be deployed into interest-earning assets. However, in light of the higher level of non-interest earning assets held by First Federal, the Peer Group's IEA/IBL ratio can be expected to remain stronger than the Bank's following the Bank's conversion, thus First Federal's earnings power is diminished.

     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. First Federal's growth rates are based on annualized growth for the nine months ended December 31, 1996, while the Peer Group's growth rates are based on annual growth for the twelve months ended September 30, 1996 or December 31, 1996. Asset growth rates of positive 3.5 percent and 14.5 percent were posted by the Bank and the Peer Group, respectively. First Federal's asset growth measures reflect that strong loan growth was recorded during the period (positive growth rate of 23.7 percent), with funding for the loan portfolio being largely provided by the cash and investments portfolio (negative growth rate of 69.5 percent). The Peer Group's stronger asset growth was realized through a comparatively lower growth rate in loans and MBS (positive growth rate of 19.8 percent) and a comparatively lower decline in cash and investments (negative growth rate of 5.5 percent).

     Retained earnings and borrowings funded the Bank's asset growth, as well as deposit run-off of 11.5 percent. Deposit run-off associated with the premium CD rate program offered at the end of calendar 1995 was largely responsible for the notable deposit shrinkage recorded by the Bank. First Federal's borrowings growth rate indicated as not meaningful "NM" resulted from a borrowings growth rate well in excess of 100 percent, as First Federal's balance of borrowings increased from $2.3 million to $15.0 million during the nine month period analyzed. Comparatively, the Peer Group's asset growth was funded by deposits and borrowings, with the Peer Group's lower balance of borrowings exhibiting a higher growth rate than deposits. In fact, the Peer Group's borrowings growth rate shown in Table 3.2 was somewhat understated, as the "NM" borrowings growth rate shown for six of the Peer Group companies included companies with borrowings growth rates in excess of 100 percent. For the period shown in Table 3.2, five of the Peer Group companies showing "NM" growth rates posted borrowing growth rates in excess of 100 percent, and one Peer Group company recorded no change in its balance of borrowings. Despite recording a lower return on average assets ratio, First Federal posted a stronger capital growth rate than the Peer Group (positive 6.0 percent versus negative 3.7 percent for the Peer Group). Dividend payments and stock repurchases, as well as possible negative SFAS 115 adjustments, were likely factors that accounted for the Peer Group's slightly negative capital growth rate. Following the increase in capital realized from conversion proceeds, the Bank's capital growth rate will be depressed by its higher pro forma capital position, as well as possible dividend payments and stock repurchases.


Income and Expense Components
-----------------------------

     First Federal and the Peer Group reported net income to average assets ratios of 0.16 percent and 0.69 percent, respectively, based on earnings for the twelve months ended December 31, 1996 or for the twelve months ended September 30, 1996 for some of the Peer Group companies (see Table 3.3). Both the Bank's and the Peer Group's earnings were depressed by the one time assessment to recapitalize the SAIF, which is shown as a non-operating item under net gains in Table 3.3. The Bank's lower profitability was attributable to its higher operating expenses and loan loss provisions, despite the comparable net interest margin, higher non-interest income and positive net non-operating income (the Bank's gains on sale offset the impact of the special SAIF assessment).

     The similar comparative net interest income ratios resulted from the Bank's higher interest income ratio being more than offset by the Peer Group's lower interest expense ratio. First Federal's higher interest income ratio was supported by a higher yield earned on interest-earning assets (8.09 percent versus 7.77 percent for the Peer Group), coupled with a higher concentration of loans to assets (83.4 percent versus 67.6 percent for the Peer Group) and a greater concentration of higher risk weight loans, despite the comparatively lower level of interest-earning assets to assets ratio (95.1 percent versus 96.8 percent for the Peer Group). Comparatively, the Peer Group's lower interest expense ratio was realized through maintaining a lower level of interest-bearing liabilities (81.7 percent of assets versus 90.4 percent for the Bank), despite First Federal's lower cost of funds (4.62 percent versus 4.89 percent for the Peer Group). Following the infusion of conversion proceeds, the level of interest-bearing liabilities maintained by the Bank should be similar to the Peer Group's

                                   Table 3.3
       Income as a Percent of Average Assets and Yields, Costs, Spreads
                        Comparable Institution Analysis
                 For the Twelve Months Ended December 31, 1996

                                                             Net Interest Income                   Other Income
                                                         ____________________________           ___________________
                                                                               Loss     NII
                                                  Net                         Provis.  After    Loan   R.E.   Other
                                                Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income
                                                ______  ______ _______ ______ _______ _______   ____  _____   ______
     First Federal Bank of Idaho
     ___________________________
       December 31, 1996                          0.16    7.61    4.12   3.49   0.20    3.30    0.00   0.00    0.70

     SAIF-Insured Thrifts                         0.56    7.36    4.13   3.23   0.14    3.10    0.12  -0.01    0.31
     Comparable Group Average                     0.69    7.50    3.99   3.51   0.08    3.42    0.11   0.00    0.26
       Mid-West Companies                         0.43    7.64    4.08   3.56   0.13    3.42    0.09  -0.01    0.35
       North-West Companies                       1.21    7.62    4.08   3.54   0.02    3.52    0.10   0.00    0.06
       Western Companies (Excl CA)                0.96    6.97    3.64   3.33   0.00    3.33    0.20   0.00    0.20

     Comparable Group
     ________________

     Mid-West Companies
     __________________
     AMFC  AMB Financial Corp. of IN(1)           0.49    7.50    3.79   3.71   0.00    3.71    0.09   0.00    0.41
     CBK   Citizens First Fin.Corp. of IL(1)      0.25    7.87    4.64   3.23   0.07    3.17    0.34   0.00    0.17
     FMBD  First Mutual Bancorp of IL(1)          0.46    7.15    3.61   3.54   0.03    3.51    0.04   0.00    0.25
     HZFS  Horizon Fin'l. Services of IA(1)       0.13    7.61    4.34   3.27   0.57    2.70    0.00  -0.09    0.45
     NWEQ  Northwest Equity Corp. of WI(1)        0.70    8.10    4.32   3.79   0.05    3.74    0.09   0.02    0.38
     THR   Three Rivers Fin. Corp. of MI(1)       0.52    7.61    3.81   3.80   0.08    3.72    0.00   0.02    0.47

     North-West Companies
     ____________________
     HRZB  Horizon Financial Corp. of WA(1)       1.52    7.79    4.28   3.51   0.03    3.48    0.19   0.00    0.05
     KFBI  Klamath First Bancorp of OR            0.91    7.46    3.88   3.58   0.02    3.56    0.00   0.01    0.06

     Western Companies (Excl CA)
     ___________________________
     TRIC  Tri-County Bancorp of WY               0.71    7.20    3.97   3.24   0.00    3.24    0.01   0.00    0.17
     UBMT  United Fin. Corp. of MT(1)             1.20    6.74    3.31   3.43   0.00    3.43    0.39   0.00    0.23


                                                           G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                                         ________________   ______________     _________________________
                                                   Total
                                                   Other    G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost
                                                  Income  Expense  Amort.     Gains  Items      On Assets Of Funds Spread
                                                  ______  _______ _______   _______ _______     _________ ________ ______
     First Federal Bank of Idaho
     ___________________________
       December 31, 1996                            0.70    4.18    0.00       0.41   0.00        8.09      4.62     3.47

     SAIF-Insured Thrifts                           0.42    2.24    0.02      -0.39   0.00        7.52      4.74     2.78
     Comparable Group Average                       0.37    2.38    0.00      -0.36   0.00        7.77      4.89     2.87
       Mid-West Companies                           0.44    2.81    0.00      -0.37   0.00        7.95      4.88     3.07
       North-West Companies                         0.16    1.45    0.00      -0.30   0.00        7.78      5.24     2.54
       Western Companies (Excl CA)                  0.39    2.00    0.00      -0.38   0.00        7.21      4.60     2.61

     Comparable Group
     ________________

     Mid-West Companies
     __________________
     AMFC  AMB Financial Corp. of IN(1)             0.51    3.07    0.00      -0.42   0.00        7.91      4.59     3.31
     CBK   Citizens First Fin.Corp. of IL(1)        0.51    2.87    0.00      -0.41   0.00        8.23      5.26     2.97
     FMBD  First Mutual Bancorp of IL(1)            0.29    2.67    0.00      -0.39   0.00        7.39      4.86     2.53
     HZFS  Horizon Fin'l. Services of IA(1)         0.36    2.57    0.00      -0.30   0.00        7.85      4.96     2.90
     NWEQ  Northwest Equity Corp. of WI(1)          0.49    2.70    0.00      -0.32   0.00        8.41      5.02     3.39
     THR   Three Rivers Fin. Corp. of MI(1)         0.49    3.00    0.03      -0.40   0.00        7.89      4.57     3.33

     North-West Companies
     ____________________
     HRZB  Horizon Financial Corp. of WA(1)         0.25    1.51    0.00       0.06   0.00        7.99      5.20     2.79
     KFBI  Klamath First Bancorp of OR              0.07    1.40    0.00      -0.67   0.00        7.58      5.29     2.29

     Western Companies (Excl CA)
     ___________________________
     TRIC  Tri-County Bancorp of WY                 0.17    1.97    0.00      -0.36   0.00        7.40      4.84     2.57
     UBMT  United Fin. Corp. of MT(1)               0.61    2.04    0.00      -0.39   0.00        7.02      4.36     2.66


                                                     MEMO:     MEMO:
                                                   Assets/  Effective
                                                   FTE Emp. Tax Rate
                                                __________  ________
     First Federal Bank of Idaho
     ___________________________
       December 31, 1996                            1,663      31.39

     SAIF-Insured Thrifts                           4,124      35.01
     Comparable Group Average                       3,722      34.80
       Mid-West Companies                           2,791      35.13
       North-West Companies                         5,527      38.87
       Western Companies (Excl CA)                  4,772      29.76

     Comparable Group
     ________________

     Mid-West Companies
     __________________
     AMFC  AMB Financial Corp. of IN(1)             3,094      33.09
     CBK   Citizens First Fin.Corp. of IL(1)        2,960      39.16
     FMBD  First Mutual Bancorp of IL(1)            2,593      37.15
     HZFS  Horizon Fin'l. Services of IA(1)            NM      26.15
     NWEQ  Northwest Equity Corp. of WI(1)          2,809      41.63
     THR   Three Rivers Fin. Corp. of MI(1)         2,496      33.58

     North-West Companies
     ____________________
     HRZB  Horizon Financial Corp. of WA(1)         4,389      33.76
     KFBI  Klamath First Bancorp of OR              6,664      43.98

     Western Companies (Excl CA)
     ___________________________
     TRIC  Tri-County Bancorp of WY                 4,772      33.70
     UBMT  United Fin. Corp. of MT(1)                  NM      25.82

     (1) Financial information is for the quarter ending September 30, 1996.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

ratio. Overall, First Federal and the Peer Group reported net interest income to average assets ratios of 3.49 percent and 3.51 percent, respectively.

     In another key area of core earnings strength, the Bank maintained a considerably higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Bank and the Peer Group recorded operating expense to average assets ratios of 4.18 percent and 2.38 percent, respectively. First Federal's higher operating expense ratio can in part be explained by its mortgage banking operations, which are personnel intensive but have a limited impact on the Bank's asset size. Most notably, the Bank's off-balance sheet portfolio of loans serviced for others equaled $131.5 million, or 98.7 percent of assets, while comparatively the Peer Group's loans serviced for others portfolio averaged $22.2 million, or 9.7 percent of assets. Other factors contributing to the Bank's high level of operating expenses include maintaining a relatively large number of branches for its asset size and its diversification into personnel intensive types of lending such as construction and agricultural lending. Overall, the relatively high level of personnel maintained by the Bank is indicated by an assets per full time equivalent employee measure of $1.7 million, which was well below the Peer Group average of $3.7 million. Accordingly, in assessing First Federal's core earnings strength relative to the Peer Group's, the Bank's expense coverage ratio provides a less meaningful indication of core earnings strength compared to the expense coverage ratios of the Peer Group companies, which in general maintain less significant off-balance sheet operations than First Federal. The Peer Group and the Bank reported expense coverage ratios of 0.83x and 1.47x, respectively. First Federal's expense coverage ratio of less than 1.0x indicates that profitability is contingent upon non-interest sources of income, which are largely derived from the Bank's mortgage banking activities and, thus, can be somewhat volatile in nature. Taking non-interest income into account (but not gains on sale), the Bank's efficiency ratio of 99.8 percent compares very unfavorably to the Peer Group's average efficiency ratio of 61.3 percent. On a post-conversion basis, the Bank's operating expenses can be expected to increase with the addition of public company reporting expenses and stock benefit plans, with such expenses already impacting the Peer Group's operating expenses. However, at the same time, First Federal's higher pro forma capital position will better position the Bank to leverage operating expenses through increased asset growth.

     Sources of non-interest operating income, which does not include gains realized from First Federal's mortgage banking operations, made a higher contribution to the Bank's earnings than the Peer Group's, based on comparative non-interest operating income to average assets ratios of 0.70 percent and 0.37 percent, respectively. When factoring in loan sale gains, the Bank's level of non-interest income was considerably higher than the Peer Group's. Other than the negative earnings impact of the special SAIF assessment, gains were not a material factor in the Peer Group's earnings. Comparatively, gains were a net positive contributor to the Bank's earnings, with gains realized from the sale of loans amounting to 1.07 percent of First Federal's average assets. After factoring in the SAIF assessment and the write-down and loss recorded on a mutual fund that was sold by the Bank, net gains recorded by First Federal equaled positive 0.41 percent of average assets, versus a comparative ratio of negative 0.36 percent for the Peer Group. Given that the gains on mortgage loan sales were realized from First Federal's mortgage banking activities, such gains warrant consideration in evaluating the Bank's core earnings strength. However, at the same time, the gains are viewed as a less stable source of income than the traditional sources of income that comprise a thrift's recurring earnings and, thus, will be discounted somewhat in assessing the relative strengths and weaknesses of First Federal's and the Peer Group's core earnings measures. Real estate operations were not a material factor in either the Bank's or the Peer Group's earnings.

     Loss provisions had a larger impact on the Bank's earnings than the Peer Group's, amounting to 0.20 percent and 0.08 percent of First Federal's and the Peer Group's average assets, respectively. An increase in non-performing assets warranted the higher loss reserves established by the Bank, as well as First Federal's planned growth into higher risk types of lending. Going forward the Bank's management has indicated that lower loss provisions will be established, assuming there is no further deterioration experienced in First Federal's credit quality.

     The Peer Group's earnings advantage was narrowed as the result of paying a slightly higher effective tax rate, with First Federal and the Peer Group recording effective tax rates of 31.39 percent and 34.85 percent, respectively. The Bank's lower tax rate was attributable to a refund of state taxes and, thus, typically, First Federal's effective tax rate is slightly higher than the effective tax rate exhibited by the Peer Group.


Loan Composition
----------------

     Table 3.4 presents data related to the loan composition of First Federal and the Peer Group. First Federal's loan portfolio composition reflected greater diversification into higher risk types of lending, with low risk 1-4 family permanent mortgage loans and mortgage-backed securities accounting for 61.6 percent and 79.0 percent of First Federal's and the Peer Group's loan and MBS portfolios, respectively. The Peer Group's higher ratio was primarily attributable to its higher concentration of mortgage-backed securities, while the Peer Group's ratio of 1-4 family permanent mortgage loans was also above the Bank's ratio. Highlighting the Bank's mortgage banking emphasis, First Federal maintained a much higher balance of loans serviced for others than the Peer Group ($131.5 million versus $22.2 million for the Peer Group). However, both First Federal's and the Peer Group's balances of loan servicing intangibles were minimal, equaling $66,000 and $25,000 for the Bank and the Peer Group, respectively.



                                                                                    Table 3.4
                                                                Loan Portfolio Composition and Related Information
                                                                         Comparable Institution Analysis
                                                                              As of December 31, 1996



                                                    Portfolio Composition as a Percent of MBS and Loans
                                                 ---------------------------------------------------------
                                                             1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced
    Institution                                    MBS     Family    & Land    Comm RE   Business  Consumer  Assets    For Others
    -----------                                  ------    ------    ------    ------    --------  --------  ------    ----------
                                                   (%)       (%)       (%)       (%)       (%)        (%)      (%)         ($000)

    First Federal Bank of Idaho                     2.05     59.58     14.97     12.57      0.85      9.98     66.18      131,458


    SAIF-Insured Thrifts                           15.27     61.53      5.47     11.66      6.45      1.74     51.00      370,862
    Comparable Group Average                       13.59     65.44      4.18      9.62      6.36      2.47     49.40       22,217


    Comparable Group
    ----------------


    AMFC  AMB Financial Corp. of IN(1)              6.18     68.50      4.92     16.48      3.01      2.66     50.51            0
    CBK   Citizens First Fin.Corp. of IL(1)        10.12     69.00      5.76      9.10      4.77      3.05     54.05       77,817
    FMBD  First Mutual Bancorp of IL(1)             0.01     75.59      1.52     11.09      9.77      1.99     55.29       47,875
    HZFS  Horizon Fin'l. Services of IA(1)         11.52     57.80      2.79      7.41     13.23      8.26     54.14            0
    HRZB  Horizon Financial Corp. of WA(1)          5.59     82.29      2.45     11.11      0.08      0.00     54.77       56,921
    KFBI  Klamath First Bancorp of OR              11.33     83.53      2.88      4.15      0.73      0.01     42.40        1,259
    NWEQ  Northwest Equity Corp. of WI(1)           9.12     64.00      3.26      9.45      8.93      4.88     63.31       24,318
    THR   Three Rivers Fin. Corp. of MI(1)         13.49     59.47      7.95      7.43     12.96      2.17     50.90       13,814
    TRIC  Tri-County Bancorp of WY                 27.58     58.15      0.74      8.28      5.24      0.50     38.15          164
    UBMT  United Fin. Corp. of MT(1)               40.95     36.06      9.53     11.65      4.84      1.18     30.50            0

                                             Servicing
    Institution                              Assets
    -----------                              ---------
                                              ($000)

    First Federal Bank of Idaho                 214



    SAIF-Insured Thrifts                      2,615
    Comparable Group Average                     25


    Comparable Group
    ----------------


    AMFC  AMB Financial Corp. of IN(1)            0
    CBK   Citizens First Fin.Corp. of IL(1)     165
    FMBD  First Mutual Bancorp of IL(1)          85
    HZFS  Horizon Fin'l. Services of IA(1)        0
    HRZB  Horizon Financial Corp. of WA(1)        0
    KFBI  Klamath First Bancorp of OR             0
    NWEQ  Northwest Equity Corp. of WI(1)         0
    THR   Three Rivers Fin. Corp. of MI(1)        0
    TRIC  Tri-County Bancorp of WY                0
    UBMT  United Fin. Corp. of MT(1)              0

(1) Financial information is for the quarter ending September 30, 1996.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     As indicated by the higher percentage of 1-4 family loans and mortgage-backed securities maintained by the Peer Group, lending diversification was more extensive for the Bank. Construction and land loans accounted for the Bank's primary area of lending diversification, comprising 15.0 percent of loans and MBS, versus a comparative ratio of 4.2 percent for the Peer Group. Multi-family/commercial real estate loans accounted for the Peer Group's primary area of lending diversification, amounting to 9.6 percent of loans and MBS, versus a comparative ratio of 12.6 percent for the Bank. Other lending diversification for the Bank consisted mostly of consumer loans, comprising 10.0 percent of the Bank's loan and MBS portfolio and exceeding the Peer Group's comparative measure of 2.5 percent. However, commercial business lending represented a greater area of lending diversification for the Peer Group, with such loans amounting to 6.4 percent and 0.9 percent of the Peer Group's and the Bank's loan and MBS portfolio compositions, respectively.

     Consistent with the Bank's greater diversification into higher risk types of lending, First Federal maintained a higher risk weighted assets-to-assets ratio than the Peer Group (66.2 percent versus 49.4 percent for the Peer Group). Overall, there is higher credit risk and higher yield potential associated with the Bank's loan portfolio composition.


Interest Rate Risk
------------------

     Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group companies. In terms of balance sheet composition, First Federal's interest rate risk characteristics were considered to be less favorable than the Peer Group's. In particular, First Federal's lower capital position and lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. Likewise, First Federal's higher level of non-interest earning assets results in a lower capacity to generate interest income in comparison to the Peer Group. However, on a pro forma basis, the infusion of stock proceeds should serve to address the Bank's lower equity-to-assets ratio, while First Federal's IEA/IBL ratio and level of non-interest earning assets will likely remain less favorable than the Peer Group's ratios.

     To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for First Federal and the Peer Group. Based on the greater fluctuation exhibited in the Bank's net interest margin during the five quarters ended December 31, 1996, the data indicates that there is greater interest rate risk associated with the Bank's net interest margin compared to the net margins of the Peer Group companies on average. However, the relative fluctuations in both the Bank's and the Peer Group's net interest income to average assets ratios were considered to be fairly limited and, thus, neither First Federal or the Peer Group were viewed as having significant interest rate risk exposure in their

                                   Table 3.5
                First Federal Bank of Idaho and the Peer Group
                    Interest Rate Risk Comparative Analysis

                                                           Interest-Earning         Non Interest-
                                                              Assets/               Earning
                                            Equity/        Interest-Bearing         Assets(2)/
                                            Assets         Liabilities(1)            Assets
                                          ------------     --------------           ---------
                                              (%)               (%)                    (%)
First Federal Bank of Idaho(3)                  8.1%             105.2%                5.6%

Peer Group Average                             16.8%             118.7%                3.4%

Peer Group(4)
-------------
AMB Financial Corp. of IN                      19.4%             124.1%                3.2%
Citizens First Fin. Corp. of IL                15.1%             113.6%                3.7%
First Mutual Bancorp of IL                     19.9%             123.0%                3.3%
Horizon Fin'l Services of IA                   10.7%             109.5%                3.8%
Horizon Financial Corp. of WA                  15.9%             118.6%                2.3%
Klamath First Bancorp of OR                    22.7%             129.6%                1.6%
Northwest Equity Corp. of WI                   12.1%             110.1%                4.7%
Three Rivers Fin. Corp. of MI                  14.5%             114.9%                4.7%
Tri-County Bancorp of WY                       15.3%             117.2%                2.1%
United Fin. Corp. of MT                        22.5%             126.4%                4.1%

                         Net Interest Income Analysis
                         ----------------------------

                                   Change                  Change            Change         Change
                 During            in Bank's            in Peer Group's      in 1 Year      in 30 Year
              Quarter Ended        Net Int. Inc.(5)     Net Int. Inc.(5)     T-Bill         T-Bond
              -------------        ----------------     ----------------     ------         ------
                                                          (Basis Points)
                12/31/95                 -86                    9             -54            -55
                 3/31/96                   0                  -15              24             71
                 6/30/96                  48                   14              30             20
                 9/30/96                   5                   -3               1              5
                12/31/96                  23                    N.A.          -20            -28

(1) Interest-earning assets includes cash; interest-bearing liabilities includes non-interest bearing deposits but excludes escrows.
(2) Comprised of REO, non-accruing loans, and other non interest-earning assets.
(3)   First Federal's data is as of December 31, 1996.
(4)   Peer Group data is as of September 30, 1996 or most recent date available.
(5) Calculated as quarterly change in net interest income as a percent of average assets, annualized.

Source:  SNL Securities.

respective net interest margins. The relatively steep decline posted in the Bank's net interest margin during the quarter end December 31, 1995, amounting to 86 basis points, reflects the impact of the premium CD program offered by the Bank during that quarter, the funds of which were invested principally in similar term CDs at the FHLB (at a negative spread). It is expected that the infusion of stock proceeds will serve to enhance the stability of the Bank's net interest margin, as interest-sensitive liabilities will be funding a lower proportion of First Federal's assets.

Credit Risk
-----------

     Overall, First Federal's credit risk exposure appears to be somewhat greater than the Peer Group's, as indicated by the Bank's greater diversification into higher risk types of lending and maintenance of a higher level of non-performing assets. As shown in Table 3.6, First Federal's ratio of non-performing assets and accruing loans that are more than 90 days past due equaled 0.90 percent of assets, versus a comparative ratio of 0.55 percent for the Peer Group. Similarly, First Federal's non-performing loans to loans ratio was higher than the Peer Group's ratio (0.91 percent versus 0.58 percent for the Peer Group). Loss reserve ratios as a percent of problem assets also indicated a potentially higher degree of credit risk exposure for the Bank, with the Bank and the Peer Group maintaining loss reserves as a percent of non-performing assets and accruing loans that are more than 90 days past due of 73.2 percent and 189.6 percent, respectively. Net loan charge-offs were not a material factor for either the Bank or the Peer Group during the period covered in Table 3.6.



Summary
-------

     Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of First Federal. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures and loan composition all tend to support the reasonability of the Peer Group from a financial standpoint.

                                   Table 3.6
                 Credit Risk Measures and Related Information
                        Comparable Institution Analysis
             As of December 31, 1996 or Most Recent Date Available


                                                          NPAs &                                  Rsrves/
                                                  REO/    90+Del/   NPLs/     Rsrves/   Rsrves/   NPAs &      Net Loan        NLCs/
        Institution                              Assets   Assets    Loans     Loans     NPLs      90+Del      Chargoffs      Loans
        -----------                              ------   ------    ------    ------    ------    -------     ---------   ----------
                                                  (%)       (%)       (%)       (%)       (%)        (%)       ($000)         (%)

        First Federal Bank of Idaho               0.15      0.90      0.91      0.79     87.48     73.21          17        0.02

        SAIF-Insured Thrifts                      0.27      0.87      0.95      0.85    182.35    126.89         256        0.10
        Comparable Group Average                  0.27      0.55      0.58      0.58    232.60    189.59          10        0.04

        Comparable Group
        ----------------

        AMFC  AMB Financial Corp. of IN(1)        0.00      0.43      0.57      0.56     98.60     98.60           7        0.05
        CBK   Citizens First Fin. Corp. of IL(1)  0.04      0.53      0.49      0.24     48.24     35.95          24        0.05
        FMBD  First Mutual Bancorp of IL(1)       0.02      0.14      0.02      0.46        NA    275.66          34        0.05
        HZFS  Horizon Fin'l. Services of IA(1)    0.81      1.12      1.01      0.76     75.00     45.26          26        0.21
        HRZB  Horizon Financial Corp. of WA(1)    0.00      0.01        NA      0.81        NA        NA           0        0.00
        KFBI  Klamath First Bancorp of OR         0.01      0.04      0.04      0.20    485.86    356.92           0        0.00
        NWEQ  Northwest Equity Corp. of WI(1)     0.19      1.19      1.25      0.58     45.99     39.21          13        0.07
        THR   Three Rivers Fin. Corp. of MI(1)    1.06      1.22      1.09      0.79     72.61     42.90           0        0.00
        TRIC  Tri-County Bancorp of WY            0.00      0.07      0.15      1.19    801.92    801.92           0        0.00
        UBMT  United Fin. Corp. of MT(1)          0.62      0.70        NA      0.22        NA      9.92           0        0.00

     (1) Financial information is for the quarter ending September 30, 1996.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                            IV.  VALUATION ANALYSIS
Introduction
------------

     This chapter presents the valuation analysis, prepared pursuant to the approved valuation methodology promulgated by the OTS, and valuation factors used to determine the estimated pro forma market value of the common stock of the Holding Company. The common stock will be issued in conjunction with the conversion of First Federal from the mutual-to-stock form of ownership. The valuation has been prepared utilizing the pro forma valuation methodology promulgated by the OTS, most recently set forth in their 1994 valuation guidelines.

Appraisal Guidelines
--------------------

     The OTS appraisal guidelines, originally released in October 1983 and amended October 1994, specify the methodology for estimating the pro forma market value of an institution. The methodology provides for: (1) selection of a peer group of comparable publicly-traded institutions, subsequent guidance from the OTS limited eligibility to only seasoned public companies in the peer group;
(2) a financial and operational comparison of the subject company to the peer group; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation. The current valuation guidelines limit the amount of a new issue discount which may be incorporated into the valuation, thereby curtailing the potential price appreciation in the after-market.

RP Financial Approach to the Valuation
--------------------------------------

     RP Financial's valuation analysis complies with the appraisal guidelines as revised and issued as of October 21, 1994. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, given the significant weight in the valuation process of limiting the new issue discount. The pricing characteristics of recent conversions serve as the best proxy for near-term aftermarket trading activity in newly issued thrift shares, and the pricing characteristics of such recent conversions have been applied to First Federal's valuation in order to evaluate the Bank's potential aftermarket trading characteristics. It should be noted that such analysis cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

      The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including First Federal, or First Federal's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into the valuation analysis.

Valuation Analysis
------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections focus on differences between the Bank and the Peer Group and how those differences affect our pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, to assess the impact on value of First Federal coming to market at this time.

1.   Financial Condition
     -------------------

     The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's and the Peer Group's financial strengths are noted as follows:

       .  Overall A/L Composition.  Residential assets, including 1-4 family
          -----------------------
          permanent mortgage loans and MBS, funded by retail deposits were the primary components of both First Federal's and the Peer Group's balance sheets. The Bank's interest-earning asset composition exhibited a higher concentration of loans and a greater degree of diversification into higher risk types of loans. At the same time, the Bank had a high level of assets in non-earning form (reflecting the relatively large number of office facilities and small average deposit balance per office). The higher credit risk associated with the Bank's more prominent lending diversification was indicated by a higher risk weighted assets-to assets ratio and a higher level of non-performing assets. First Federal's interest-earning asset composition also translated into a higher yield earned on interest-earning assets, which was substantially offset by the lower level of non-interest earning assets held by the Peer Group. While First Federal's and the Peer Group's funding compositions reflected similar concentrations of deposits and borrowings, the Bank's deposits appear to be less stable relative to the Peer Group given the level of withdrawals to date of deposits attracted to the Anniversary CD and the level of such deposits remaining today.

       .  Credit Quality.  In general, the Peer Group recorded more favorable
          --------------
          credit quality measures than the Bank, based on the Peer Group's lower level of non-performing assets and higher level of reserves as a percent of non-performing assets. First Federal's higher risk weighted assets-to-assets ratio further indicated potentially higher credit risk exposure for the Bank, particularly in view of the limited seasoning of a large portion of the portfolio.

       .  Balance Sheet Liquidity.  The Peer Group operated with a higher
          -----------------------
          balance of cash and investment securities than the Bank (19.1 percent of assets versus 9.9 percent for First Federal). First Federal and the Peer Group were considered to have similar borrowing capacities, with borrowings amounting to 11.3 percent and 11.8 percent of the Bank's and the Peer Group's assets, respectively. The conversion proceeds received by the Bank and the Holding Company should serve to substantially address the lower level of cash and investments currently maintained by First Federal, particularly given the prospects of continued withdrawals of the deposits attracted through the 75th Anniversary promotion.

       .  Funding Liabilities.  Retail deposits served as the primary interest-
          -------------------
          bearing source of funds for the Bank and the Peer Group, with borrowings being utilized to a comparable degree by the Bank and the Peer Group. Currently, the Bank maintains a higher level of interest-bearing liabilities than the Peer Group (90.4 percent of assets versus
          81.7 percent for the Peer Group), which was attributable to First Federal's lower capital position. Following the conversion, the increase in First Federal's capital position will provide for a comparable level of interest-bearing liabilities as maintained by the Peer Group. At the same time, the potential for further reduction in the deposit balances appears to place greater emphasis on the Bank's borrowing capacity.

       .  Capital.  The Bank operates with a lower pre-conversion capital ratio
          -------
          than the Peer Group, 8.1 percent and 16.8 percent of assets, respectively. This disadvantage will be addressed as a result of the stock offering, as the Bank's and the Holding Company's consolidated pro forma capital position should approximate the Peer Group's equity-to-assets ratio. Accordingly, RP Financial concluded that no valuation adjustment was warranted for the Bank's capital position.

     Overall, we concluded that a moderate downward valuation adjustment was warranted for the Bank's financial strength.

2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

     Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The Peer Group's earnings were generally reflective of traditional thrift operating strategies, with net interest income and operating expenses being the major determinants of their respective earnings, while the Bank's earnings were more dependent upon sources of non-interest income, particularly non-operating income. The specific factors considered in the valuation include:

       .  Reported Earnings.  The Bank recorded lower earnings on a ROAA basis
          -----------------
          (0.16 percent of average assets versus 0.69 percent for the Peer Group). With the exception of one Peer Group company that is BIF-insured (Horizon Financial of Washington), both the Bank's and the Peer Group's reported earnings were depressed by the one time assessment to recapitalize the SAIF. Absent the SAIF assessment expense, First Federal's reported earnings were lower than the Peer Group's. The Peer Group's more favorable reported earnings resulted primarily from maintenance of a lower level of operating expenses, which was partially negated by the gains and higher level of non-interest operating income recorded by the Bank. Higher loss provisions were also a factor in the lower earnings posted by the Bank, while net interest income made comparable contributions to First Federal's and the Peer Group's earnings. Reinvestment of conversion proceeds into interest-earning assets will serve to increase the Bank's earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by higher operating expenses associated with operating as a publicly-traded company and the implementation of the stock benefit plans. Overall, the difference between the Bank's and the Peer Group's reported earnings was considered to be representative of the Peer Group's superior earnings strength.

       .  Core Earnings.  A comparable net interest margin and a significantly
          -------------
          lower level of operating expenses provided the Peer Group with a significantly more favorable expense coverage ratio than maintained by the Bank (1.47x versus 0.83x for the Bank). First Federal's significantly higher level of operating expenses was in part attributable to its off-balance sheet mortgage banking operations, which provides the Bank with non-interest operating income and gains realized from the sale of FHA and VA loans on a servicing released basis. Non-interest operating income was at a higher level for the Bank compared to the Peer Group average, while gains were a much more significant contributor the Bank's earnings. Typically, gains generated from the sale of loans and investments are viewed as earnings with a relatively high degree of volatility, and, thus, are substantially discounted in the evaluation of an institution's core earnings. In the case of First Federal, the gains provided by its mortgage banking operations warrant some consideration as a core earnings factor, since such gains have been a prominent part of the Bank's earnings in recent years and have been somewhat recurring in nature. Nonetheless, the Bank's mortgage loan sale gains remain subject to market conditions remaining conducive for the generation of 1-4 family loan originations; therefore, such gains are viewed as being less sustainable than income generated through the net interest margin and non-interest operating income. Even when giving credit to the gains realized from mortgage loan sales, First Federal's core earnings were lower than the Peer Group's. Overall, these measures, as well as the expected earnings benefits the Bank should realize from the redeployment of conversion proceeds into interest-earning assets, which will be partially offset by expenses associated with the stock benefit plans and operating as a publicly-traded company, indicate that the Bank's core earnings are not as strong as the Peer Group's.

       .  Interest Rate Risk.  Quarterly changes in the Bank's and the Peer
          ------------------
          Group's net interest income to average assets ratios indicated a greater degree of interest rate risk exposure in the Bank's net interest margin, in light of the greater stability exhibited in the Peer Group's net interest margin during various interest rate environments. Other measures of interest rate risk, such as capital ratios, IEA/IBL ratios, and the level of non-interest earning assets to total assets were more favorable for the Peer Group. On a pro forma basis, the infusion of stock proceeds will serve to address the Bank's lower capital position; however, as the result of First Federal's higher level of non-interest earning assets, the Peer Group will continue to maintain a more favorable IEA/IBL ratio. Likewise, the Bank's less stable net interest margin should be moderated by the reinvestment of stock proceeds into interest-earning assets, some of which will be short-term investments. Overall, the interest rate risk associated with the Bank's earnings appears to be greater than the Peer Group's.

       .  Credit Risk.  Loan loss provisions had a greater impact on First
          -----------
          Federal's earnings, while losses on real estate operations were not a significant factor in either the Bank's or the Peer Group's earnings. In terms of future exposure to credit quality related losses, the Bank maintained a higher level of non-performing assets and lower loss reserves as percent of non-performing assets. First Federal's greater earnings exposure to credit risk was also indicated by its greater lending diversification into higher risk loan types and resulting higher risk weighted assets-to-assets ratio. For these reasons, the credit risk exposure associated with the Bank's earnings appears to be greater than the Peer Group's.

       .  Earnings Growth Potential.  Several factors were considered in
          -------------------------
          assessing earnings growth potential. First, after factoring in the infusion of stock proceeds, the Bank will maintain comparability liquidity as the Peer Group to fund loan growth. Second, both the Bank and the Peer Group companies, on average, operate in markets that are experiencing population growth, which would tend to support opportunities for lending and deposit growth. While the population growth rate in the Bank's primary market area is projected to remain stronger than the primary markets served by the Peer Group companies, the growth rate for the Bank's market area is somewhat inflated by the relatively small size of its population base and, thus, only a modest increase in population results in a fairly substantive growth rate (see Exhibit III-4). Lastly, the Bank will have a similar capacity to leverage as the Peer Group, based on a pro forma capital position that will be comparable to the Peer Group's equity-to-assets ratio. On balance, the Bank's earnings growth potential was considered to be similar to the Peer Group's and no adjustment was warranted for valuation purposes.

     Overall, in comparison to the Bank's earnings characteristics, the Peer Group exhibited superior earnings strength. Therefore, RP Financial concluded that a moderate downward valuation adjustment was warranted for profitability, growth and viability of the Bank's earnings relative to the Peer Group's.

3.   Asset Growth
     ------------

     First Federal's asset growth was lower than the Peer Group's, during the period covered in our comparative analysis (positive 3.5 percent versus positive
14.5 percent for the Peer Group). The potential for further deposit withdrawals at the Bank may impair the Bank's deposit growth potential. On a pro forma basis, the Bank's equity-to-assets ratio will be comparable to the Peer Group's ratio, with both First Federal and the Peer Group with similar capital capacity to leverage. Given that the Peer Group's deposits are growing more quickly, in order for the Bank to maintain the same asset growth rate it will have to utilize more borrowed funds. On balance, we believe a slight downward valuation adjustment is appropriate.

4.   Primary Market Area
     -------------------

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. While generally exhibiting strong population growth rates, First Federal serves somewhat of a limited population base in light of the rural characteristics of the market area. A notable portion of the Bank's lending activities are dependent upon the fast growing Couer D'Alene market area, thus a downturn in that market area would likely result in a material decline in loan originations and increase the credit risk associated with First Federal's loan portfolio. Unemployment in the Bank's primary market area was mixed, with two of the counties posting extremely high unemployment rates (Idaho and Kootenai Counties) and two of the counties posting relatively low unemployment rates (Latah and Nez Perce Counties). Competition faced by the Bank is significant, including competition from a number of financial institutions which are significantly larger than the Bank.

     In general, many of the Peer Group companies also operate in fairly rural markets, although, on average, the Peer Group companies operated in more populous markets than served by the Bank. Population growth in the markets served by the Peer Group companies was not quite as strong as exhibited by Nez Perce County, where the Bank is headquartered, and average per capita income in the primary market areas served by the Peer Group companies was slightly lower than Nez Perce County's per capita income. On average, the Peer Group companies maintained a similar deposit market share as the Bank, indicating comparability of their competitive positions in their respective market areas. Summary demographic and deposit market share data for the Bank and the Peer Group companies is provided in Exhibit III-4. As shown in Table 4.1, December 1996 unemployment rates in the markets served by the Peer Group companies were generally not dramatically different than Nez Perce County's December 1996 unemployment rate, and were considered to be indicative of relatively stable economic environments. Overall, the primary market areas served by the Peer Group companies did not appear to represent a material advantage or disadvantage relative to the primary market area served by First Federal. Therefore, we concluded no adjustment was appropriate for the Bank's market area.

                                   Table 4.1
                         Market Area Unemployment Rates
                 First Federal and the Peer Group Companies (1)

                                                       December 1996
                                        County         Unemployment
                                        ------         -------------
     First Federal - ID                 Nez Perce           3.8%

     The Peer Group
     --------------
     AMB Financial Corp. - IN           Lake                4.3%
     Citizens First Fin. Corp. - IL     McLean              2.5
     First Mutual Bancorp - IL          Macon               7.8
     Horizon Fin'l Services - IA        Mahaska             3.0
     Horizon Financial Corp. - WA       Whatcom             7.4
     Klamath First Bancorp - OR         Klamath             8.8
     Northwest Equity Corp. - WI        Polk                4.7
     Three Rivers Fin. Corp. - MI       St. Joseph          3.8
     Tri-County Bancorp - WY            Goshen              3.9
     United Financial Corp. - MT        Cascade             4.8

     (1)  Unemployment rates are not seasonally adjusted.

     Source:  U.S. Bureau of Labor Statistics.

5.    Dividends
      ---------

      The Holding Company presently has not established a dividend policy, but will consider instituting a cash dividend policy at some point in the future, based on numerous factors including growth objectives, financial condition, the amount of net proceeds retained by the Holding Company in the conversion, investment opportunities available to the Holding Company and the Bank, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

     Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late-1980s and early-1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering to increase the attractiveness of the stock issue as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

     As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Nine out of the ten institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.75 percent to 4.76 percent. The average dividend yield on the stocks of the Peer Group institutions was 2.38 percent as of February 28, 1997, representing an average earnings payout ratio of 44.99 percent. As of February 28, 1997, approximately 80 percent of all publicly-traded SAIF-insured thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.16 percent and an average payout ratio of 42.77 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts. It should be noted that the payout ratios for both the Peer Group and SAIF-insured averages were skewed upward by the negative earnings impact resulting from the special SAIF assessment.

     On a pro forma basis, the Holding Company will have the capital capacity to pay a dividend that is comparable to the Peer Group's average dividend yield, but the earnings capacity to pay a comparable dividend is lower. The Holding Company's decision to forego establishing a dividend policy at the time of conversion is not believed to represent a material impact on the attractiveness of its stock, relative to the stocks of the Peer Group companies on average. Therefore, a slight downward adjustment has been applied for this factor.

6.   Liquidity of the Shares
     -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, eight of which trade on the NASDAQ system and two of which trade on the AMEX. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $7.2 million to $155.0 million as of February 28, 1997, with an average market value of $43.8 million. The shares outstanding of the Peer Group members ranged from 426,000 to 10.0 million, with average shares outstanding of approximately 2.8 million. The Bank's conversion offering will result in a market value and shares outstanding that are less than the comparative Peer Group averages, which is primarily attributable to the high market value and shares outstanding figures maintained by two of the Peer Group companies (Klamath Financial of Oregon and Horizon Financial of Washington). However, in comparison to the majority of the Peer Group companies, the Bank's offering will result in comparable liquidity characteristics for its stock. The Holding Company's stock will be listed on the NASDAQ National Market. Accordingly, similar to the Peer Group companies, we anticipate that there will be a liquid and efficient trading market for the Bank's stock and, thus, no adjustment was required for this factor.

7.   Marketing of the Issue
     ----------------------

     We believe that three separate markets exists for thrift stocks coming to market such as First Federal: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (2) the new issue market in which converting thrifts are evaluated on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the acquisition market for thrift franchises in Idaho. All three of these markets were considered in the valuation of the Bank's to-be-issued stock.

     A.  The Public Market
         -----------------

          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

          In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. The stock market began 1996 on a down note, reflecting concern over the budget stalemate in Washington. Congressional testimony by the Federal Reserve Chairman provided for significant swings in the stock market in mid-February 1996, reflecting changing investor sentiment regarding the possibility of future rate cuts. The volatility continued through the end of February, reflecting turbulence in the bond market and general uncertainty over future interest rate trends. An unexpectedly large drop in the February unemployment rate provided for a sharp one day sell-off in the stock market on March 8, as bond prices plunged on news of the strong job growth and the possibility that an accelerating economy may lead to higher inflation. However, the stock market recovered the following week, as inflation fears were somewhat alleviated by additional economic data which indicated a more modest pace of economic growth than suggested by the unemployment data, including a 0.2 percent drop in February wholesale prices. After trading in a narrow range through the end of March, merger activity and a jump in IBM's stock price propelled the DJIA to a new record in early-April. The upturn was brief, as bond and stock prices slumped following the stronger than expected March employment report which served to rekindle inflation fears.

          Earnings reports dominated the stock market in mid-April 1996, with day-to-day fluctuations in the market reflecting changing investor sentiment regarding the strength of first quarter earnings and future earnings expectations. Favorable fourth quarter earnings among technology issues pushed the NASDAQ Composite Index to new highs in late-April and early-May, while blue chip stocks lagged the overall market. Stronger than expected first quarter GDP growth reported in early-May stirred major sell-offs in stocks and bonds, resulting in the 30-year bond edging above 7.0 percent and a one day drop in the DJIA of almost 77 points. Inflation concerns receded somewhat following a mid-May report by the Federal Reserve, which indicated that inflation remained in check and near term rate increases were not likely. The positive reading on inflation by the Federal Reserve, along with the Federal Reserve's decision to leave interest rates unchanged at its late-May meeting, served to strengthen bond and stock prices, with the DJIA posting new highs in late-May and the 30-year bond dropping below 7.0 percent. However, signs of an accelerating economy and revised upward estimates of second quarter GDP growth provided for a pullback in the stock market at the end of May. Stronger than expected job growth in May further depressed bond prices in early-June, which served to stall the stock market as well.

          Expectations that the Federal Reserve would not tighten interest rates at its July 1996 meeting provided for a rally in the bond market in late-June, as the 30-year bond yield dropped below 7.0 percent. The positive interest rate outlook also served to boost the stock market in early-July, but the rally was cut short by a larger than expected drop in June unemployment. Bond and stock prices tumbled following the June unemployment report, as highlighted by a 115 point decline in the DJIA and an increase in the 30-year bond yield to 7.18 percent. The release of second quarter earnings reports provided for a volatile stock market in mid-July, especially among the technology stocks. Overall, the stock market declined due to earnings disappointments, with a more severe decline occurring in the technology driven NASDAQ Composite Index. At the same time bond prices recovered, as the 30-year bond yield dropped below 7.0 percent following statements by the Federal Reserve Chairman which indicated he expected the economy to slow down in the second half of 1996. Stocks and bonds rallied in late-July and early-August, as economic data indicated a healthy but moderating economy. However, higher interest rates pushed stocks lower in late-August, reflecting increasing expectations that the Federal Reserve would tighten interest rates in September. The decline in the stock market was reversed in early-September, as investors reacted positively to the inflation data contained in the August employment report. Oil stocks sustained the upward trend in the stock market in early-September, as renewed tension between the U.S. and Iraq pushed crude oil prices to their highest level in five years.
Both
bond and stock prices surged higher in mid-September, as most of the economic data for August indicated that economy was moderating and investors became more optimistic that the Federal Reserve would not raise interest rates in September.

          The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally healthy third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

          The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excess in the stock market; particularly, as the DJIA closed above the 7000 market in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February. On February 28, 1997, the DJIA closed at 6877.74, translating into an increase of 24.2 percent from a year ago.

          Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. After trading in a fairly narrow trading range during February 1996, thrift issues declined sharply in early-March. The decline in thrift stocks, as well as interest-sensitive issues in general, was precipitated by the decline in the February 1996 unemployment rate, as prospects for further near-term rate cuts by the Federal Reserve were substantially eliminated by the explosive job growth. However, thrift prices rebounded in late-March and early-April as interest rates stabilized. A bullish outlook on the financial institution sector in general served to further bolster prices in early-April, as a number of analysts forecasted healthy first quarter earnings for thrift and bank stocks and that the financial institution sector would outperform the market in general during the balance of 1996.

          Thrift stocks traded lower at the beginning of the second quarter, with the downturn again being attributable to inflation concerns resulting from the March 1996 employment data. The downturn was abbreviated by the generally strong first quarter earnings posted by bank and thrift issues, which provided for a mild upward trend in thrift stocks in mid-April. Paralleling the stock market in general, thrift prices dropped sharply in early-May following the rise in interest rates caused by the strong first quarter GDP growth. Thrift prices rebounded in mid-May, as interest rates declined slightly on the strength of tame inflation news. At the end of May and through mid-June, uncertainty over future interest rate trends provided for a flat thrift stock market.

          The Supreme Court's ruling in favor of thrifts seeking damages for goodwill served to boost thrift prices in the beginning of July, but the upturn was abbreviated by a sharp increase in interest rates in early-July. The sharp rise in interest rates, which was prompted by the stronger than expected June unemployment report, pushed interest-sensitive issues in general lower. Generally favorable second quarter earnings and lower interest rates supported a modest recovery in thrift prices in mid-July, although concerns about future interest rate trends moderated the impact of the healthy second quarter earnings. Lower interest rates and the announced acquisitions of two large California thrifts, American Savings with $20 billion in assets and CalFed Bancorp with $14 billion in assets, pushed the SNL Index higher in late-July and through mid-August. Thrift stocks settled into a narrow trading range in late-August and early-September, as higher interest rates dampened interest in the thrift sector. For the balance of September, trading activity in thrift stocks was somewhat mixed. Higher thrift prices were recorded in mid-September, as the yield on the 30-year U.S. Treasury bond briefly dropped below 7.0 percent. However, the rally in financial services stocks faltered in late-September, reflecting renewed fears about higher interest rates and rising bad debt on credit cards.

          Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below
6.5 percent during the second half of November. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured thrifts following the one time special assessment. Higher interest rates and profit taking translated into a declining market for thrift stocks during the first half of December, which was followed by a mild upward trend in thrift issues at year end 1996.

          Bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to the favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahamanson's unsolicited offer to acquire Great Western Financial sent the SNL

Index soaring in mid-February. The SNL Index for all publicly-traded thrifts closed at 563.1 on February 28, 1997, an increase of 50.0 percent from one year ago.

     B.   The New Issue Market
          --------------------

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. Demand for converting issues was strong in the first quarter of 1996, with most offerings being oversubscribed and posting healthy increases in near term aftermarket trading. Comparatively, offerings completed in the second quarter reflected a cooling interest in thrift IPOs, as indicated by fewer oversubscriptions and generally weak aftermarket trading performance. Interest returned to converting issues during the second half of 1996, as most offerings experienced healthy oversubscriptions. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices were among the most prominent factors contributing to the renewed investor interest shown for converting thrift issues. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive 32.9 percent.

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
102.07 percent reflects a discount of 19.9 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts (equal to 127.41 percent), and the average core P/E ratio of 21.54 times reflects a premium of 22.9 percent from the all SAIF-insured public average core P/E ratio of 17.52 times. The pricing ratios of the better capitalized but lower earning recently converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded healthy price increases in initial post-conversion trading activity.

     C.   The Acquisition Market
          ----------------------

          Also considered in the valuation was the potential impact on First Federal's stock price of recently completed and pending acquisitions of other thrifts operating in First Federal's market area. As shown in Exhibit IV-4, there has been limited acquisition activity of Idaho thrifts and banks over the past few

RP Financial, LC.




--------------------------------------------------------------------------------
                                   Table 4.2
                    Recent Conversions (Last Three Months)
          Conversion Pricing Characteristics: Sorted Chronologically
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
         Institutional Information                                   Pre-Conversion Data                Offering
                                                              ---------------------------------
                                                              Financial Info.   Asset Quality          Information
------------------------------------------------------------------------------------------------------------------------------------
                                        Conversion                      Equity/   NPAs/    Res.   Gross    % of     Exp./
Institution                    State       Date      Ticker   Assets     Assets  Assets    Cov.   Proc.    Mid.    Proc.
-----------                    -----       ----      ------   ------     ------  ------    ----   -----    ----    -----
                                                              ($Mil)     (%)    (%)(2)      (%)   ($Mil)    (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------
Empire Federal Bancorp           MT      01/27/97      EFBC     $87      18.36%   0.00%    NA     $25.9    132%     2.4%
FirstFed America Bancorp         MA      01/15/97      FAB     $874       5.37%   0.42%    199%   $87.1    132%     2.6%
Roslyn Bancorp(1)                NY      01/13/97      RSLN   1,973      11.55%   0.82%    137%   436.4    132%     2.1%
Advance Fin. Bancorp             WV      01/02/97      AFBC      93       6.49%   0.41%     86%    10.8    132%     4.5%
Home City Fin. Corp.             OH      12/31/96      HCFC      58       9.01%   0.43%    146%     9.5    132%     4.2%
IFB Holdings                     MO      12/30/96    P. Sheet    54       5.91%   0.19%    277%     5.9    132%     6.4%
Century Bancorp(1)               NC      12/23/96      CENB      82      13.75%   0.60%    109%    20.4    132%     4.5%
Southern Comm. Bancshares        AL      12/23/96      SCBS      63       8.97%   0.24%    227%    11.4    132%     5.0%
Big Foot Fin. Corp.              IL      12/20/96      BFFC     195       6.98%   0.06%    254%    25.1    132%     4.4%
River Valley Bancorp             IN      12/20/96      RIVR      84       7.74%   0.27%    187%    11.9    132%     6.2%

                                              Averages:        $356       9.41%   0.34%    180%   $64.5    132%     4.2%
                                               Medians:          86       8.36%   0.34%    187%    16.1    132%     4.5%


------------------------------------------------------------------------------------------------------------------------------------
                                                         Insider Purchases                     Pro Forma Data
                                                                               -----------------------------------------------------
                                                                                   Pricing Ratios(4)  Fin. Characteristics
                                                       -----------------------------------------------------------------------------
                                                        Benefit Plans
                                                       --------------
                                Conversion                    Recog.   Mgmt.
Institution                State   Date      Ticker    ESOP   Plans  & Dirs.   P/TB    P/E      P/A      ROA     TE/A    ROE
-----------                -----   ----      ------    ----   -----  -------   ----    ---      ---      ---     ----    ---
                                                       (%)     (%)    (%)(3)    (%)    (x)      (%)      (%)     (%)     (%)
------------------------------------------------------------------------------------------------------------------------------------
Empire Federal Bancorp       MT   01/27/97   EFBC      8.0%    4.0%    2.7%   67.8%   28.8      23.6%    0.8%   34.9%    2.4%
FirstFed America Bancorp     MA   01/15/97    FAB      8.0%    4.0%    1.8%   74.4%   20.1       9.2%    0.5%   12.4%    3.7%
Roslyn Bancorp(1)            NY   01/13/97   RSLN      8.0%    4.0%    1.3%   73.8%   13.9      18.6%    1.3%   25.2%    5.3%
Advance Fin. Bancorp         WV   01/02/97   AFBC      8.0%    8.0%    7.1%   71.8%   31.1      10.6%    0.3%   14.8%    2.3%
Home City Fin. Corp.         OH   12/31/96   HCFC      8.0%    4.0%    7.9%   71.9%   16.9      14.4%    0.8%   19.9%    4.2%
IFB Holdings                 MO   12/30/96 P. Sheet    8.0%    4.0%   11.8%   73.6%   22.0      10.0%    0.5%   13.6%    3.3%
Century Bancorp(1)           NC   12/23/96   CENB      8.0%    4.0%    6.0%   72.0%   22.2      20.5%    0.9%   28.5%    3.2%
Southern Comm. Bancshares    AL   12/23/96   SCBS      8.0%    4.0%   25.7%   75.2%   25.2      15.6%    0.6%   20.8%    3.0%
Big Foot Fin. Corp.          IL   12/20/96   BFFC      8.0%    4.0%    5.9%   72.7%   32.9      11.7%    0.4%   16.0%    2.2%
River Valley Bancorp         IN   12/20/96   RIVR      8.0%    4.0%    3.5%   73.3%   15.2      12.7%    0.8%   17.3%    4.8%

                                      Averages:        8.0%    4.4%    7.4%   72.6%   22.8      14.7%    0.7%   20.3%    3.5%
                                       Medians:        8.0%    4.0%    5.9%   73.0%   22.1      13.5%    0.7%   18.6%    3.3%



----------------------------------------------------------------------------------------------------------------------------
                                                                                     Post-IPO Pricing Trends
                                                                     -------------------------------------------------------
                                                                                         Closing Price:
                                                                     -------------------------------------------------------
                                                                      First           After                After
                                      Conversion               IPO   Trading    %     First     %          First     %
Institution                    State       Date      Ticker   Price    Day     Chg.  Week(5)   Chg.       Month(6)  Chg.
-----------                    -----       ----      ------   -----    ---     ----  -------   ----       --------  ----
                                                               ($)     ($)     (%)     ($)     (%)          ($)     (%)
------------------------------------------------------------------------------------------------------------------------------------
Empire Federal Bancorp           MT       01/27/97    EFBC   $10.00  $13.25    32.5% $13.38    33.8%      $13.75    37.5%
FirstFed America Bancorp         MA       01/15/97     FAB    10.00   13.63    36.2%  14.13    41.3%       14.88    48.7%
Roslyn Bancorp(1)                NY       01/13/97    RSLN    10.00   15.00    50.0%  15.88    58.8%       16.00    60.0%
Advance Fin. Bancorp             WV       01/02/97    AFBC    10.00   12.88    28.8%  12.88    28.8%       14.13    41.3%
Home City Fin. Corp.             OH       12/31/96    HCFC    10.00   11.88    18.8%  12.25    22.5%       13.50    35.0%
IFB Holdings                     MO       12/30/96  P. Sheet  10.00   12.25    22.5%  12.50    25.0%       12.56    25.6%
Century Bancorp(1)               NC       12/23/96    CENB    50.00   62.63    25.3%  66.00    32.0%       64.00    28.0%
Southern Comm. Bancshares        AL       12/23/96    SCBS    10.00   13.00    30.0%  13.75    37.5%       13.50    35.0%
Big Foot Fin. Corp.              IL       12/20/96    BFFC    10.00   12.31    23.1%  12.50    25.0%       14.00    40.0%
River Valley Bancorp             IN       12/20/96    RIVR    10.00   13.69    36.9%  13.88    38.8%       15.25    52.5%

                                              Averages:      $14.00  $18.05    30.4% $18.71    34.3%      $19.16    40.4%
                                               Medians:       10.00   13.13    29.4%  13.56    32.9%       14.06    38.8%


Note: * - Appraisal performed by RP Financial; "NT" - Not Traded;
"NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.                                 February 28, 1997
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.
(6) Latest price if offering more than one week but less than one month old.
(7) Second-step conversions.

                                   Table 4.3
                          Market Pricing Comparatives
                        Prices As of February 28, 1997




                                                              Per Share Data
                                                 Market      ---------------
                                             Capitalization   Core    Book              Pricing Ratios(3)
                                             ---------------                 ---------------------------------------
                                             Price/   Market  12-Mth  Value/
Financial Institution                        Share(1) Value   EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                        ------- ------- ------- ------- ------- ------- ------- ------- -------
                                              ($)    ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)

SAIF-Insured Thrifts                         20.30   140.42   1.16   15.91   19.92  127.41   15.51  129.55   17.52
Converted Last 3 Mths (no MHC)               19.94   107.39   0.90   19.98   25.07  102.07   21.32  102.07   21.54

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
AFBC  Advance Fin. Bancorp of WV             14.00    15.18   0.64   13.93      NM  100.50   14.85  100.50   21.88
BFFC  Big Foot Fin. Corp. of IL              13.87    34.86   0.35   13.76      NM  100.80   16.16  100.80      NM
CENB  Century Bancshares of NC               66.00    26.86   2.87   69.47   29.20   95.01   27.11   95.01   23.00
EFBC  Empire Federal Bancorp of MT           13.62    35.30   0.46   14.76      NM   92.28   32.20   92.28   29.61
FAB   FirstFed America Bancorp of MA         14.62   127.38   0.96   13.45   29.24  108.70   13.43  108.70   15.23
HCFC  Home City Fin. Corp. of OH             13.25    11.61   0.77   13.90   22.46   95.32   19.01   95.32   17.21
RIVR  River Valley Bancorp of IN             15.00    17.85   0.66   13.65   22.73  109.89   19.03  109.89   22.73
RSLN  Roslyn Bancorp of NY                   15.63   682.12   0.66   13.63   21.71  114.67   29.05  114.67   23.68
SCBS  Southern Commun. Bncshrs of AL         13.50    15.35   0.71   13.30      NM  101.50   21.08  101.50   19.01


                                   Table 4.3
                          Market Pricing Comparatives
                        Prices As of February 28, 1997


                                                   Dividends(4)                Financial Characteristics(6)
                                          -------------------------- -------------------------------------------------------
                                           Amount/           Payout   Total   Equity/ NPAs/      Reported         Core
                                                                                             ---------------- ---------------
Financial Institution                      Share       Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                      -------   ------- ------- -------  ------ ------- ------- ------- ------- -------
                                             ($)        (%)     (%)  ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)


SAIF-Insured Thrifts                          0.36     1.80  29.05   1,153   12.90    0.87    0.60    5.21    0.83    7.33
Converted Last 3 Mths (no MHC)                0.00     0.00   0.00     450   21.11    0.54    0.73    3.47    0.95    4.68


Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
AFBC  Advance Fin. Bancorp of WV              0.00     0.00   0.00     102   14.78    0.41    0.34    2.30    0.68    4.59
BFFC  Big Foot Fin. Corp. of IL               0.00     0.00   0.00     216   16.04      NA    0.35    2.18    0.41    2.54
CENB  Century Bancshares of NC                0.00     0.00   0.00      99   28.53    0.77    0.93    3.25    1.18    4.13
EFBC  Empire Federal Bancorp of MT            0.00     0.00   0.00     110   34.89      NA    0.83    2.37    1.09    3.12
FAB   FirstFed America Bancorp of MA          0.00     0.00   0.00     949   12.35      NA    0.46    3.72    0.88    7.14
HCFC  Home City Fin. Corp. of OH              0.00     0.00   0.00      61   19.95    0.43    0.85    4.24    1.10    5.54
RIVR  River Valley Bancorp of IN              0.00     0.00   0.00      94   17.31      NA    0.84    4.84    0.84    4.84
RSLN  Roslyn Bancorp of NY                    0.00     0.00   0.00   2,348   25.33      NA    1.34    5.28    1.23    4.84
SCBS  Southern Commun. Bncshrs of AL          0.00     0.00   0.00      73   20.77      NA    0.62    3.01    1.11    5.34

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB
    = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial LC.
Page 4.16

years. The absence of an active acquisition market for Idaho thrifts and banks is due in part to the sparse number of thrifts and banks based in Idaho. In light of the Bank's strong pro forma capital position, which would tend to make First Federal a less attractive acquisition candidate, acquisition speculation is not expected to have a material influence on the Bank's initial trading price. To the extent that acquisition speculation may impact the Bank's offering, we have largely taken this into account in selecting Northwest, Western and Mid-West based companies, which operate in markets that have experienced a comparable or a greater degree of acquisition activity as the Bank's market area and, thus, are subject to the same type of acquisition speculation that may influence First Federal's trading price.

          Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, and recent trends in the acquisition market, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.   Management
     ----------

     First Federal's management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 provides summary resumes of First Federal's Board of Directors and executive management. While the Bank does not have the resources to develop a great deal of management depth, given its asset size and the impact it would have on operating expenses, management and the Board have been effective in implementing an operating strategy that can be well managed by the Bank's present management structure.

     Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.


9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------

     The Bank and the Peer Group companies were similarly impacted by the recently enacted SAIF rescue legislation, as First Federal and nine out of the ten Peer Group companies are SAIF-insured institutions and, thus, were subject to the same one time assessment. Likewise, the Bank's and all but one of the Peer Group companies' deposits will be assessed at the same rate going forward. In summary, as a fully-converted SAIF-insured savings bank, Guaranty Savings will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent

RP Financial LC.
Page 4.17


restrictions. Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Bank's value was warranted for this factor.


Summary of Adjustments
----------------------

     Overall, we believe the Bank's pro forma market value should be discounted relative to the Peer Group as follows:

     Key Valuation Parameters:                               Valuation Adjustment
     ------------------------                                --------------------
     Financial Condition                                     Moderate Downward

     Profitability, Growth and Viability of Earnings         Moderate Downward

     Asset Growth                                            Slight Downward

     Primary Market Area                                     No Adjustment

     Dividends                                               Slight Downward

     Liquidity of the Shares                                 No Adjustment

     Marketing of the Issue                                  No Adjustment

     Management                                              No Adjustment

     Effect of Government Regulations and Regulatory Reform  No Adjustment

Valuation Approaches
--------------------

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing First Federal's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in First Federal's prospectus for offering expenses, the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). A reinvestment rate of 6.38 percent was utilized, equal to the arithmetic average of the Bank's average yield on interest-earnings assets and cost of deposits for the nine months ended December 31, 1996 (the reinvestment rate calculation specified by OTS conversion guidelines). The 6.38 percent reinvestment rate is believed to be representative of the blended rate reflecting the Bank's business plan as converted and incorporating the impact of deposit withdrawals to fund a portion of the stock issued in conversion. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

RP Financial LC.
Page 4.18




     RP Financial's valuation placed emphasis on the following:

     .    P/E Approach.  The P/E approach is generally the best indicator of
          ------------
          long-term value for a stock and, thus, was carefully considered in this valuation. However, given the potential volatility associated with the Bank's earnings, due to the significant impact of gains derived from mortgage banking activities, a lesser than normal emphasis was placed on the P/E approach and a relatively greater emphasis was placed on the P/B approach.

     .    P/B Approach.  P/B ratios have generally served as a useful benchmark
          ------------
          in the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions which often exhibit P/E multiples that are well above industry averages and, thus, are viewed as a less meaningful indicator of value.

     .    P/A Approach.  P/A ratios are generally a less reliable indicator of
          ------------
          market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis.

     The Bank has adopted Statement of Position ("SOP") 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/E and P/B approaches, RP Financial concluded that the pro forma market value of the Bank's conversion stock is $15,000,000 at the midpoint at this time.

     1.  Price-to-Book ("P/B"). The application of the P/B valuation method
         ---------------------
requires calculating the Bank's pro forma market value by applying a valuation P/B ratio to First Federal's pro forma book value. Based on the $15.0 million midpoint valuation, First Federal's pro forma P/B ratio was 64.21 percent. In comparison to the average P/B ratio for the Peer Group of 100.03 percent, First Federal's valuation reflected a 35.8 percent discount relative to the Peer Group. RP Financial considered the discount under the P/B approach to be reasonable, in light of the downward adjustments applied to the Bank's value for financial condition and earnings. Additionally, the discounted P/B ratio is also warranted by the Bank's lower pro forma ROE and resulting pro forma P/E multiple.

RP Financial LC.
Page 4.19


     Given the emphasis in the revised appraisal guidelines on limiting near term aftermarket price increases in the stocks of converting institutions, RP Financial also considered the pro forma P/B ratios of recent conversions in its valuation analysis. It is these companies that provide the best proxy for aftermarket trading for a new issue such as First Federal's conversion stock (as newly converted thrifts represent an "alternative investment" to purchasing conversion stock), and it is the pro forma P/B ratio that investors have recently tended to emphasize in evaluating the trading of new issues. At the midpoint value of $15,000,000, First Federal's forma P/B ratio of 64.21 percent was discounted by approximately 11.6 percent and 37.1 percent from the average of the recently completed stock conversions of 72.6 percent at closing (see Table 4.2) and 102.1 percent in the after market (see Table 4.3). The pricing in the upper portion of the range approximates the average closing ratios for the recent conversions (see Table 4.2). As indicated at the beginning of this chapter, RP Financial's analysis of recent conversion pricing characteristics has been limited to a technical analysis and, thus, the pricing characteristics of recent conversions is not the primary determinate of valuation.

     2. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. First Federal's reported earnings equaled $211,000 for the twelve months ended December 31, 1996. In deriving the Bank's core earnings, a number of adjustments were made to reported earnings which tends to reduce the reliability of the core earnings estimate. Adjustments made to the Bank's core earnings included elimination of the one time special SAIF assessment ($584,000), accounting for the one time expense of terminating the Bank's pension plan ($130,000), eliminating a non-recurring loss on the write-down and sale of a mutual fund ($290,000), assuming normalized loss provisions of $108,000 versus reported loss provisions of $266,000, and normalizing the Bank's effective tax rate at 38.0 percent versus the abnormally low rate of 31.4 percent reflected in the Bank's reported earnings. In a comparative analysis of the Bank's and the Peer Group's core earnings, gains realized from the sale of investments and loans have also been excluded in deriving core earnings. Such gains were a significantly larger factor in the Bank's earnings, as the result of mortgage banking gains realized from the sale of FHA and VA loan originations on a servicing released basis. While such gains have been a major part of First Federal's reported earnings in recent years, they are not viewed as being highly predictable or recurring in nature. The high degree of volatility associated with First Federal's mortgage banking gains stems from the cyclical nature of mortgage banking in general, due to the dependence of lending volumes on interest rate movements, and the fact that First Federal's mortgage banking gains have been substantially generated from a fast growing segment of its market area that is not likely to be sustainable over an extended period of time. As shown below, after factoring in the adjustments, First Federal's core earnings were determined to equal $27,000 for the twelve months ended
December 31, 1996.

(Note: see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings.)



                                                                       Amount
                                                                       ------
                                                                       ($000)
Pre-tax reported earnings                                               $309
Adjustment for SAIF assessment                                           584
Adjustment for termination of pension plan                               130
Adjustment for loss and write-down of mutual fund                        290
Adjustment for loan loss provisions                                      158
Adjustment for loan sale gains                                        (1,428)
                                                                       -----
 Pre-tax core earnings                                                    43
Income tax expense(1)                                                    (16)
                                                                         ---
 Core earnings estimate                                                  $27

(1)     Tax effected at 38.0 percent.

     Based on First Federal's trailing twelve month earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank's pro forma P/E multiple at the $15,000,000 midpoint value was 43.80 times, resulting in a premium of 116.5 percent from the Peer Group average of 20.23 times core earnings. The premium exhibited in the Bank's core P/E multiple was accounted for in the discount reflected in its pro forma P/B ratio.

     3.  Price-to-Assets ("P/A").  The P/A valuation methodology determines
         -----------------------
market value by applying a valuation P/A ratio to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, First Federal's value equaled 10.29 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 16.84 percent, which implies a 38.9 percent discount being applied to the Bank's pro forma P/A ratio.

Valuation Conclusion
--------------------

     Based on the foregoing, is our opinion that, as of February 28, 1997, the aggregate pro forma market value of the Bank was $15,000,000 at the midpoint, equal to 1,500,000 shares offered at $10.00 per share. Pursuant to the conversion guidelines, the 15 percent offering range includes a minimum of $12,750,000 and a maximum of $17,250,000. Based on the $10.00 per share offering price, this valuation range equates to an

RP Financial LC.
Page 4.21


offering of 1,275,000 shares at the minimum to 1,725,000 shares at the maximum. The Holding Company's offering also includes a provision for a super maximum, which if exercised, would result in an offering size of $19,837,500, equal to 1,983,750 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.4, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

                                   Table 4.4
                             Public Market Pricing
                First Federal Bank of Idaho and the Comparables
                            As of February 28, 1997


                                            Market       Per Share Data
                                        Capitalization  ---------------             Pricing Ratios(3)
                                        ---------------  Core    Book   ---------------------------------------
                                        Price/   Market  12-Mth  Value/
                                       Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE
                                       -------- ------- ------- ------- ------- ------- ------- ------- ------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)
First Federal Bank of Idaho
---------------------------
 Superrange                              10.00    19.84   0.23   13.90   31.24   71.93   13.23   71.93   43.99
 Range Maximum                           10.00    17.25   0.23   14.67   29.92   68.15   11.68   68.15   43.95
 Range Midpoint                          10.00    15.00   0.23   15.57   28.49   64.21   10.29   64.21   43.80
 Range Minimum                           10.00    12.75   0.23   16.79   26.76   59.54    8.87   59.54   43.59

SAIF-Insured Thrifts(7)
-----------------------
 Averages                                20.30   140.42   1.16   15.91   19.92  127.41   15.51  129.55   17.52
 Medians                                   ---     ---     ---     ---   19.79  120.04   14.07  121.21   16.67

Comparable Group Averages
-------------------------
 Averages                                15.90    43.82   0.82   16.13   21.28  100.03   16.84  100.07   20.23
 Medians                                   ---     ---     ---     ---   20.62   98.40   17.44   98.63   18.02

Comparable Group
----------------
AMFC  AMB Financial Corp. of IN          13.75    15.46   0.52   14.40     NM    95.49   18.50   95.49   26.44
CBK   Citizens First Fin.Corp. of IL     15.50    43.66   0.44   14.32     NM   108.24   16.39  108.24     NM
FMBD  First Mutual Bancorp of IL         16.00    60.30   0.55   16.73     NM    95.64   19.06   95.64   29.09
HZFS  Horizon Fin'l. Services of IA      17.00     7.24   0.57   19.31     NM    88.04    9.45   88.04   29.82
HRZB  Horizon Financial Corp. of WA      15.00    96.18   1.12   12.44   13.04  120.58   19.22  120.58   13.39
KFBI  Klamath First Bancorp of OR        15.50   155.03   0.86   15.25   26.72  101.64   23.03  101.64   18.02
NWEQ  Northwest Equity Corp. of WI       13.50    12.54   0.86   12.48   20.45  108.17   13.13  108.17   15.70
THR   Three Rivers Fin. Corp. of MI      14.50    12.34   0.78   14.87   27.88   97.51   14.12   97.97   18.59
TRIC  Tri-County Bancorp of WY           18.50    11.27   1.19   21.59   20.79   85.69   13.12   85.69   15.55
UBMT  United Fin. Corp. of MT            19.75    24.15   1.28   19.89   18.81   99.30   22.38   99.30   15.43

                                               Dividends(4)                 Financial Characteristics(6)
                                         ----------------------- -------------------------------------------------------
                                                                                              Reported          Core
                                         Amount/         Payout  Total   Equity/  NPAs/  --------------- ---------------
                                         Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                         ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
                                           ($)     (%)     (%)    ($Mil)   (%)     (%)     (%)     (%)     (%)     (%)
First Federal Bank of Idaho
---------------------------
 Superrange                                0.00    0.00    0.00     150   18.39    0.80    0.42    2.30    0.30    1.64
 Range Maximum                             0.00    0.00    0.00     148   17.14    0.81    0.39    2.28    0.27    1.55
 Range Midpoint                            0.00    0.00    0.00     146   16.03    0.82    0.36    2.25    0.24    1.47
 Range Minimum                             0.00    0.00    0.00     144   14.89    0.84    0.33    2.23    0.20    1.37

SAIF-Insured Thrifts(7)
-----------------------
 Averages                                  0.36    1.80   29.05   1,153   12.90    0.87    0.60    5.21    0.83    7.33
 Medians                                    ---     ---     ---     ---     ---     ---     ---     ---     ---     ---

Comparable Group Averages
-------------------------
 Averages                                  0.39    2.38   44.99     229   16.82    0.55    0.69    3.95    0.93    5.39
 Medians                                    ---     ---     ---     ---     ---     ---     ---     ---     ---     ---

Comparable Group
----------------
AMFC  AMB Financial Corp. of IN            0.24    1.75   46.15      84   19.37    0.43    0.49    3.04    0.76    4.79
CBK   Citizens First Fin.Corp. of IL       0.00    0.00    0.00     266   15.14    0.53    0.25    2.32    0.52    4.87
FMBD  First Mutual Bancorp of IL           0.32    2.00   58.18     316   19.93    0.14    0.46    1.90    0.72    2.99
HZFS  Horizon Fin'l. Services of IA        0.32    1.88   56.14      77   10.73    1.12    0.13    1.15    0.33    2.86
HRZB  Horizon Financial Corp. of WA        0.40    2.67   35.71     500   15.94    0.01    1.51    9.40    1.47    9.15
KFBI  Klamath First Bancorp of OR          0.28    1.81   32.56     673   22.66    0.04    0.91    3.62    1.35    5.36
NWEQ  Northwest Equity Corp. of WI         0.44    3.26   51.16      96   12.14    1.19    0.70    5.17    0.91    6.73
THR   Three Rivers Fin. Corp. of MI        0.36    2.48   46.15      87   14.48    1.22    0.52    3.44    0.78    5.17
TRIC  Tri-County Bancorp of WY             0.60    3.24   50.42      86   15.31    0.07    0.71    4.18    0.95    5.59
UBMT  United Fin. Corp. of MT              0.94    4.76   73.44     108   22.54    0.70    1.20    5.25    1.46    6.40

(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                   EXHIBITS

                                LIST OF EXHIBITS


Exhibit

Number   Description
-------  -----------

  I-1    Map of Office Locations


  I-2    Audited Financial Statements


  I-3    Key Operating Ratios


  I-4    Investment Portfolio Composition


  I-5    Yields and Costs


  I-6    Loan Loss Allowance Activity


  I-7    NPV Analysis


  I-8    Fixed Rate and Adjustable Rate Loans


  I-9    Loan Portfolio Composition


  I-10   Loan Originations, Purchases and Sales


  I-11   Contractual Maturity By Loan Type


  I-12   Non-Performing Assets


  I-13   Deposit Composition


  I-14   Time Deposit Rate/Maturity


  I-15   Borrowings



  II-1   List of Branch Offices


  II-2   Historical Interest Rates



 III-1   General Characteristics of Publicly-Traded
          Institutions


 III-2   Financial Analysis of Northwestern and Western Institutions


III-3     Financial Analysis of Midwest Peer Group Candidates


III-4     Peer Group Market Area Comparative Analysis



 IV-1     Stock Prices:  As of February 28, 1997


 IV-2     Historical Stock Price Indices


 IV-3     Historical Thrift Stock Indices


 IV-4     Market Area Acquisition Activity


 IV-5     Director and Senior Management Summary Resumes


 IV-6     Pro Forma Regulatory Capital Ratios


 IV-7     Pro Forma Analysis Sheet


 IV-8     Pro Forma Effect of Conversion Proceeds


 IV-9     Peer Group Core Earnings Analysis



  V-1     Firm Qualifications Statement

                                  EXHIBIT I-1
                          First Federal Bank of Idaho
                            Map of Office Locations

First Federal Bank of ID, FSB
     Branch Locations



[MAP APPEARS HERE]

                                  EXHIBIT I-2
                          First Federal Bank of Idaho
                          Audited Financial Statements


                          [Incorporated by Reference]

                                  EXHIBIT I-3
                          First Federal Bank of Idaho
                              Key Operating Ratios

                                                                                                                    At or for
                                                               At or For the                                      the Nine Months
                                                             Year Ended March 31,                                Ended December 31,
                                                    ------------------------------------------------------       ------------------

                                                      1992       1993        1994        1995         1996         1995       1996
                                                      ----       ----        ----        ----         ----         ----       ----
KEY FINANCIAL RATIOS:
Performance Ratios (1):
 Return on average assets (2)...................      0.64%       1.15%       1.05%       0.74%       0.50%        0.71%       0.33%

 Return on average equity (3)...................      9.40       15.28       12.48        8.19        5.81         8.03        3.94
 Average total equity to average assets (4).....      6.85        7.51        8.43        9.03        8.55         8.85        8.32
 Total equity to total assets at end of period..      6.91        8.06        8.61        9.13        7.98         7.78        8.12
 Interest rate spread (5).......................      2.72        3.64        3.61        3.87        3.61         3.88        3.68
 Net interest margin (6)........................      2.97        3.80        3.88        4.15        3.89         4.17        3.93
 Average interest-earning assets to average
    interest-bearing liabilities................    104.30      103.54      107.27      107.44      106.09       106.46      105.67
 Non-interest expense as a percent of average
    total assets................................      2.91        3.74        4.57        4.64        4.64         4.40        4.82
 Efficiency ratio (7)...........................     72.08       62.27       67.53       79.30       83.15        73.97       85.90

Equity Ratios:
 Core capital...................................      6.91        8.06        8.61        9.13        7.98         7.78        8.12
 Tangible capital...............................      6.91        8.06        8.61        9.13        7.98         7.78        8.12
 Risk-based capital.............................     11.64       14.02       15.42       15.66       14.14        14.04       13.27

Asset Quality Ratios:
 Nonaccrual and 90 days or more past due
   loans as a percent of loans receivable, net..      3.02        0.99        0.28        0.64        0.74         0.68        0.91
 Nonperforming assets as a percent of
   total assets.................................      4.41        0.95        0.21        0.51        0.59         0.55        0.90
 Allowance for loan losses as a percent of
   total loans receivable.......................      0.48        0.56        0.66        0.62        0.70         0.63        0.74
 Allowance for loan losses as a percent of
    nonperforming loans.........................      7.08       49.84      252.38      104.32       91.28        85.62       73.21
 Net charge-offs to average outstanding loans...      0.02        0.15        0.01        0.00        0.00         0.00        0.01

------------------
(1)  Ratios for the nine-month periods are annualized.
(2)  Net earnings divided by average total assets.
(3)  Net earnings divided by average equity.
(4)  Average total equity divided by average total assets.
(5) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(6)  Net interest income as a percentage of average interest-earning assets.
(7) Represents the ratio of non-interest expenses divided by the sum of net interest income and non-interest income.


Source:  First Federal's prospectus.

                                  EXHIBIT I-4
                          First Federal Bank of Idaho
                       Investment Portfolio Composition



                                                 At March 31,
                                  ---------------------------------------------    At December 31,
                                         1995                     1996                  1996
                                  ---------------------   ---------------------   --------------------
                                  Carrying   Percent of   Carrying   Percent of   Carrying  Percent of
                                   Value     Portfolio      Value    Portfolio     Value    Portfolio
                                   -----     ---------      -----    ---------     -----    ---------
                                                              (In Thousands)
Available for sale:
  Mutual funds.................    $ 1,289      11.87%     $ 1,328       9.25%     $   --          --%

Held to maturity:
  U.S. Government and federal
    agency obligations.........      6,732      61.98       10,545      73.43       5,189       68.89
  Mortgage-backed securities...      2,840      26.15        2,488      17.32       2,343       31.11
                                   -------     ------      -------     ------      ------      ------
       Total held to maturity..      9,572      88.13       13,033      90.75       7,532      100.00

      Total....................    $10,861     100.00%     $14,361     100.00%     $7,532      100.00%
                                   =======     ======      =======     ======      ======      ======

    The table below sets forth certain information regarding the carrying value, weighted average yields and maturities of the Bank's investment and mortgage-backed securities at December 31, 1996.

                                                             Over             Over
                                    Less Than               One to           Five to        Over Ten
                                     One Year             Five Years        Ten Years         Years
                               ---------------------  ----------------- ---------------  ---------------
                                Amount      Yield      Amount    Yield   Amount   Yield   Amount  Yield
                                ------      -----      ------    -----   ------   -----   ------  -----
                                                        (Dollars in Thousands)
U.S. Government and federal
  agency obligations.........    $500        5.64%     $4,689     6.21%     --$     --%   $   --     --%
Mortgage-backed securities...       7        7.12          14     7.06      --      --     2,322   6.02
                                 ----                  ------                             ------
    Total....................    $507        5.66      $4,703     6.21      --      --    $2,322   6.02
                                 ====                  ======                             ======

Source: First Federal's prospectus.

                                  EXHIBIT I-5
                          First Federal Bank of Idaho
                                Yields and Costs

                                                  Year Ended March 31,
                             ------------------------------------------------------------
                                           1995                          1996
                             -------------------------------  ---------------------------
                                          Interest   Average             Interest    Average
                              Average     and        Yield/   Average    and         Yield/
                              Balance     Dividends  Cost     Balance    Dividends   Cost
                              -------     ---------  ----     -------    ---------   ----
                                                   (Dollars in Thousands)
Interest-earning assets(1):
 Loans receivable..........   $ 79,912     $6,826      8.54%   $ 91,849     $8,408      9.15%
 Mortgage-backed securities      2,981        136      4.56       2,622        157      5.99
 Investment securities.....      8,075        501      6.20       6,553        457      6.97
 Other earning assets......      6,986        195      2.79      12,026        530      4.41
                              --------     ------              --------     ------
   Total interest-earning
    assets.................     97,954      7,658      7.82     113,050      9,552      8.45
                                           ------                           ------

Non-interest-earning assets      3,873                            5,460
                              --------                         --------
   Total assets............   $101,827                         $118,510
                              ========                         ========

Interest-earning
 liabilities:
 Passbook, NOW and money
   market accounts.........   $ 39,546      1,036      2.62    $ 35,072        876      2.50
 Certificates of deposit...     50,319      2,458      4.88      66,066      3,917      5.93
                              --------     ------              --------     ------
   Total deposits..........     89,865      3,494      3.89     101,138      4,793      4.74

 Advances from FHLB........      1,305        102      7.82       5,419        365      6.74
                              --------     ------              --------     ------
   Total interest-bearing
    liabilities............     91,170      3,596      3.95     106,557      5,158      4.84
                                           ------                           ------
Non-interest-bearing
 liabilities...............      1,458                            1,826
                              --------                         --------
   Total liabilities.......     92,628                          108,383
                              --------                         --------
Total equity...............      9,199                           10,127
                              --------                         --------
   Total liabilities and
    total equity...........   $101,827                         $118,510
                              ========                         ========

Net interest income........                $4,062                           $4,394
                                           ======                           ======

Interest rate spread.......                            3.87%                            3.61%
                                                       ====                             ====

Net interest margin........                  4.15%                            3.89%
                                           ======                           ======

Ratio of average
 interest-earning
 assets to average
  interest-
 bearing liabilities.......     107.44%                          106.09%
                              ========                         ========


                                                                   Nine Months Ended December 31,
                                                     -----------------------------------------------------------
                                                                      1995(2)                           1996(2)
                                                     --------------------------      ---------------------------
                                                                 Interest  Average               Interest   Average
                                                     Average     and       Yield/    Average     and        Yield/
                                                     Balance     Dividends Cost      Balance     Dividends  Cost
                                                     -------     --------- ----      -------     ---------  ----
                                                                        (Dollars in Thousands)
Interest-earning assets(1):
 Loans receivable..........                           $ 90,916    $6,325      9.28%   $103,407    $6,878         8.87%
 Mortgage-backed securities                              2,658       117      5.87       2,381       101         5.66
 Investment securities.....                              6,450       341      7.05      10,466       506         6.45
 Other earning assets......                              7,168       242      4.50       6,783       155         3.05
                                                      --------    ------              --------    ------
   Total interest-earning
    assets.................                            107,192     7,025      8.74     123,037     7,640         8.28
                                                                  ------                          ------

Non-interest-earning assets                              5,247                           6,173
                                                      --------                        --------
   Total assets............                           $112,439                        $129,210
                                                      ========                        ========

Interest-earning
 liabilities:
 Passbook, NOW and money
   market accounts.........                           $ 35,551       665      2.49    $ 36,110       615         2.27
 Certificates of deposit...                             58,538     2,685      6.12      74,074     3,084         5.55
                                                      --------    ------              --------    ------
   Total deposits..........                             94,089     3,350      4.75     110,184     3,699         4.48

 Advances from FHLB........                              6,599       322      6.51       6,250       315         6.72
                                                      --------    ------              --------    ------
   Total interest-bearing
    liabilities............                            100,688     3,672      4.86     116,434     4,014         4.60
                                                                  ------                          ------
Non-interest-bearing
 liabilities...............                              1,796                           2,027
                                                      --------                        --------
   Total liabilities.......                            102,484                         118,461
                                                      --------                        --------
Total equity...............                              9,955                          10,749
                                                      --------                        --------
   Total liabilities and
    total equity...........                           $112,439                        $129,210
                                                      ========                        ========

Net interest income........                                       $3,353                          $3,626
                                                                  ======                          ======

Interest rate spread.......                                                   3.88%                              3.68%
                                                                              ====                               ====

Net interest margin........                                         4.17%                           3.93%
                                                                  ======                          ======

Ratio of average
 interest-earning
 assets to average
  interest-
 bearing liabilities.......                             106.46%                         105.67%
                                                      ========                        ========


--------------------

(1)  Does not include interest on loans 90 days or more past due.
(2)  Yields and ratios for the nine-month periods are annualized.

         Source:  First Federal's prospectus.

                                  EXHIBIT I-6
                          First Federal Bank of Idaho
                          Loan Loss Allowance Activity


                                                               Nine Months Ended
                                     Year Ended March 31,          December 31,
                                     --------------------      -----------------
                                     1995            1996      1995         1996
                                     ----            ----      ----         ----
                                                 (Dollars in thousands)


Allowance at beginning of period..   $530            $555      $555         $701

Provision for loan losses(1)......     28             150        78          194

Recoveries........................     --              --        --           --

Charge-offs:
 Real estate loans:
  Residential.....................     --              --        --           14
  Construction....................     --              --        --           --
  Agricultural....................     --              --        --           --
  Commercial......................     --              --        --           --
 Consumer and other loans.........      3               4         2            1
                                     ----            ----      ----         ----
   Total charge-offs..............      3               4         2           15
                                     ----            ----      ----         ----
   Net charge-offs................      3               4         2           15
                                     ----            ----      ----         ----
   Balance at end of period.......   $555            $701      $631         $880
                                     ====            ====      ====         ====

Ratio of allowance to total
 loans outstanding
 at the end of the period.........      0.62%           0.70%     0.63%        0.74%

Ratio of net charge-offs to
 average loans outstanding
 during the period................      --              --        --           0.01%
-----------

(1) See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Operating Results for the Nine Months Ended December 31, 1995 and 1996 -- Provisions for Loan Losses" and "-- Comparison of Operating Results for the Years Ended March 31, 1995 and 1996 -- Provisions for Loan Losses" for a discussion of the factors responsible for changes in the Bank's provision for loan losses between the periods.



Source: First Federal's prospectus.

                                  EXHIBIT I-7
                          First Federal Bank of Idaho
                                  NPV Analysis




                                                                      Net Portfolio as % of
                                        Net Portfolio Value         Portfolio Value of Assets
                                     --------------------------  -----------------------------
     Basis Point ("bp")
     Change in Rates       $ Amount  $ Change(1)     % Change    NPV Ratio(2)     Change(bp)(3)
    -------------------    --------  -----------     ---------   ------------     -------------
                                     (Dollars in Thousands)
          400               11,802     (4,815)         (29)         8.99          (298)
          300               13,362     (3,254)         (20)        10.01          (196)
          200               14,769     (1,847)         (11)        10.90          (107)
          100               15,903       (714)          (4)        11.58           (39)
            0               16,617         --           --         11.97            --
         (100)              16,784        168            1         12.01             4
         (200)              16,440       (177)          (1)        11.73           (24)
         (300)              16,222       (395)          (2)        11.52           (45)
         (400)              16,485       (132)          (1)        11.62           (35)

--------------------
(1) Represents the increase (decrease) of the estimated NPV at the indicated change in interest rates compared to the NPV assuming no change in interest rates.
(2) Calculated as the estimated NPV divided by the portfolio value of total assets ("PV").
(3) Calculated as the increase (decrease) of the NPV ratio assuming the indicated change in interest rates over the estimated NPV ratio assuming no change in interest rates.



Source: First Federal's prospectus.

                                  EXHIBIT I-8
                          First Federal Bank of Idaho
                      Fixed Rate and Adjustable Rate Loans




                               Fixed          Floating or
                               Rates        Adjustable Rates
                               -----        ----------------
                                   (In Thousands)

Real estate loans:
 Residential..............  $33,712                $42,664
 Construction.............       --                     --
 Commercial...............    2,575                  1,776
 Agricultural.............      699                 11,373
Consumer and other loans..    3,151                  4,165
                            -------                -------
   Total gross loans......  $40,137                $59,978
                            =======                =======




Source: First Federal's prospectus.

                                  EXHIBIT I-9
                          First Federal Bank of Idaho
                           Loan Portfolio Composition

                                          At March 31,
                              -------------------------------------   At December 31,
                                    1995                1996                1996
                              -----------------  ------------------  ------------------
                              Amount   Percent    Amount   Percent    Amount   Percent
                              -------  --------  --------  --------  --------  --------
                                               (Dollars in Thousands)
Real estate loans:
 Residential................  $53,307    60.02%  $ 62,818    62.41%  $ 72,656    61.26%
 Construction...............   12,259    13.80     13,832    13.74     14,945    12.60
 Agricultural...............   11,887    13.39     11,945    11.87     11,876    10.01
 Commercial.................    5,068     5.71      4,036     4.01      6,007     5.07
                              -------   ------   --------   ------   --------   ------
   Total real estate loans..   82,521    92.92     92,631    92.03    105,184    88.94

Consumer and other loans:
 Home equity................    3,826     4.31      5,229     5.20      9,721     8.20
 Agricultural operating.....      561     0.63        589     0.58      1,024     0.86
 Other consumer.............    1,902     2.14      2,206     2.19      2,368     2.00
                              -------   ------   --------   ------   --------   ------
   Total consumer and
    other loans.............    6,289     7.08      8,024     7.98     13,113    11.06
                              -------   ------   --------   ------   --------   ------

   Total loans receivable...   88,810   100.00%   100,655   100.00%   118,597   100.00%
                              -------   ======   --------   ======   --------   ======

Less:

 Loans in process...........    5,052               5,726               6,224
 Unearned loan fees and
   discounts................      426                 411                 408
 Allowance for loan losses..      555                 701                 880
                              -------            --------            --------
   Loans receivable, net....  $82,777            $ 93,817            $111,085
                              =======            ========            ========



Source: First Federal's prospectus.

                                  EXHIBIT I-10
                          First Federal Bank of Idaho
                    Loan Originations, Purchases, and Sales


                                                           Nine Months Ended
                                    Year Ended March 31,      December 31,
                                    --------------------   -----------------
                                      1995       1996       1995       1996
                                      ----       ----       ----       ----
                                                 (In Thousands)
Total loans receivable at
 beginning of period..............  $ 80,780   $ 88,810   $ 88,810   $100,655
                                    --------   --------   --------   --------

Loans originated:
 Real estate loans:
  Residential.....................    61,030     83,551     63,030     64,912
  Construction....................    22,385     29,569     23,341     23,153
  Agricultural....................     2,402      1,023        692        798
  Commercial......................        --      1,481      1,202      3,419
 Consumer and other loans.........     3,957      5,270      4,366      5,147
                                    --------   --------   --------   --------
    Total loans originated........    89,774    120,894     92,631     97,429
                                    --------   --------   --------   --------

Loans purchased:
 Real estate loans:
  Residential.....................        88         25         25         43
  Construction....................        --         --         --         --
  Agricultural....................        --         --         --         --
  Commercial......................        --         --         --         --
 Consumer and other loans.........        --         --         --         --
                                    --------   --------   --------   --------
    Total loans purchased.........        88         25         25         43
                                    --------   --------   --------   --------

Loans sold:
 Servicing retained...............   (26,996)   (21,219)   (14,339)   (20,377)
 Servicing released...............   (24,570)   (48,550)   (38,037)   (26,030)
                                    --------   --------   --------   --------
    Total loans sold..............   (51,566)   (69,769)   (52,376)   (46,407)

Loan principal repayments.........   (26,199)   (32,112)   (25,138)   (25,818)

Other(1)..........................    (4,067)    (7,193)    (3,973)    (7,305)
                                    --------   --------   --------   --------
Change in total loans receivable..     8,030     11,845     11,169     17,942
                                    --------   --------   --------   --------

Total receivable loans
 at end of period.................  $ 88,810   $100,655   $ 99,979   $118,597
                                    ========   ========   ========   ========

-----------
(1) Consists of refinanced loans.


Source: First Federal's prospectus.

                                  EXHIBIT I-11
                          First Federal Bank of Idaho
                       Contractual Maturity By Loan Type

                                       After    After    After    After 10
                                      One Year 3 Years  5 Years    Years
                             Within   Through  Through  Through   Through    Beyond
                            One Year  3 Years  5 Years  10 Years  15 Years  15 Years   Total
                            --------  -------  -------  --------  --------  --------  --------
                                                      (In Thousands)
Real estate loans:
  Residential.............   $   276   $1,506   $3,897   $ 3,573   $12,059   $51,345  $ 72,656
  Construction............    14,945       --       --        --        --        --    14,945
  Commercial..............       412      394    2,005       529       519     2,148     6,007
  Agricultural............        --      110      102     1,078     2,618     7,968    11,876
Consumer and other loans..     2,849    1,295    1,883     6,628       239       219    13,113
                             -------   ------   ------   -------   -------   -------  --------
    Total gross loans.....   $18,482   $3,305   $7,887   $11,808   $15,435   $61,680  $118,597
                             =======   ======   ======   =======   =======   =======  ========


Source: First Federal's prospectus.

                                  EXHIBIT I-12
                          First Federal Bank of Idaho
                             Non-Performing Assets

                                            At March 31,
                                       ---------------------       At December 31,
                                        1995          1996             1996
                                        ----          ----             ----
                                                    (In Thousands)
Loans accounted for on a
 nonaccrual basis:
  Real estate loans:
   Residential.......................  $  407         $  399            $  189
   Construction......................      --            194               789
   Agricultural......................      --             --                --
   Commercial........................      --             --                --
  Consumer and other loans...........      --             --                28
                                       ------         ------            ------
     Total...........................     407            593             1,006
                                       ------         ------            ------

Accruing loans which are
 contractually past due 90 days or more:
  Real estate loans:
   Residential.......................       4             97                --
   Construction......................     119             --                --
   Agricultural......................      --             --                --
   Commercial........................      --             --                --
  Consumer and other loans...........       2              2                --
                                       ------         ------            ------
     Total...........................     125             99                --
                                       ------         ------            ------

Total of nonaccrual and 90 days past
  due loans..........................     532            692             1,006

Real estate owned....................      --             76               196
                                       ------         ------            ------
   Total nonperforming assets........  $  532         $  768            $1,202
                                       ======         ======            ======

Restructured loans...................  $3,333         $1,760            $1,746

Nonaccrual and 90 days or more past
  due loans as a percentage of net
  loans..............................    0.64%          0.74%             0.91%

Nonaccrual and 90 days or more past
  due loans as a percentage of total
   assets............................    0.51           0.53              0.76

Total nonperforming assets to
  total assets.......................    0.51           0.59              0.90

Source: First Federal's prospectus.

                                  EXHIBIT I-13
                          First Federal Bank of Idaho
                              Deposit Composition


                                                       At March 31,                             At December 31,
                                       -------------------------------------------------  ------------------------------
                                             1995                     1996                            1996
                                       -----------------  ------------------------------  ------------------------------
                                                Percent             Percent                         Percent
                                                   of                  of      Increase                of      Increase
                                       Amount    Total     Amount    Total    (Decrease)   Amount    Total    (Decrease)
                                       -------  --------  --------  --------  ----------  --------  --------  ----------
                                                                    (Dollars in Thousands)
NOW accounts.........................  $13,146    14.81%  $ 14,617    12.67%    $ 1,471   $ 15,211    14.44%        594
Passbook accounts....................   15,610    17.58     13,861    12.02      (1,749)    13,456    12.77        (405)
Money market deposit accounts........    8,932    10.06      7,167     6.21      (1,765)     7,428     7.05         261
Fixed-rate certificates which
 mature:
  Within 1 year......................   13,506    15.21     52,692    45.69      39,186     49,235    46.74      (3,457)
  After 1 year, but within 2 years...   16,621    18.72     16,329    14.16        (292)    12,240    11.62      (4,089)
  After 2 years, but within 5 years..   18,834    21.21     10,639     9.23      (8,195)     7,779     7.38      (2,860)
  Certificates maturing thereafter...    2,138     2.41         19      .02      (2,119)        --       --         (19)
                                       -------   ------   --------   ------     -------   --------   ------     -------

     Total...........................  $88,787   100.00%  $115,324   100.00%    $26,537   $105,349   100.00%    $(9,975)
                                       =======   ======   ========   ======     =======   ========   ======     =======


Source: First Federal's prospectus.

                                  EXHIBIT I-14
                          First Federal Bank of Idaho
                              Deposit Composition



                                   Amount Due
                 -------------------------------------------
                                                                         Percent
                             After   After   After                       of Total
                 Less Than  1 to 2   2 to 3  3 to 4   After            Certificate
                 One Year    Years   Years   Years   4 Years   Total     Accounts
                 ---------  -------  ------  ------  -------  -------  ------------
                                       (Dollars in Thousands)
3.20 - 4.19%...    $ 1,079  $    --  $   --    $ --   $   --  $ 1,079         1.55%
4.20 - 5.19%...     24,176      409       1      --       --   24,586        35.50
5.20 - 6.19%...     14,897   11,029   4,796     793    1,414   32,929        47.55
6.20 - 7.19%...      9,075      677      --      --       --    9,752        14.08
7.20 - 8.19%...         --      110     230       3      110      453         0.66
8.20 - 11.19%..          8       15     432      --       --      455         0.66
                   -------  -------  ------  ------  -------  -------       ------
Total..........    $49,235  $12,240  $5,459    $796   $1,524  $69,254       100.00%
                   =======  =======  ======  ======  =======  =======       ======


Source: First Federal's prospectus.

                                  EXHIBIT I-15
                          First Federal Bank of Idaho
                                   Borrowings


                                       At or For the        At or For the Nine
                                        Year Ended            Months Ended
                                         March 31,             December 31,
                                    ------------------    ----------------------
                                      1995        1996       1995           1996
                                      ----        ----       ----           ----
                                              (Dollars in Thousands)
Maximum amount of FHLB
 advances outstanding at any
 month end during the period.....   $4,900      $9,688      9,688        $15,060
Approximate average FHLB
 advances outstanding during the
   period........................    1,150       4,862      5,696          8,272
Balance of FHLB advances
 outstanding at end of period....    4,000       2,304      2,467         15,060
Weighted average rate paid on FHLB
 advances at end of period........    6.74%       6.03%      6.04%          6.06%
Approximate weighted average rate
 paid on FHLB advances during the
 period...........................    6.68%       6.19%      6.25%          5.94%


Source: First Federal's prospectus.

                                  EXHIBIT II-1
                          First Federal Bank of Idaho
                                   Borrowings



                                              Net Book Value        Deposits
                                             at December 31,    at December 31,
Location                     Year Acquired         1996               1996
--------                     -------------   ---------------    ---------------
                                               (in thousands)
Administrative Office
---------------------------

920 Main Street                       1978          $  213,000               N/A
Lewiston, Idaho 83501

Full-Service Office
---------------------------

921 F Street                          1960             123,000           $40,119
Lewiston, Idaho 83501

444 Thain Road                        1974              63,000            16,161
Lewiston, Idaho 83501

201 S. Jackson Street                 1989             437,000            28,329
Moscow, Idaho 83843

108 S. Mill Street                    1977              47,000            10,607
Grangeville, Idaho 83530

1233 Northwood Center Court           1995           1,738,000            10,132
Coeur d'Alene, Idaho 83814

Residential Loan Centers
---------------------------

1233 Northwood Center Court           1995                  --               N/A
Coeur d' Alene, Idaho 83814

108 10th Street                       1978                  --               N/A
Lewiston, Idaho


Source: First Federal's prospectus.

                                  EXHIBIT II-2
                           Historical Interest Rates

                         Historical Interest Rates(1)


                                   Prime     90 Day  One Year 30 Year
Year/Qtr. Ended                    Rate     T-Bill   T-Bill    T-Bond
---------------                    ----     ------   ------    ------
1991:  Quarter 1                    8.75%     5.92%    6.24%     8.26%
       Quarter 2                    8.50%     5.72%    6.35%     8.43%
       Quarter 3                    8.00%     5.22%    5.38%     7.80%
       Quarter 4                    6.50%     3.95%    4.10%     7.47%

1992:  Quarter 1                    6.50%     4.15%    4.53%     7.97%
       Quarter 2                    6.50%     3.65%    4.06%     7.79%
       Quarter 3                    6.00%     2.75%    3.06%     7.38%
       Quarter 4                    6.00%     3.15%    3.59%     7.40%

1993:  Quarter 1                    6.00%     2.95%    3.18%     6.93%
       Quarter 2                    6.00%     3.09%    3.45%     6.67%
       Quarter 3                    6.00%     2.97%    3.36%     6.03%
       Quarter 4                    6.00%     3.06%    3.59%     6.34%

1994:  Quarter 1                    6.25%     3.56%    4.44%     7.09%
       Quarter 2                    7.25%     4.22%    5.49%     7.61%
       Quarter 3                    7.75%     4.79%    5.94%     7.82%
       Quarter 4                    8.50%     5.71%    7.21%     7.88%

1995:  Quarter 1                    9.00%     5.86%    6.47%     7.43%
       Quarter 2                    9.00%     5.57%    5.63%     6.63%
       Quarter 3                    8.75%     5.42%    5.68%     6.51%
       Quarter 4                    8.50%     5.09%    5.14%     5.96%

1996:  Quarter 1                    8.25%     5.14%    5.38%     6.67%
       Quarter 2                    8.25%     5.16%    5.68%     6.87%
       Quarter 3                    8.25%     5.03%    5.69%     6.92%
       Quarter 4                    8.25%     5.18%    5.49%     6.64%

February 28, 1997                   8.25%     5.22%    5.67%     6.80%

(1)   End of period data.

Source:   SNL Securities.

                                 EXHIBIT III-1
            General Characteristics of Publicly-Traded Institutions

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               March 10, 1997(1)


                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)


California Companies
--------------------

AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    49,902      345   12-31   10/72  41.12  4,201
GWF    Great Western Fin. Corp. of CA      NYSE   CA,FL              Div.    43,548 S    416   12-31     /    44.00  6,067
GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    37,730      232   12-31   05/59  67.75  3,885
GLN    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    15,128      150   06-30   10/83  26.75  1,332
CSA    Coast Savings Financial of CA       NYSE   California         R.E.     8,549 S     89   12-31   12/85  46.75    869
DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   4,954 S     52   12-31   01/71  23.62    601
FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,144       25   12-31   12/83  26.00    274
BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,323 S     33   12-31     /    13.50    246
BVFS   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,300       27   12-31   05/86  56.25    375
WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,181 S     25   12-31   05/86  18.50    481
PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,525       22   03-31   03/96  16.25    322
AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,209       36   12-31     /    33.62    202
CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,185       18   12-31   10/91  34.00    175
FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     2,157       11   12-31     /    23.25    178
CFHC   California Fin. Hld. Co. of CA      OTC    Central CA         Thrift   1,337       22   12-31   04/83  28.87    137
REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     866 S     14   12-31   04/94  14.25    101
HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     828 S      9   12-31     /    11.00     29
HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     827 J     12   06-30   06/95  13.37     84
QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       764        8   06-30   12/93  19.50     74
ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       736 S     11   12-31     /    16.37    128
PROV   Provident Fin. Holdings of CA       OTC                       M.B.       580 S      0   06-30   06/96  16.00     82
HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       490       11   12-31     /    24.00     55
SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     370        6   06-30   06/95  13.62     34
MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     327 S      6   12-31   02/95  17.50     57
PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       265 S      4   12-31     /    13.00     38
BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     117 S      3   12-31   01/96  10.37      9
FSSB   First FS&LA of San Bern. CA         OTC    San Bernard. CA    Thrift     100 S      4   06-30   12/92   9.50      3


Florida Companies
-----------------

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               March 10, 1997(1)


                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)

Florida Companies (continued)
-----------------------------

BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,170 S     43   12-31   11/83  16.37    241
FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,490 S     31   09-30   09/93  29.50    149
HARB   Harbor FSB, MHC of FL (46.0)        OTC    Eastern FL         Thrift   1,060       22   09-30   01/94  37.50    185
FFFL   Fidelity FSB, MHC of FL (47.4)      OTC    Southeast FL       Thrift     876       20   12-31   01/94  18.75    126
BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift     824 S      7   09-30   12/85   9.62     76
CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     655       17   09-30   10/94  19.50     96
FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     346        8   12-31   01/94  27.50     67
FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       311 S     11   12-31   10/88   4.00     34


Mid-Atlantic Companies
----------------------

DME    Dime Savings Bank, FSB of NY (3)    NYSE   NY,NJ,FL           M.B.    18,870       87   12-31   08/86  17.50  1,833
GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,326       82   06-30   01/94  60.00  2,849
SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.     9,433      120   12-31   08/86  12.62    753
ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift   7,273       46   12-31   11/93  43.00    923
LISB   Long Island Bancorp of NY           OTC    Long Island NY     M.B.     5,364 S     36   09-30   04/94  36.62    896
COFD   Collective Bancorp Inc. of NJ       OTC    Southern NJ        Thrift   5,253 S     79   06-30   02/84  41.12    838
RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,049 J     34   11-30   04/86  33.62    515
ALBK   ALBANK Fin. Corp. of Albany NY      OTC    NY,MA              Thrift   3,506       63   06-30   04/92  35.12    453
ROSE   TR Financial Corp. of NY            OTC    New York, NY       Thrift   3,140 S     15   12-31   06/93  35.31    310
NYB    New York Bancorp, Inc. of NY        AMEX   Southeastern NY    Thrift   3,122       29   09-30   01/88  32.25    534
GRTR   Greater New York SB of NY (3)       OTC    New York NY        Div.     2,567 S     14   12-31   06/87  15.75    213
BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift   2,460       15   12-31   03/90  24.62    305
RSLN   Roslyn Bancorp of NY (3)            OTC    Long Island NY     M.B.     2,348 P      6   12-31   01/97  15.63    682
CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,085 S     39   06-30   06/96  15.87    285
NWSB   Northwest SB, MHC of PA (29.9)      OTC    Pennsylvania       Thrift   1,912       53   06-30   11/94  15.37    359
RELY   Reliance Bancorp of NY              OTC    NYC NY             Thrift   1,878       28   06-30   03/94  22.25    196
MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     1,875       18   03-31   08/94  17.00    198
HARS   Harris SB, MHC of PA (24.2)         OTC    Southeast PA       Thrift   1,724 S     31   12-31   01/94  21.62    242
HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,565 S      9   12-31   09/93  33.25    144
JSBF   JSB Financial, Inc. of NY           OTC    New York City      R.E.     1,519 S     13   12-31   06/90  39.81    389
QCSB   Queens County SB of NY (3)          OTC    New York City NY   R.E.     1,359        9   12-31   11/93  56.75    433

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               March 10, 1997(1)


                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,307 S     14   12-31   11/86  12.00    155
 DIME   Dime Community Bancorp of NY        OTC                       Thrift   1,232        0   06-30   06/96  18.50    269
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,214       17   06-30   07/94  24.87    120
 OCFC   Ocean Fin. Corp. of NJ              OTC                       Thrift   1,190 S      0   12-31   07/96  30.37    275
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,160       22   06-30   02/84  18.12    123
 MFSL   Maryland Fed. Bancorp of MD         OTC     MD                Thrift   1,128 J     25   02-28   06/87  37.25    117
 FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift     975 S     17   12-31   06/92  21.75    156
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     945       28   06-30   07/87  25.50    103
 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Eastern NY         Thrift     886 S     17   12-31   08/84  23.62     90
 PKPS   Poughkeepsie SB of NY               OTC    Poughkeepsie NY    R.E.       861 S      9   12-31   11/85   5.87     74
 MBB    MSB Bancorp of Middletown NY (3)    OTC    Southeastern NY    Thrift     848 S     17   09-30   08/92  19.00     54
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York, NY       Thrift     775        7   12-31   11/95  19.12    158
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     742 S      8   09-30   10/94  17.50    174
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     701 S      9   12-31   06/90  13.50     53
 PSAB   Prime Bancorp, Inc. of PA           OTC    Southeastern PA    Thrift     677 S     18   12-31   11/88  20.00    106
 FCIT   First Cit. Fin. Corp of MD          OTC    DC Metro Area      Thrift     668 S     14   12-31   12/86  22.75     67
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     662 S     16   03-31   10/95  17.50     87
 FSNJ   First SB of NJ, MHC (45.9)          OTC    Northern NJ        Thrift     651 J      4   05-31   01/95  23.50     72
 BFSI   BFS Bankorp, Inc. of NY             OTC    New York NY        R.E.       651        5   09-30   05/88  50.87     84
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     648       11   06-30   07/94  18.75     80
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     634       10   12-31   03/96  16.12    136
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     577 S      7   12-31   06/95  16.12    125
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     542       16   12-31   12/88  19.75     47
 TSBS   Trenton SB, FSB MHC of NJ(35.0      OTC    Central NJ         Thrift     524 S     10   12-31   08/95  16.00    145
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     510        4   09-30   09/86  18.75     57
 AHCI   Ambanc Holding Co. of NY (3)        OTC    East-Central NY    Thrift     496 S      9   12-31   12/95  13.25     65
 PBIX   Patriot Bank Corp. of PA            OTC    Southeast PA       Thrift     490 S      7   12-31   12/95  15.63     70
 FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     487 S     10   12-31   04/87  18.87     51
 ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       487 S      9   07-31   11/95  13.12     47
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     473 S      8   07-31   12/93  31.00     77
 CNSK   Covenant Bank for Svgs. of NJ (3)   OTC    Southern NJ        Thrift     387 S     12   12-31     /    14.50     40
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     384 S      4   12-31   04/93  25.25     52
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       384        9   12-31   07/83   8.37     31

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   March 10, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------- ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  -----   ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
-----------------------------------
 CARV   Carver FSB of New York, NY          OTC    New York, NY       Thrift     365 S      8   03-31   10/94   9.87     23
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     363        8   12-31   10/89  19.87     63
 FFWM   First Fin. Corp of Western MD       OTC    Western MD         Thrift     361        9   06-30   01/92  32.25     70
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     354 S      5   12-31   03/87  24.25     37
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     342        9   12-31   01/95  18.50     45
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     324        4   09-30   08/87  21.50     35
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     318 S      8   09-30   06/88  23.25     32
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     311        5   09-30   01/95  21.50     28
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     290        6   06-30   03/87  20.00     33
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     287        4   09-30   09/93  32.12     19
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     284 S      3   09-30   04/96  15.87     82
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     281 S      7   12-31   01/96  13.25     38
 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     276        5   06-30   11/93  26.25     46
 LFED   Leeds FSB, MHC of MD (36.2)         OTC    Baltimore MD       Thrift     275 S      1   06-30   03/94  18.25     63
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     262        4   09-30   04/96  13.50     43
 FIBC   Financial Bancorp of NY             OTC    New York, NY       Thrift     259        5   09-30   08/94  17.87     31
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     255 S      3   07-31     /     5.12     22
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     250 S      2   09-30   04/96  14.62     44
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       248 S      2   12-31   06/85   8.75     11
 CTBK   Center Banks, Inc. of NY (3)        OTC    Central NY         Thrift     242        7   12-31   05/86  19.50     18
 WYNE   Wayne Bancorp of NJ                 OTC                       Thrift     240 S      0   12-31   06/96  16.75     37
 GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     236        7   12-31   03/95  11.00     36
 ESBK   Elmira SB of Elmira NY (3)          OTC    NY,PA              Ret.       221 S      6   12-31   03/85  19.00     13
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     219        6   03-31   08/94  17.12     30
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     202        6   06-30   02/87  21.75     33
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     197 S      4   04-30   11/94  15.50     28
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     195 S      6   09-30   04/96  14.50     30
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     186 S      3   06-30   12/95  15.25     52
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     166 S      3   12-31   06/95  17.37     22
 TPNZ   Tappan Zee Fin. Corp. of NY         OTC    Southeast NY       Thrift     120 S      1   03-31   10/95  14.87     23
 PRBC   Prestige Bancorp of PA              OTC                       Thrift     115        0   12-31   06/96  15.00     14
 AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     102 P      2   06-30   01/97  14.00     15
 THBC   Troy Hill Bancorp of PA             OTC    Pittsburgh PA      Thrift      99 S      2   06-30   06/94  20.25     22

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                                      Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                   March 10, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift      98 J      5   09-30   04/96  14.00     23
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift      94 S      2   03-31   06/96  19.50     13
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      60 S      2   09-30   07/93  17.12      4
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      46 S      3   12-31   07/96  14.37      9

 Mid-West Companies
 ------------------

 SFB    Standard Fed. Bancorp of MI         NYSE   MI,IN,OH           M.B.    15,651      166   12-31   01/87  57.62  1,843
 COFI   Charter One Financial of OH         OTC    OH,MI              Div.    13,905      155   12-31   01/88  47.62  2,212
 RFED   Roosevelt Fin. Grp. Inc. of MO      OTC    MO,IL,KS           Div.     7,797       79   12-31   01/87  23.00  1,016
 TCB    TCF Financial Corp. of MN           NYSE   MN,IL,MI,WI,OH     Div.     7,091      184   12-31   06/86  45.37  1,577
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK        M.B.     6,868       98   06-30   12/84  35.87    771
 FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.     5,700      129   12-31   12/80  26.75    984
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,357       52   12-31   05/87  26.50    604
 SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.     3,658       42   06-30   01/94  86.75    798
 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,230       13   06-30   01/90  40.63    426
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     2,918       33   03-31   01/92  34.38    295
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     2,897       41   12-31   03/94  32.62    460
 STND   Standard Fin. of Chicago IL         OTC    Chicago IL         Thrift   2,340 S     13   12-31   08/94  20.50    332
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,869       33   03-31   07/92  45.00    208
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,496       28   12-31   08/83  28.25    235
 DNFC   D&N Financial Corp. of MI           OTC    MI,WI              Ret.     1,473       35   12-31   02/85  17.87    149
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,469 S     44   12-31   11/89  28.37    175
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,409       13   09-30   06/93  29.00    155
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,128 S     21   12-31   04/93  28.50    119
 FFSW   First Fed Fin. Serv. of OH          OTC    Northeastern OH    Thrift   1,111 S     18   12-31   04/87  37.50    135
 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift   1,032       15   09-30   03/92  35.50    116
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     830       18   12-31   06/90  20.12     95
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     827 S     26   12-31   08/94  19.25    100
 IFSL   Indiana Federal Corp. of IN         OTC    Northwestern IN    Thrift     809 S     15   12-31   02/87  26.25    124
 FFEC   First Fed. Bancshares of WI         OTC    Northwest WI       Thrift     729 S     20   12-31   10/94  18.62    128
 NASB   North American SB of MO             OTC    KS,MO              M.B.       711 S      8   09-30   09/85  36.75     83

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               March 10, 1997(1)


                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ______________________________
 ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.       668       10   09-30   07/92  30.97     83
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       665       22   12-31   07/92   6.75     29
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Div.       658 S     25   06-30   12/89  17.12    140
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     633 S     15   06-30   01/88  27.25     91
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       624       13   03-31   01/88  17.75     88
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     615       20   12-31   12/83  18.62     82
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       613 S      6   03-31   04/95  18.50     65
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     582       10   06-30   06/93  25.12    108
 SSBK   Strongsville SB of OH               OTC    Cleveland OH       Thrift     568       13   12-31     /    23.75     60
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     555        7   12-31   06/94  23.12    103
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     553       19   06-30   04/92  19.50     58
 FFDP   First Fed Bancshares of IL          OTC    Chicago IL         Thrift     541        3   12-31   07/92  17.50     54
 FDEF   First Defiance Fin. Corp. of OH     OTC    Northwest OH       Thrift     524 S      9   06-30   10/95  13.06    124
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     510        5   06-30   02/92  35.50     84
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     510 S      8   12-31   05/96  18.87     97
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     476 S      5   09-30   12/93  19.75     55
 FFSX   First FS&LA. MHC of IA (46.0)       OTC    Western IA         Thrift     457       12   06-30   06/92  30.25     57
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     413       11   03-31   04/94  22.50     47
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     404       12   12-31   02/92  22.50     28
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     400 S      8   12-31   02/87  15.87     52
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     397        3   06-30   01/94  18.75     27
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     389        4   12-31   03/94  19.94     38
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     388 S      6   09-30   12/95  15.75     67
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       388 S      9   09-30   09/93  16.75     49
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     382        5   12-31   06/92  19.87     52
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       378 S      7   12-31     /    15.75     48
 PFSL   Pocahnts Fed, MHC of AR (46.4)      OTC    Northeast AR       Thrift     373        5   09-30   04/94  19.06     31
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     371 S      5   12-31   09/96  15.12    106
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     367        7   06-30   07/87  21.00     88
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     362       11   09-30   10/94  17.00     55
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       356        7   09-30   06/94  25.25     51
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     351       10   03-31   12/92  27.37     39
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     348 S      6   12-31   07/94  21.50     47

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               March 10, 1997(1)

                                                   Primary           Operating Total            Fiscal   Conv.  Stock   Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year    Date   Price   Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------   ----    -----  ------  ------
                                                                               ($Mil)                            ($)    ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       348        9    06-30   12/92  16.50     38
 HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     347       10    12-31   03/85  20.50     39
 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     340 S      9    12-31   06/90  20.50     23
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     327       10    12-31   08/95  12.62     69
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     323 S      8    09-30   03/95  19.25     51
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     316 S      7    12-31   07/95  16.00     60
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     308 S      1    12-31   06/92  21.25     55
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     298        7    12-31   06/94  29.00     42
 WFCO   Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       292 S      4    09-30   08/88  13.00     26
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     284 S      6    06-30   11/90  20.75     25
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     280        6    09-30   07/87  20.75     48
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     269 S      6    03-31   09/93  22.25     55
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     266 S      6    12-31   05/96  15.50     44
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       260        1    06-30   04/87  29.00     20
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     260        4    06-30   08/87   9.00     22
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     256 S      4    12-31   03/96  12.37     69
 WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     251 S      6    03-31   06/93  26.00     39
 OSBF   OSB Fin. Corp. of Oshkosh WI        OTC    Eastern WI         Thrift     250 S      7    12-31   06/92  32.00     37
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     236        7    06-30   12/93  14.00     26
 DFIN   Damen Fin. Corp. of Chicago IL      OTC    Chicago IL         Thrift     235        3    11-30   10/95  14.50     55
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     235 S      5    09-30   10/94  14.75     30
 CBIN   Community Bank Shares of IN         OTC    Southeast IN       Thrift     235 S      7    12-31   04/95  13.75     27
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     224        4    09-30   03/94  19.25     34
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     222        5    09-30   03/94  18.87     35
 SBCN   Suburban Bancorp. of OH             OTC    Cincinnati OH      Thrift     219        8    06-30   09/93  16.50     24
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     218 S      7    12-31   01/88  16.75     19
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     218 S      4    12-31   02/93  22.12     27
 BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     216 P      3    07-31   12/96  13.87     35
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     209        2    06-30   06/93  20.12     27
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     201 S      7    12-31   04/95  15.00     31
 CBCO   CB Bancorp of Michigan City IN      OTC    Northwest IN       Thrift     200 S      3    03-31   12/92  28.62     33
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     198 S      4    12-31   03/96  15.25     52
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     195 S      9    12-31   07/92  18.00     29

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               March 10, 1997(1)

                                                   Primary           Operating Total           Fiscal Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                         ($)    ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     191        4   06-30   04/95  11.75     37
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     189        6   09-30   06/92  17.50     28
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     186 S      3   09-30   04/95  16.62     47
 PULB   Pulaski SB, MHC of MO (29.0)        OTC    St. Louis MO       Thrift     179 S      5   09-30   05/94  16.75     35
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     178 S      3   12-31   02/95  19.50     18
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     177 S      3   12-31   08/96  15.37     42
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     176        2   06-30   03/93  21.25     39
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     176        2   09-30   10/94  13.75     30
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     173        1   12-31   07/96  16.00     21
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     160 S      3   12-31   06/95  14.25     28
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     160 J      8   06-30   04/94  16.25     27
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     160        6   06-30   08/93  15.75     24
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     158        3   06-30   03/93  25.25     18
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     157        5   06-30   12/93  19.25     23
 SJSB   SJS Bancorp of St. Joseph MI        OTC    Southwest MI       Thrift     152 S      4   06-30   02/95  25.50     23
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     148 S      2   06-30   04/95  18.75     27
 JXSB   Jcksnville SB,MHC of IL (44.6)      OTC    Central IL         Thrift     144 S      4   12-31   04/95  16.50     21
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     140 S      2   06-30   03/95  11.62     21
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     136        4   12-31   11/92  28.50     10
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     136 S      1   03-31   12/95  13.75     18
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     129 S      3   06-30   07/95   9.75     34
 PTRS   The Potters S&L Co. of OH           OTC    Northeast OH       Thrift     125 S      4   12-31   12/93  19.62     10
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     124 S      3   09-30   03/94  14.62     21
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     120        2   12-31   09/96  14.50     41
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     120 J      3   09-30   06/95  15.87     31
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     117        2   06-30   12/93  18.00     19
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     116 S      6   09-30   10/92   8.50     14
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     112        1   06-30   04/95  11.75     20
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     110        5   09-30   04/95  18.50     13
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     110 P      1   09-30   11/96  14.25     29
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109 S      2   09-30   10/95  16.00     32
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     109        1   09-30   10/93  11.87     13
 FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift     100 S      2   04-30   10/96  18.50     32

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               March 10, 1997(1)

                                                   Primary           Operating Total           Fiscal Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      99 S      5   12-31   06/96  17.00     28
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        97 S      2   12-31   10/93  16.50      7
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift      97        3   03-31   09/95  14.25     14
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      96 S      3   03-31   10/94  13.50     13
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      95 S      3   06-30   02/95  17.25     11
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      95 S      1   12-31   08/94  13.75     29
 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift      94 P      7   12-31   12/96  15.00     18
 CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift      92        2   06-30   09/96  17.25     18
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      91        2   09-30   06/95  12.00     19
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        91 S      3   06-30   12/94  16.75     15
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      89 S      2   09-30   09/96  14.75     22
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      88        2   06-30   08/95  11.75     16
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      88        1   06-30   01/94  22.25     11
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      87 S      4   06-30   08/95  14.50     12
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85 S      1   06-30   04/96  14.00     20
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      84 S      4   12-31   04/96  13.75     15
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      81 S      1   09-30   02/95  17.25     14
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      81 S      2   06-30   01/94  18.37     14
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      79        3   06-30   03/95  14.00     12
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      79 S      3   09-30   10/94  10.50     10
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      78        1   12-31   06/95  13.00     16
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      77 S      3   06-30   06/94  17.00      7
 PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      73 P      1   12-31   11/96  13.75     30
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      72 S      3   06-30   03/95  11.87      6
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      71 S      1   09-30   03/95  14.87     13
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      69 S      2   06-30   01/95  14.25     15
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      67        2   06-30   02/95  21.75     14
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      62 S      2   09-30   06/95  16.25     12
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      62 S      1   09-30   06/96  14.62     18
 HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      61 P      1   06-30   12/96  13.25     12
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      60        1   12-31   01/95  17.75     16
 CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      50 S      1   09-30   10/95  10.62     10
 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      48 S      1   June    04/96   7.12     18

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               March 10, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      45        2   09-30   02/95  21.00      7
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      39 S      0   06-30   07/96  14.00      7
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      37        1   09-30   04/96  14.62      8
 FLKY   First Lancaster Bncshrs of KY       OTC                       Thrift      37        0   06-30   07/96  16.00     15
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      36 S      1   03-31   12/95  14.50     11

 New England Companies
 ---------------------

 PBCT   Peoples Bank, MHC of CT (37.4) (3)  OTC    Southwestern CT    Div.     7,645       84   12-31   07/88  34.50  1,399
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH              Div.     4,456 S     82   12-31   12/86  31.37    885
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   3,918       64   12-31   12/86  39.25    311
 CFX    Cheshire Fin. Corp. of NH (3)       AMEX   S.W. NH,MA         M.B.     1,521 S     23   12-31   02/87  16.62    216
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   1,403 S     19   09-30   02/87  29.50    134
 SISB   SIS Bank of Springfield MA (3)      OTC    Central MA         Div.     1,349       21   12-31   02/95  26.50    152
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    Northeastern MA    M.B.     1,205       11   12-31   05/86  28.13    144
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,067       10   12-31   08/87  15.94    118
 MDBK   Medford Savings Bank of MA (3)      OTC    Eastern MA         Thrift   1,039       16   12-31   03/86  28.75    130
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,005 S     10   12-31     /    24.62    127
 FAB    FirstFed America Bancorp of MA      AMEX   Southeast MA       M.B.       949 P     14   12-31   01/97  14.62    127
 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     943 S     12   12-31   06/87  25.50     67
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     888       14   12-31   05/86  40.00    107
 EBCP   Eastern Bancorp of NH               OTC    VT, NH             M.B.       866       25   09-30   11/83  25.62     94
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       797 S      8   12-31   10/95  16.25    102
 MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     710 S      0   12-31   06/96  17.00     90
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     692 S     10   12-31   07/86  20.62    106
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     683       18   12-31   11/86  22.62    122
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     637 S      8   12-31   06/94  25.25     60
 GROV   GroveBank for Savings of MA (3)     OTC    Eastern MA         Thrift     599 S      7   12-31   08/86  50.62     78
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     558       15   12-31   12/81  29.75     68
 CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.       549 S      9   06-30   05/86  23.62     58
 MWBX   Metro West of MA (3)                OTC    Eastern MA         Thrift     523        9   12-31   10/86   5.22     73
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     513 S     14   12-31   10/86  12.81     46

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               March 10, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 New England Companies (continued)
 ---------------------------------
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       511 S      5   12-31   07/86   2.81     47
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       487        7   12-31   06/86  22.00     42
 PBNB   Peoples Sav. Fin. Corp. of CT (3)   OTC    Central CT         Thrift     482        8   12-31   08/86  30.87     59
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     465       11   04-30   07/86  32.00     61
 PETE   Primary Bank of NH (3)              OTC    Southern NH        Ret.       427        8   12-31   10/93  17.50     37
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     419        3   12-31   07/86  22.50     58
 EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       410        7   12-31   09/86  19.50     43
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       359        6   12-31   07/86  15.87     58
 MIDC   Midconn Bank of Kensington CT (3)   OTC    Central CT         Thrift     358 S     10   09-30   09/86  24.12     47
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     338        6   12-31   05/86   9.62     41
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     326 S     11   04-30   10/86  18.50     36
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     312       12   06-30   02/86   9.25     37
 POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift     269 S      3   12-31   02/88  15.37     90
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     264 S     10   12-31   05/86  11.75     20
 NEBC   Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     230 S      8   06-30   08/87  13.75     17
 TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     228 S      7   12-31   12/86  15.50     18
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     202        4   12-31   12/88  18.62     24
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     189 S      2   12-31   08/88  19.00     35
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       184        5   12-31   11/86   4.25     28
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     159        4   12-31   05/93  15.75     19
 AFED   AFSALA Bancorp of NY                OTC    Central NY         Thrift     149 P      4   09-30   10/96  13.50     20
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       133 J      8   12-31   06/93  34.00     14
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     116 S      4   04-30   12/87  17.50     16
 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.        94 S      3   12-31     /     7.37      5
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      89        1   09-30   03/96  15.63     23
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      56 S      2   03-31   11/89  19.00      4
 GLBK   Glendale Co-op. Bank of MA (3)      OTC    Boston MA          Thrift      37 J      1   04-30   01/94  26.75      7

 North-West Companies
 --------------------

 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    22,414 S    290   12-31   03/83  52.87  6,669
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,869       89   09-30   11/82  25.50  1,210

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               March 10, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 North-West Companies (continued)
 --------------------------------
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,703       31   12-31     /    35.00    280
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,531 S     41   06-30     /    17.12     95
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift     947 S     16   03-31   11/95  19.75    209
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     673        7   09-30   10/95  15.50    155
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     500 S     12   03-31   08/86  15.00     96
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       401 S      6   12-31   12/85  19.50     48
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     348        6   06-30   08/92  16.37     34
 RVSB   Rvrview SB,FSB MHC of WA(41.7)      OTC    Southwest WA       M.B.       224        9   03-31   10/93  18.25     40
 EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     110 P      3   06-30   01/97  13.62     35

 South-East Companies
 --------------------
 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,582       32   09-30   11/83  28.00    176
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,420       20   12-31   10/94  19.75    194
 AMFB   American Federal Bank of SC         OTC    Northwest SC       Thrift   1,395 S     41   12/31   01/89  28.87    316
 MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.     1,342       62   06-30   03/91  18.75    258
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.       991 J     29    9-30   12/83  22.00    157
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     902        8   06-30   12/95  21.25    365
 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       781 S     23   06-30   01/78  16.25     94
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     686 S     16   12-31   04/95  25.12    177
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     660 S     19   12-31   12/85  14.75     77
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     656 J     15   12-31   08/92  45.00     73
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     642 S     10   03-31   04/86  16.62     76
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       604 S     12   12-31   11/80  11.12     55
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     534       11   12-31   10/94  24.75    116
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     460 S      9   09-30   09/90  24.00     83
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     380 S      8   09-30   04/95  15.00     52
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     341       17   03-31   08/91  20.50     31
 FFRV   Fid. Fin. Bkshrs. Corp. of VA       OTC    Southern VA        Thrift     329 S      7   12-31   05/86  28.00     64
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     326       11   06-30   10/93  10.75     47
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     266        5   06-30   01/94  19.50     72
 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     265 S      4   12-31   07/96  17.37     47

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               March 10, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------- ------  ------- -----  -----  ------  -------
                                                                              ($Mil)                          ($)   ($Mil)

South-East Companies (continued)
--------------------------------

UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       264 S      9   12-31   07/80   8.25     25
MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     231 S      8   12-31     /    35.50     27
FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       229 S      4   12-31   12/86  12.75     26
PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     210 S      5   09-30   10/96  26.00     39
SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     208 P      2   09-30   10/96  16.75     75
CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     206        1   09-30   03/96  19.87     85
PLE    Pinnacle Bank of AL                 AMEX   Central AL         Thrift     192 S      5   06-30   12/86  22.37     20
GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     176 S      3   09-30   04/96  18.25     78
ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       172 S     12   12-31     /     1.62      2
FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     166 S      5   09-30   07/95  16.87     31
FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       162 J      8   03-31   03/86  22.00     35
CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     161 S      3   03-31   03/88  22.00     28
FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     144 J      7   09-30   02/87  10.12     21
BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     127 S      3   09-30   08/94  19.25     22
FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     126 S      3   06-30   06/93  22.00     34
PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     125        2   06-30   12/95  10.62     29
GSLC   Guaranty Svgs & Loan FA of VA       OTC    Charltsvl VA       M.B.       115 S      3   06-30     /     9.50      9
CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     109 P      4   06-30   11/96  15.00     28
SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     108 S      4   06-30   10/95  14.25     18
TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107 S      3   12-31   01/95  18.50     16
SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     106 S      2   12-31   04/96  27.25     50
KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     101        3   12-31   12/93  19.75     13
CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift      99 P      1   06-30   12/96  66.00     27
SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      90 S      2   09-30   02/95  13.75     11
CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift      80 S      3   09-30   07/95  16.25     15
CZF    Citisave Fin. Corp. of LA           AMEX   Baton Rouge LA     Thrift      76 S      5   12-31   07/95  13.87     13
SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      73 P      3   09-30   12/96  13.50     15
SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      69 S      2   09-30   04/96  15.75     29
SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      43 S      1   06-30   07/94  19.25     14
MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      35 S      1   12-31   07/96  15.37     15


South-West Companies
--------------------

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               March 10, 1997(1)


                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 South-West Companies (continued)
 --------------------------------

 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,859 S     40   12-31     /    27.12    135
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       279        5   03-31   06/93  24.25     20
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     218 S      6   09-30   04/96  15.25     40
 LOAN   Horizon Bancorp, Inc of TX (3)      OTC    Austin TX          R.E.       149 S      8   04-30     /    24.00     33
 LBFI   L&B Financial of S. Springs TX      OTC    Northeast TX       Thrift     142        6   06-30   09/94  18.00     29
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     114 S      2   09-30   01/95  18.25     20
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     109 S      3   12-31   08/86   5.25      4
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      80 S      1   06-30   06/95  16.25     15


 Western Companies (Excl CA)
 ---------------------------

 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,501 J     26   12-31   01/96  17.12    311
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     564       20   06-30   01/94  21.50     95
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       412 S     13   06-30   03/84  24.75     84
 SFBM   Security Bancorp of MT              OTC    Southcentral MT    Thrift     382 S     16   06-30   11/86  30.25     46
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     108 S      4   12-31   09/86  19.75     24
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      86        2   12-31   09/93  18.50     11
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      53        1   09-30   03/96  13.62     14


 Other Areas
 -----------

 NOTES: (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
        (3) FDIC savings bank.

 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

 Date of Last Update: 03/10/97

                                 EXHIBIT III-2
          Financial Analysis of Northwestern and Western Institutions

                                Exhibit III-2A
                          Market Pricing Comparatives
                        Prices As of February 28, 1997




                                            Market      Per Share Data
                                        Capitalization  --------------
                                        ---------------  Core    Book              Pricing Ratios(3)
                                        Price/   Market  12-Mth  Value/ ----------------------------------------
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                   ------- ------- ------- ------- ------- ------- ------- ------- --------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)

SAIF-Insured Thrifts                     20.30   140.42   1.16   15.91   19.92  127.41   15.51  129.55   17.52
Special Selection Grouping(8)            22.59   804.31   1.20   12.67   19.70  153.99   19.00  163.25   19.22

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CASB  Cascade SB of Everett WA           16.37    33.61   0.86   10.34   19.96  158.32    9.66  158.32   19.03
EFBC  Empire Federal Bancorp of MT       13.62    35.30   0.46   14.76      NM   92.28   32.20   92.28   29.61
FMSB  First Mutual SB of Bellevue WA     19.50    47.83   1.49   10.79   12.58  180.72   11.94  180.72   13.09
FWWB  First Savings Bancorp of WA        19.75   208.74   0.68   14.13   29.04  139.77   22.04  152.27   29.04
HRZB  Horizon Financial Corp. of WA      15.00    96.18   1.12   12.44   13.04  120.58   19.22  120.58   13.39
IWBK  Interwest SB of Oak Harbor WA      35.00   280.04   2.18   14.51   22.58  241.21   16.44  247.18   16.06
KFBI  Klamath First Bancorp of OR        15.50   155.03   0.86   15.25   26.72  101.64   23.03  101.64   18.02
RVSB  Rvrview SB,FSB MHC of WA(41.7)     18.25    16.72   1.13   11.11   19.21  164.27   17.85  182.32   16.15
STSA  Sterling Financial Corp. of WA     17.12    94.83   0.69   10.78      NM  158.81    6.19  193.88   24.81
WFSL  Washington FS&LA of Seattle WA     25.50  1209.98   1.96   13.99   14.49  182.27   20.62  203.35   13.01
WAMU  Washington Mutual Inc. of WA       52.87  6669.13   1.72   11.23      NM      NM   29.75      NM      NM



                                              Dividends(4)                   Financial Characteristics(6)
                                        ----------------------- -------------------------------------------------------
                                                                                           Reported         Core
                                        Amount/         Payout   Total  Equity/  NPAs/  ---------------- --------------
Financial Institution                   Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                   -------  ------ ------- ------  ------- ------- ------- ------- ------- -------
                                            ($)    (%)     (%)  ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts                     0.36    1.80    29.05  1,153    12.90    0.87    0.60    5.21    0.83    7.33
Special Selection Grouping(8)            0.34    1.33    22.49  3,156    12.84    0.39    0.94    8.95    1.07   10.14


Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CASB  Cascade SB of Everett WA              0.00   0.00    0.00     348    6.10    0.51    0.51    8.18    0.53    8.57
EFBC  Empire Federal Bancorp of MT          0.00   0.00    0.00     110   34.89      NA    0.83    2.37    1.09    3.12
FMSB  First Mutual SB of Bellevue WA        0.20   1.03   13.42     401    6.61    0.12    1.02   15.36    0.98   14.77
FWWB  First Savings Bancorp of WA           0.20   1.01   29.41     947   15.77    0.21    1.01    5.46    1.01    5.46
HRZB  Horizon Financial Corp. of WA         0.40   2.67   35.71     500   15.94    0.01    1.51    9.40    1.47    9.15
IWBK  Interwest SB of Oak Harbor WA         0.56   1.60   25.69   1,703    6.82    0.54    0.83   12.18    1.17   17.12
KFBI  Klamath First Bancorp of OR           0.28   1.81   32.56     673   22.66    0.04    0.91    3.62    1.35    5.36
RVSB  Rvrview SB,FSB MHC of WA(41.7)        0.22   1.21    8.12     224   10.87    0.20    0.97    8.90    1.16   10.59
STSA  Sterling Financial Corp. of WA        0.00   0.00    0.00   1,531    3.90    0.58    0.14    3.41    0.25    6.03
WFSL  Washington FS&LA of Seattle WA        0.87   3.41   44.39   5,869   11.31    1.15    1.62   13.75    1.80   15.31
WAMU  Washington Mutual Inc. of WA          1.00   1.89   58.14  22,414    6.32    0.56    0.98   15.83    0.99   16.01

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets;
    P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes North-West Companies;

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                                           Exhibit III-28
                                                    Market Pricing Comparatives
                                                  Prices As of February 28, 1997


                                            Market       Per Share Data
                                        Capitalization   --------------             Pricing Ratios(3)
                                        ---------------  Core    Book   ----------------------------------------
                                        Price/   Market  12-Mth  Value/
Financial Institution                   Share(1)  Value  EPS(2)  Share     P/E     P/B     P/A    P/TB   P/CORE
---------------------                   -------- ------  ------  ------ -------- ------- ------- ------ --------
                                          ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                      20.30  140.42    1.16   15.91   19.92   127.41  15.51  129.55   17.52
Special Selection Grouping(8)             19.21   89.86    1.13   16.56   20.30   122.91  20.11  123.20   18.37

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY      13.62   14.41    0.51   14.79      NM    92.09  27.40   92.09   26.71
FFBA  First Colorado Bancorp of Co        17.12  311.31    0.87   13.48   19.68   127.00  20.74  128.53   19.68
GBCI  Glacier Bancorp of MT               24.75   83.51    1.81   11.54   15.37   214.47  20.27  214.66   13.67
SFBM  Security Bancorp of MT(7)           30.25   45.62    1.55   20.51   23.27   147.49  11.93  171.29   19.52
TRIC  Tri-County Bancorp of WY            18.50   11.27    1.19   21.59   20.79    85.69  13.12   85.69   15.55
UBMT  United Fin. Corp. of MT             19.75   24.15    1.28   19.89   18.81    99.30  22.38   99.30   15.43
WSTR  WesterFed Fin. Corp. of MT          21.50   94.54    1.12   18.08   26.88   118.92  16.77  118.92   19.20

                                                Dividends(4)                Financial Characteristics(6)
                                          ----------------------- -------------------------------------------------------
                                                                                             Reported          Core
                                          Amount/         Payout   Total  Equity/  NPAs/  ---------------- --------------
Financial Institution                     Share    Yield Ratio(5) Assets  Assets  Assets    ROA      ROE     ROA     ROE
---------------------                     -------  ----- -------- ------  ------  ------  -------  ------- ------- ------
                                           ($)     (%)     (%)   ($Mil)    (%)     (%)     (%)      (%)     (%)     (%)

SAIF-Insured Thrifts                       0.36    1.80   29.05   1,153    12.90    0.87    0.60     5.21    0.83   7.33
Special Selection Grouping(8)              0.56    2.91   47.26     454    17.91    0.27    0.97     6.59    1.17   7.77

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY       0.40    2.94      NM      53    29.75    0.12    0.86     3.03    1.13   3.96
FFBA  First Colorado Bancorp of Co         0.36    2.10   41.38   1,501    16.33    0.22    1.09     8.26    1.09   8.26
GBCI  Glacier Bancorp of MT                0.64    2.59   35.36     412     9.45    0.29    1.37    14.32    1.54  16.10
SFBM  Security Bancorp of MT(7)            0.46    1.52   29.68     382     8.09    0.39    0.53     6.24    0.63   7.44
TRIC  Tri-County Bancorp of WY             0.60    3.24   50.42      86    15.31    0.07    0.71     4.18    0.95   5.59
UBMT  United Fin. Corp. of MT              0.94    4.76   73.44     108    22.54    0.70    1.20     5.25    1.46   6.40
WSTR  WesterFed Fin. Corp. of MT           0.40    1.86   35.71     564    14.11    0.23    0.61     4.49    0.86   6.29


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Western Companies (Excl CA);


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT III-3
              Financial Analysis of Midwest Peer Group Candidates

                                  Exhibit III
                          Market Pricing Comparatives
                        Prices As of February 28, 1997



                                                 Market       Per Share Data
                                             Capitalization  ----------------           Pricing Ratios(3)
                                             ---------------  Core    Book   ---------------------------------------
                                             Price/   Market  12-Mth  Value/
                                            Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
                                            -------- ------- ------- ------- ------- ------- ------- ------- ---------
     Financial Institution                     ($)    ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
     ---------------------

     SAIF-Insured Thrifts                     20.30   140.42   1.16   15.91   19.92  127.41   15.51  129.55   17.52
     Comparable Group Average                 15.09    20.95   0.59   14.82   23.86  103.25   15.60  103.29   23.82
       Mid-West Companies                     15.09    20.95   0.59   14.82   23.86  103.25   15.60  103.29   23.82


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     AMFC  AMB Financial Corp. of IN          13.75    15.46   0.52   14.40      NM   95.49   18.50   95.49   26.44
     BWFC  Bank West Fin. Corp. of MI         11.62    21.14   0.32   13.30   23.24   87.37   15.15   87.37      NM
     CBK   Citizens First Fin.Corp. of IL     15.50    43.66   0.44   14.32      NM  108.24   16.39  108.24      NM
     BDJI  First Fed. Bancorp. of MN          18.50    12.97   1.01   17.78      NM  104.05   11.82  104.05   18.32
     FMBD  First Mutual Bancorp of IL         16.00    60.30   0.55   16.73      NM   95.64   19.06   95.64   29.09
     FTSB  Fort Thomas Fin. Corp. of KY       12.00    18.89   0.44    9.97      NM  120.36   20.73  120.36   27.27
     HZFS  Horizon Fin'l. Services of IA      17.00     7.24   0.57   19.31      NM   88.04    9.45   88.04   29.82
     INCB  Indiana Comm. Bank, SB of IN       16.75    15.44   0.48   12.10      NM  138.43   17.03  138.43      NM
     NBSI  North Bancshares of Chicago IL     18.00    19.04   0.71   16.80      NM  107.14   16.21  107.14   25.35
     NWEQ  Northwest Equity Corp. of WI       13.50    12.54   0.86   12.48   20.45  108.17   13.13  108.17   15.70
     SOBI  Sobieski Bancorp of S. Bend IN     14.00    12.35   0.45   15.81      NM   88.55   15.64   88.55      NM
     THR   Three Rivers Fin. Corp. of MI      14.50    12.34   0.78   14.87   27.88   97.51   14.12   97.97   18.59

                                        Dividends(4)                Financial Characteristics(6)
                                  ----------------------- ------------------------------------------------------
                                                                                     Reported         Core
                                  Amount/         Payout   Total  Equity/  NPAs/  ---------------- -------------
                                  Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                  -------- ----- -------- ------  ------- ------- ------- ------- ------- ------
     Financial Institution           ($)     (%)     (%)  ($Mil)    (%)     (%)     (%)     (%)     (%)     (%)
     ---------------------
     SAIF-Insured Thrifts            0.36   1.80   29.05   1,153   12.90    0.87    0.60    5.21    0.83    7.33
     Comparable Group Average        0.28   1.89   44.44     129   15.23    0.66    0.40    2.51    0.63    4.04
       Mid-West Companies            0.28   1.89   44.44     129   15.23    0.66    0.40    2.51    0.63    4.04


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     AMFC  AMB Financial Corp. of    0.24   1.75   46.15      84   19.37    0.43    0.49    3.04    0.76    4.79
     BWFC  Bank West Fin. Corp. of   0.28   2.41      NM     140   17.34    0.10    0.66    3.39    0.42    2.17
     CBK   Citizens First Fin.Corp   0.00   0.00    0.00     266   15.14    0.53    0.25    2.32    0.52    4.87
     BDJI  First Fed. Bancorp. of    0.00   0.00    0.00     110   11.36    0.38    0.32    2.46    0.68    5.18
     FMBD  First Mutual Bancorp of   0.32   2.00   58.18     316   19.93    0.14    0.46    1.90    0.72    2.99
     FTSB  Fort Thomas Fin. Corp.    0.25   2.08   56.82      91   17.23    1.34    0.51    2.36    0.78    3.58
     HZFS  Horizon Fin'l. Services   0.32   1.88   56.14      77   10.73    1.12    0.13    1.15    0.33    2.86
     INCB  Indiana Comm. Bank, SB    0.36   2.15      NM      91   12.30      NA    0.15    1.06    0.48    3.41
     NBSI  North Bancshares of Chi   0.48   2.67   67.61     117   15.13      NA    0.43    2.62    0.65    3.96
     NWEQ  Northwest Equity Corp.    0.44   3.26   51.16      96   12.14    1.19    0.70    5.17    0.91    6.73
     SOBI  Sobieski Bancorp of S.    0.28   2.00   62.22      79   17.66    0.11    0.21    1.19    0.51    2.83
     THR   Three Rivers Fin. Corp.   0.36   2.48   46.15      87   14.48    1.22    0.52    3.44    0.78    5.17

     (1) Average of High/Low or Bid/Ask price per share.
     (2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
     (3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
     (4) Indicated twelve month dividend, based on last quarterly dividend declared.
     (5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
     (6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
     (7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


     Source: Corporate reports, offering circulars, and RP Financial, LC.
             calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT III-4
                  Peer Group Market Area Comparative Analysis

                                 Exhibit III-4
         Peer Group Primary Market Area Demographic/Competition Trends

                                                                                                       Per Capita Income
                                                 Population    Proj.                                   -----------------   Deposit
                                              ---------------   Pop.   1990-96  1996-2001                       % State     Market
Institution                       County      1990       1996   2001  % Change  % Change    Median Age   Amount  Average    Share(1)
-----------                       ------      ----       ----   ----  --------  --------    ----------   ------  -------    --------
                                               (000)    (000)
AMB Financial Corp. of IN         Lake          476      483    490      1.7%     1.3%          34.6     13,931     91.2%      1.0%
Citizens First Fin. Corp. of IL   McLean        129      141    151      9.5%     6.9%          30.0     16,685     96.2%      5.8%
First Mutual Bancorp of IL        Macon         117      116    115     -1.0%    -0.7%          33.4     14,849     85.6%      8.4%
Horizon Fin'l Services of IA      Mahaska        22       22     23      2.6%     2.0%          35.9     14,489     92.9%     13.9%
Horizon Financial Corp. of WA     Whatcom       128      152    172     19.3%    12.9%          33.8     15,720     93.6%     16.1%
Klamath First Bancorp of OR       Klamath        58       62     65      7.0%     5.2%          36.1     14,058     84.1%     35.5%
Northwest Equity Corp. of WI      Polk           35       38     40      8.9%     6.5%          36.2     14,233     85.2%      9.9%
Three Rivers Fin. Corp. of MI     St. Joseph     59       61     63      3.8%     2.9%          34.2     15,650     89.0%      8.1%
Tri-County Bancorp of WY          Goshen         12       13     13      2.4%     1.9%          36.1     11,300     83.8%     16.8%
United Financial Corp. of MT      Cascade        78       82     85      5.0%     3.8%          34.0     13,930    103.3%      7.0%
                                                 --       --     --      ----     ----          ----     ------    ------      ----
                                  Averages:     111      117    122      5.9%     4.3%          34.4     14,485     90.5%     12.2%
                                  Medians:       59       62     65      3.8%     2.9%          34.2     14,233     89.0%      8.4%

First Federal Bank of Idaho       Nez Perce      34       37     40      9.5%     7.0%          36.8     15,779    108.1%     12.6%



(1) Total institution deposits in headquarters county as percent of total county deposits.

Sources: CACI, Inc; FDIC; OTS.

                                  EXHIBIT IV-1
                                 Stock Prices:
                            As of February 28, 1997


                                                           Exhibit IV-1
                                               Weekly Thrift Market Line - Part One
                                                  Prices As Of February 28, 1997




                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                                                  52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. SAIF-Insured Thrifts(no MHC)
     ---------------------------------------------
     SAIF-Insured Thrifts(320)                     20.29   5,543   146.4        21.23   14.69   20.22    0.46  172.45    10.15
     NYSE Traded Companies(11)                     36.86  38,458 1,554.5        39.41   24.03   37.86   -2.35  269.27    12.90
     AMEX Traded Companies(18)                     16.84   3,791    73.8        18.03   12.11   16.65    0.44  267.39    10.45
     NASDAQ Listed OTC Companies(291)              19.97   4,574   104.8        20.83   14.55   19.86    0.55  160.53    10.04
     California Companies(24)                      25.15  17,271   613.3        26.53   16.02   25.64   -1.73  111.00    16.50
     Florida Companies(5)                          17.40   7,707   113.3        17.65   11.40   15.97    6.72   80.04    18.03
     Mid-Atlantic Companies(64)                    20.73   6,134   135.6        21.36   14.49   20.47    1.03  149.46    12.99
     Mid-West Companies(153)                       20.00   3,991   106.8        20.99   14.95   19.95    0.35  183.00     8.15
     New England Companies(11)                     20.14   3,931    91.7        21.10   15.19   20.25    0.00  246.46     4.85
     North-West Companies(6)                       20.52  12,606   301.5        21.55   14.77   21.06   -2.15  110.25     7.12
     South-East Companies(43)                      18.94   3,554    68.4        20.10   13.91   18.84    0.58  226.95    11.65
     South-West Companies(7)                       17.73   1,856    38.8        18.44   12.58   17.32    1.83  -22.22     4.55
     Western Companies (Excl CA)(7)                19.21   4,808    89.9        19.52   14.75   18.96    1.17  306.44     6.40
     Thrift Strategy(248)                          18.94   3,437    72.9        19.80   13.97   18.77    0.73  132.72     9.91
     Mortgage Banker Strategy(40)                  23.80  12,121   393.4        25.20   16.66   24.15   -0.85  264.88    11.77
     Real Estate Strategy(14)                      22.65   7,668   178.5        23.52   15.46   22.60    1.19  160.51    12.76
     Diversified Strategy(14)                      33.83  23,218   760.5        35.02   22.43   34.10   -1.06  245.56     8.28
     Retail Banking Strategy(4)                    15.47   3,519    60.3        15.88   10.94   15.50   -0.53  220.86     6.80
     Companies Issuing Dividends(257)              20.83   5,748   158.7        21.84   15.15   20.72    0.65  187.62     9.59
     Companies Without Dividends(63)               18.20   4,736    97.7        18.83   12.89   18.25   -0.28  106.23    12.45
     Equity/Assets less than 6%(28)                22.14  15,418   434.0        23.25   14.22   22.27   -1.01  164.50    11.92
     Equity/Assets 6-12%(153)                      22.46   6,196   176.8        23.42   16.02   22.36    0.80  180.39    11.04
     Equity/Assets greater than 12%(139)           17.62   2,915    57.6        18.50   13.37   17.53    0.38  133.96     8.83
     Converted Last 3 Mths (no MHC)(7)             13.98   2,586    36.8        14.51   12.85   14.29   -2.21    0.00     4.42
     Actively Traded Companies(49)                 28.52  15,772   533.2        29.70   19.57   28.89   -1.24  196.88    11.97
     Market Value Below $20 Million(70)            15.87     877    13.3        16.62   12.66   15.75    0.58  124.31     7.40
     Holding Company Structure(281)                20.64   5,439   149.0        21.57   14.99   20.54    0.54  159.68    10.10
     Assets Over $1 Billion(65)                    30.90  17,347   555.7        32.13   20.47   31.01   -0.22  208.16    12.87
     Assets $500 Million-$1 Billion(54)            20.13   5,337    96.5        20.80   14.36   20.12    0.10  215.95    11.76
     Assets $250-$500 Million(69)                  18.60   2,757    46.3        19.57   13.74   18.37    1.06  123.04    10.02
     Assets less than $250 Million(132)            16.17   1,420    22.5        17.06   12.56   16.06    0.62  110.81     8.26
     Goodwill Companies(130)                       23.49   9,168   250.8        24.50   16.18   23.46    0.31  207.79    11.33
     Non-Goodwill Companies(190)                   18.23   3,206    79.0        19.12   13.74   18.13    0.55  110.81     9.38
     Acquirors of FSLIC Cases(13)                  30.52  34,866 1,299.9        32.20   20.31   31.19   -1.34  263.31    12.43


                                                          Current Per Share Financials
                                                      ----------------------------------------
                                                                               Tangible
                                                      Trailing  12 Mo.   Book    Book
                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            -------- ------- ------- ------- -------
                                                          ($)     ($)     ($)     ($)     ($)

     Market Averages. SAIF-Insured Thrifts(no MHC)
     ---------------------------------------------
     SAIF-Insured Thrifts(320)                          0.85    1.17   16.06   15.63   158.60
     NYSE Traded Companies(11)                          1.75    2.54   19.90   19.03   349.37
     AMEX Traded Companies(18)                          0.59    0.86   14.10   13.95   106.53
     NASDAQ Listed OTC Companies(291)                   0.83    1.14   16.06   15.62   155.57
     California Companies(24)                           0.72    1.11   17.68   16.72   272.78
     Florida Companies(5)                               0.49    0.62   12.06   11.75   145.27
     Mid-Atlantic Companies(64)                         0.99    1.35   16.21   15.54   169.78
     Mid-West Companies(153)                            0.84    1.15   16.49   16.21   143.57
     New England Companies(11)                          1.21    1.39   16.95   15.78   222.69
     North-West Companies(6)                            0.91    1.17   13.27   12.65   148.69
     South-East Companies(43)                           0.72    1.03   14.03   13.87   119.11
     South-West Companies(7)                            0.46    1.00   16.02   15.21   223.53
     Western Companies (Excl CA)(7)                     0.93    1.13   16.56   16.53   101.98
     Thrift Strategy(248)                               0.74    1.04   16.05   15.66   141.60
     Mortgage Banker Strategy(40)                       1.19    1.51   15.63   14.86   227.84
     Real Estate Strategy(14)                           0.85    1.43   15.73   15.52   203.68
     Diversified Strategy(14)                           1.86    2.46   18.74   18.35   221.82
     Retail Banking Strategy(4)                         0.54    0.74   13.03   12.56   160.59
     Companies Issuing Dividends(257)                   0.95    1.27   16.24   15.79   157.12
     Companies Without Dividends(63)                    0.46    0.77   15.35   15.00   164.43
     Equity/Assets less than 6%(28)                     0.70    1.15   13.51   12.54   279.72
     Equity/Assets 6-12%(153)                           1.08    1.47   16.43   15.76   198.96
     Equity/Assets greater than 12%(139)                0.63    0.86   16.17   16.09    91.83
     Converted Last 3 Mths (no MHC)(7)                  0.45    0.65   13.82   13.82    77.69
     Actively Traded Companies(49)                      1.70    2.17   17.99   17.32   243.77
     Market Value Below $20 Million(70)                 0.48    0.79   15.69   15.56   131.34
     Holding Company Structure(281)                     0.85    1.18   16.45   16.01   156.57
     Assets Over $1 Billion(65)                         1.50    1.99   19.37   18.10   264.28
     Assets $500 Million-$1 Billion(54)                 1.01    1.26   15.22   14.67   161.14
     Assets $250-$500 Million(69)                       0.70    1.08   15.23   14.96   157.69
     Assets less than $250 Million(132)                 0.54    0.79   15.25   15.18   107.70
     Goodwill Companies(130)                            1.08    1.46   16.41   15.41   206.52
     Non-Goodwill Companies(190)                        0.70    0.98   15.84   15.77   127.69
     Acquirors of FSLIC Cases(13)                       1.46    2.27   17.01   16.07   276.00

     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
     (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                     Weekly Thrift Market Line - Part One
                        Prices As Of February 28, 1997

                                                                                             Price Change Data
                                                  Market Capitalization       -----------------------------------------------
                                                 -----------------------          52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------
     BIF-Insured Thrifts(73)                       21.68   9,399   279.0        22.43   14.63   21.64    0.58  159.01    12.08
     NYSE Traded Companies(3)                      33.58  53,300 1,620.1        35.29   16.58   34.54   -1.63  245.31    27.92
     AMEX Traded Companies(5)                      18.97   4,126    74.5        19.55   13.49   18.60    1.73   70.71    15.72
     NASDAQ Listed OTC Companies(65)               21.28   7,518   225.4        22.00   14.63   21.22    0.60  161.72    10.88
     California Companies(3)                       17.54   6,143   114.9        18.20   10.79   17.46    0.60  416.67    20.33
     Mid-Atlantic Companies(19)                    23.33  15,473   405.1        23.96   15.35   23.16    1.03   89.63    11.34
     Mid-West Companies(2)                         10.62     942    10.0        10.62    8.87   10.12    4.94    0.00     4.94
     New England Companies(39)                     20.20   4,472    90.6        20.89   13.55   20.12    0.56  178.07    11.88
     North-West Companies(4)                       26.78  36,394 1,755.5        29.56   15.66   28.44   -5.22  116.05    13.03
     South-East Companies(5)                       26.10   2,093    38.5        26.25   21.80   25.55    2.88    0.00    11.61
     Thrift Strategy(47)                           21.26   4,275   124.0        21.86   14.91   21.06    1.25  148.05    10.49
     Mortgage Banker Strategy(10)                  22.23  24,301   459.4        23.53   14.98   23.03   -3.40  220.94    16.72
     Real Estate Strategy(8)                       20.96   5,136   121.4        21.29   12.56   20.42    1.80  209.10    13.25
     Diversified Strategy(6)                       25.74  32,326 1,365.4        27.10   14.81   26.33   -0.39  118.02    17.48
     Retail Banking Strategy(2)                    18.25   1,397    25.0        19.25   12.97   17.94    1.73   32.22     9.47
     Companies Issuing Dividends(56)               22.44   8,145   295.8        23.32   14.76   22.50    0.23  156.16    11.23
     Companies Without Dividends(17)               19.20  13,495   223.8        19.52   14.20   18.83    1.74  183.95    15.03
     Equity/Assets (LESS THAN) 6%(6)               16.76  26,452   462.0        17.15   10.60   16.65    0.79  168.86    19.09
     Equity/Assets 6-12%(48)                       22.00   8,744   322.2        22.93   14.44   22.17   -0.07  162.18    11.03
     Equity/Assets (GREATER THAN) 12%(19)          22.32   6,001   118.3        22.73   16.29   21.81    2.15   11.69    12.63
     Converted Last 3 Mths (no MHC)(2)             40.82  22,025   354.5        41.13   38.50   40.56   -0.18    0.00     1.54
     Actively Traded Companies(26)                 23.43  15,268   496.8        24.52   15.22   23.75   -0.67  201.84    13.86
     Market Value Below $20 Million(12)            16.81     892    14.2        17.21   11.32   16.19    3.31   98.06    13.67
     Holding Company Structure(46)                 22.42   9,347   298.7        23.24   15.52   22.47    0.03  166.22    11.48
     Assets Over $1 Billion(16)                    28.98  29,541 1,011.6        30.26   17.10   29.41   -0.94  160.54    18.07
     Assets $500 Million-$1 Billion(17)            20.65   5,520    97.7        21.57   14.97   20.78   -0.25  145.32     8.60
     Assets $250-$500 Million(20)                  18.80   2,870    49.0        19.37   12.69   18.75    0.00  194.55     9.72
     Assets less than $250 Million(20)             19.02   1,578    22.4        19.32   14.08   18.44    3.25  129.58    12.56
     Goodwill Companies(36)                        23.60  14,039   489.5        24.70   15.31   23.73    0.22  164.03    12.94
     Non-Goodwill Companies(37)                    19.98   5,304    93.2        20.42   14.03   19.80    0.90  150.03    11.30

                                                           Current Per Share Financials
                                                     ________________________________________
                                                                               Tangible
                                                      Trailing  12 Mo.   Book    Book
                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            ________ _______ _______ _______ _______
                                                          ($)     ($)     ($)     ($)     ($)
     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------
     BIF-Insured Thrifts(73)                            1.32    1.31   15.62   14.85   157.59
     NYSE Traded Companies(3)                           1.81    1.82   18.99   14.58   247.25
     AMEX Traded Companies(5)                           0.94    0.87   15.01   14.58   142.64
     NASDAQ Listed OTC Companies(65)                    1.33    1.32   15.49   14.89   154.13
     California Companies(3)                            1.30    1.20   11.90   11.90   155.15
     Mid-Atlantic Companies(19)                         1.29    1.32   16.71   15.05   177.99
     Mid-West Companies(2)                              0.25    0.38   13.57   12.80    53.10
     New England Companies(39)                          1.48    1.41   14.34   13.85   162.83
     North-West Companies(4)                            1.27    1.25   12.15   11.58   127.16
     South-East Companies(5)                            0.63    0.84   25.53   25.53    96.32
     Thrift Strategy(47)                                1.23    1.24   16.90   15.89   151.69
     Mortgage Banker Strategy(10)                       1.49    1.48   14.18   14.00   189.77
     Real Estate Strategy(8)                            1.36    1.33   11.92   11.92   112.31
     Diversified Strategy(6)                            1.74    1.61   11.86   11.18   167.64
     Retail Banking Strategy(2)                         1.11    1.09   16.70   16.25   258.53
     Companies Issuing Dividends(56)                    1.43    1.40   15.48   14.50   165.68
     Companies Without Dividends(17)                    0.96    1.00   16.06   15.99   131.16
     Equity/Assets (LESS THAN) 6%(6)                    1.08    0.95   10.64   10.53   187.21
     Equity/Assets 6-12%(48)                            1.56    1.51   14.67   13.57   179.05
     Equity/Assets (GREATER THAN) 12%(19)               0.81    0.91   19.41   19.29    95.86
     Converted Last 3 Mths (no MHC)(2)                  1.49    1.77   41.55   41.55   148.63
     Actively Traded Companies(26)                      1.69    1.66   15.06   14.39   183.38
     Market Value Below $20 Million(12)                 0.86    0.87   15.11   14.63   152.75
     Holding Company Structure(46)                      1.34    1.36   16.28   15.56   149.06
     Assets Over $1 Billion(16)                         1.79    1.75   15.78   14.43   188.30
     Assets $500 Million-$1 Billion(17)                 1.41    1.31   15.51   14.25   168.57
     Assets $250-$500 Million(20)                       1.21    1.23   14.13   13.83   147.64
     Assets less than $250 Million(20)                  0.94    0.98   17.05   16.77   130.77
     Goodwill Companies(36)                             1.51    1.47   15.71   14.08   197.50
     Non-Goodwill Companies(37)                         1.16    1.16   15.53   15.53   122.38

     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
     (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                     Weekly Thrift Market Line - Part One
                        Prices As Of February 28, 1997

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                                                  52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(19)                      20.39   4,760    35.4        21.18   14.67   20.18    1.00  160.00     8.87
     BIF-Insured Thrifts(2)                        22.75  21,913   265.0        24.00   14.47   23.41   -1.83  338.37    12.79
     NASDAQ Listed OTC Companies(21)               20.63   6,565    59.5        21.48   14.65   20.52    0.70  219.46     9.29
     Florida Companies(3)                          25.25   5,531    63.7        25.92   16.67   24.25    3.67    0.00     1.88
     Mid-Atlantic Companies(8)                     17.25   8,382    46.5        18.23   12.28   17.13    1.04  117.50    13.98
     Mid-West Companies(7)                         19.15   1,943    14.7        19.96   14.34   19.18   -0.05  202.50     7.99
     New England Companies(1)                      34.50  40,553   522.8        36.50   19.69   35.81   -3.66  338.37    19.50
     North-West Companies(1)                       18.25   2,196    16.7        18.75   14.37   18.25    0.00    0.00     4.29
     South-East Companies(1)                       26.00   1,505    18.3        26.00   20.25   26.00    0.00    0.00     7.22
     Thrift Strategy(19)                           19.96   4,823    34.8        20.76   14.37   19.75    1.00  160.00     8.98
     Mortgage Banker Strategy(1)                   18.25   2,196    16.7        18.75   14.37   18.25    0.00    0.00     4.29
     Diversified Strategy(1)                       34.50  40,553   522.8        36.50   19.69   35.81   -3.66  338.37    19.50
     Companies Issuing Dividends(20)               20.34   6,846    61.8        21.23   14.34   20.21    0.74  219.46     9.40
     Companies Without Dividends(1)                26.00   1,505    18.3        26.00   20.25   26.00    0.00    0.00     7.22
     Equity/Assets 6-12%(15)                       21.83   8,033    75.4        22.81   15.06   21.59    1.38  219.46    10.16
     Equity/Assets more than 12%(6)                17.30   2,456    15.1        17.75   13.50   17.50   -1.21    0.00     6.85
     Actively Traded Companies(1)                  21.75   7,185    74.0        23.50   13.18   21.25    2.35  117.50    17.57
     Holding Company Structure(1)                  21.75   7,185    74.0        23.50   13.18   21.25    2.35  117.50    17.57
     Assets Over $1 Billion(4)                     27.25  20,021   193.5        28.09   17.24   27.21   -0.22  338.37    14.46
     Assets $500 Million-$1 Billion(5)             20.00   6,280    60.0        21.25   13.14   19.50    2.57  117.50     6.11
     Assets $250-$500 Million(4)                   23.39   2,116    20.5        24.44   16.90   23.63   -0.93  202.50     8.13
     Assets less than $250 Million(8)              16.19   2,169    11.9        16.78   12.80   16.00    1.27    0.00     8.47
     Goodwill Companies(10)                        23.83  11,041   106.7        24.79   15.71   23.67    0.64  219.46    12.58
     Non-Goodwill Companies(11)                    17.76   2,537    17.1        18.50   13.70   17.68    0.75    0.00     6.32
     MHC Institutions(21)                          20.63   6,565    59.5        21.48   14.65   20.52    0.70  219.46     9.29
                                                         Current Per Share Financials
                                                  -----------------------------------------
                                                                           Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                        -------- ------- ------- ------- -------
                                                      ($)     ($)     ($)     ($)     ($)

     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(19)                       0.61    1.00   13.27   12.90   130.87
     BIF-Insured Thrifts(2)                         0.95    0.85   11.87   11.86   130.37
     NASDAQ Listed OTC Companies(21)                0.65    0.98   13.12   12.79   130.81
     Florida Companies(3)                           1.06    1.48   15.12   14.85   159.33
     Mid-Atlantic Companies(8)                      0.20    0.61   11.07   10.40   105.58
     Mid-West Companies(7)                          0.59    0.94   13.11   13.08   134.83
     New England Companies(1)                       1.96    1.53   15.24   15.22   188.52
     North-West Companies(1)                        0.95    1.13   11.11   10.01   102.22
     South-East Companies(1)                        0.95    1.35   19.33   19.33   139.42
     Thrift Strategy(19)                            0.55    0.94   13.11   12.81   129.10
     Mortgage Banker Strategy(1)                    0.95    1.13   11.11   10.01   102.22
     Diversified Strategy(1)                        1.96    1.53   15.24   15.22   188.52
     Companies Issuing Dividends(20)                0.63    0.96   12.77   12.43   130.34
     Companies Without Dividends(1)                 0.95    1.35   19.33   19.33   139.42
     Equity/Assets 6-12%(15)                        0.68    1.07   13.40   12.96   148.22
     Equity/Assets more than 12%(6)                 0.56    0.76   12.34   12.34    82.08
     Actively Traded Companies(1)                   0.63    1.13   12.56   11.00   135.67
     Holding Company Structure(1)                   0.63    1.13   12.56   11.00   135.67
     Assets Over $1 Billion(4)                      1.10    1.35   13.58   12.79   159.67
     Assets $500 Million-$1 Billion(5)              0.66    1.04   13.39   12.83   132.99
     Assets $250-$500 Million(4)                    0.80    1.34   15.50   15.46   179.72
     Assets less than $250 Million(8)               0.34    0.61   11.59   11.45    91.11
     Goodwill Companies(10)                         0.85    1.18   13.66   12.98   151.36
     Non-Goodwill Companies(11)                     0.47    0.81   12.63   12.63   112.32
     MHC Institutions(21)                           0.65    0.98   13.12   12.79   130.81

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.


                                                           Exhibit IV-1
                                               Weekly Thrift Market Line - Part One
                                                  Prices As Of February 28, 1997




                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                                                  52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA             41.12 102,153 4,200.5        44.87   22.62   41.12    0.00  119.31    26.52
     CSA   Coast Savings Financial of CA           46.75  18,585   868.8        47.87   28.50   47.62   -1.83  304.41    27.66
     CFB   Commercial Federal Corp. of NE          35.87  21,490   770.8        37.75   24.00   36.75   -2.39  872.09    12.09
     DME   Dime Savings Bank, FSB of NY*           17.50 104,744 1,833.0        17.87   11.00   17.50    0.00   73.96    18.64
     DSL   Downey Financial Corp. of CA            23.62  25,459   601.3        23.62   13.50   22.75    3.82  106.65    20.39
     FRC   First Republic Bancorp of CA*           23.25   7,676   178.5        24.62   12.25   23.37   -0.51  416.67    38.81
     FED   FirstFed Fin. Corp. of CA               26.00  10,530   273.8        27.37   14.25   27.00   -3.70   60.99    18.18
     GLN   Glendale Fed. Bk, FSB of CA             26.75  49,809 1,332.4        28.00   15.63   27.75   -3.60   64.62    15.05
     GDW   Golden West Fin. Corp. of CA            67.75  57,342 3,884.9        74.25   49.50   71.75   -5.57  158.69     7.34
     GWF   Great Western Fin. Corp. of CA(8)       44.00 137,876 6,066.5        46.88   21.12   46.37   -5.11  153.31    51.72
     GPT   GreenPoint Fin. Corp. of NY*            60.00  47,481 2,848.9        63.37   26.50   62.75   -4.38    N.A.    26.32
     SFB   Standard Fed. Bancorp of MI(8)          57.62  31,990 1,843.3        58.00   37.75   57.50    0.21  518.90     1.32
     TCB   TCF Financial Corp. of MN               45.37  34,757 1,576.9        47.12   32.12   46.37   -2.16  584.31     4.30
     WES   Westcorp Inc. of Orange CA              18.50  25,997   480.9        23.87   16.19   19.62   -5.71  152.39   -15.45


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*              17.37   2,731    47.4        17.62   11.69   17.50   -0.74    N.A.    16.81
     BKC   American Bank of Waterbury CT*          29.75   2,293    68.2        29.87   24.12   28.13    5.76   58.67     6.25
     BFD   BostonFed Bancorp of MA                 16.25   6,260   101.7        16.37   11.62   15.87    2.39    N.A.    10.17
     CFX   Cheshire Fin. Corp. of NH*              16.62  12,981   215.7        18.50   11.90   17.62   -5.68   39.66     7.23
     CZF   Citisave Fin. Corp. of LA               13.87     962    13.3        16.50   13.00   13.87    0.00    N.A.    -0.93
     CBK   Citizens First Fin. Corp. of IL         15.50   2,817    43.7        15.50    9.50   15.37    0.85    N.A.     7.86
     ESX   Essex Bancorp of VA(8)                   1.62   1,053     1.7         3.56    1.00    1.50    8.00  -90.33   -26.03
     FCB   Falmouth Co-Op Bank of MA*              15.63   1,455    22.7        15.63   10.25   15.00    4.20    N.A.    19.13
     FAB   FirstFed America Bancorp of MA          14.62   8,713   127.4        15.12   13.62   14.87   -1.68    N.A.     N.A.
     GAF   GA Financial Corp. of PA                16.12   8,455   136.3        17.25   10.25   16.37   -1.53    N.A.     6.61
     KNK   Kankakee Bancorp of IL                  27.37   1,415    38.7        27.87   18.50   27.00    1.37  173.70    10.59
     KYF   Kentucky First Bancorp of KY            11.75   1,389    16.3        15.25   10.75   11.87   -1.01    N.A.     8.10
     NYB   New York Bancorp, Inc. of NY            32.25  16,570   534.4        33.50   14.50   30.00    7.50  354.87    24.85
     PDB   Piedmont Bancorp of NC                  10.62   2,751    29.2        19.12    9.25   10.50    1.14    N.A.     1.14
     PLE   Pinnacle Bank of AL                     22.37     890    19.9        22.62   15.50   22.50   -0.58  231.41    28.79
     SSB   Scotland Bancorp of NC                  15.75   1,840    29.0        15.75   11.62   15.37    2.47    N.A.    11.54
     SZB   SouthFirst Bancshares of AL             13.75     824    11.3        13.75   11.37   13.75    0.00    N.A.     3.77
     SRN   Southern Banc Company of AL             14.25   1,230    17.5        14.25   11.37   13.62    4.63    N.A.     8.61
     SSM   Stone Street Bancorp of NC              27.25   1,825    49.7        27.25   16.25   26.37    3.34    N.A.    32.93
     TSH   Teche Holding Company of LA             15.00   3,437    51.6        16.12   12.00   15.87   -5.48    N.A.     4.38
     FTF   Texarkana Fst. Fin. Corp of AR          16.87   1,835    31.0        17.00   13.62   17.00   -0.76    N.A.     7.93
     THR   Three Rivers Fin. Corp. of MI           14.50     851    12.3        14.62   12.37   14.37    0.90    N.A.     3.57
     TBK   Tolland Bank of CT*                     15.50   1,172    18.2        16.12    9.50   14.75    5.08  113.79    29.17
     WSB   Washington SB, FSB of MD                 5.12   4,220    21.6         5.69    4.38    5.50   -6.91  309.60     5.13


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN             29.00     697    20.2        30.50   24.76   28.75    0.87    N.A.     1.75
     AFED  AFSALA Bancorp of NY                    13.50   1,455    19.6        13.50   11.31   13.50    0.00    N.A.    12.50
     ALBK  ALBANK Fin. Corp. of Albany NY          35.12  12,911   453.4        37.00   22.92   35.75   -1.76   51.05    11.95
     AMFC  AMB Financial Corp. of IN               13.75   1,124    15.5        13.75    9.75   13.75    0.00    N.A.     3.77
     ASBP  ASB Financial Corp. of OH               11.75   1,721    20.2        18.25   11.75   12.00   -2.08    N.A.    -9.62
     ABBK  Abington Savings Bank of MA(8)*         22.00   1,893    41.6        22.75   14.50   22.50   -2.22  232.33    12.82
     AABC  Access Anytime Bancorp of NM             5.25     732     3.8         7.00    5.25    5.25    0.00  -22.22    -4.55
     AFBC  Advance Fin. Bancorp of WV              14.00   1,084    15.2        14.50   12.75   14.00    0.00    N.A.     N.A.
     AADV  Advantage Bancorp of WI                 35.50   3,275   116.3        36.00   30.75   35.75   -0.70  285.87    10.08

                                                        Current Per Share Financials
                                                    ----------------------------------------
                                                                             Tangible
                                                    Trailing  12 Mo.   Book    Book
                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                          -------- ------- ------- ------- -------
                                                        ($)     ($)     ($)     ($)     ($)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA                0.97    2.40   19.09   16.08   488.50
     CSA   Coast Savings Financial of CA              0.54    2.12   22.24   21.89   460.00
     CFB   Commercial Federal Corp. of NE             2.00    2.85   18.37   16.15   319.60
     DME   Dime Savings Bank, FSB of NY*              1.00    1.30    9.76    9.67   180.15
     DSL   Downey Financial Corp. of CA               0.80    1.28   15.07   14.82   194.60
     FRC   First Republic Bancorp of CA*              1.63    1.51   16.47   16.45   280.95
     FED   FirstFed Fin. Corp. of CA                  0.78    1.71   18.48   18.22   393.53
     GLN   Glendale Fed. Bk, FSB of CA                0.58    1.34   16.98   15.84   303.72
     GDW   Golden West Fin. Corp. of CA               6.34    7.76   40.99   40.99   657.99
     GWF   Great Western Fin. Corp. of CA(8)          1.52    2.18   17.78   15.64   315.85
     GPT   GreenPoint Fin. Corp. of NY*               2.79    2.64   30.74   17.61   280.65
     SFB   Standard Fed. Bancorp of MI(8)             2.98    3.94   29.91   24.84   489.24
     TCB   TCF Financial Corp. of MN                  2.46    2.87   15.81   15.21   204.01
     WES   Westcorp Inc. of Orange CA                 1.30    0.52   12.09   12.05   122.37


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*                -0.43   -0.40   17.03   17.03    97.06
     BKC   American Bank of Waterbury CT*             2.89    2.34   20.57   19.65   243.54
     BFD   BostonFed Bancorp of MA                    0.36    0.58   14.19   14.19   127.30
     CFX   Cheshire Fin. Corp. of NH*                 0.58    0.77    9.96    9.24   117.15
     CZF   Citisave Fin. Corp. of LA                  0.63    0.84   12.58   12.57    78.62
     CBK   Citizens First Fin. Corp. of IL            0.21    0.44   14.32   14.32    94.57
     ESX   Essex Bancorp of VA(8)                    -7.61   -4.57    0.54   -0.23   162.87
     FCB   Falmouth Co-Op Bank of MA*                 0.46    0.45   15.20   15.20    60.84
     FAB   FirstFed America Bancorp of MA             0.50    0.96   13.45   13.45   108.87
     GAF   GA Financial Corp. of PA                   0.66    0.86   14.48   14.48    74.99
     KNK   Kankakee Bancorp of IL                     1.26    1.69   25.79   24.10   247.80
     KYF   Kentucky First Bancorp of KY               0.53    0.69   10.85   10.85    63.26
     NYB   New York Bancorp, Inc. of NY               2.08    2.28    9.60    9.60   188.41
     PDB   Piedmont Bancorp of NC                    -0.10    0.06    7.14    7.14    45.47
     PLE   Pinnacle Bank of AL                        1.08    1.70   16.65   16.07   215.35
     SSB   Scotland Bancorp of NC                     0.41    0.53   13.47   13.47    37.29
     SZB   SouthFirst Bancshares of AL               -0.02    0.54   15.64   15.64   109.57
     SRN   Southern Banc Company of AL                0.20    0.51   15.98   15.81    87.70
     SSM   Stone Street Bancorp of NC                 0.67    0.83   20.48   20.48    58.29
     TSH   Teche Holding Company of LA                0.73    1.07   15.21   15.21   110.44
     FTF   Texarkana Fst. Fin. Corp of AR             1.31    1.61   14.40   14.40    90.33
     THR   Three Rivers Fin. Corp. of MI              0.52    0.78   14.87   14.80   102.67
     TBK   Tolland Bank of CT*                        1.18    1.17   12.27   11.79   194.59
     WSB   Washington SB, FSB of MD                   0.29    0.25    4.98    4.98    60.44


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN                0.63   -0.09   30.67   30.67   373.33
     AFED  AFSALA Bancorp of NY                       0.61    0.61   14.05   14.05   102.70
     ALBK  ALBANK Fin. Corp. of Albany NY             2.03    2.56   24.72   21.35   271.56
     AMFC  AMB Financial Corp. of IN                  0.33    0.52   14.40   14.40    74.33
     ASBP  ASB Financial Corp. of OH                  0.39    0.56   10.21   10.21    64.98
     ABBK  Abington Savings Bank of MA(8)*            1.87    1.58   17.72   15.83   257.24
     AABC  Access Anytime Bancorp of NM              -0.90   -0.34    6.82    6.82   148.79
     AFBC  Advance Fin. Bancorp of WV                 0.32    0.64   13.93   13.93    94.27
     AADV  Advantage Bancorp of WI                    0.98    2.54   27.53   25.50   314.98

                     Weekly Thrift Market Line - Part One
                        Prices As Of February 28, 1997

                                                                                             Price Change Data
                                                  Market Capitalization       -----------------------------------------------
                                                 -----------------------          52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       -------  ------ -------      ------- ------- ------- ------- ------- -------
                                                   ($)     (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     AFCB  Affiliated Comm BC, Inc of MA           24.62   5,149   126.8        26.37   16.37   25.87   -4.83    N.A.    15.21
     ALBC  Albion Banc Corp. of Albion NY          17.12     250     4.3        17.75   16.50   16.56    3.38   31.69     2.21
     ABCL  Allied Bancorp of IL                    30.97   2,695    83.5        31.25   21.00   30.50    1.54  209.70    23.88
     ATSB  AmTrust Capital Corp. of IN             11.87     531     6.3        11.87    8.50   11.87    0.00    N.A.    18.70
     AHCI  Ambanc Holding Co. of NY*               13.25   4,880    64.7        13.50    9.38   13.19    0.45    N.A.    17.78
     ASBI  Ameriana Bancorp of IN                  15.87   3,291    52.2        16.37   12.87   16.00   -0.81   71.94    -0.81
     AFFFZ America First Fin. Fund of CA           33.62   6,011   202.1        34.50   25.87   34.50   -2.55   79.31    11.14
     AMFB  American Federal Bank of SC(8)          28.87  10,955   316.3        29.25   14.75   28.75    0.42  507.79    52.99
     ANBK  American Nat'l Bancorp of MD            13.12   3,604    47.3        13.25    9.50   12.75    2.90    N.A.     8.25
     ABCW  Anchor Bancorp Wisconsin of WI          45.00   4,621   207.9        46.25   30.25   43.25    4.05   53.22    25.87
     ANDB  Andover Bancorp, Inc. of MA*            28.13   5,134   144.4        29.50   17.81   29.25   -3.83  161.67     9.80
     ASFC  Astoria Financial Corp. of NY           43.00  21,473   923.3        43.12   23.31   40.50    6.17   63.81    16.63
     AVND  Avondale Fin. Corp. of IL               18.50   3,525    65.2        18.50   12.50   18.25    1.37    N.A.     8.06
     BFSI  BFS Bankorp, Inc. of NY                 50.87   1,658    84.3        55.00   36.00   50.75    0.24  461.48     3.29
     BKCT  Bancorp Connecticut of CT*              22.50   2,571    57.8        23.75   16.46   22.75   -1.10  157.14     0.00
     BPLS  Bank Plus Corp. of CA                   13.50  18,245   246.3        13.75    8.62   13.25    1.89    N.A.    17.39
     BWFC  Bank West Fin. Corp. of MI              11.62   1,819    21.1        12.25    8.94   11.37    2.20    N.A.     9.42
     BANC  BankAtlantic Bancorp of FL              16.37  14,720   241.0        17.12   10.20   15.50    5.61  214.81    22.44
     BKUNA BankUnited SA of FL                      9.62   7,908    76.1        10.12    7.12   10.12   -4.94   77.16    -3.80
     BKCO  Bankers Corp. of NJ(8)*                 24.62  12,378   304.7        25.00   16.87   24.62    0.00  293.92    22.37
     BVFS  Bay View Capital Corp. of CA            56.25   6,675   375.5        57.25   30.50   56.75   -0.88  184.81    32.76
     BFSB  Bedford Bancshares of VA                19.25   1,144    22.0        19.37   16.00   19.00    1.32   83.33     9.25
     BFFC  Big Foot Fin. Corp. of IL               13.87   2,513    34.9        14.25   12.31   14.00   -0.93    N.A.     6.69
     BSBC  Branford SB of CT*                       4.25   6,559    27.9         4.25    2.87    4.12    3.16  100.47     9.82
     BYFC  Broadway Fin. Corp. of CA               10.37     893     9.3        11.00    9.00   10.25    1.17    N.A.    12.11
     CBCO  CB Bancorp of Michigan City IN          28.62   1,162    33.3        29.37   16.25   28.62    0.00  160.18    20.51
     CBES  CBES Bancorp of MO                      17.25   1,025    17.7        17.31   12.62   17.00    1.47    N.A.    21.05
     CCFH  CCF Holding Company of GA               16.25     916    14.9        16.25   11.31   16.25    0.00    N.A.    10.17
     CENF  CENFED Financial Corp. of CA            34.00   5,155   175.3        34.50   20.75   34.38   -1.11  116.84    16.24
     CFSB  CFSB Bancorp of Lansing MI              20.12   4,706    94.7        21.14   17.73   20.50   -1.85  123.56     3.18
     CKFB  CKF Bancorp of Danville KY              17.75     927    16.5        20.75   17.50   18.00   -1.39    N.A.   -12.35
     CNSB  CNS Bancorp of MO                       17.00   1,653    28.1        17.00   11.00   15.50    9.68    N.A.    12.43
     CSBF  CSB Financial Group Inc of IL*          10.62     942    10.0        10.62    8.87   10.12    4.94    N.A.     4.94
     CFHC  California Fin. Hld. Co. of CA(8)       28.87   4,741   136.9        29.06   20.00   28.81    0.21  174.95     0.00
     CBCI  Calumet Bancorp of Chicago IL           35.50   2,377    84.4        36.50   27.50   35.25    0.71   75.31     6.77
     CAFI  Camco Fin. Corp. of OH                  15.75   3,063    48.2        19.29   14.75   15.87   -0.76    N.A.    -0.76
     CMRN  Cameron Fin. Corp. of MO                16.62   2,849    47.4        16.62   13.50   16.37    1.53    N.A.     3.88
     CAPS  Capital Savings Bancorp of MO           14.00   1,892    26.5        14.75    8.87   14.50   -3.45    5.66     7.69
     CFNC  Carolina Fincorp of NC*                 15.00   1,851    27.8        15.25   13.00   14.37    4.38    N.A.    12.19
     CARV  Carver FSB of New York, NY               9.87   2,314    22.8        10.37    7.37    9.87    0.00   57.92    19.64
     CASB  Cascade SB of Everett WA                16.37   2,053    33.6        17.50   12.40   17.00   -3.71   27.89     1.55
     CATB  Catskill Fin. Corp. of NY*              15.87   5,183    82.3        15.87    9.87   15.37    3.25    N.A.    13.36
     CNIT  Cenit Bancorp of Norfolk VA             45.00   1,633    73.5        46.00   31.75   45.00    0.00  183.38     8.43
     CTBK  Center Banks, Inc. of NY*               19.50     948    18.5        19.50   13.12   19.12    1.99   77.27    20.00
     CEBK  Central Co-Op. Bank of MA*              18.50   1,965    36.4        18.50   14.75   18.00    2.78  252.38     5.71
     CENB  Century Bancshares of NC*               66.00     407    26.9        66.00   62.00   65.25    1.15    N.A.     1.54
     CBSB  Charter Financial Inc. of IL            15.75   4,253    67.0        16.25   10.87   15.87   -0.76    N.A.    26.00
     COFI  Charter One Financial of OH             47.62  46,443 2,211.6        49.50   29.34   48.25   -1.31  172.11    13.38
     CVAL  Chester Valley Bancorp of PA            20.00   1,634    32.7        20.75   17.26   20.75   -3.61   76.52     8.11
     CTZN  CitFed Bancorp of Dayton OH             34.38   8,584   295.1        37.25   22.50   36.12   -4.82  282.00     4.18
     CLAS  Classic Bancshares of KY                13.75   1,322    18.2        13.87   10.37   13.62    0.95    N.A.    18.33
     CMSB  Cmnwealth Bancorp of PA                 15.87  17,954   284.9        15.87    9.75   15.37    3.25    N.A.     5.80
     CBSA  Coastal Bancorp of Houston TX           27.12   4,967   134.7        27.12   16.50   25.87    4.83    N.A.    18.58
     CFCP  Coastal Fin. Corp. of SC                24.00   3,452    82.8        25.00   15.20   24.12   -0.50  140.00    14.29
     COFD  Collective Bancorp Inc. of NJ(8)        41.12  20,391   838.5        42.00   23.00   37.00   11.14  439.63    17.08

                                                           Current Per Share Financials
                                                      -----------------------------------------
                                                                               Tangible
                                                      Trailing  12 Mo.   Book    Book
                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            -------- ------- ------- ------- --------
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     AFCB  Affiliated Comm BC, Inc of MA                1.16    1.67   19.04   18.91   195.26
     ALBC  Albion Banc Corp. of Albion NY              -0.24    0.47   23.07   23.07   239.44
     ABCL  Allied Bancorp of IL                         1.16    1.74   21.01   20.43   247.85
     ATSB  AmTrust Capital Corp. of IN                  0.34    0.15   13.46   13.31   135.80
     AHCI  Ambanc Holding Co. of NY*                    0.23    0.22   14.42   14.42   101.74
     ASBI  Ameriana Bancorp of IN                       0.70    1.06   13.22   13.20   121.46
     AFFFZ America First Fin. Fund of CA                5.23    6.41   29.52   29.05   367.50
     AMFB  American Federal Bank of SC(8)               1.29    1.61    9.88    9.13   127.33
     ANBK  American Nat'l Bancorp of MD                 0.19    0.68   12.36   12.36   135.03
     ABCW  Anchor Bancorp Wisconsin of WI               2.82    3.75   24.94   24.33   404.50
     ANDB  Andover Bancorp, Inc. of MA*                 2.43    2.50   18.67   18.67   234.67
     ASFC  Astoria Financial Corp. of NY                1.72    2.54   27.42   22.75   338.69
     AVND  Avondale Fin. Corp. of IL                    0.65    0.68   16.67   16.67   173.86
     BFSI  BFS Bankorp, Inc. of NY                      5.37    6.35   31.49   31.49   392.35
     BKCT  Bancorp Connecticut of CT*                   1.95    1.86   16.62   16.62   163.13
     BPLS  Bank Plus Corp. of CA                       -3.63   -3.08    8.66    8.64   182.14
     BWFC  Bank West Fin. Corp. of MI                   0.50    0.32   13.30   13.30    76.70
     BANC  BankAtlantic Bancorp of FL                   1.05    0.96    9.49    8.82   147.45
     BKUNA BankUnited SA of FL                          0.33    0.27    5.67    5.36   104.24
     BKCO  Bankers Corp. of NJ(8)*                      1.97    2.12   15.58   15.31   198.72
     BVFS  Bay View Capital Corp. of CA                 1.64    3.03   29.97   28.44   494.42
     BFSB  Bedford Bancshares of VA                     1.14    1.46   15.93   15.93   111.33
     BFFC  Big Foot Fin. Corp. of IL                    0.30    0.35   13.76   13.76    85.81
     BSBC  Branford SB of CT*                           0.28    0.28    2.51    2.51    27.98
     BYFC  Broadway Fin. Corp. of CA                   -0.21    0.27   14.11   14.11   131.30
     CBCO  CB Bancorp of Michigan City IN               1.88    2.22   16.68   16.68   172.12
     CBES  CBES Bancorp of MO                           0.81    1.09   16.89   16.89    89.44
     CCFH  CCF Holding Company of GA                    0.52    0.77   15.76   15.76    87.65
     CENF  CENFED Financial Corp. of CA                 2.20    2.71   22.12   22.08   423.83
     CFSB  CFSB Bancorp of Lansing MI                   1.16    1.60   13.27   13.27   176.33
     CKFB  CKF Bancorp of Danville KY                   0.82    0.81   16.29   16.29    64.77
     CNSB  CNS Bancorp of MO                            0.20    0.35   14.60   14.60    59.83
     CSBF  CSB Financial Group Inc of IL*               0.25    0.38   13.57   12.80    53.10
     CFHC  California Fin. Hld. Co. of CA(8)            1.46    2.11   18.96   18.87   282.09
     CBCI  Calumet Bancorp of Chicago IL                2.27    2.96   34.40   34.40   214.65
     CAFI  Camco Fin. Corp. of OH                       0.89    1.02    9.36    9.36   123.43
     CMRN  Cameron Fin. Corp. of MO                     0.74    0.91   16.43   16.43    65.41
     CAPS  Capital Savings Bancorp of MO                0.72    1.05   10.54   10.54   124.57
     CFNC  Carolina Fincorp of NC*                      0.52    0.52   12.99   12.99    59.15
     CARV  Carver FSB of New York, NY                  -0.05    0.38   14.96   14.28   157.76
     CASB  Cascade SB of Everett WA                     0.82    0.86   10.34   10.34   169.53
     CATB  Catskill Fin. Corp. of NY*                   0.64    0.64   15.89   15.89    54.75
     CNIT  Cenit Bancorp of Norfolk VA                  1.91    2.13   29.22   28.18   401.57
     CTBK  Center Banks, Inc. of NY*                    1.58    1.50   17.12   16.74   255.47
     CEBK  Central Co-Op. Bank of MA*                   0.85    0.92   16.30   14.36   165.86
     CENB  Century Bancshares of NC*                    2.26    2.87   69.47   69.47   243.46
     CBSB  Charter Financial Inc. of IL                 0.72    0.95   13.26   12.24    91.33
     COFI  Charter One Financial of OH                  2.75    3.52   20.00   18.54   299.39
     CVAL  Chester Valley Bancorp of PA                 1.04    1.54   15.72   15.72   177.58
     CTZN  CitFed Bancorp of Dayton OH                  1.58    2.32   21.55   19.09   339.95
     CLAS  Classic Bancshares of KY                     0.23    0.39   14.22   11.89   103.04
     CMSB  Cmnwealth Bancorp of PA                      0.43    0.62   12.67    9.72   116.13
     CBSA  Coastal Bancorp of Houston TX                1.32    2.23   18.25   15.03   575.69
     CFCP  Coastal Fin. Corp. of SC                     1.08    1.16    8.02    8.02   133.17
     COFD  Collective Bancorp Inc. of NJ(8)             2.24    2.76   17.85   16.71   257.59

                     Weekly Thrift Market Line - Part One
                        Prices As Of February 28, 1997

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                                                  52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       -------- ------ -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     CMSV  Commty. Svgs, MHC of FL (48.5)          19.50   4,910    46.1        20.50   14.25   19.00    2.63    N.A.    -4.88
     CBIN  Community Bank Shares of IN             13.75   1,984    27.3        14.75   12.00   14.00   -1.79    N.A.     5.77
     CBNH  Community Bankshares Inc of NH*         23.62   2,449    57.8        26.25   17.12   26.25  -10.02  529.87    15.22
     CFTP  Community Fed. Bancorp of MS            19.87   4,282    85.1        20.00   12.25   19.87    0.00    N.A.    16.88
     CFFC  Community Fin. Corp. of VA              22.00   1,272    28.0        22.50   18.00   22.00    0.00  214.29     6.02
     CIBI  Community Inv. Bancorp of OH            17.25     633    10.9        18.25   14.50   17.37   -0.69    N.A.     1.47
     COOP  Cooperative Bk.for Svgs. of NC          20.50   1,492    30.6        21.50   16.50   20.75   -1.20  105.00     1.23
     CNSK  Covenant Bank for Svgs. of NJ*          14.50   2,742    39.8        14.50   10.88   14.50    0.00    N.A.     1.75
     CRZY  Crazy Woman Creek Bncorp of WY          13.62   1,058    14.4        13.62   10.00   13.50    0.89    N.A.    13.50
     DNFC  D&N Financial Corp. of MI               17.87   8,348   149.2        18.25   12.00   18.00   -0.72  104.23     6.69
     DFIN  Damen Fin. Corp. of Chicago IL          14.50   3,771    54.7        14.75   11.00   14.37    0.90    N.A.    12.67
     DCBI  Delphos Citizens Bancorp of OH          14.25   2,039    29.1        14.25   11.75   14.12    0.92    N.A.    18.75
     DIME  Dime Community Bancorp of NY            18.50  14,547   269.1        18.50   11.69   18.25    1.37    N.A.    25.42
     DIBK  Dime Financial Corp. of CT*             20.62   5,129   105.8        21.25   12.75   20.75   -0.63   96.38    19.54
     EGLB  Eagle BancGroup of IL                   16.00   1,303    20.8        16.25   10.50   15.87    0.82    N.A.     7.60
     EBSI  Eagle Bancshares of Tucker GA           16.62   4,552    75.7        17.00   13.62   16.75   -0.78  129.24     7.23
     EGFC  Eagle Financial Corp. of CT             29.50   4,543   134.0        30.75   22.25   29.25    0.85  237.14    -3.28
     ETFS  East Texas Fin. Serv. of TX             18.25   1,079    19.7        18.75   14.25   18.25    0.00    N.A.    11.48
     EBCP  Eastern Bancorp of NH(8)                25.62   3,671    94.1        26.00   15.17   25.50    0.47  104.14     9.02
     ESBK  Elmira SB of Elmira NY*                 19.00     707    13.4        20.75   14.75   18.50    2.70   32.22     4.11
     EIRE  Emerald Island Bancorp, MA*             19.50   2,211    43.1        20.37   11.20   19.25    1.30  155.91    21.88
     EFBC  Empire Federal Bancorp of MT            13.62   2,592    35.3        14.44   13.00   14.19   -4.02    N.A.     N.A.
     EFBI  Enterprise Fed. Bancorp of OH           14.75   2,026    29.9        16.00   12.75   15.25   -3.28    N.A.     1.72
     EQSB  Equitable FSB of Wheaton MD             32.12     600    19.3        33.00   21.00   31.50    1.97    N.A.    13.70
     FFFG  F.F.O. Financial Group of FL             4.00   8,430    33.7         4.00    2.50    3.75    6.67  -51.87    18.69
     FCBF  FCB Fin. Corp. of Neenah WI             22.25   2,460    54.7        23.50   17.00   22.25    0.00    N.A.    20.27
     FFBS  FFBS Bancorp of Columbus MS             22.00   1,566    34.5        24.25   17.00   22.00    0.00    N.A.    -4.35
     FFDF  FFD Financial Corp. of OH               14.00   1,455    20.4        14.00   10.00   13.87    0.94    N.A.     5.66
     FFLC  FFLC Bancorp of Leesburg FL             27.50   2,438    67.0        27.50   17.25   23.50   17.02    N.A.    27.91
     FFFC  FFVA Financial Corp. of VA              24.75   4,693   116.2        25.00   14.62   24.75    0.00    N.A.    20.73
     FFWC  FFW Corporation of Wabash IN            25.25     702    17.7        25.25   16.50   25.00    1.00    N.A.    15.40
     FFYF  FFY Financial Corp. of OH               25.12   4,319   108.5        25.87   22.00   25.12    0.00    N.A.    -0.75
     FMCO  FMS Financial Corp. of NJ               19.75   2,393    47.3        20.50   14.75   20.50   -3.66  119.44     8.22
     FFHH  FSF Financial Corp. of MN               17.00   3,230    54.9        17.12   11.37   16.50    3.03    N.A.    12.43
     FOBC  Fed One Bancorp of Wheeling WV          18.50   2,459    45.5        18.50   13.25   17.75    4.23   85.00    17.46
     FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)        28.00   2,299    64.4        28.75   12.00   27.87    0.47  220.00    12.59
     FBCI  Fidelity Bancorp of Chicago IL          19.75   2,787    55.0        20.87   15.00   19.00    3.95    N.A.    16.18
     FSBI  Fidelity Bancorp, Inc. of PA            23.25   1,381    32.1        23.37   15.46   22.75    2.20  200.78    16.25
     FFFL  Fidelity FSB, MHC of FL (47.4)          18.75   6,745    59.8        19.75   12.00   18.25    2.74    N.A.     5.63
     FFED  Fidelity Fed. Bancorp of IN              9.00   2,489    22.4        13.25    8.75    8.75    2.86   27.66    -7.69
     FFOH  Fidelity Financial of OH                12.37   5,594    69.2        13.00    9.62   12.75   -2.98    N.A.     7.57
     FIBC  Financial Bancorp of NY                 17.87   1,748    31.2        18.50   12.37   18.12   -1.38    N.A.    19.13
     FBSI  First Bancshares of MO                  19.25   1,195    23.0        20.75   15.00   20.50   -6.10   50.98    15.82
     FBBC  First Bell Bancorp of PA                16.12   7,758   125.1        17.37   13.12   15.63    3.13    N.A.    21.66
     FBER  First Bergen Bancorp of NJ              14.62   3,015    44.1        14.62    9.00   14.62    0.00    N.A.    27.13
     FCIT  First Cit. Fin. Corp of MD              22.75   2,938    66.8        22.75   16.00   21.75    4.60  161.80    24.66
     FSTC  First Citizens Corp of GA               22.00   1,588    34.9        26.75   16.25   21.25    3.53   76.00   -12.87
     FFBA  First Colorado Bancorp of Co            17.12  18,184   311.3        17.75   11.50   17.00    0.71  418.79     0.71
     FDEF  First Defiance Fin.Corp. of OH          13.06   9,471   123.7        13.06    9.87   13.00    0.46    N.A.     5.58
     FESX  First Essex Bancorp of MA*              15.94   7,421   118.3        16.75   10.00   16.00   -0.38  165.67    21.49
     FFES  First FS&LA of E. Hartford CT           25.50   2,626    67.0        26.25   16.50   25.87   -1.43  292.31    10.87
     FSSB  First FS&LA of San Bern. CA              9.50     328     3.1        11.50    9.00   10.50   -9.52   -5.00     5.56
     FFSX  First FS&LA. MHC of IA (46.0)           30.25   1,883    26.2        31.50   21.36   30.25    0.00  202.50     3.42
     FFSW  First Fed Fin. Serv. of OH              37.50   3,612   135.5        39.75   21.82   37.50    0.00  120.59    -3.52
     BDJI  First Fed. Bancorp. of MN               18.50     701    13.0        19.25   12.25   18.50    0.00    N.A.     0.00
                                                         Current Per Share Financials
                                                     ----------------------------------------
                                                                              Tangible
                                                     Trailing  12 Mo.   Book    Book
                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                           -------- ------- ------- -------- -------
                                                        ($)     ($)     ($)     ($)      ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     CMSV  Commty. Svgs, MHC of FL (48.5)              0.82    1.23   15.50   15.50   133.44
     CBIN  Community Bank Shares of IN                 0.66    1.01   12.83   12.81   118.25
     CBNH  Community Bankshares Inc of NH*             1.71    1.39   16.05   16.05   224.06
     CFTP  Community Fed. Bancorp of MS                0.60    0.73   16.09   16.09    48.11
     CFFC  Community Fin. Corp. of VA                  1.28    1.62   17.59   17.59   126.41
     CIBI  Community Inv. Bancorp of OH                0.95    1.37   17.88   17.88   149.76
     COOP  Cooperative Bk.for Svgs. of NC             -2.18    0.07   17.07   17.07   228.75
     CNSK  Covenant Bank for Svgs. of NJ*              0.52    0.64    7.55    7.55   141.20
     CRZY  Crazy Woman Creek Bncorp of WY              0.39    0.51   14.79   14.79    49.71
     DNFC  D&N Financial Corp. of MI                   1.08    1.41   10.32   10.20   176.46
     DFIN  Damen Fin. Corp. of Chicago IL              0.45    0.59   14.27   14.27    62.39
     DCBI  Delphos Citizens Bancorp of OH              0.73    0.73   14.26   14.26    53.80
     DIME  Dime Community Bancorp of NY                0.68    0.78   15.23   13.33    84.69
     DIBK  Dime Financial Corp. of CT*                 2.29    2.47   11.58   11.10   134.89
     EGLB  Eagle BancGroup of IL                      -0.38    0.03   16.99   16.99   132.51
     EBSI  Eagle Bancshares of Tucker GA               0.85    1.13   12.62   12.62   141.07
     EGFC  Eagle Financial Corp. of CT                 3.05    1.88   22.26   16.32   308.78
     ETFS  East Texas Fin. Serv. of TX                 0.42    0.75   19.40   19.40   106.00
     EBCP  Eastern Bancorp of NH(8)                    0.88    1.24   17.65   16.71   235.91
     ESBK  Elmira SB of Elmira NY*                     0.58    0.54   19.91   19.04   312.17
     EIRE  Emerald Island Bancorp, MA*                 1.08    1.09   12.64   12.64   185.27
     EFBC  Empire Federal Bancorp of MT                0.35    0.46   14.76   14.76    42.30
     EFBI  Enterprise Fed. Bancorp of OH               0.71    0.67   16.32   16.29   116.09
     EQSB  Equitable FSB of Wheaton MD                 1.87    3.19   23.88   23.88   477.73
     FFFG  F.F.O. Financial Group of FL                0.07    0.22    2.23    2.23    36.90
     FCBF  FCB Fin. Corp. of Neenah WI                 0.95    1.17   18.92   18.92   109.47
     FFBS  FFBS Bancorp of Columbus MS                 0.85    1.11   15.73   15.73    80.29
     FFDF  FFD Financial Corp. of OH                   0.34    0.47   14.72   14.72    58.72
     FFLC  FFLC Bancorp of Leesburg FL                 0.90    1.34   22.00   22.00   142.10
     FFFC  FFVA Financial Corp. of VA                  1.16    1.44   15.87   15.53   113.75
     FFWC  FFW Corporation of Wabash IN                1.89    2.35   22.96   22.96   225.36
     FFYF  FFY Financial Corp. of OH                   1.13    1.71   19.30   19.30   134.83
     FMCO  FMS Financial Corp. of NJ                   1.26    2.00   14.14   13.80   226.37
     FFHH  FSF Financial Corp. of MN                   0.61    0.81   13.91   13.91   112.19
     FOBC  Fed One Bancorp of Wheeling WV              0.95    1.35   16.26   15.45   139.04
     FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)            0.92    1.34   12.07   12.06   143.21
     FBCI  Fidelity Bancorp of Chicago IL              0.77    1.15   17.52   17.46   170.74
     FSBI  Fidelity Bancorp, Inc. of PA                0.95    1.67   15.77   15.74   230.18
     FFFL  Fidelity FSB, MHC of FL (47.4)              0.53    0.77   12.12   12.00   129.87
     FFED  Fidelity Fed. Bancorp of IN                 0.18    0.33    5.06    5.06   104.53
     FFOH  Fidelity Financial of OH                    0.26    0.39    9.08    9.08    45.74
     FIBC  Financial Bancorp of NY                     0.72    1.27   14.74   14.66   148.23
     FBSI  First Bancshares of MO                      1.01    1.26   19.38   19.35   131.39
     FBBC  First Bell Bancorp of PA                    0.99    1.14   13.71   13.71    74.37
     FBER  First Bergen Bancorp of NJ                  0.09    0.47   14.12   14.12    82.91
     FCIT  First Cit. Fin. Corp of MD                  0.98    1.41   13.46   13.46   227.52
     FSTC  First Citizens Corp of GA                   2.35    2.05   13.07   13.00   102.14
     FFBA  First Colorado Bancorp of Co                0.87    0.87   13.48   13.32    82.56
     FDEF  First Defiance Fin.Corp. of OH              0.51    0.67   12.73   12.73    55.35
     FESX  First Essex Bancorp of MA*                  1.23    1.06   11.20    9.61   143.80
     FFES  First FS&LA of E. Hartford CT               1.53    2.31   21.96   21.91   358.97
     FSSB  First FS&LA of San Bern. CA                -3.34   -3.89   14.36   13.71   305.90
     FFSX  First FS&LA. MHC of IA (46.0)               0.96    1.69   19.86   19.68   242.86
     FFSW  First Fed Fin. Serv. of OH                  2.52    2.27   16.50   13.48   307.51
     BDJI  First Fed. Bancorp. of MN                   0.48    1.01   17.78   17.78   156.53

                     Weekly Thrift Market Line - Part One
                        Prices As Of February 28, 1997

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                                                  52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       -------  ------ -------      ------- ------- ------- ------- ------- -------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FFBH  First Fed. Bancshares of AR             18.87   5,154    97.3        20.37   10.00   19.50   -3.23    N.A.    18.90
     FFEC  First Fed. Bancshares of WI(8)          18.62   6,855   127.6        18.66   13.75   18.50    0.65    N.A.     2.03
     FTFC  First Fed. Capital Corp. of WI          28.37   6,169   175.0        29.50   19.50   28.75   -1.32  152.18    20.72
     FFKY  First Fed. Fin. Corp. of KY             21.00   4,182    87.8        22.00   16.12   21.00    0.00   33.33     3.70
     FFBZ  First Federal Bancorp of OH             17.50   1,572    27.5        17.50   11.06   17.00    2.94   75.00     9.38
     FFWM  First Fin. Corp of Western MD(8)        32.25   2,168    69.9        33.25   17.75   33.00   -2.27  222.50     0.78
     FFCH  First Fin. Holdings Inc. of SC          28.00   6,301   176.4        28.00   17.50   28.00    0.00  128.57    24.44
     FFBI  First Financial Bancorp of IL           16.50     452     7.5        16.50   15.50   16.50    0.00    N.A.     3.97
     FFHC  First Financial Corp. of WI             26.75  36,802   984.5        28.25   16.00   28.13   -4.91   69.84     9.18
     FFHS  First Franklin Corp. of OH              16.75   1,156    19.4        17.25   13.50   16.00    4.69   27.67     1.52
     FGHC  First Georgia Hold. Corp of GA          10.12   2,035    20.6        10.50    6.00    9.75    3.79  164.23    19.06
     FSPG  First Home Bancorp of NJ                18.87   2,708    51.1        18.87   13.31   17.00   11.00  214.50    36.05
     FFSL  First Independence Corp. of KS          11.87   1,058    12.6        11.87    8.81   11.25    5.51    N.A.    14.46
     FISB  First Indiana Corp. of IN               28.25   8,303   234.6        30.37   21.00   30.00   -5.83  109.26     5.61
     FKFS  First Keystone Fin. Corp of PA          21.50   1,292    27.8        21.62   16.75   21.62   -0.56    N.A.    11.69
     FLKY  First Lancaster Bncshrs of KY           16.00     959    15.3        16.25   13.12   15.50    3.23    N.A.     9.44
     FLFC  First Liberty Fin. Corp. of GA          22.00   7,130   156.9        22.00   13.50   22.00    0.00  333.07    19.76
     CASH  First Midwest Fin. Corp. of IA          16.75   2,897    48.5        17.50   14.50   16.62    0.78    N.A.     9.26
     FMBD  First Mutual Bancorp of IL              16.00   3,769    60.3        16.00   11.62   15.50    3.23    N.A.     6.67
     FMSB  First Mutual SB of Bellevue WA*         19.50   2,453    47.8        20.50   12.25   20.50   -4.88  151.61    11.43
     FNGB  First Northern Cap. Corp of WI          18.62   4,387    81.7        18.62   15.25   17.50    6.40   27.88    14.58
     FFPB  First Palm Beach Bancorp of FL          29.50   5,040   148.7        29.50   19.94   27.00    9.26    N.A.    24.89
     FSLA  First SB SLA MHC of NJ (47.5)           21.75   7,185    74.0        23.50   13.18   21.25    2.35  117.50    17.57
     FSNJ  First SB of NJ, MHC (45.9)(8)           23.50   3,064    33.0        24.00   13.75   23.75   -1.05    N.A.     2.17
     SOPN  First SB, SSB, Moore Co. of NC          19.50   3,689    71.9        20.25   16.75   19.25    1.30    N.A.     4.00
     FWWB  First Savings Bancorp of WA*            19.75  10,569   208.7        22.12   12.37   21.00   -5.95    N.A.     7.51
     SHEN  First Shenango Bancorp of PA            25.25   2,060    52.0        25.75   20.00   25.00    1.00    N.A.    12.22
     FSFC  First So.east Fin. Corp. of SC          10.75   4,388    47.2        20.12    9.12   11.00   -2.27    N.A.    14.61
     FFDP  FirstFed Bancshares of IL               17.50   3,063    53.6        18.25   14.08   17.50    0.00  162.76     1.45
     FLAG  Flag Financial Corp of GA               12.75   2,037    26.0        13.50    9.75   12.37    3.07   30.10    18.60
     FFIC  Flushing Fin. Corp. of NY*              19.12   8,250   157.7        19.94   14.50   19.75   -3.19    N.A.     5.52
     FBHC  Fort Bend Holding Corp. of TX           24.25     820    19.9        25.75   16.87   23.56    2.93    N.A.    -4.90
     FTSB  Fort Thomas Fin. Corp. of KY            12.00   1,574    18.9        17.75   11.75   13.00   -7.69    N.A.   -17.92
     FKKY  Frankfort First Bancorp of KY            9.75   3,440    33.5        15.87    9.75   10.25   -4.88    N.A.   -14.25
     FTNB  Fulton Bancorp of MO                    18.50   1,719    31.8        18.50   12.50   16.37   13.01    N.A.    20.36
     GFSB  GFS Bancorp of Grinnell IA              22.25     500    11.1        22.25   20.00   21.50    3.49    N.A.     4.71
     GUPB  GFSB Bancorp of Gallup NM               16.25     901    14.6        16.25   13.25   16.00    1.56    N.A.     2.39
     GWBC  Gateway Bancorp of KY                   14.25   1,076    15.3        15.25   13.00   14.75   -3.39    N.A.     0.00
     GBCI  Glacier Bancorp of MT                   24.75   3,374    83.5        25.25   18.64   24.00    3.13  412.42     1.02
     GLBK  Glendale Co-op. Bank of MA*             26.75     247     6.6        26.75   16.50   23.00   16.30    N.A.    33.75
     GFCO  Glenway Financial Corp. of OH           20.75   1,187    24.6        22.75   18.09   20.00    3.75    N.A.     1.22
     GTPS  Great American Bancorp of IL            15.87   1,950    30.9        16.12   13.19   15.94   -0.44    N.A.     7.16
     GTFN  Great Financial Corp. of KY             32.62  14,117   460.5        34.75   24.00   34.25   -4.76    N.A.    12.02
     GSBC  Great Southern Bancorp of MO            17.12   8,177   140.0        18.00   12.12   17.00    0.71  486.30    -3.87
     GDVS  Greater DV SB,MHC of PA (19.9)*         11.00   3,272     7.2        11.50    9.25   11.00    0.00    N.A.     6.08
     GRTR  Greater New York SB of NY*              15.75  13,534   213.2        15.75   10.12   14.87    5.92   69.17    15.64
     GSFC  Green Street Fin. Corp. of NC           18.25   4,298    78.4        18.87   12.12   17.50    4.29    N.A.    17.74
     GROV  GroveBank for Savings of MA(8)*         50.62   1,542    78.1        50.69   24.50   50.50    0.24  470.69     1.75
     GSLC  Guaranty Svgs & Loan FA of VA            9.50     924     8.8         9.87    7.25    9.62   -1.25    N.A.     8.57
     GFED  Guarnty FS&LA,MHC of MO (31.0)          11.75   3,125    11.4        12.50    9.75   12.00   -2.08    N.A.    -2.57
     HEMT  HF Bancorp of Hemet CA                  13.37   6,282    84.0        14.00    9.25   13.87   -3.60    N.A.    20.23
     HFFC  HF Financial Corp. of SD                19.50   2,992    58.3        20.25   13.44   18.00    8.33  290.00    12.65
     HFNC  HFNC Financial Corp. of NC              21.25  17,192   365.3        21.75   13.12   21.75   -2.30    N.A.    18.91
     HMNF  HMN Financial, Inc. of MN               23.12   4,434   102.5        23.75   14.50   23.50   -1.62    N.A.    27.59
     HALL  Hallmark Capital Corp. of WI            18.75   1,443    27.1        18.75   14.50   18.12    3.48    N.A.     5.63
                                                        Current Per Share Financials
                                                    ----------------------------------------
                                                                             Tangible
                                                    Trailing  12 Mo.   Book    Book
                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                          -------- ------- ------- -------- -------
                                                        ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FFBH  First Fed. Bancshares of AR                0.58    0.88   16.17   16.17    98.88
     FFEC  First Fed. Bancshares of WI(8)             0.67    0.88   14.27   13.73   106.32
     FTFC  First Fed. Capital Corp. of WI             1.56    1.72   15.10   14.24   238.19
     FFKY  First Fed. Fin. Corp. of KY                1.04    1.22   11.95   11.20    87.77
     FFBZ  First Federal Bancorp of OH                0.89    1.20    9.12    9.11   120.27
     FFWM  First Fin. Corp of Western MD(8)           1.48    1.99   19.44   19.44   166.44
     FFCH  First Fin. Holdings Inc. of SC             1.25    1.96   15.28   15.28   251.11
     FFBI  First Financial Bancorp of IL              0.22    0.70   16.62   16.62   214.92
     FFHC  First Financial Corp. of WI                1.35    1.90   11.15   10.81   154.89
     FFHS  First Franklin Corp. of OH                 0.52    1.14   17.10   16.95   188.87
     FGHC  First Georgia Hold. Corp of GA             0.60    0.60    5.87    5.23    70.77
     FSPG  First Home Bancorp of NJ                   1.57    2.08   11.62   11.36   179.91
     FFSL  First Independence Corp. of KS             0.58    0.85   11.32   11.32   102.94
     FISB  First Indiana Corp. of IN                  1.65    1.83   16.70   16.48   180.23
     FKFS  First Keystone Fin. Corp of PA             1.05    1.65   18.03   18.03   240.48
     FLKY  First Lancaster Bncshrs of KY              0.38    0.49   14.27   14.27    38.43
     FLFC  First Liberty Fin. Corp. of GA             1.29    1.08    9.59    8.12   139.02
     CASH  First Midwest Fin. Corp. of IA             0.83    1.10   14.92   13.16   133.93
     FMBD  First Mutual Bancorp of IL                 0.35    0.55   16.73   16.73    83.94
     FMSB  First Mutual SB of Bellevue WA*            1.55    1.49   10.79   10.79   163.31
     FNGB  First Northern Cap. Corp of WI             0.75    1.14   16.01   16.01   140.30
     FFPB  First Palm Beach Bancorp of FL             0.11    0.33   20.92   20.36   295.64
     FSLA  First SB SLA MHC of NJ (47.5)              0.63    1.13   12.56   11.00   135.67
     FSNJ  First SB of NJ, MHC (45.9)(8)              0.38    0.85   16.00   16.00   212.35
     SOPN  First SB, SSB, Moore Co. of NC             0.94    1.15   18.03   18.03    72.08
     FWWB  First Savings Bancorp of WA*               0.68    0.68   14.13   12.97    89.60
     SHEN  First Shenango Bancorp of PA               1.29    1.75   22.39   22.39   186.45
     FSFC  First So.east Fin. Corp. of SC            -0.01    0.68    7.69    7.69    74.30
     FFDP  FirstFed Bancshares of IL                  0.52    0.63   16.31   15.53   176.68
     FLAG  Flag Financial Corp of GA                 -0.08    0.12    9.89    9.89   112.38
     FFIC  Flushing Fin. Corp. of NY*                 0.81    0.82   16.16   16.16    93.98
     FBHC  Fort Bend Holding Corp. of TX              0.75    1.75   21.84   20.20   339.67
     FTSB  Fort Thomas Fin. Corp. of KY               0.29    0.44    9.97    9.97    57.88
     FKKY  Frankfort First Bancorp of KY              0.32    0.43    9.84    9.84    37.42
     FTNB  Fulton Bancorp of MO                       0.30    0.47   14.24   14.24    58.38
     GFSB  GFS Bancorp of Grinnell IA                 1.60    2.06   20.10   20.10   175.25
     GUPB  GFSB Bancorp of Gallup NM                  0.62    0.79   16.37   16.37    88.47
     GWBC  Gateway Bancorp of KY                      0.56    0.77   16.19   16.19    64.59
     GBCI  Glacier Bancorp of MT                      1.61    1.81   11.54   11.53   122.12
     GLBK  Glendale Co-op. Bank of MA*                1.16    0.97   23.71   23.71   149.55
     GFCO  Glenway Financial Corp. of OH              0.59    1.40   22.19   21.75   239.03
     GTPS  Great American Bancorp of IL               0.42    0.41   17.09   17.09    61.37
     GTFN  Great Financial Corp. of KY                1.38    1.35   19.87   19.07   205.23
     GSBC  Great Southern Bancorp of MO               1.09    1.24    8.14    8.14    80.43
     GDVS  Greater DV SB,MHC of PA (19.9)*           -0.06    0.16    8.49    8.49    72.21
     GRTR  Greater New York SB of NY*                 1.34    0.70   11.32   11.32   189.64
     GSFC  Green Street Fin. Corp. of NC              0.48    0.60   14.47   14.47    41.00
     GROV  GroveBank for Savings of MA(8)*            3.37    3.16   25.21   25.20   388.14
     GSLC  Guaranty Svgs & Loan FA of VA              0.49    0.58    6.86    6.86   124.71
     GFED  Guarnty FS&LA,MHC of MO (31.0)             0.45    0.38    8.53    8.53    61.09
     HEMT  HF Bancorp of Hemet CA                    -0.36   -2.62   12.91    0.00   131.63
     HFFC  HF Financial Corp. of SD                   1.14    1.47   17.11   17.06   184.74
     HFNC  HFNC Financial Corp. of NC                 0.55    0.67   14.62   14.62    52.44
     HMNF  HMN Financial, Inc. of MN                  0.96    1.15   18.52   18.52   125.11
     HALL  Hallmark Capital Corp. of WI               1.09    1.46   19.46   19.46   274.99

                     Weekly Thrift Market Line - Part One
                        Prices As Of February 28, 1997

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                                                  52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       -------- ------ -------      ------- ------- ------- ------- ------- -------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HARB  Harbor FSB, MHC of FL (46.0)            37.50   4,939    85.1        37.50   23.75   35.50    5.63    N.A.     4.90
     HRBF  Harbor Federal Bancorp of MD            17.12   1,754    30.0        18.25   12.37   17.37   -1.44   71.20     8.70
     HFSA  Hardin Bancorp of Hardin MO             14.25     955    13.6        14.25   11.00   13.75    3.64    N.A.    14.00
     HARL  Harleysville SA of PA                   21.50   1,629    35.0        21.60   13.60   20.00    7.50   21.13    36.08
     HARS  Harris SB, MHC of PA (24.2)             21.62  11,216    58.7        22.62   14.75   21.88   -1.19    N.A.    18.47
     HFFB  Harrodsburg 1st Fin Bcrp of KY          16.00   2,030    32.5        19.00   13.25   17.25   -7.25    N.A.   -15.21
     HHFC  Harvest Home Fin. Corp. of OH           10.50     935     9.8        13.75    9.25   10.12    3.75    N.A.     7.69
     HAVN  Haven Bancorp of Woodhaven NY           33.25   4,325   143.8        34.25   22.50   30.62    8.59    N.A.    16.18
     HVFD  Haverfield Corp. of OH                  20.50   1,906    39.1        20.50   13.75   18.75    9.33   32.26     7.22
     HTHR  Hawthorne Fin. Corp. of CA              11.00   2,599    28.6        11.75    4.38   11.75   -6.38  -60.00    35.30
     HBNK  Highland Federal Bank of CA             24.00   2,296    55.1        24.00   14.25   23.50    2.13    N.A.    41.18
     HIFS  Hingham Inst. for Sav. of MA*           18.62   1,297    24.2        19.25   13.75   19.00   -2.00  308.33    -0.69
     HBEI  Home Bancorp of Elgin IL                15.12   7,009   106.0        15.25   11.81   15.00    0.80    N.A.    12.00
     HBFW  Home Bancorp of Fort Wayne IN           19.25   2,653    51.1        19.75   13.75   19.62   -1.89    N.A.     1.32
     HBBI  Home Building Bancorp of IN             21.00     312     6.6        21.25   16.25   21.00    0.00    N.A.     6.33
     HCFC  Home City Fin. Corp. of OH              13.25     876    11.6        14.00   12.00   14.00   -5.36    N.A.     0.00
     HOMF  Home Fed Bancorp of Seymour IN          27.25   3,352    91.3        27.75   16.33   27.50   -0.91  171.14     5.83
     HWEN  Home Financial Bancorp of IN            14.00     506     7.1        14.87    9.87   14.00    0.00    N.A.     9.80
     HPBC  Home Port Bancorp, Inc. of MA*          19.00   1,842    35.0        19.00   12.25   18.25    4.11  137.50    15.15
     HMCI  Homecorp, Inc. of Rockford IL           20.50   1,129    23.1        21.25   17.00   21.25   -3.53  105.00     7.22
     LOAN  Horizon Bancorp, Inc of TX(8)*          24.00   1,387    33.3        25.50    8.25   24.00    0.00    N.A.    11.63
     HZFS  Horizon Fin'l. Services of IA           17.00     426     7.2        17.75   14.00   17.75   -4.23    N.A.    12.43
     HRZB  Horizon Financial Corp. of WA*          15.00   6,412    96.2        16.75   11.75   15.50   -3.23   11.69    11.11
     IBSF  IBS Financial Corp. of NJ               17.50   9,936   173.9        17.87   12.50   17.87   -2.07    N.A.    11.96
     ISBF  ISB Financial Corp. of LA               25.12   7,051   177.1        25.25   13.62   23.87    5.24    N.A.    39.56
     ITLA  Imperial Thrift & Loan of CA*           16.37   7,824   128.1        16.62   12.62   16.00    2.31    N.A.     9.13
     IFSB  Independence FSB of DC                   8.75   1,280    11.2         9.75    6.75    9.00   -2.78  337.50     9.38
     INCB  Indiana Comm. Bank, SB of IN            16.75     922    15.4        17.00   12.50   16.75    0.00    N.A.     3.08
     IFSL  Indiana Federal Corp. of IN(8)          26.25   4,737   124.3        27.25   16.25   26.25    0.00  248.14    17.34
     INBI  Industrial Bancorp of OH                12.62   5,504    69.5        16.00    9.87   12.75   -1.02    N.A.    -1.02
     IWBK  Interwest SB of Oak Harbor WA           35.00   8,001   280.0        36.25   20.00   36.25   -3.45  250.00     8.53
     IPSW  Ipswich SB of Ipswich MA*               15.75   1,188    18.7        16.00    7.75   16.00   -1.56    N.A.    31.25
     JSBF  JSB Financial, Inc. of NY               39.81   9,764   388.7        40.00   31.87   40.00   -0.47  246.17     4.76
     JXVL  Jacksonville Bancorp of TX              15.25   2,638    40.2        15.75    9.38   15.00    1.67    N.A.     4.31
     JXSB  Jcksnville SB,MHC of IL (44.6)          16.50   1,272     9.4        17.25   11.50   16.25    1.54    N.A.    24.53
     JSBA  Jefferson Svgs Bancorp of MO            28.50   4,182   119.2        30.75   22.25   30.00   -5.00    N.A.     9.62
     JOAC  Joachim Bancorp of MO                   14.50     760    11.0        15.25   11.50   14.00    3.57    N.A.     0.00
     KSAV  KS Bancorp of Kenly NC                  19.75     663    13.1        21.00   17.12   19.75    0.00    N.A.    -0.60
     KSBK  KSB Bancorp of Kingfield ME(8)*         34.00     411    14.0        34.00   17.27   34.00    0.00    N.A.    47.83
     KFBI  Klamath First Bancorp of OR             15.50  10,002   155.0        16.25   12.56   15.56   -0.39    N.A.    -1.59
     LBFI  L&B Financial of S. Springs TX(8)       18.00   1,584    28.5        18.00   13.87   17.00    5.88    N.A.     5.88
     LSBI  LSB Fin. Corp. of Lafayette IN          19.50     918    17.9        20.00   14.50   20.00   -2.50    N.A.     0.00
     LVSB  Lakeview SB of Paterson NJ              31.00   2,487    77.1        32.50   16.14   30.25    2.48    N.A.    24.65
     LARK  Landmark Bancshares of KS               18.87   1,836    34.6        19.00   14.50   18.75    0.64    N.A.     4.83
     LARL  Laurel Capital Group of PA              21.75   1,515    33.0        21.75   14.50   19.50   11.54   69.92    31.82
     LSBX  Lawrence Savings Bank of MA*             9.62   4,250    40.9        10.25    5.12    9.87   -2.53  179.65    18.33
     LFED  Leeds FSB, MHC of MD (36.2)             18.25   3,455    22.8        19.00   13.00   19.00   -3.95    N.A.    14.06
     LXMO  Lexington B&L Fin. Corp. of MO          14.62   1,265    18.5        14.75    9.50   14.25    2.60    N.A.     8.30
     LIFB  Life Bancorp of Norfolk VA              19.75   9,847   194.5        21.00   14.00   19.75    0.00    N.A.     9.72
     LFBI  Little Falls Bancorp of NJ              13.25   2,890    38.3        14.00    9.50   14.00   -5.36    N.A.     3.92
     LOGN  Logansport Fin. Corp. of IN             13.00   1,256    16.3        14.75   11.12   13.00    0.00    N.A.    15.56
     LONF  London Financial Corp. of OH            14.62     529     7.7        15.25    9.75   15.25   -4.13    N.A.     3.54
     LISB  Long Island Bancorp of NY               36.62  24,458   895.7        39.25   26.94   38.37   -4.56    N.A.     4.63
     MAFB  MAF Bancorp of IL                       40.63  10,490   426.2        40.63   22.25   39.75    2.21  378.00    16.92
     MBLF  MBLA Financial Corp. of MO(8)           20.12   1,339    26.9        26.00   19.00   20.25   -0.64    N.A.     5.89
                                                              Current Per Share Financials
                                                        ----------------------------------------
                                                                                Tangible
                                                        Trailing  12 Mo.  Book    Book
                                                         12 Mo.   Core   Value/  Value/  Assets/
     Financial Institution                               EPS(3)   EPS(3) Share  Share(4) Share
     ---------------------                              -------- ------- ------ -------- -------
                                                           ($)     ($)     ($)      ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HARB  Harbor FSB, MHC of FL (46.0)                   1.83    2.43   17.75   17.04   214.69
     HRBF  Harbor Federal Bancorp of MD                   0.38    0.68   16.08   16.08   124.73
     HFSA  Hardin Bancorp of Hardin MO                    0.45    0.75   14.99   14.99   101.59
     HARL  Harleysville SA of PA                          1.12    1.71   12.52   12.52   199.04
     HARS  Harris SB, MHC of PA (24.2)                    0.03    0.61   13.15   11.09   153.68
     HFFB  Harrodsburg 1st Fin Bcrp of KY                 0.54    0.71   14.89   14.89    53.67
     HHFC  Harvest Home Fin. Corp. of OH                  0.14    0.41   10.40   10.40    84.19
     HAVN  Haven Bancorp of Woodhaven NY                  1.99    3.01   21.72   21.59   361.78
     HVFD  Haverfield Corp. of OH                         0.79    1.77   14.88   14.86   181.98
     HTHR  Hawthorne Fin. Corp. of CA                     2.66    1.67   12.25   12.25   318.50
     HBNK  Highland Federal Bank of CA                    0.29    1.04   15.18   15.18   213.28
     HIFS  Hingham Inst. for Sav. of MA*                  1.58    1.58   14.81   14.81   155.42
     HBEI  Home Bancorp of Elgin IL                       0.06    0.31   14.12   14.12    52.87
     HBFW  Home Bancorp of Fort Wayne IN                  0.62    1.03   17.61   17.61   121.64
     HBBI  Home Building Bancorp of IN                   -0.49   -0.02   17.84   17.84   142.83
     HCFC  Home City Fin. Corp. of OH                     0.59    0.77   13.90   13.90    69.69
     HOMF  Home Fed Bancorp of Seymour IN                 1.79    2.12   15.41   14.85   188.96
     HWEN  Home Financial Bancorp of IN                   0.36    0.52   15.31   15.31    76.45
     HPBC  Home Port Bancorp, Inc. of MA*                 1.64    1.65   10.66   10.66   102.41
     HMCI  Homecorp, Inc. of Rockford IL                  0.29    0.99   18.09   18.09   301.55
     LOAN  Horizon Bancorp, Inc of TX(8)*                 1.02    0.94    8.52    8.27   107.35
     HZFS  Horizon Fin'l. Services of IA                  0.23    0.57   19.31   19.31   179.93
     HRZB  Horizon Financial Corp. of WA*                 1.15    1.12   12.44   12.44    78.03
     IBSF  IBS Financial Corp. of NJ                      0.46    0.74   14.52   14.52    74.68
     ISBF  ISB Financial Corp. of LA                      0.73    0.99   15.93   15.45    97.27
     ITLA  Imperial Thrift & Loan of CA*                  1.17    1.17   11.06   11.06    94.01
     IFSB  Independence FSB of DC                         0.26    0.39   13.03   11.28   193.66
     INCB  Indiana Comm. Bank, SB of IN                   0.15    0.48   12.10   12.10    98.37
     IFSL  Indiana Federal Corp. of IN(8)                 1.07    1.50   14.77   13.78   170.81
     INBI  Industrial Bancorp of OH                       0.44    0.85   11.28   11.28    59.34
     IWBK  Interwest SB of Oak Harbor WA                  1.55    2.18   14.51   14.16   212.88
     IPSW  Ipswich SB of Ipswich MA*                      1.51    1.22    8.29    8.29   133.79
     JSBF  JSB Financial, Inc. of NY                      2.60    2.60   33.60   33.60   155.55
     JXVL  Jacksonville Bancorp of TX                     0.54    0.81   13.43   13.43    82.58
     JXSB  Jcksnville SB,MHC of IL (44.6)                 0.21    0.52   13.01   12.98   112.98
     JSBA  Jefferson Svgs Bancorp of MO                   0.62    1.65   19.53   16.10   269.81
     JOAC  Joachim Bancorp of MO                          0.19    0.33   14.05   14.05    47.54
     KSAV  KS Bancorp of Kenly NC                         1.25    1.66   20.70   20.68   152.10
     KSBK  KSB Bancorp of Kingfield ME(8)*                2.76    2.76   22.00   20.37   322.46
     KFBI  Klamath First Bancorp of OR                    0.58    0.86   15.25   15.25    67.30
     LBFI  L&B Financial of S. Springs TX(8)              0.51    0.69   15.66   15.66    89.90
     LSBI  LSB Fin. Corp. of Lafayette IN                 0.90    0.82   18.21   18.21   193.73
     LVSB  Lakeview SB of Paterson NJ                     2.25    0.95   19.47   15.51   190.07
     LARK  Landmark Bancshares of KS                      0.89    1.09   17.82   17.82   120.90
     LARL  Laurel Capital Group of PA                     1.45    1.86   14.31   14.31   133.65
     LSBX  Lawrence Savings Bank of MA*                   1.23    1.23    6.83    6.83    79.50
     LFED  Leeds FSB, MHC of MD (36.2)                    0.59    0.85   12.80   12.80    79.51
     LXMO  Lexington B&L Fin. Corp. of MO                 0.36    0.50   14.83   14.83    48.75
     LIFB  Life Bancorp of Norfolk VA                     0.87    1.16   15.33   14.84   144.18
     LFBI  Little Falls Bancorp of NJ                     0.16    0.43   14.45   13.31    97.09
     LOGN  Logansport Fin. Corp. of IN                    0.73    0.83   12.28   12.28    61.84
     LONF  London Financial Corp. of OH                   0.52    0.76   15.11   15.11    70.53
     LISB  Long Island Bancorp of NY                      1.32    1.60   21.22   21.22   219.31
     MAFB  MAF Bancorp of IL                              1.73    2.61   23.89   20.62   307.94
     MBLF  MBLA Financial Corp. of MO(8)                  1.02    1.29   21.23   21.23   156.01

                     Weekly Thrift Market Line - Part One
                        Prices As Of February 28, 1997

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                                                  52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MFBC  MFB Corp. of Mishawaka IN               19.25   1,774    34.1        19.25   13.75   18.75    2.67    N.A.    15.82
     MLBC  ML Bancorp of Villanova PA              17.00  11,664   198.3        17.50   11.06   17.37   -2.13    N.A.    20.40
     MBB   MSB Bancorp of Middletown NY*           19.00   2,834    53.8        20.50   15.00   18.75    1.33   90.00    -3.16
     MSBF  MSB Financial Corp. of MI               21.75     648    14.1        21.75   15.75   20.75    4.82    N.A.    14.47
     MGNL  Magna Bancorp of MS                     18.75  13,741   257.6        22.50   14.37   19.75   -5.06  275.00     7.14
     MARN  Marion Capital Holdings of IN           21.25   1,844    39.2        22.00   19.25   21.00    1.19    N.A.    10.39
     MFCX  Marshalltown Fin. Corp. of IA(8)        14.62   1,411    20.6        16.50   14.25   14.87   -1.68    N.A.    -1.68
     MFSL  Maryland Fed. Bancorp of MD             37.25   3,131   116.6        38.25   26.91   38.25   -2.61  254.76     7.19
     MASB  MassBank Corp. of Reading MA*           40.00   2,687   107.5        41.37   32.50   41.37   -3.31  224.41     4.93
     MFLR  Mayflower Co-Op. Bank of MA*            17.50     889    15.6        18.50   11.50   17.00    2.94  250.00     2.94
     MECH  Mechanics SB of Hartford CT*            17.00   5,290    89.9        17.37   11.00   17.12   -0.70    N.A.     7.94
     MDBK  Medford Savings Bank of MA*             28.75   4,535   130.4        29.75   19.75   28.75    0.00  310.71    11.65
     MERI  Meritrust FSB of Thibodaux LA           35.50     774    27.5        35.50   29.25   35.50    0.00    N.A.    12.27
     MWBX  Metro West of MA*                        5.22  13,889    72.5         5.37    3.50    5.06    3.16   26.70    -2.79
     MCBS  Mid Continent Bancshares of KS          25.25   2,017    50.9        27.00   17.37   26.56   -4.93    N.A.     8.04
     MIFC  Mid Iowa Financial Corp. of IA           8.50   1,656    14.1         8.50    6.00    8.50    0.00   70.00    33.44
     MCBN  Mid-Coast Bancorp of ME                 19.00     230     4.4        20.25   18.00   19.00    0.00  232.75     0.00
     MIDC  Midconn Bank of Kensington CT(8)*       24.12   1,953    47.1        24.37   14.25   24.00    0.50  129.71    22.13
     MWBI  Midwest Bancshares, Inc. of IA          28.50     349     9.9        28.50   24.50   26.75    6.54  185.00     7.55
     MWFD  Midwest Fed. Fin. Corp of WI            18.00   1,604    28.9        24.50    9.87   18.00    0.00  260.00    -2.70
     MFFC  Milton Fed. Fin. Corp. of OH            13.75   2,205    30.3        16.00   11.50   14.37   -4.31    N.A.    -5.17
     MIVI  Miss. View Hold. Co. of MN              14.87     855    12.7        14.87   10.75   14.62    1.71    N.A.    23.92
     MBSP  Mitchell Bancorp of NC*                 15.37     980    15.1        15.37   10.19   15.00    2.47    N.A.     7.85
     MBBC  Monterey Bay Bancorp of CA              17.50   3,243    56.8        18.25   11.37   18.00   -2.78    N.A.    18.64
     MSBK  Mutual SB, FSB of Bay City MI            6.75   4,274    28.8         7.12    5.12    6.75    0.00  -22.86    22.73
     NHTB  NH Thrift Bancshares of NH              11.75   1,698    20.0        13.37    9.25   11.75    0.00  154.33    -6.89
     NSLB  NS&L Bancorp of Neosho MO               16.25     759    12.3        16.50   12.00   16.00    1.56    N.A.    19.31
     NMSB  Newmil Bancorp. of CT*                   9.25   4,042    37.4         9.75    6.62    9.75   -5.13   45.21    -5.13
     NASB  North American SB of MO                 36.75   2,264    83.2        39.50   29.25   39.25   -6.37  764.71     7.30
     NBSI  North Bancshares of Chicago IL          18.00   1,058    19.0        18.50   14.25   17.50    2.86    N.A.     9.09
     FFFD  North Central Bancshares of IA          15.25   3,429    52.3        15.63   10.12   15.63   -2.43    N.A.    12.46
     NEBC  Northeast Bancorp of ME*                13.75   1,232    16.9        14.00   12.00   14.00   -1.79   17.02    -1.79
     NEIB  Northeast Indiana Bncrp of IN           14.25   1,954    27.8        15.25   11.50   14.25    0.00    N.A.     4.63
     NWEQ  Northwest Equity Corp. of WI            13.50     929    12.5        14.19    9.87   13.62   -0.88    N.A.    11.39
     NWSB  Northwest SB, MHC of PA (29.9)          15.37  23,376   107.4        15.75   10.75   15.63   -1.66    N.A.    14.96
     NSSY  Norwalk Savings Society of CT*          25.25   2,392    60.4        26.00   18.75   25.37   -0.47    N.A.     8.04
     NSSB  Norwich Financial Corp. of CT*          22.62   5,400   122.1        22.62   12.62   20.37   11.05  223.14    15.29
     NTMG  Nutmeg FS&LA of CT                       7.37     712     5.2         8.00    6.25    7.00    5.29    N.A.    -1.73
     OHSL  OHSL Financial Corp. of OH              22.12   1,223    27.1        22.50   19.25   21.75    1.70    N.A.     3.51
     OSBF  OSB Fin. Corp. of Oshkosh WI(8)         32.00   1,160    37.1        33.25   22.75   32.00    0.00  178.25    17.43
     OCFC  Ocean Fin. Corp. of NJ                  30.37   9,059   275.1        30.87   19.62   29.87    1.67    N.A.    19.10
     OFCP  Ottawa Financial Corp. of MI            19.25   5,179    99.7        19.25   16.00   18.87    2.01    N.A.    14.52
     PFFB  PFF Bancorp of Pomona CA                16.25  19,837   322.4        16.25   10.37   15.63    3.97    N.A.     9.28
     PSFI  PS Financial of Chicago IL              13.75   2,182    30.0        14.00   11.62   13.69    0.44    N.A.    17.02
     PVFC  PVF Capital Corp. of OH                 16.50   2,323    38.3        17.25   12.00   16.37    0.79  275.00     4.76
     PCCI  Pacific Crest Capital of CA*            13.00   2,930    38.1        13.37    7.50   13.00    0.00    N.A.    13.04
     PALM  Palfed, Inc. of Aiken SC                14.75   5,228    77.1        15.25   11.62   14.81   -0.41   -4.03     5.36
     PBCI  Pamrapo Bancorp, Inc. of NJ             19.87   3,156    62.7        22.25   18.25   20.00   -0.65  252.93    -0.65
     PFED  Park Bancorp of Chicago IL              15.37   2,701    41.5        16.00   10.19   15.31    0.39    N.A.    18.23
     PVSA  Parkvale Financial Corp of PA           25.50   4,046   103.2        26.50   19.60   25.75   -0.97  207.97    -1.92
     PBIX  Patriot Bank Corp. of PA                15.63   4,457    69.7        16.25   10.42   15.25    2.49    N.A.    15.78
     PEEK  Peekskill Fin. Corp. of NY              15.25   3,378    51.5        15.25   11.12   15.00    1.67    N.A.     7.02
     PFSB  PennFed Fin. Services of NJ             24.87   4,821   119.9        25.25   14.62   23.12    7.57    N.A.    22.81
     PWBC  PennFirst Bancorp of PA                 13.50   3,902    52.7        14.75   11.87   13.50    0.00   69.17    -0.88
     PWBK  Pennwood SB of PA*                      14.37     610     8.8        14.50    9.00   14.37    0.00    N.A.     4.51
                                                        Current Per Share Financials
                                                    ----------------------------------------
                                                                             Tangible
                                                    Trailing  12 Mo.   Book    Book
                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                          -------- ------- ------- ------- -------
                                                        ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MFBC  MFB Corp. of Mishawaka IN                  0.62    0.97   19.43   19.43   126.24
     MLBC  ML Bancorp of Villanova PA                 1.13    1.02   12.10   11.80   160.76
     MBB   MSB Bancorp of Middletown NY*              0.44    0.49   19.59    7.70   299.31
     MSBF  MSB Financial Corp. of MI                  1.19    1.47   19.60   19.60   102.69
     MGNL  Magna Bancorp of MS                        1.28    1.57    9.48    9.10    97.66
     MARN  Marion Capital Holdings of IN              1.10    1.36   21.68   21.68    95.34
     MFCX  Marshalltown Fin. Corp. of IA(8)           0.05    0.36   13.71   13.71    88.01
     MFSL  Maryland Fed. Bancorp of MD                2.81    1.97   30.23   29.75   360.41
     MASB  MassBank Corp. of Reading MA*              3.51    3.30   34.33   34.33   330.57
     MFLR  Mayflower Co-Op. Bank of MA*               1.15    1.10   12.90   12.65   130.78
     MECH  Mechanics SB of Hartford CT*              -0.44   -0.42   13.48   13.48   134.22
     MDBK  Medford Savings Bank of MA*                2.30    2.25   20.40   18.82   229.13
     MERI  Meritrust FSB of Thibodaux LA              1.59    2.70   21.67   21.67   298.52
     MWBX  Metro West of MA*                          0.47    0.48    2.82    2.82    37.62
     MCBS  Mid Continent Bancshares of KS             1.62    1.97   18.76   18.76   176.26
     MIFC  Mid Iowa Financial Corp. of IA             0.50    0.71    6.40    6.39    69.93
     MCBN  Mid-Coast Bancorp of ME                    0.82    1.39   21.37   21.37   243.29
     MIDC  Midconn Bank of Kensington CT(8)*          0.95    1.19   17.84   15.03   183.53
     MWBI  Midwest Bancshares, Inc. of IA             1.81    3.00   27.51   27.51   390.90
     MWFD  Midwest Fed. Fin. Corp of WI               1.17    1.14   10.19    9.74   121.39
     MFFC  Milton Fed. Fin. Corp. of OH               0.49    0.62   12.29   12.29    79.69
     MIVI  Miss. View Hold. Co. of MN                 0.65    0.88   15.16   15.16    82.71
     MBSP  Mitchell Bancorp of NC*                    0.18    0.55   15.02   15.02    35.69
     MBBC  Monterey Bay Bancorp of CA                 0.13    0.39   14.11   13.98   100.87
     MSBK  Mutual SB, FSB of Bay City MI             -0.03   -0.04    9.47    9.47   155.52
     NHTB  NH Thrift Bancshares of NH                 0.60    0.90   11.31   11.31   155.49
     NSLB  NS&L Bancorp of Neosho MO                  0.43    0.61   16.05   16.05    81.43
     NMSB  Newmil Bancorp. of CT*                     0.61    0.59    8.10    8.10    77.16
     NASB  North American SB of MO                    3.41    3.54   22.59   21.77   314.08
     NBSI  North Bancshares of Chicago IL             0.47    0.71   16.80   16.80   111.03
     FFFD  North Central Bancshares of IA             0.83    0.98   16.35   16.35    57.72
     NEBC  Northeast Bancorp of ME*                   0.78    0.63   13.15   11.13   186.61
     NEIB  Northeast Indiana Bncrp of IN              0.75    0.90   14.29   14.29    81.90
     NWEQ  Northwest Equity Corp. of WI               0.66    0.86   12.48   12.48   102.80
     NWSB  Northwest SB, MHC of PA (29.9)             0.56    0.81    8.17    7.79    81.79
     NSSY  Norwalk Savings Society of CT*             1.90    1.56   19.21   18.43   266.37
     NSSB  Norwich Financial Corp. of CT*             1.23    1.16   14.17   13.25   126.54
     NTMG  Nutmeg FS&LA of CT                         0.40    0.41    7.08    7.08   131.92
     OHSL  OHSL Financial Corp. of OH                 0.96    1.44   20.58   20.58   177.95
     OSBF  OSB Fin. Corp. of Oshkosh WI(8)            0.08    1.01   26.76   26.76   215.92
     OCFC  Ocean Fin. Corp. of NJ                    -0.36    1.08   27.23   27.23   131.37
     OFCP  Ottawa Financial Corp. of MI               0.48    0.98   14.55   11.50   159.74
     PFFB  PFF Bancorp of Pomona CA                   0.06    0.44   14.15   13.99   127.27
     PSFI  PS Financial of Chicago IL                 0.71    0.71   14.18   14.18    33.67
     PVFC  PVF Capital Corp. of OH                    1.41    1.87   10.24   10.24   149.62
     PCCI  Pacific Crest Capital of CA*               1.09    0.93    8.18    8.18    90.49
     PALM  Palfed, Inc. of Aiken SC                   0.45    0.73   10.10    9.63   126.22
     PBCI  Pamrapo Bancorp, Inc. of NJ                0.94    1.36   16.95   16.82   114.99
     PFED  Park Bancorp of Chicago IL                 0.29    0.47   15.38   15.38    65.43
     PVSA  Parkvale Financial Corp of PA              1.76    2.42   17.56   17.40   233.64
     PBIX  Patriot Bank Corp. of PA                   0.31    0.52   11.53   11.53   109.84
     PEEK  Peekskill Fin. Corp. of NY                 0.58    0.76   16.27   16.27    55.21
     PFSB  PennFed Fin. Services of NJ                1.23    1.87   19.03   15.47   251.75
     PWBC  PennFirst Bancorp of PA                    0.73    1.11   12.54   11.37   179.60
     PWBK  Pennwood SB of PA*                         0.24    0.60   15.17   15.17    75.78

Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209                       Exhibit IV-1 (continued)
(703) 528-1700                            Weekly Thrift Market Line - Part One
                                             Prices As Of February 28, 1997




                                                           Market Capitalization
                                                     ---------------------------------
                                                                  Shares     Market
                                                      Price/      Outst-    Capital-
Financial Institution                                Share(1)     anding    ization(9)
---------------------                                --------    -------    ----------
                                                        ($)       (000)       ($Mil)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PBKB  People's SB of Brockton MA*                      12.81       3,563        45.6
PFDC  Peoples Bancorp of Auburn IN                     20.75       2,308        47.9
PBCT  Peoples Bank, NHC of CT (37.4)*                  34.50      40,553       522.8
PFFC  Peoples Fin. Corp. of OH                         16.75       1,491        22.0
PHBK  Peoples Heritage Fin Grp of ME*                  31.37      28,221       885.3
PBNB  Peoples Sav. Fin. Corp. of CT*                   30.87       1,906        58.8
PERN  Permanent Bancorp of IN                          22.50       2,083        46.9
PHFI  Perpetual Midwest Fin. of IA                     19.94       1,907        38.0
PERT  Perpetual of SC, MHC (46.8)                      26.00       1,505        18.3
PCBC  Perry Co. Fin. Corp. of ND                       17.25         827        14.3
PHFC  Pittsburgh Home Fin. of PA                       14.50       2,073        30.1
PFSL  Pocahnts Fed. HHC of AR (46.4)                   19.06       1,628        14.4
POBS  Portsmouth Bank Shrs Inc of NH(8)*               15.37       5,826        89.5
PKPS  Poughkeepsie SB of NY                             5.87      12,592        73.9
PRBC  Prestige Bancorp of PA                           15.00         963        14.4
PETE  Primary Bank of NH*                              17.50       2,086        36.5
PSAB  Prime Bancorp, Inc. of PA                        20.00       5,291       105.8
PFNC  Progress Financial Corp. of PA                    8.37       3,744        31.3
PSBK  Progressive Bank, Inc. of NY*                    23.62       3,825        90.3
PROV  Provident Fin. Holdings of CA                    16.00       5,125        82.0
PULB  Pulaski SB, NHC of MO (29.0)                     16.75       2,094        10.1
PULS  Pulse Bancorp of S. River NJ                     18.75       3,050        57.2
QCFB  QCF Bancorp of Virginia MN                       18.75       1,426        26.7
QCBC  Quaker City Bancorp of CA                        19.50       3,792        73.9
QCSB  Queens County SB of NY*                          56.75       7,630       433.0
RCSB  RCSB Financial, Inc. of NY*                      33.62      15,331       515.4
RARB  Raritan Bancorp. of Raritan NJ*                  24.25       1,531        37.1
REDF  RedFed Bancorp of Redlands CA                    14.26       7,083       100.9
RELY  Reliance Bancorp of NY                           22.25       8,825       196.4
RELI  Reliance Bancshares Inc. of WI (8)*               7.12       2,528        18.0
RIVR  River Valley Bancorp of IN                       16.00       1,190        17.9
RFED  Roosevelt Fin. Grp. Inc. of MO                   23.00      44,183     1,016.2
RSLN  Roslyn Bancorp of KY*                            15.63      43,642       682.1
RVSB  Rvrview SB, FSB NHC of WA (41.7)                 18.25       2,196        15.7
SCCB  S. Carolina Com. Bnshrs of SC                    19.25         705        13.6
SBFL  SB Fngr Lakes MHC of NY (33.1)                   15.50       1,785         9.1
SFED  SFS Bancorp of Schenectady NY                    17.37       1,278        22.2
SGVB  SEV Bancorp of W. Covina CA                      13.62       2,522        34.3
SISB  SIS Bank of Springfield MA*                      26.50       5,724       151.7
SJSB  SJS Bancorp of St. Joseph WI (8)                 25.50         918        23.4
SKCG  Sandwich Co-Op. Bank of MA*                      32.00       1,902        60.9
SFBN  Security Bancorp of MT (8)                       30.25       1,508        45.6
SECP  Security Capital Corp. of WI                     86.75       9,203       798.4
SHSL  Security First Corp. of OH                       17.75       4,974        88.3
SMFC  Sho-Me Fin. Corp. of MO                          29.00       1,454        42.2
SOBI  Sobieski Bancorp of S. Bend IN                   14.00         882        12.3
SOSA  Somerset Savings Bank of MA (8)*                  2.81      16,652        46.8
SSFC  South Street Fin. Corp. of NC*                   16.75       4,496        75.3
SCBS  Southern Commun. Bncshrs of AL                   13.50       1,137        15.3
SMBC  Southern Missouri Bncrp of MO                    16.25       1,638        26.6
SWSI  Southwest Bancshares of IL                       19.87       2,637        52.4
SYRN  Sovereign Bancorp of PA                          12.62      59,641       752.7
STFR  St. Francis Cap. Corp. of WI                     29.00       5,365       155.3
SPBC  St. Paul Bancorp, Inc. of IL                     26.50      22,776       603.6
STND  Standard Fin. of Chicago IL                      20.50      16,173       331.5


                                                                       Price Change Data
                                                        ------------------------------------------------
                                                            52 Week (1)              % Change From
                                                        ---------------         ------------------------
                                                                          Last    Last  Dec 31, Dec 31,
Financial Institution                                     High    Low     Week    Week  1994(2) 1995(2)
----------------------                                  ------- ------- ------- ------- ------- --------
                                                           ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PBKB  People's SB of Brockton MA*                         13.00   8.75    13.00   -1.46  115.66   20.62
PFDC  Peoples Bancorp of Auburn IN                        21.00  18.75    20.00    3.75   18.57    2.47
PBCT  Peoples Bank, NHC of CT (37.4)*                     36.00  19.69    35.81   -3.66  338.37   19.50
PFFC  Peoples Fin. Corp. of OH                            15.50  10.87    14.87   -0.81    N.A.    9.26
PHBK  Peoples Heritage Fin Grp of ME*                     31.81  19.00    31.75   -1.20  104.90   12.04
PBNB  Peoples Sav. Fin. Corp. of CT*                      32.25  20.00    30.19    2.25  212.77   11.24
PERN  Permanent Bancorp of IN                             22.50  14.00    22.00    2.27    N.A.   11.11
PHFI  Perpetual Midwest Fin. of IA                        22.00  16.75    19.25    3.58    N.A.    3.58
PERT  Perpetual of SC, MHC (46.8)                         26.00  20.25    26.00    0.00    N.A.    7.22
PCBC  Perry Co. Fin. Corp. of ND                          19.00  15.50    17.25    0.00    N.A.    1.47
PHFC  Pittsburgh Home Fin. of PA                          14.75   9.50    14.62   -0.82    N.A.    8.45
PFSL  Pocahnts Fed. HHC of AR (46.4)                      20.00  14.25    18.50    3.03    N.A.    8.91
POBS  Portsmouth Bank Shrs Inc of NH(8)*                  15.81  12.38    15.73   -2.29   47.65   12.03
PKPS  Poughkeepsie SB of NY                                6.00   4.75     5.75    2.09  -24.26   11.81
PRBC  Prestige Bancorp of PA                              15.00   9.75    14.62    2.60    N.A.   11.11
PETE  Primary Bank of NH*                                 17.75  11.19    17.37    0.75    N.A.   14.83
PSAB  Prime Bancorp, Inc. of PA                           20.62  17.50    20.25   -1.23  188.18   -2.44
PFNC  Progress Financial Corp. of PA                       5.87   5.50     8.87   -5.64  -23.98    0.00
PSBK  Progressive Bank, Inc. of NY*                       24.50  17.17    23.25    1.59   76.66    3.82
PROV  Provident Fin. Holdings of CA                       17.19  10.12    17.00   -5.88    N.A.   14.29
PULB  Pulaski SB, NHC of MO (29.0)                        16.75  12.25    16.75    0.00    N.A.   15.52
PULS  Pulse Bancorp of S. River NJ                        18.75  14.50    18.50    1.35   51.53   19.05
QCFB  QCF Bancorp of Virginia MN                          19.50  13.87    18.50    1.35    N.A.    2.74
QCBC  Quaker City Bancorp of CA                           20.50  12.75    18.75    4.00  160.00    2.63
QCSB  Queens County SB of NY*                             56.75  30.94    54.12    4.86    N.A.   19.80
RCSB  RCSB Financial, Inc. of NY*                         34.75  22.50    33.87   -0.74  173.11   15.93
RARB  Raritan Bancorp. of Raritan NJ*                     24.50  20.25    23.50    3.19  148.72    4.30
REDF  RedFed Bancorp of Redlands CA                       15.44   8.37    15.44   -7.71    N.A.    5.56
RELY  Reliance Bancorp of NY                              22.37  14.44    21.37    4.12    N.A.   14.10
RELI  Reliance Bancshares Inc. of WI (8)*                 10.12   6.50     7.12    0.00    N.A.    5.48
RIVR  River Valley Bancorp of IN                          15.50  13.25    15.25   -1.64    N.A.    9.09
RFED  Roosevelt Fin. Grp. Inc. of MO                      23.25  15.63    22.50    2.22  489.74    9.52
RSLN  Roslyn Bancorp of KY*                               16.25  15.00    15.87   -1.51    N.A.    N.A.
RVSB  Rvrview SB, FSB NHC of WA (41.7)                    18.75  14.37    18.25    0.00    N.A.    4.29
SCCB  S. Carolina Com. Bnshrs of SC                       20.50  15.00    19.00    1.32    N.A.   28.33
SBFL  SB Fngr Lakes MHC of NY (33.1)                      17.00  12.75    14.00   10.71    N.A.   12.73
SFED  SFS Bancorp of Schenectady NY                       17.37  11.75    16.50    5.27    N.A.   17.76
SGVB  SEV Bancorp of W. Covina CA                         13.97   7.75    12.87    5.83    N.A.   21.07
SISB  SIS Bank of Springfield MA*                         27.37  16.75    26.75   -0.93    N.A.   15.87
SJSB  SJS Bancorp of St. Joseph WI (8)                    25.87  18.50    24.87    2.53    N.A.    0.99
SKCG  Sandwich Co-Op. Bank of MA*                         34.00  18.87    32.25   -0.78  271.23    7.56
SFBN  Security Bancorp of MT (8)                          31.25  20.00    31.00   -2.42  290.32    2.54
SEC?  Security Capital Corp. of WI                        86.75  54.75    84.75    2.36    N.A.   17.63
SFSL  Security First Corp. of OH                          19.25  11.50    17.75    0.00   12.70   -2.04
SMFC  Sho-Me Fin. Corp. of MO                             29.50  14.50    28.25    2.65    N.A.   33.33
SOBI  Sobieski Bancorp of S. Bend IN                      16.00  11.75    14.00    0.00    N.A.   -3.45
SOSA  Somerset Savings Bank of MA (8)*                     2.81   1.12     2.53   11.07  -45.12   42.64
SSFC  South Street Fin. Corp. of NC*                      17.00  12.12    15.63    7.17    N.A.   19.64
SCBS  Southern Commun. Bncshrs of AL                      13.75  13.00    13.75   -1.82    N.A.    1.89
SMBC  Southern Missouri Bncrp of MO                       17.25  13.50    16.25    0.00    N.A.    8.33
SWSI  Southwest Bancshares of IL                          20.50  17.67    19.75    0.61   98.70    8.88
SYRN  Sovereign Bancorp of PA                             12.71   8.02    15.00  -15.87  182.33   15.36
STFR  St. Francis Cap. Corp. of WI                        31.50  24.00    27.25    6.42    N.A.   11.54
SPBC  St. Paul Bancorp, Inc. of IL                        26.50  17.80    26.12    1.45   57.08   12.77
STND  Standard Fin. of Chicago IL                         21.25  14.50    20.50    0.00    N.A.    4.49

                                                               Current Per Share Financials
                                                -------------------------------------------------------
                                                                                    Tangible
Financial Institution                           Trailing     12 Mo.     Book        Book
----------------------                          12 Mo.       Core       Value/      Value/    Assets/
                                                EPS(3)       EPS (3)    Share       Share(4)   Share
NASDAQ Listed OTC Companies (continued)         -------     --------    ------      ------   ----------
---------------------------------------           ($)          ($)        ($)        ($)       ($)

PBKB  People's SB of Brockton MA*               0.92          0.58         8.09       7.68    144.10
PFDC  Peoples Bancorp of Auburn IN              1.35          1.78        18.63      18.63    121.46
PBCT  Peoples Bank, NHC of CT (37.4)*           1.96          1.53        15.24      15.22    188.52
PFFC  Peoples Fin. Corp. of OH                  0.05          0.24        15.90      15.90     59.86
PHBK  Peoples Heritage Fin Grp of ME*           1.54          1.66        13.36      12.02    157.91
PBNB  Peoples Sav. Fin. Corp. of CT*            2.11          2.13        24.24      22.66    253.09
PERN  Permanent Bancorp of IN                   0.46          1.01        19.23      19.04    198.26
PHFI  Perpetual Midwest Fin. of IA              0.17          0.55        17.61      17.61    203.74
PERT  Perpetual of SC, MHC (46.8)               0.95          1.35        19.33      19.33    139.42
PCBC  Perry Co. Fin. Corp. of ND                0.55          0.90        18.22      18.22     98.12
PHFC  Pittsburgh Home Fin. of PA                0.37          0.61        14.65      14.65     94.23
PFSL  Pocahnts Fed. HHC of AR (46.4)            1.26          1.80        14.32      14.32    229.17
POBS  Portsmouth Bank Shrs Inc of NH(8)*        1.05          0.85        11.49      11.49     46.11
PKPS  Poughkeepsie SB of NY                     0.98          1.55         5.57       5.57     68.37
PRBC  Prestige Bancorp of PA                    0.15          0.50        16.02      16.02    119.04
PETE  Primary Bank of NH*                       1.64          1.63        13.49      13.46    204.89
PSAB  Prime Bancorp, Inc. of PA                 0.86          1.12        10.87      10.20    128.01
PFNC  Progress Financial Corp. of PA            0.33          0.43         5.33       4.62    102.56
PSBK  Progressive Bank, Inc. of NY*             2.41          2.48        19.01      16.64    231.65
PROV  Provident Fin. Holdings of CA             0.23         -0.01        16.57      16.57    113.20
PULB  Pulaski SB, NHC of MO (29.0)              0.42          0.67        10.75      10.75     85.39
PULS  Pulse Bancorp of S. River NJ              1.15          1.73        12.99      12.99    167.11
QCFB  QCF Bancorp of Virginia MN                1.32          1.32        18.35      18.35    104.01
QCBC  Quaker City Bancorp of CA                 0.52          1.02        17.88      17.84    201.60
QCSB  Queens County SB of NY*                   2.74          2.78        27.71      27.71    178.07
RCSB  RCSB Financial, Inc. of NY*               2.31          2.25        18.14      17.53    264.08
RARB  Raritan Bancorp. of Raritan NJ*           1.89          2.09        18.13      17.76    231.34
REDF  RedFed Bancorp of Redlands CA             0.94         -0.57         9.86       9.86    122.30
RELY  Reliance Bancorp of NY                    1.04          1.60        17.62      12.27    212.83
RELI  Reliance Bancshares Inc. of WI (8)*       0.25          0.25        11.59      11.59     18.98
RIVR  River Valley Bancorp of IN                0.66          0.66        13.65      13.65     78.84
RFED  Roosevelt Fin. Grp. Inc. of MO            0.12          1.71         9.80       9.21    176.46
RSLN  Roslyn Bancorp of KY*                     0.72          0.66        13.63      13.63     53.80
RVSB  Rvrview SB, FSB NHC of WA (41.7)          0.95          1.13        11.11      10.01    102.22
SCCB  S. Carolina Com. Bnshrs of SC             0.53          0.71        17.57      17.57     61.32
SBFL  SB Fngr Lakes MHC of NY (33.1)            0.58          0.10        11.22      11.22    110.51
SFED  SFS Bancorp of Schenectady NY             0.68          1.05        16.57      16.57    129.91
SGVB  SEV Bancorp of W. Covina CA               0.10          0.41        12.34      12.34    146.64
SISB  SIS Bank of Springfield MA*               3.17          3.07        17.81      17.81    235.61
SJSB  SJS Bancorp of St. Joseph WI (8)          0.28          0.79        17.23      17.23    165.46
SKCG  Sandwich Co-Op. Bank of MA*               2.18          2.19        20.31      19.28    244.25
SFBN  Security Bancorp of MT (8)                1.30          1.55        20.51      17.66    253.52
SEC?  Security Capital Corp. of WI              3.69          4.77        61.74      61.74    397.47
SFSL  Security First Corp. of OH                1.05          1.44        11.59      11.38    125.51
SWFC  Sho-Me Fin. Corp. of MO                   1.51          1.86        20.65      20.65    204.98
SOBI  Sobieski Bancorp of S. Bend IN            0.19          0.45        15.81      15.81     89.54
SOSA  Somerset Savings Bank of MA (8)*          0.14          0.14         1.74       1.74     30.67
SSFC  South Street Fin. Corp. of NC*            0.62          0.66        13.15      13.15     46.25
SCBS  Southernb Commun. Bncshrs of AL           0.40          0.71        13.30      13.30     64.05
SMBC  Southern Missouri Bncrp of MO             0.90          0.84        16.01      16.01     97.59
SWSI  Southwest Bancshares of IL                1.00          1.42        15.12      15.12    145.00
SYRN  Sovereign Bancorp of PA                   0.76          1.00         6.36       4.49    158.17
STFR  St. Francis Cap. Corp. of WI              1.78          1.85        23.51      22.33    263.13
SPBC  St. Paul Bancorp, Inc. of IL              1.15          1.71        17.04      16.99    191.31
STND  Standard Fin. of Chicago IL               0.74          1.01        16.28      16.25    144.67

                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part One
                                                  Prices As Of February 28, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                            52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- -------
                                              ($)    (000)   ($Mil)        ($)     ($)      ($)    (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SFFC  StateFed Financial Corp. of IA          18.37     783    14.4        18.37   15.00   18.00    2.06    N.A.   11.33
SFIN  Statewide Fin. Corp. of NJ              17.50   4,995    87.4        17.50   11.25   15.87   10.27    N.A.   21.78
STSA  Sterling Financial Corp. of WA          17.12   5,539    94.8        17.37   12.75   16.50    3.76   88.34   21.25
SSBK  Strongsville SB of OH                   23.75   2,531    60.1        24.00   18.50   24.00   -1.04    N.A.    5.56
SFSB  SuburbFed Fin. Corp. of IL              22.50   1,255    28.2        22.75   16.00   22.25    1.12  237.33   18.42
SBCN  Suburban Bancorp. of OH                 16.50   1,475    24.3        17.75   14.25   16.25    1.54    N.A.    8.20
THRD  TF Financial Corp. of PA                18.75   4,281    80.3        19.00   13.75   18.62    0.70    N.A.   15.38
ROSE  TR Financial Corp. of NY                35.31   8,787   310.3        35.87   24.81   35.12    0.54    N.A.   -0.54
TPNZ  Tappan Zee Fin. Corp. of NY             14.87   1,539    22.9        15.12   11.37   15.00   -0.87    N.A.    9.18
PTRS  The Potters S&L Co. of OH               19.62     506     9.9        20.12   15.50   19.62    0.00    N.A.   -1.90
TSBS  Trenton SB, FSB MHC of NJ(35.0(8)       16.00   9,037    49.9        16.25   12.37   16.25   -1.54    N.A.    0.00
TRIC  Tri-County Bancorp of WY                18.50     609    11.3        19.00   17.00   18.75   -1.33    N.A.    2.78
THBC  Troy Hill Bancorp of PA(8)              20.25   1,068    21.6        21.00   12.75   20.00    1.25    N.A.    1.25
TWIN  Twin City Bancorp of TN                 18.50     853    15.8        19.00   16.00   18.12    2.10    N.A.    7.25
UFRM  United FS&LA of Rocky Mount NC           8.25   3,065    25.3         8.75    7.00    8.13    1.48  153.85   -2.94
UBMT  United Fin. Corp. of MT                 19.75   1,223    24.2        19.75   17.50   19.75    0.00   88.10    2.60
VABF  Va. Beach Fed. Fin. Corp of VA          11.12   4,970    55.3        11.31    6.88   11.12    0.00  137.10   17.80
VFFC  Virginia First Savings of VA            16.25   5,775    93.8        16.25   10.75   15.37    5.73  ***.**   27.45
WHGB  WHG Bancshares of MD                    14.00   1,620    22.7        14.25   10.87   13.87    0.94    N.A.    6.71
WSFS  WSFS Financial Corp. of DE*             12.00  12,912   154.9        12.06    6.75   11.87    1.10   65.52   17.76
WVFC  WVS Financial Corp. of PA*              26.25   1,737    45.6        26.50   19.50   25.75    1.94    N.A.    6.62
WRNB  Warren Bancorp of Peabody MA*           15.87   3,662    58.1        16.37   10.25   16.00   -0.81  370.92    5.80
WFSL  Washington FS&LA of Seattle WA          25.50  47,450 1,210.0        27.50   17.90   26.87   -5.10   74.78    5.85
WAMU  Washington Mutual Inc. of WA*           52.87 126,142 6,669.1        58.87   26.25   56.75   -6.84  184.86   22.07
WYNE  Wayne Bancorp of NJ                     16.75   2,231    37.4        18.00   10.75   16.87   -0.71    N.A.    9.84
WAYN  Wayne S&L Co. MHC of OH (47.8)          26.00   1,499    18.6        27.25   19.00   26.75   -2.80    N.A.    6.12
WCFB  Wbstr Cty FSB MHC of IA (45.2)          13.75   2,100    13.1        14.50   12.25   13.75    0.00    N.A.    0.00
WBST  Webster Financial Corp. of CT           39.25   7,926   311.1        41.00   26.75   39.50   -0.63  315.78    6.80
WEFC  Wells Fin. Corp. of Wells MN            15.00   2,078    31.2        16.00   10.00   15.63   -4.03    N.A.   14.33
WCBI  WestCo Bancorp of IL                    21.25   2,567    54.5        22.25   18.33   21.37   -0.56  112.50   -1.16
WSTR  WesterFed Fin. Corp. of MT              21.50   4,397    94.5        21.75   13.87   20.75    3.61    N.A.   17.81
WOFC  Western Ohio Fin. Corp. of OH           21.50   2,187    47.0        23.75   19.50   21.50    0.00    N.A.   -1.15
WWFC  Westwood Fin. Corp. of NJ               19.50     647    12.6        19.50   10.25   18.00    8.33    N.A.   18.18
WEHO  Westwood Hmstd Fin Corp of OH           14.50   2,843    41.2        14.50   10.37   13.75    5.45    N.A.   19.64
WFCO  Winton Financial Corp. of OH(8)         13.00   1,986    25.8        15.00   11.25   12.30    5.69    N.A.   13.04
FFWD  Wood Bancorp of OH                      15.75   1,493    23.5        17.25   12.17   15.75    0.00    N.A.   -7.35
YFCB  Yonkers Fin. Corp. of NY                13.50   3,172    42.8        14.12    9.31   13.50    0.00    N.A.    4.90
YFED  York Financial Corp. of PA              18.12   6,792   123.1        19.75   14.54   18.50   -2.05   91.75   11.51


                                                          Current Per Share Financials
                                                    ----------------------------------------
                                                                             Tangible
                                                    Trailing  12 Mo.   Book    Book
                                                     12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                                EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                               -------- ------- ------- ------- -------
                                                       ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
SFFC  StateFed Financial Corp. of IA                   0.94    1.18   18.62   18.62   103.52
SFIN  Statewide Fin. Corp. of NJ                       0.47    1.09   13.08   13.05   132.55
STSA  Sterling Financial Corp. of WA                   0.39    0.69   10.78    8.83   276.46
SSBK  Strongsville SB of OH                            1.40    1.76   17.05   16.74   224.22
SFSB  SuburbFed Fin. Corp. of IL                       0.84    1.51   20.92   20.82   321.99
SBCN  Suburban Bancorp. of OH                          0.26    0.87   17.51   17.51   148.29
THRD  TF Financial Corp. of PA                         0.81    1.09   16.95   14.80   151.33
ROSE  TR Financial Corp. of NY                         3.31    2.65   22.69   22.69   357.40
TPNZ  Tappan Zee Fin. Corp. of NY                      0.52    0.48   13.96   13.96    77.88
PTRS  The Potters S&L Co. of OH                        0.06    0.89   20.36   20.36   248.02
TSBS  Trenton SB, FSB MHC of NJ(35.0(8)                0.95    0.74   11.24   11.00    57.99
TRIC  Tri-County Bancorp of WY                         0.89    1.19   21.59   21.59   141.03
THBC  Troy Hill Bancorp of PA(8)                       0.82    0.96   16.87   16.87    93.14
TWIN  Twin City Bancorp of TN                          0.94    1.20   15.72   15.72   125.52
UFRM  United FS&LA of Rocky Mount NC                   0.23    0.41    6.44    6.44    86.00
UBMT  United Fin. Corp. of MT                          1.05    1.28   19.89   19.89    88.26
VABF  Va. Beach Fed. Fin. Corp of VA                   0.04    0.27    8.02    8.02   121.54
VFFC  Virginia First Savings of VA                     1.77    1.77   10.58   10.26   135.30
WHGB  WHG Bancshares of MD                             0.43    0.43   14.36   14.36    60.23
WSFS  WSFS Financial Corp. of DE*                      1.43    1.45    6.25    6.19   101.20
WVFC  WVS Financial Corp. of PA*                       1.57    1.98   20.21   20.21   158.85
WRNB  Warren Bancorp of Peabody MA*                    1.80    1.70    9.41    9.41    98.02
WFSL  Washington FS&LA of Seattle WA                   1.76    1.96   13.99   12.54   123.69
WAMU  Washington Mutual Inc. of WA*                    1.70    1.72   11.23   10.12   177.69
WYNE  Wayne Bancorp of NJ                              0.02    0.13   16.10   16.10   107.40
WAYN  Wayne S&L Co. MHC of OH (47.8)                   0.41    1.00   15.03   15.03   167.35
WCFB  Wbstr Cty FSB MHC of IA (45.2)                   0.40    0.55   10.30   10.30    45.00
WBST  Webster Financial Corp. of CT                    3.09    3.20   24.79   19.20   494.27
WEFC  Wells Fin. Corp. of Wells MN                     0.52    0.88   13.36   13.36    96.88
WCBI  WestCo Bancorp of IL                             1.18    1.61   18.58   18.58   119.90
WSTR  WesterFed Fin. Corp. of MT                       0.80    1.12   18.08   18.08   128.18
WOFC  Western Ohio Fin. Corp. of OH                    0.69    0.86   24.34   22.86   158.99
WWFC  Westwood Fin. Corp. of NJ                        0.06    1.02   14.75   12.93   144.74
WEHO  Westwood Hmstd Fin Corp of OH                    0.13    0.25   14.06   14.06    42.19
WFCO  Winton Financial Corp. of OH(8)                  0.84    1.07   10.49   10.23   147.15
FFWD  Wood Bancorp of OH                               0.90    1.15   13.67   13.67   106.96
YFCB  Yonkers Fin. Corp. of NY                         0.57    0.81   13.74   13.74    82.63
YFED  York Financial Corp. of PA                       0.89    1.21   13.92   13.92   170.79


                                                                                   Exhibit IV-1
                                                                      Weekly Thrift Market Line - Part Two
                                                                         Prices As Of February 28, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    ------------------------
                                                     Tang.     Reported Earnings        Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    -------  ------ -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------

SAIF-Insured Thrifts(320)                    12.99    12.77    0.61    5.24    3.84       0.83    7.31       0.89  123.67    0.85
NYSE Traded Companies(11)                     6.26     6.01    0.57    8.25    4.38       0.73   11.71       1.48   69.91    1.38
AMEX Traded Companies(18)                    15.90    15.83    0.58    4.60    3.27       0.86    6.43       0.61  139.52    0.65
NASDAQ Listed OTC Companies(291)             13.03    12.80    0.61    5.19    3.86       0.84    7.22       0.89  124.70    0.85
California Companies(24)                      7.65     7.10    0.13    1.82    2.22       0.20    3.38       2.21   57.07    1.34
Florida Companies(5)                          8.10     7.91    0.42    5.36    3.05       0.56    6.84       1.19   81.80    1.17
Mid-Atlantic Companies(64)                   11.15    10.77    0.60    6.31    4.44       0.85    8.84       1.06   88.71    0.99
Mid-West Companies(153)                      14.33    14.19    0.65    5.15    3.92       0.89    7.16       0.60  149.32    0.70
New England Companies(11)                     8.67     8.36    0.52    6.52    5.39       0.64    7.71       0.91   77.92    0.97
North-West Companies(6)                      14.28    13.94    0.81    7.25    4.15       1.03    9.25       0.56  146.37    0.70
South-East Companies(43)                     14.91    14.78    0.71    5.56    3.59       0.98    7.61       0.99  126.50    0.90
South-West Companies(7)                      11.21    11.03    0.30    1.49    0.08       0.58    5.16       0.86   63.15    0.81
Western Companies (Excl CA)(7)               17.91    17.88    0.97    6.59    4.72       1.17    7.77       0.27  282.65    0.67
Thrift Strategy(248)                         14.43    14.21    0.61    4.64    3.70       0.85    6.52       0.78  133.03    0.77
Mortgage Banker Strategy(40)                  7.62     7.29    0.58    7.57    4.56       0.70    9.36       1.21   89.44    1.01
Real Estate Strategy(14)                      8.50     8.37    0.49    4.15    2.89       0.83    8.82       1.92   86.61    1.43
Diversified Strategy(14)                      8.28     8.12    0.88   10.70    5.53       1.12   14.44       0.80  104.98    1.20
Retail Banking Strategy(4)                    8.62     8.37    0.34    4.66    3.36       0.49    6.45       1.26   75.46    0.93
Companies Issuing Dividends(257)             13.06    12.84    0.67    5.91    4.24       0.90    7.99       0.77  126.12    0.82
Companies Without Dividends(63)              12.70    12.46    0.37    2.62    2.27       0.56    4.66       1.43  112.77    1.02
Equity/Assets greater than 6%(28)             4.97     4.66    0.24    4.79    2.93       0.40    7.93       1.83   68.00    1.05
Equity/Assets 6-12%(153)                      8.60     8.25    0.56    6.59    4.41       0.77    8.98       0.97  122.56    0.99
Equity/Assets less than 12%(139)             19.25    19.17    0.73    3.90    3.41       0.99    5.41       0.58  137.83    0.65
Converted Last 3 Mths (no MHC)(7)            19.44    19.44    0.61    3.24    3.18       0.87    4.73       0.42  115.42    1.05
Actively Traded Companies(49)                 8.58     8.33    0.79    9.73    6.06       1.01   12.44       1.34   91.44    0.97
Market Value Below $20 Million(70)           14.83    14.74    0.49    2.93    3.01       0.75    4.89       0.84  101.01    0.71
Holding Company Structure(281)               13.55    13.33    0.61    5.08    3.76       0.84    7.16       0.85  125.17    0.82
Assets Over $1 Billion(65)                    8.19     7.68    0.62    7.76    4.44       0.81   10.50       1.05   86.47    1.03
Assets $500 Million-$1 Billion(54)           10.89    10.52    0.66    6.59    4.82       0.84    8.21       1.16  127.80    0.98
Assets $250-$500 Million(69)                 10.94    10.76    0.52    4.90    3.60       0.79    7.53       0.81  161.80    0.80
Assets less than $250 Million(132)           17.17    17.11    0.63    3.68    3.28       0.87    5.32       0.74  118.86    0.74
Goodwill Companies(130)                       8.99     8.51    0.60    6.70    4.45       0.79    9.02       0.97   96.19    0.95
Non-Goodwill Companies(190)                  15.57    15.51    0.61    4.31    3.46       0.86    6.21       0.84  142.60    0.79
Acquirors of FSLIC Cases(13)                  7.04     6.65    0.64    8.24    5.08       0.98   13.60       1.61   48.23    0.88


                                                            Pricing Ratios                      Dividend Data(6)
                                                _________________________________________      _______________________
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
_____________________                          _______ _______ _______ _______ _______      _______ _______ _______
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
____________________________________________

SAIF-Insured Thrifts(320)                        19.81  125.92   15.43  127.83   17.41         0.35    1.72   33.12
NYSE Traded Companies(11)                        18.16  174.27   11.67  175.06   16.24         0.34    0.97   15.27
AMEX Traded Companies(18)                        22.19  111.04   18.60  111.90   19.66         0.37    2.28   47.66
NASDAQ Listed OTC Companies(291)                 19.72  125.38   15.35  127.55   17.31         0.34    1.72   32.90
California Companies(24)                         13.41  136.39    9.92  135.99   15.56         0.22    0.72   10.91
Florida Companies(5)                             22.37  157.51   12.10  162.87   18.59         0.25    0.94   16.90
Mid-Atlantic Companies(64)                       19.32  125.61   13.48  130.51   16.51         0.34    1.68   34.99
Mid-West Companies(153)                          20.40  121.25   16.33  121.93   17.64         0.34    1.77   32.32
New England Companies(11)                        19.20  115.25    9.75  124.80   16.38         0.41    1.80   29.26
North-West Companies(6)                          20.94  155.76   18.02  166.11   20.09         0.29    1.14   22.31
South-East Companies(43)                         19.09  135.18   19.45  134.45   18.10         0.42    2.20   46.16
South-West Companies(7)                          25.00  107.25   11.57  114.06   17.95         0.30    1.58   44.94
Western Companies (Excl CA)(7)                   20.30  122.91   20.11  123.20   18.37         0.56    2.91   49.64
Thrift Strategy(248)                             20.48  117.61   16.36  120.12   17.80         0.34    1.83   36.03
Mortgage Banker Strategy(40)                     18.09  151.21   11.23  153.32   16.72         0.31    1.30   25.17
Real Estate Strategy(14)                         13.26  143.96   11.58  145.79   15.03         0.19    0.83   17.71
Diversified Strategy(14)                         18.08  190.20   15.87  189.75   14.46         0.69    2.15   34.52
Retail Banking Strategy(4)                       22.50  122.43   10.58  125.54   20.77         0.15    1.17    0.00
Companies Issuing Dividends(257)                 19.74  127.76   15.76  129.70   17.11         0.43    2.16   42.77
Companies Without Dividends(63)                  20.20  118.79   14.11  120.60   18.82         0.00    0.00    0.00
Equity/Assets greater than 6%(28)                17.80  157.00    8.18  158.87   16.03         0.19    0.79    9.35
Equity/Assets 6-12%(153)                         18.62  136.60   11.70  140.65   15.68         0.39    1.75   33.24
Equity/Assets less than 12%(139)                 21.95  108.84   20.82  109.48   19.77         0.33    1.88   38.09
Converted Last 3 Mths (no MHC)(7)                24.81  101.28   19.39  101.28   20.94         0.00    0.00    0.00
Actively Traded Companies(49)                    16.91  155.76   13.12  157.20   14.23         0.50    1.88   26.07
Market Value Below $20 Million(70)               20.50  101.61   15.03  102.61   19.32         0.29    1.84   35.34
Holding Company Structure(281)                   20.18  124.97   15.96  126.52   17.62         0.36    1.78   34.23
Assets Over $1 Billion(65)                       18.49  160.21   12.82  167.43   16.07         0.49    1.61   30.56
Assets $500 Million-$1 Billion(54)               19.22  133.47   14.16  135.06   16.13         0.30    1.50   30.38
Assets $250-$500 Million(69)                     20.41  125.06   13.40  127.47   16.61         0.33    1.80   33.49
Assets less than $250 Million(132)               20.73  107.51   18.21  108.23   19.18         0.30    1.83   35.97
Goodwill Companies(130)                          19.04  144.40   12.55  150.00   16.08         0.40    1.72   32.72
Non-Goodwill Companies(190)                      20.47  113.98   17.28  114.03   18.39         0.31    1.73   33.43
Acquirors of FSLIC Cases(13)                     17.11  164.54   11.93  168.55   15.20         0.43    1.75   18.88


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.


                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part Two
                                                  Prices As Of February 28, 1997


                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- ------- ------- ------- -------    ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)
     Market Averages. BIF-Insured Thrifts(no MHCs)
     ---------------------------------------------
     BIF-Insured Thrifts(73)                      11.72    11.36    0.92    9.92    6.21       0.94    9.78
     NYSE Traded Companies(3)                      7.41     5.83    0.70   10.07    5.79       0.72   10.69
     AMEX Traded Companies(5)                     13.16    12.91    0.58    6.02    4.26       0.58    6.01
     NASDAQ Listed OTC Companies(65)              11.83    11.52    0.97   10.27    6.41       0.98   10.07
     California Companies(3)                       8.89     8.89    1.08   13.60    7.51       1.00   12.56
     Mid-Atlantic Companies(19)                   11.69    11.10    0.82    8.57    5.54       0.85    8.94
     Mid-West Companies(2)                        25.56    24.11    0.54    2.08    2.35       0.82    3.16
     New England Companies(39)                     9.23     8.95    1.00   11.66    7.31       0.96   11.14
     North-West Companies(4)                      11.16    10.68    1.13   11.51    5.57       1.11   11.35
     South-East Companies(5)                      27.71    27.71    0.64    1.46    1.86       0.92    2.27
     Thrift Strategy(47)                          13.32    12.87    0.87    8.34    5.75       0.90    8.33
     Mortgage Banker Strategy(10)                  9.21     9.10    0.88   10.81    6.44       0.89   11.02
     Real Estate Strategy(8)                      10.29    10.29    1.29   13.58    7.30       1.25   13.04
     Diversified Strategy(6)                       7.05     6.61    1.15   16.83    8.04       1.08   15.70
     Retail Banking Strategy(2)                    6.48     6.33    0.51    8.05    6.21       0.51    7.91
     Companies Issuing Dividends(56)              11.23    10.79    0.95   10.25    6.41       0.96   10.01
     Companies Without Dividends(17)              13.35    13.24    0.83    8.85    5.55       0.86    9.05
     Equity/Assets less than 6%(6)                 5.64     5.57    0.60   11.01    6.40       0.52    9.68
     Equity/Assets 6-12%(48)                       8.37     7.89    0.99   12.09    7.34       0.97   11.78
     Equity/Assets greater than 12%(19)           21.81    21.64    0.85    4.24    3.36       0.98    4.88
     Converted Last 3 Mths (no MHC)(2)            26.93    26.93    1.13    4.27    4.02       1.20    4.49
     Actively Traded Companies(26)                 8.51     8.15    1.05   12.57    7.62       1.03   12.31
     Market Value Below $20 Million(12)           14.60    14.26    0.62    6.98    5.01       0.75    7.14
     Holding Company Structure(46)                13.18    12.80    1.00    9.78    6.16       1.04    9.84
     Assets Over $1 Billion(16)                    9.18     8.58    1.04   12.71    6.80       1.03   12.51
     Assets $500 Million-$1 Billion(17)           10.10     9.55    0.97   10.15    6.56       0.93    9.47
     Assets $250-$500 Million(20)                 10.72    10.58    0.88    9.91    6.44       0.88    9.97
     Assets less than $250 Million(20)            16.40    16.20    0.82    7.29    5.14       0.92    7.46
     Goodwill Companies(36)                        8.60     7.83    0.85   10.69    6.55       0.85   10.49
     Non-Goodwill Companies(37)                   14.48    14.48    0.99    9.25    5.91       1.02    9.16


                                                         Asset Quality Ratios                  Pricing Ratios
                                                       -----------------------     -----------------------------------------
                                                                                                           Price/  Price/
                                                         NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                              Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                             ------- ------- -------    ------- ------- ------- ------- -------
                                                          (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)
     Market Averages. BIF-Insured Thrifts(no MHCs)
     ---------------------------------------------
     BIF-Insured Thrifts(73)                              1.32  114.30    1.43      15.94  140.15   15.62  143.47   16.84
     NYSE Traded Companies(3)                             2.53   29.95    1.19      17.76  171.88   13.12  161.15   17.20
     AMEX Traded Companies(5)                             1.37   94.13    1.46      17.36  128.53   15.59  133.51   15.85
     NASDAQ Listed OTC Companies(65)                      1.25  120.48    1.44      15.74  139.48   15.76  143.74   16.88
     California Companies(3)                              2.23   50.98    1.43      13.39  149.37   13.35  149.42   14.46
     Mid-Atlantic Companies(19)                           1.81   75.54    1.40      17.44  138.97   15.21  146.68   17.87
     Mid-West Companies(2)                                0.50   46.43    0.43       0.00   78.26   20.00   82.97   27.95
     New England Companies(39)                            1.21  107.93    1.63      14.09  146.01   13.13  147.85   14.83
     North-West Companies(4)                              0.23  383.36    0.99      18.22  147.03   20.74  151.19   18.51
     South-East Companies(5)                              0.86  176.91    0.76      28.36  108.44   29.93  108.44   26.29
     Thrift Strategy(47)                                  1.18  106.41    1.38      16.62  130.41   16.16  136.17   17.69
     Mortgage Banker Strategy(10)                         1.14  182.35    1.20      16.83  158.24   13.55  160.90   16.30
     Real Estate Strategy(8)                              1.56  110.68    1.70      14.78  167.33   17.59  167.33   15.13
     Diversified Strategy(6)                              2.27  109.49    1.92      12.37  171.41   15.35  161.91   14.67
     Retail Banking Strategy(2)                           1.17   59.03    1.03      10.67  112.58    7.31  114.90   10.74
     Companies Issuing Dividends(56)                      1.22  119.71    1.45      15.37  141.94   15.55  146.23   16.42
     Companies Without Dividends(17)                      1.66   96.12    1.38      17.94  134.42   15.84  135.00   18.26
     Equity/Assets less than 6%(6)                        3.04   42.42    1.43      17.07  162.00    9.09  164.06   19.22
     Equity/Assets 6-12%(48)                              1.31  115.22    1.59      13.62  148.02   12.88  152.91   13.98
     Equity/Assets greater than 12%(19)                   0.80  137.20    1.02      23.43  114.74   24.31  115.75   23.75
     Converted Last 3 Mths (no MHC)(2)                    0.77   84.54    0.94      25.46  104.84   28.08  104.84   23.34
     Actively Traded Companies(26)                        1.09  100.09    1.53      13.64  149.82   13.46  151.66   14.09
     Market Value Below $20 Million(12)                   1.48   58.72    1.12      15.30  115.40   15.41  119.25   20.48
     Holding Company Structure(46)                        1.07  122.20    1.46      16.47  137.49   17.38  142.65   17.01
     Assets Over $1 Billion(16)                           1.80   92.58    1.53      16.06  166.86   16.26  163.71   16.40
     Assets $500 Million-$1 Billion(17)                   1.21  105.07    1.54      14.67  139.66   13.90  154.30   16.01
     Assets $250-$500 Million(20)                         1.19  142.28    1.52      15.33  137.09   13.71  139.19   14.81
     Assets less than $250 Million(20)                    1.14  111.64    1.16      17.95  121.65   18.48  123.91   20.00
     Goodwill Companies(36)                               1.30   94.41    1.41      15.43  143.94   12.74  151.72   16.33
     Non-Goodwill Companies(37)                           1.33  133.54    1.44      16.42  136.92   18.16  136.92   17.30


                                                           Dividend Data(6)
                                                      -----------------------
                                                        Ind.   Divi-
                                                       Div./   dend    Payout
     Financial Institution                             Share   Yield   Ratio(7)
     ---------------------                            ------- ------- -------
                                                         ($)     (%)     (%)

     Market Averages. BIF-Insured Thrifts(no MHCs)
     ---------------------------------------------
     BIF-Insured Thrifts(73)                             0.41    1.83   25.18
     NYSE Traded Companies(3)                            0.33    0.56   11.95
     AMEX Traded Companies(5)                            0.62    2.96   36.75
     NASDAQ Listed OTC Companies(65)                     0.39    1.80   25.28
     California Companies(3)                             0.00    0.00    0.00
     Mid-Atlantic Companies(19)                          0.41    1.58   21.22
     Mid-West Companies(2)                               0.00    0.00    0.00
     New England Companies(39)                           0.47    2.21   29.98
     North-West Companies(4)                             0.45    1.65   33.98
     South-East Companies(5)                             0.30    1.84   17.20
     Thrift Strategy(47)                                 0.42    1.97   28.22
     Mortgage Banker Strategy(10)                        0.37    1.62   14.43
     Real Estate Strategy(8)                             0.30    1.31   19.24
     Diversified Strategy(6)                             0.48    1.71   29.11
     Retail Banking Strategy(2)                          0.32    1.68    0.00
     Companies Issuing Dividends(56)                     0.53    2.39   33.38
     Companies Without Dividends(17)                     0.00    0.00    0.00
     Equity/Assets less than 6%(6)                       0.11    0.82   10.81
     Equity/Assets 6-12%(48)                             0.49    2.13   28.18
     Equity/Assets greater than 12%(19)                  0.28    1.38   22.16
     Converted Last 3 Mths (no MHC)(2)                   0.00    0.00    0.00
     Actively Traded Companies(26)                       0.51    2.10   29.96
     Market Value Below $20 Million(12)                  0.33    2.02   19.75
     Holding Company Structure(46)                       0.45    2.00   27.07
     Assets Over $1 Billion(16)                          0.51    1.69   23.50
     Assets $500 Million-$1 Billion(17)                  0.45    2.04   27.70
     Assets $250-$500 Million(20)                        0.39    1.75   25.79
     Assets less than $250 Million(20)                   0.30    1.85   23.82
     Goodwill Companies(36)                              0.52    2.12   29.09
     Non-Goodwill Companies(37)                          0.31    1.57   21.66

     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                     Weekly Thrift Market Line - Part Two
                        Prices As Of February 28, 1997

                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.
                                                                     Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- ------- ------- ------- -------    ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)

     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(19)                     11.32    11.05    0.51    4.68    2.87       0.81    7.57
     BIF-Insured Thrifts(2)                        9.92     9.92    0.51    6.56    2.57       0.54    6.32
     NASDAQ Listed OTC Companies(21)              11.17    10.93    0.51    4.88    2.84       0.78    7.44
     Florida Companies(3)                          9.74     9.60    0.66    6.84    3.97       0.93    9.58
     Mid-Atlantic Companies(8)                    10.97    10.47    0.22    1.86    0.94       0.63    5.52
     Mid-West Companies(7)                        12.05    12.04    0.50    4.50    3.13       0.74    6.91
     New England Companies(1)                      8.08     8.07    1.10   13.81    5.68       0.86   10.78
     North-West Companies(1)                      10.87     9.79    0.97    8.90    5.21       1.16   10.59
     South-East Companies(1)                      13.86    13.86    0.75    6.82    3.65       1.06    9.69
     Thrift Strategy(19)                          11.37    11.16    0.45    4.12    2.53       0.76    7.05
     Mortgage Banker Strategy(1)                  10.87     9.79    0.97    8.90    5.21       1.16   10.59
     Diversified Strategy(1)                       9.08     8.07    1.10   13.81    5.68       0.86   10.78
     Companies Issuing Dividends(20)              11.02    10.77    0.49    4.77    2.79       0.77    7.31
     Companies Without Dividends(1)               13.86    13.86    0.75    6.82    3.65       1.06    9.69
     Equity/Assets 6-12%(15)                       9.49     9.16    0.43    4.86    2.70       0.72    7.77
     Equity/Assets >12%(6)                        15.88    15.88    0.73    4.92    3.23       0.96    6.50
     Actively Traded Companies(1)                  9.26     8.11    0.47    5.03    2.90       0.85    9.02
     Holding Company Structure(1)                  9.26     8.11    0.47    5.03    2.90       0.85    9.02
     Assets Over $1 Billion(4)                     8.72     8.19    0.69    7.93    3.59       0.90    9.92
     Assets $500 Million-$1 Billion(5)            10.07     9.65    0.52    4.93    3.31       0.81    7.82
     Assets $250-$500 Million(4)                   9.88     9.86    0.49    5.38    3.65       0.80    8.79
     Assets less than $250 Million(8)             13.45    13.31    0.42    3.08    1.89       0.70    5.38
     Goodwill Companies(10)                        9.34     8.83    0.58    6.29    3.30       0.82    8.70
     Non-Goodwill Companies(11)                   12.82    12.82    0.44    3.61    2.42       0.75    6.30
     MHC Institutions(21)                         11.17    10.93    0.51    4.88    2.84       0.78    7.44


                                                      Asset Quality Ratios                  Pricing Ratios
                                                    -----------------------     -----------------------------------------
                                                                                                        Price/  Price/
                                                      NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                           Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                          ------- ------- -------    ------- ------- ------- ------- -------
                                                       (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(19)                          0.55  182.73    0.80      22.79  153.49   17.01  159.04   19.63
     BIF-Insured Thrifts(2)                            2.17   63.77    1.94      17.60  177.97   16.77  178.12   22.55
     NASDAQ Listed OTC Companies(21)                   0.73  169.51    0.92      22.14  156.06   16.99  161.05   19.84
     Florida Companies(3)                              0.49  111.99    0.79      22.14  163.93   15.51  167.38   18.55
     Mid-Atlantic Companies(8)                         1.07  208.24    1.06      27.45  156.00   16.85  166.71   19.90
     Mid-West Companies(7)                             0.58  130.94    0.76      20.62  144.61   17.19  144.85   20.90
     New England Companies(1)                          1.42   85.13    1.82      17.60  226.38   18.30  226.68   22.55
     North-West Companies(1)                           0.20  166.22    0.52      19.21  164.27   17.85  182.32   16.15
     South-East Companies(1)                           0.17  428.77    1.08      27.37  134.51   18.65  134.51   19.26
     Thrift Strategy(19)                               0.72  174.99    0.89      23.39  151.45   16.86  155.93   19.92
     Mortgage Banker Strategy(1)                       0.20  166.22    0.52      19.21  164.27   17.85  182.32   16.15
     Diversified Strategy(1)                           1.42   85.13    1.82      17.60  226.38   18.30  226.68   22.55
     Companies Issuing Dividends(20)                   0.76  154.26    0.91      21.40  157.26   16.89  162.52   19.89
     Companies Without Dividends(1)                    0.17  428.77    1.08      27.37  134.51   18.65  134.51   19.26
     Equity/Assets 6-12%(15)                           0.78  108.10    0.97      20.61  161.50   15.12  168.27   18.70
     Equity/Assets >12%(6)                             0.55  384.44    0.77      26.74  140.83   22.20  140.83   22.68
     Actively Traded Companies(1)                      0.75   70.10    1.01       0.00  173.17   16.03  197.73   19.25
     Holding Company Structure(1)                      0.75   70.10    1.01       0.00  173.17   16.03  197.73   19.25
     Assets Over $1 Billion(4)                         0.88  109.44    1.25      21.85  197.55   17.16  209.75   18.99
     Assets $500 Million-$1 Billion(5)                 0.57   65.95    0.66      23.78  151.23   15.03  159.93   19.82
     Assets $250-$500 Million(4)                       0.27  357.67    0.62      15.13  150.25   14.82  150.59   18.99
     Assets less than $250 Million(8)                  0.97  140.70    1.01      24.23  140.05   18.72  142.34   21.35
     Goodwill Companies(10)                            0.60  128.80    0.89      21.19  173.50   16.00  184.01   19.23
     Non-Goodwill Companies(11)                        0.86  210.22    0.95      23.10  140.37   17.87  140.37   20.45
     MHC Institutions(21)                              0.73  169.51    0.92      22.14  156.06   16.99  161.05   19.84


                                                          Dividend Data(6)
                                                         -----------------------
                                                        Ind.   Divi-
                                                       Div./   dend    Payout
     Financial Institution                             Share   Yield   Ratio(7)
     ---------------------                            ------- ------- -------
                                                         ($)     (%)     (%)

     Market Averages. MHC Institutions
     ---------------------------------
     SAIF-Insured Thrifts(19)                            0.63    3.18   43.04
     BIF-Insured Thrifts(2)                              0.62    2.91   44.90
     NASDAQ Listed OTC Companies(21)                     0.63    3.16   43.35
     Florida Companies(3)                                1.00    4.03    0.00
     Mid-Atlantic Companies(8)                           0.46    2.70   60.32
     Mid-West Companies(7)                               0.73    3.99   71.43
     New England Companies(1)                            0.88    2.55   44.90
     North-West Companies(1)                             0.22    1.21   23.16
     South-East Companies(1)                             0.00    0.00    0.00
     Thrift Strategy(19)                                 0.64    3.31   48.02
     Mortgage Banker Strategy(1)                         0.22    1.21   23.16
     Diversified Strategy(1)                             0.88    2.55   44.90
     Companies Issuing Dividends(20)                     0.66    3.33   52.02
     Companies Without Dividends(1)                      0.00    0.00    0.00
     Equity/Assets 6-12%(15)                             0.65    2.96   52.02
     Equity/Assets >12%(6)                               0.57    3.72    0.00
     Actively Traded Companies(1)                        0.40    1.84   63.49
     Holding Company Structure(1)                        0.40    1.84   63.49
     Assets Over $1 Billion(4)                           0.79    2.76   51.02
     Assets $500 Million-$1 Billion(5)                   0.67    3.40   63.49
     Assets $250-$500 Million(4)                         0.81    3.59   71.43
     Assets less than $250 Million(8)                    0.44    3.04   11.58
     Goodwill Companies(10)                              0.64    2.57   47.17
     Non-Goodwill Companies(11)                          0.62    3.68   35.71
     MHC Institutions(21)                                0.63    3.16   43.35

   (1) Average of high/low or bid/ask price per share.
   (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
   (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
   (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
   (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
   (6) Annualized, based on last regular quarterly cash dividend announcement.
   (7) Indicated dividend as a percent of trailing twelve month earnings.
   (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


   * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

   Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

   Copyright (c) 1997 by RP Financial, LC.

                     Weekly Thrift Market Line - Part Two
                        Prices As Of February 28, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)


NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             3.91     3.29    0.20    4.61    2.36       0.49   11.40       2.14   36.71    1.23
CSA   Coast Savings Financial of CA           4.83     4.76    0.12    2.40    1.16       0.47    9.42       1.53   48.84    1.08
CFB   Commercial Federal Corp. of NE          5.75     5.05    0.64   11.13    5.58       0.92   15.86       1.07   69.60    1.01
DME   Dime Savings Bank, FSB of NY*           5.42     5.37    0.54   10.47    5.71       0.70   13.61       2.45   24.13    1.09
DSL   Downey Financial Corp. of CA            7.74     7.62    0.43    5.30    3.39       0.69    8.48       1.36   44.87    0.68
FRC   First Republic Bancorp of CA*           5.86     5.86    0.61   10.81    7.01       0.57   10.01       2.22   38.80    0.97
FED   FirstFed Fin. Corp. of CA               4.70     4.63    0.20    4.28    3.00       0.43    9.39       2.15   83.45    2.42
GLN   Glendale Fed. Bk, FSB of CA             5.59     5.22    0.20    3.66    2.17       0.45    8.45       3.76   66.28    1.56
GDW   Golden West Fin. Corp. of CA            6.23     6.23    1.01   15.68    9.36       1.23   19.19       1.37   35.24    0.59
GWF   Great Western Fin. Corp. of CA(8)       5.63     4.95    0.48    8.44    3.45       0.68   12.11       1.79   41.34    1.03
GPT   GreenPoint Fin. Corp. of NY*           10.95     6.27    0.95    8.92    4.65       0.90    8.44       2.91   26.91    1.52
SFB   Standard Fed. Bancorp of MI(8)          6.11     5.08    0.65   10.21    5.17       0.86   13.49       0.59   53.01    0.43
TCB   TCF Financial Corp. of MN               7.75     7.46    1.20   16.05    5.42       1.41   18.72       0.76  132.47    1.36
WES   Westcorp Inc. of Orange CA              9.88     9.85    1.09   11.14    7.03       0.44    4.46       1.16  111.77    2.49


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*             17.56    17.55   -0.47   -5.89   -2.48      -0.44   -5.48       0.56  159.79    1.32
BKC   American Bank of Waterbury CT*          8.46     8.07    1.26   14.61    9.71       1.02   11.83       2.39   38.52    1.42
BFD   BostonFed Bancorp of MA                11.15    11.15    0.32    2.88    2.22       0.52    4.65       0.54   97.04    0.63
CFX   Cheshire Fin. Corp. of NH*              8.50     7.89    0.71    7.64    3.49       0.95   10.14       0.74  140.06    1.47
CZF   Citisave Fin. Corp. of LA              16.00    15.99    0.78    4.47    4.54       1.04    5.97       0.22   40.85    0.15
CBK   Citizens First Fin.Corp. of IL         15.14    15.14    0.25    2.32    1.35       0.52    4.87       0.53   35.95    0.24
ESX   Essex Bancorp of VA(8)                  0.33    -0.14   -2.71     NM      NM       -1.63  -40.51       3.44   51.87    2.16
FCB   Falmouth Co-Op Bank of MA*             24.98    24.98    0.78    3.48    2.94       0.76    3.41       0.02     NA     1.22
FAB   FirstFed America Bancorp of MA         12.35    12.35    0.46    3.72    3.42       0.88    7.14        NA      NA      NA
GAF   GA Financial Corp. of PA               19.31    19.31    0.97    5.04    4.09       1.26    6.56       0.19   85.78    0.42
KNK   Kankakee Bancorp of IL                 10.41     9.73    0.50    4.97    4.60       0.67    6.67       0.90   74.47    0.99
KYF   Kentucky First Bancorp of KY           17.15    17.15    0.88    3.96    4.51       1.14    5.15       0.09  486.84    0.81
NYB   New York Bancorp, Inc. of NY            5.10     5.10    1.19   21.94    6.45       1.31   24.05       1.32   49.76    1.04
PDB   Piedmont Bancorp of NC                 15.70    15.70   -0.22   -0.82   -0.94       0.13    0.49       0.76   62.96    0.66
PLE   Pinnacle Bank of AL                     7.73     7.46    0.50    6.42    4.83       0.79   10.11       0.83   82.73    1.02
SSB   Scotland Bancorp of NC                 36.12    36.12    1.16    4.04    2.60       1.50    5.22        NA      NA     0.50
SZB   SouthFirst Bancshares of AL            14.27    14.27   -0.02   -0.12   -0.15       0.50    3.22       0.60   45.97    0.40
SRN   Southern Banc Company of AL            18.22    18.03    0.23    1.30    1.40       0.58    3.32        NA      NA     0.24
SSM   Stone Street Bancorp of NC             35.13    35.13    1.22    4.38    2.46       1.51    5.42       0.17  272.78    0.61
TSH   Teche Holding Company of LA            13.77    13.77    0.72    4.29    4.87       1.05    6.29       0.16  525.95    1.00
FTF   Texarkana Fst. Fin. Corp of AR         15.94    15.94    1.47    7.54    7.77       1.81    9.27       0.17  403.17    0.84
THR   Three Rivers Fin. Corp. of MI          14.48    14.42    0.52    3.44    3.59       0.78    5.17       1.22   42.90    0.79
TBK   Tolland Bank of CT*                     6.31     6.06    0.63   10.24    7.61       0.62   10.16       3.16   38.16    1.87
WSB   Washington SB, FSB of MD                8.24     8.24    0.48    5.88    5.66       0.41    5.07       0.95   49.34    0.96


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             8.22     8.22    0.17    2.05    2.17      -0.02   -0.29       0.44   79.07    0.51
AFED  AFSALA Bancorp of NY                   13.68    13.68    0.59    4.34    4.52       0.59    4.34        NA      NA      NA
ALBK  ALBANK Fin. Corp. of Albany NY          9.10     7.86    0.79    8.22    5.78       0.99   10.37       1.15   69.91    1.12
AMFC  AMB Financial Corp. of IN              19.37    19.37    0.49    3.04    2.40       0.76    4.79       0.43   98.60    0.56
ASBP  ASB Financial Corp. of OH              15.71    15.71    0.60    2.77    3.32       0.86    3.98       1.89   40.89    1.25
ABBK  Abington Savings Bank of MA(8)*         6.89     6.15    0.74   11.12    8.50       0.62    9.40       0.27  135.80    0.59
AABC  Access Anytime Bancorp of NM            4.58     4.58   -0.57  -12.10  -17.14      -0.22   -4.57       1.58   24.19    0.97
AFBC  Advance Fin. Bancorp of WV             14.78    14.78    0.34    2.30    2.29       0.68    4.59       0.41   85.64    0.40
AADV  Advantage Bancorp of WI                 8.74     8.10    0.32    3.45    2.76       0.83    8.93       0.48  119.23    1.02
AFCB  Affiliated Comm BC, Inc of MA           9.75     9.68    0.64    6.11    4.71       0.93    8.79       0.62  119.38    1.19


                                                             Pricing Ratios                      Dividend Data(6)
                                                 -----------------------------------------   -----------------------
                                                                         Price/  Price/        Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                           ------- ------- ------- ------- --------     ------- ------- -------
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)


NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                   NM   215.40    8.42     NM    17.13         0.88    2.14     NM
CSA   Coast Savings Financial of CA                 NM   210.21   10.16  213.57   22.05         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE              17.94  195.26   11.22  222.11   12.59         0.28    0.78   34.00
DME   Dime Savings Bank, FSB of NY*               17.50  179.30    9.71  180.97   13.46         0.00    0.00    0.00
DSL   Downey Financial Corp. of CA                29.53  156.74   12.14  159.38   18.45         0.32    1.35   40.00
FRC   First Republic Bancorp of CA*               14.26  141.17    8.28  141.34   15.40         0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                     NM   140.69    6.61  142.70   15.20         0.00    0.00    0.00
GLN   Glendale Fed. Bk, FSB of CA                   NM   157.54    8.81  168.88   19.96         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA                10.69  165.28   10.30  165.28    8.73         0.44    0.65    6.94
GWF   Great Western Fin. Corp. of CA(8)           28.95  247.47   13.93     NM    20.18         1.00    2.27   65.79
GPT   GreenPoint Fin. Corp. of NY*                21.51  195.19   21.38     NM    22.73         1.00    1.67   35.84
SFB   Standard Fed. Bancorp of MI(8)              19.34  192.64   11.78  231.96   14.62         0.80    1.39   26.85
TCB   TCF Financial Corp. of MN                   18.44     NM    22.24     NM    15.81         0.75    1.65   30.49
WES   Westcorp Inc. of Orange CA                  14.23  153.02   15.12  153.53     NM          0.40    2.16   30.77


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                    NM   102.00   17.90  102.00     NM          0.36    2.07     NM
BKC   American Bank of Waterbury CT*              10.29  144.63   12.22  151.40   12.71         1.44    4.84   49.83
BFD   BostonFed Bancorp of MA                       NM   114.52   12.77  114.52   28.02         0.20    1.23   55.56
CFX   Cheshire Fin. Corp. of NH*                  28.66  166.87   14.19  179.87   21.58         0.88    5.29     NM
CZF   Citisave Fin. Corp. of LA                   22.02  110.25   17.64  110.34   16.51         0.40    2.88   63.49
CBK   Citizens First Fin.Corp. of IL                NM   108.24   16.39  108.24     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                        NM      NM     0.99     NM      NM          0.00    0.00     NM
FCB   Falmouth Co-Op Bank of MA*                    NM   102.83   25.69  102.83     NM          0.20    1.28   43.48
FAB   FirstFed America Bancorp of MA              29.24  108.70   13.43  108.70   15.23         0.00    0.00    0.00
GAF   GA Financial Corp. of PA                    24.42  111.33   21.50  111.33   18.74         0.32    1.99   48.48
KNK   Kankakee Bancorp of IL                      21.72  106.13   11.05  113.57   16.20         0.48    1.75   38.10
KYF   Kentucky First Bancorp of KY                22.17  108.29   18.57  108.29   17.03         0.50    4.26     NM
NYB   New York Bancorp, Inc. of NY                15.50     NM    17.12     NM    14.14         0.60    1.86   28.85
PDB   Piedmont Bancorp of NC                        NM   148.74   23.36  148.74     NM          0.40    3.77     NM
PLE   Pinnacle Bank of AL                         20.71  134.35   10.39  139.20   13.16         0.80    3.58   74.07
SSB   Scotland Bancorp of NC                        NM   116.93   42.24  116.93   29.72         0.30    1.90   73.17
SZB   SouthFirst Bancshares of AL                   NM    87.92   12.55   87.92   25.46         0.50    3.64     NM
SRN   Southern Banc Company of AL                   NM    89.17   16.25   90.13   27.94         0.35    2.46     NM
SSM   Stone Street Bancorp of NC                    NM   133.06   46.75  133.06     NM          0.44    1.61   65.67
TSH   Teche Holding Company of LA                 20.55   98.62   13.58   98.62   14.02         0.50    3.33   68.49
FTF   Texarkana Fst. Fin. Corp of AR              12.88  117.16   18.68  117.15   10.48         0.45    2.67   34.35
THR   Three Rivers Fin. Corp. of MI               27.88   97.51   14.12   97.97   18.59         0.36    2.48   69.23
TBK   Tolland Bank of CT*                         13.14  126.32    7.97  131.47   13.25         0.20    1.29   16.95
WSB   Washington SB, FSB of MD                    17.66  102.81    8.47  102.81   20.48         0.10    1.95   34.48


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                   NM    94.55    7.77   94.55     NM          0.40    1.38   63.49
AFED  AFSALA Bancorp of NY                        22.13   96.09   13.15   96.09   22.13         0.00    0.00    0.00
ALBK  ALBANK Fin. Corp. of Albany NY              17.30  142.07   12.93  164.50   13.72         0.60    1.71   29.56
AMFC  AMB Financial Corp. of IN                     NM    95.49   18.50   95.49   26.44         0.24    1.75   72.73
ASBP  ASB Financial Corp. of OH                     NM   115.08   18.08  115.08   20.98         0.40    3.40     NM
ABBK  Abington Savings Bank of MA(8)*             11.76  124.15    8.55  138.98   13.92         0.40    1.82   21.39
AABC  Access Anytime Bancorp of NM                  NM    76.98    3.53   76.98     NM          0.00    0.00     NM
AFBC  Advance Fin. Bancorp of WV                    NM   100.50   14.85  100.50   21.88         0.00    0.00    0.00
AADV  Advantage Bancorp of WI                       NM   128.95   11.27  139.22   13.98         0.40    1.13   40.82
AFCB  Affiliated Comm BC, Inc of MA               21.22  129.31   12.61  130.20   14.74         0.60    2.44   51.72

                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part Two
                                                  Prices As Of February 28, 1997


                                                                  Key Financial Ratios
                                                 --------------------------------------------------------

                                                          Tang.      Reported Earnings     Core Earnings
                                                 Equity/ Equity/  ----------------------  ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)   ROA(5)  ROE(5)
     ---------------------                       ------- ------- ------- ------- -------  ------- -------
                                                    (%)     (%)     (%)     (%)     (%)      (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ALBC  Albion Banc Corp. of Albion NY          9.63     9.63   -0.10   -1.00   -1.40     0.20    1.96
     ABCL  Allied Bancorp of IL                    8.48     8.24    0.47    5.68    3.75     0.70    8.53
     ATSB  AmTrust Capital Corp. of IN             9.91     9.80    0.25    2.42    2.86     0.11    1.07
     AHCI  Ambanc Holding Co. of NY*              14.17    14.17    0.26    1.73    1.74     0.25    1.66
     ASBI  Ameriana Bancorp of IN                 10.88    10.87    0.61    5.09    4.41     0.92    7.70
     AFFFZ America First Fin. Fund of CA           8.03     7.90    1.37   19.48   15.56     1.68   23.87
     AMFB  American Federal Bank of SC(8)          7.76     7.17    1.04   13.07    4.47     1.30   16.31
     ANBK  American Nat'l Bancorp of MD            9.15     9.15    0.15    1.44    1.45     0.54    5.14
     ABCW  Anchor Bancorp Wisconsin of WI          6.17     6.01    0.72   11.15    6.27     0.96   14.83
     ANDB  Andover Bancorp, Inc. of MA*            7.96     7.96    1.07   13.89    8.64     1.10   14.29
     ASFC  Astoria Financial Corp. of NY           8.10     6.72    0.53    6.41    4.00     0.78    9.47
     AVND  Avondale Fin. Corp. of IL               9.59     9.59    0.39    3.69    3.51     0.40    3.86
     BFSI  BFS Bankorp, Inc. of NY                 8.03     8.03    1.46   18.53   10.56     1.73   21.91
     BKCT  Bancorp Connecticut of CT*             10.19    10.19    1.24   11.61    8.67     1.19   11.07
     BPLS  Bank Plus Corp. of CA                   4.75     4.74   -2.00  -37.58  -26.89    -1.69  -31.88
     BWFC  Bank West Fin. Corp. of MI             17.34    17.34    0.66    3.39    4.30     0.42    2.17
     BANC  BankAtlantic Bancorp of FL              6.44     5.98    0.83   11.86    6.41     0.76   10.85
     BKUNA BankUnited SA of FL                     5.44     5.14    0.36    7.30    3.43     0.30    5.97
     BKCO  Bankers Corp. of NJ(8)*                 7.84     7.70    1.13   12.97    8.00     1.21   13.96
     BVFS  Bay View Capital Corp. of CA            6.06     5.75    0.34    5.41    2.92     0.63   10.00
     BFSB  Bedford Bancshares of VA               14.31    14.31    1.09    7.00    5.92     1.40    8.97
     BFFC  Big Foot Fin. Corp. of IL              16.04    16.04    0.35    2.18    2.16     0.41    2.54
     BSBC  Branford SB of CT*                      8.97     8.97    1.04   11.76    6.59     1.04   11.76
     BYFC  Broadway Fin. Corp. of CA              10.75    10.75   -0.17   -1.88   -2.03     0.21    2.42
     CBCO  CB Bancorp of Michigan City IN          9.69     9.69    1.11   11.72    6.57     1.31   13.84
     CBES  CBES Bancorp of MO                     18.88    18.88    0.92    7.15    4.70     1.24    9.62
     CCFH  CCF Holding Company of GA              17.98    17.98    0.60    2.89    3.20     0.89    4.28
     CENF  CENFED Financial Corp. of CA            5.22     5.21    0.53   10.49    6.47     0.65   12.92
     CFSB  CFSB Bancorp of Lansing MI              7.53     7.53    0.69    8.61    5.77     0.95   11.87
     CKFB  CKF Bancorp of Danville KY             25.15    25.15    1.29    4.87    4.62     1.28    4.81
     CNSB  CNS Bancorp of MO                      24.40    24.40    0.36    2.18    1.18     0.63    3.82
     CSBF  CSB Financial Group Inc of IL*         25.56    24.11    0.54    2.08    2.35     0.82    3.16
     CFHC  California Fin. Hld. Co. of CA(8)       6.72     6.69    0.53    7.95    5.06     0.76   11.49
     CBCI  Calumet Bancorp of Chicago IL          16.03    16.03    1.07    6.56    6.39     1.40    8.55
     CAFI  Camco Fin. Corp. of OH                  7.58     7.58    0.77    9.64    5.65     0.88   11.05
     CMRN  Cameron Fin. Corp. of MO               25.12    25.12    1.20    4.45    4.45     1.47    5.47
     CAPS  Capital Savings Bancorp of MO           8.46     8.46    0.63    6.69    5.14     0.92    9.75
     CFNC  Carolina Fincorp of NC*                21.96    21.96    0.88    4.00    3.47     0.88    4.00
     CARV  Carver FSB of New York, NY              9.48     9.05   -0.03   -0.33   -0.51     0.24    2.52
     CASB  Cascade SB of Everett WA                6.10     6.10    0.51    8.18    5.01     0.53    8.57
     CATB  Catskill Fin. Corp. of NY*             29.02    29.02    1.19    6.60    4.03     1.19    6.60
     CNIT  Cenit Bancorp of Norfolk VA             7.28     7.02    0.50    6.96    4.24     0.55    7.76
     CTBK  Center Banks, Inc. of NY*               6.70     6.55    0.66    9.63    8.10     0.63    9.15
     CEBK  Central Co-Op. Bank of MA*              9.83     8.66    0.52    5.32    4.59     0.56    5.76
     CENB  Century Bancshares of NC*              28.53    28.53    0.93    3.25    3.42     1.18    4.13
     CBSB  Charter Financial Inc. of IL           14.52    13.40    0.93    5.39    4.57     1.23    7.11
     COFI  Charter One Financial of OH             6.68     6.19    0.93   14.10    5.77     1.19   18.05
     CVAL  Chester Valley Bancorp of PA            8.85     8.85    0.61    6.72    5.20     0.90    9.95
     CTZN  CitFed Bancorp of Dayton OH             6.34     5.62    0.51    7.68    4.60     0.74   11.27
     CLAS  Classic Bancshares of KY               13.80    11.54    0.38    1.79    1.67     0.64    3.04
     CMSB  Cmnwealth Bancorp of PA                10.91     8.37    0.44    4.47    2.71     0.64    6.45
     CBSA  Coastal Bancorp of Houston TX           3.17     2.61    0.24    7.12    4.87     0.40   12.02
     CFCP  Coastal Fin. Corp. of SC                6.02     6.02    0.85   14.01    4.50     0.92   15.05
     COFD  Collective Bancorp Inc. of NJ(8)        6.93     6.49    0.90   12.90    5.45     1.10   15.90
     CMSV  Commty. Svgs, MHC of FL (48.5)         11.62    11.62    0.64    5.36    4.21     0.96    8.04
     CBIN  Community Bank Shares of IN            10.85    10.83    0.59    5.15    4.80     0.90    7.88



                                                            Asset Quality Ratios                     Pricing Ratios
                                                           -----------------------     -----------------------------------------
                                                                                                              Price/  Price/
                                                            NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                                 Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                                ------- ------- -------    ------- ------- ------- ------- -------
                                                            (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ALBC  Albion Banc Corp. of Albion NY                    0.37  139.82    0.65        NM    74.21    7.15   74.21     NM
     ABCL  Allied Bancorp of IL                              0.17  211.76    0.41      26.70  147.41   12.50  151.59   17.80
     ATSB  AmTrust Capital Corp. of IN                       2.62   26.14    0.95        NM    88.19    8.74   89.18     NM
     AHCI  Ambanc Holding Co. of NY*                         3.63   26.16    1.70        NM    91.89   13.02   91.89     NM
     ASBI  Ameriana Bancorp of IN                            0.48   58.85    0.39      22.67  120.05   13.07  120.23   14.97
     AFFFZ America First Fin. Fund of CA                     0.58   54.76    0.50       6.43  113.89    9.15  115.73    5.24
     AMFB  American Federal Bank of SC(8)                    0.51  150.52    1.25      22.38     NM    22.67     NM    17.93
     ANBK  American Nat'l Bancorp of MD                      1.37   69.91    1.56        NM   106.15    9.72  106.15   19.29
     ABCW  Anchor Bancorp Wisconsin of WI                    0.75  157.67    1.54      15.96  180.43   11.12  184.96   12.00
     ANDB  Andover Bancorp, Inc. of MA*                      1.30   77.05    1.40      11.58  150.67   11.99  150.67   11.25
     ASFC  Astoria Financial Corp. of NY                     0.66   29.17    0.55      25.00  156.82   12.70  189.01   16.93
     AVND  Avondale Fin. Corp. of IL                         0.71  104.44    1.46      28.46  110.98   10.64  110.98   27.21
     BFSI  BFS Bankorp, Inc. of NY                           1.04   90.39    1.03       9.47  161.54   12.97  161.54    8.01
     BKCT  Bancorp Connecticut of CT*                        1.45   84.76    1.98      11.54  135.38   13.79  135.38   12.10
     BPLS  Bank Plus Corp. of CA                             3.35   56.47    2.24        NM   155.89    7.41  156.25     NM
     BWFC  Bank West Fin. Corp. of MI                        0.10  126.57    0.18      23.24   87.37   15.15   87.37     NM
     BANC  BankAtlantic Bancorp of FL                        0.76  118.19    1.52      15.59  172.50   11.10  185.60   17.05
     BKUNA BankUnited SA of FL                               0.95   27.57    0.33      29.15  169.66    9.23  179.48     NM
     BKCO  Bankers Corp. of NJ(8)*                           1.20   25.55    0.43      12.50  158.02   12.39  160.81   11.61
     BVFS  Bay View Capital Corp. of CA                      0.73  156.53    1.49        NM   187.69   11.38  197.78   18.56
     BFSB  Bedford Bancshares of VA                          0.54   95.03    0.59      16.89  120.84   17.29  120.84   13.18
     BFFC  Big Foot Fin. Corp. of IL                          NA      NA      NA         NM   100.80   16.16  100.80     NM
     BSBC  Branford SB of CT*                                2.19   96.45    2.95      15.18  169.32   15.19  169.32   15.18
     BYFC  Broadway Fin. Corp. of CA                         2.24   43.23    1.17        NM    73.49    7.90   73.49     NM
     CBCO  CB Bancorp of Michigan City IN                    1.70   54.83    2.02      15.22  171.58   16.63  171.58   12.89
     CBES  CBES Bancorp of MO                                 NA      NA     0.49      21.30  102.13   19.29  102.13   15.83
     CCFH  CCF Holding Company of GA                         0.75   89.85    1.04        NM   103.11   18.54  103.11   21.10
     CENF  CENFED Financial Corp. of CA                      1.34   49.80    0.94      15.45  153.71    8.02  153.99   12.55
     CFSB  CFSB Bancorp of Lansing MI                        0.20  271.42    0.64      17.34  151.62   11.41  151.62   12.58
     CKFB  CKF Bancorp of Danville KY                        1.47   13.42    0.22      21.65  108.96   27.40  108.96   21.91
     CNSB  CNS Bancorp of MO                                 0.33  111.42    0.62        NM   116.44   28.41  116.44     NM
     CSBF  CSB Financial Group Inc of IL*                    0.50   46.43    0.43        NM    78.26   20.00   82.97   27.95
     CFHC  California Fin. Hld. Co. of CA(8)                 1.21   45.60    0.76      19.77  152.27   10.23  152.99   13.68
     CBCI  Calumet Bancorp of Chicago IL                     1.29   86.03    1.45      15.64  103.20   16.54  103.20   11.99
     CAFI  Camco Fin. Corp. of OH                            0.57   50.44    0.34      17.70  168.27   12.76  168.27   15.44
     CMRN  Cameron Fin. Corp. of MO                          0.83   87.40    0.87      22.46  101.16   25.41  101.16   18.26
     CAPS  Capital Savings Bancorp of MO                     0.20  141.28    0.38      19.44  132.83   11.24  132.83   13.33
     CFNC  Carolina Fincorp of NC*                           0.07  568.18    0.53      28.85  115.47   25.36  115.47   28.85
     CARV  Carver FSB of New York, NY                        1.26   20.65    1.03        NM    65.98    6.26   69.12   25.97
     CASB  Cascade SB of Everett WA                          0.51  168.34    1.19      19.96  158.32    9.66  158.32   19.03
     CATB  Catskill Fin. Corp. of NY*                        0.61  106.20    1.47      24.80   99.87   28.99   99.87   24.80
     CNIT  Cenit Bancorp of Norfolk VA                       0.82   71.39    1.03      23.56  154.00   11.21  159.69   21.13
     CTBK  Center Banks, Inc. of NY*                         1.59   54.86    1.03      12.34  113.90    7.63  116.49   13.00
     CEBK  Central Co-Op. Bank of MA*                        1.69   53.35    1.25      21.76  113.50   11.15  128.83   20.11
     CENB  Century Bancshares of NC*                         0.77   84.54    0.94      29.20   95.01   27.11   95.01   23.00
     CBSB  Charter Financial Inc. of IL                      0.67   93.40    0.87      21.88  118.78   17.25  128.68   16.58
     COFI  Charter One Financial of OH                       0.37  129.94    0.84      17.32  238.10   15.91     NM    13.53
     CVAL  Chester Valley Bancorp of PA                      0.76  127.23    1.14      19.23  127.23   11.26  127.23   12.99
     CTZN  CitFed Bancorp of Dayton OH                       0.91   71.24    1.12      21.76  159.54   10.11  180.09   14.82
     CLAS  Classic Bancshares of KY                          0.86   71.29    1.06        NM    96.69   13.34  115.64     NM
     CMSB  Cmnwealth Bancorp of PA                           0.41  116.96    0.94        NM   125.26   13.67  163.27   25.60
     CBSA  Coastal Bancorp of Houston TX                     0.59   39.07    0.54      20.55  148.60    4.71  180.44   12.16
     CFCP  Coastal Fin. Corp. of SC                          0.17  543.23    1.09      22.22     NM    18.02     NM    20.69
     COFD  Collective Bancorp Inc. of NJ(8)                  0.43   55.96    0.47      18.36  230.36   15.96  246.08   14.90
     CMSV  Commty. Svgs, MHC of FL (48.5)                    0.57   62.39    0.61      23.78  125.81   14.61  125.81   15.85
     CBIN  Community Bank Shares of IN                       0.22  117.84    0.46      20.83  107.17   11.63  107.34   13.61



                                                            Dividend Data(6)
                                                          ---------------------
                                                      Ind.   Divi-
                                                      Div./   dend    Payout
     Financial Institution                            Share   Yield   Ratio(7)
     ---------------------                            ------- ------- -------
                                                       ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ALBC  Albion Banc Corp. of Albion NY               0.31    1.81     NM
     ABCL  Allied Bancorp of IL                         0.00    0.00    0.00
     ATSB  AmTrust Capital Corp. of IN                  0.20    1.68   58.82
     AHCI  Ambanc Holding Co. of NY*                    0.00    0.00    0.00
     ASBI  Ameriana Bancorp of IN                       0.60    3.78     NM
     AFFFZ America First Fin. Fund of CA                1.60    4.76   30.59
     AMFB  American Federal Bank of SC(8)               0.48    1.66   37.21
     ANBK  American Nat'l Bancorp of MD                 0.12    0.91   63.16
     ABCW  Anchor Bancorp Wisconsin of WI               0.50    1.11   17.73
     ANDB  Andover Bancorp, Inc. of MA*                 0.60    2.13   24.69
     ASFC  Astoria Financial Corp. of NY                0.44    1.02   25.58
     AVND  Avondale Fin. Corp. of IL                    0.00    0.00    0.00
     BFSI  BFS Bankorp, Inc. of NY                      0.00    0.00    0.00
     BKCT  Bancorp Connecticut of CT*                   0.82    3.64   42.05
     BPLS  Bank Plus Corp. of CA                        0.00    0.00     NM
     BWFC  Bank West Fin. Corp. of MI                   0.28    2.41   56.00
     BANC  BankAtlantic Bancorp of FL                   0.15    0.92   14.29
     BKUNA BankUnited SA of FL                          0.00    0.00    0.00
     BKCO  Bankers Corp. of NJ(8)*                      0.64    2.60   32.49
     BVFS  Bay View Capital Corp. of CA                 0.64    1.14   39.02
     BFSB  Bedford Bancshares of VA                     0.48    2.49   42.11
     BFFC  Big Foot Fin. Corp. of IL                    0.00    0.00    0.00
     BSBC  Branford SB of CT*                           0.08    1.88   28.57
     BYFC  Broadway Fin. Corp. of CA                    0.20    1.93     NM
     CBCO  CB Bancorp of Michigan City IN               0.00    0.00    0.00
     CBES  CBES Bancorp of MO                           0.00    0.00    0.00
     CCFH  CCF Holding Company of GA                    0.50    3.08     NM
     CENF  CENFED Financial Corp. of CA                 0.36    1.06   16.36
     CFSB  CFSB Bancorp of Lansing MI                   0.48    2.39   41.38
     CKFB  CKF Bancorp of Danville KY                   0.44    2.48   53.66
     CNSB  CNS Bancorp of MO                            0.20    1.18     NM
     CSBF  CSB Financial Group Inc of IL*               0.00    0.00    0.00
     CFHC  California Fin. Hld. Co. of CA(8)            0.44    1.52   30.14
     CBCI  Calumet Bancorp of Chicago IL                0.00    0.00    0.00
     CAFI  Camco Fin. Corp. of OH                       0.48    3.05   53.93
     CMRN  Cameron Fin. Corp. of MO                     0.28    1.68   37.84
     CAPS  Capital Savings Bancorp of MO                0.24    1.71   33.33
     CFNC  Carolina Fincorp of NC*                      0.00    0.00    0.00
     CARV  Carver FSB of New York, NY                   0.00    0.00     NM
     CASB  Cascade SB of Everett WA                     0.00    0.00    0.00
     CATB  Catskill Fin. Corp. of NY*                   0.28    1.76   43.75
     CNIT  Cenit Bancorp of Norfolk VA                  1.00    2.22   52.36
     CTBK  Center Banks, Inc. of NY*                    0.40    2.05   25.32
     CEBK  Central Co-Op. Bank of MA*                   0.32    1.73   37.65
     CENB  Century Bancshares of NC*                    0.00    0.00    0.00
     CBSB  Charter Financial Inc. of IL                 0.24    1.52   33.33
     COFI  Charter One Financial of OH                  0.92    1.93   33.45
     CVAL  Chester Valley Bancorp of PA                 0.44    2.20   42.31
     CTZN  CitFed Bancorp of Dayton OH                  0.32    0.93   20.25
     CLAS  Classic Bancshares of KY                     0.28    2.04     NM
     CMSB  Cmnwealth Bancorp of PA                      0.24    1.51   55.81
     CBSA  Coastal Bancorp of Houston TX                0.40    1.47   30.30
     CFCP  Coastal Fin. Corp. of SC                     0.44    1.83   40.74
     COFD  Collective Bancorp Inc. of NJ(8)             1.00    2.43   44.64
     CMSV  Commty. Svgs, MHC of FL (48.5)               0.80    4.10     NM
     CBIN  Community Bank Shares of IN                  0.34    2.47   51.52


                                                                   Exhibit IV-1 (continued)
                                                              Weekly Thrift Market Line - Part Two
                                                                 Prices As Of February 28, 1997

                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- ------- ------- ------- -------    ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     CBNH  Community Bankshares Inc of NH*         7.16     7.16    0.86   11.93    7.24       0.70    9.70
     CFTP  Community Fed. Bancorp of MS           33.44    33.44    1.31    4.38    3.02       1.59    5.32
     CFFC  Community Fin. Corp. of VA             13.92    13.92    1.03    7.49    5.82       1.30    9.48
     CIBI  Community Inv. Bancorp of OH           11.94    11.94    0.68    5.06    5.51       0.98    7.30
     COOP  Cooperative Bk. for Svgs. of NC         7.46     7.46   -1.01  -11.74  -10.63       0.03    0.38
     CNSK  Covenant Bank for Svgs. of NJ*          5.35     5.35    0.43    8.00    3.59       0.52    9.85
     CRZY  Crazy Woman Creek Bncorp of WY         29.75    29.75    0.86    3.03    2.86       1.13    3.96
     DNFC  D&N Financial Corp. of MI               5.85     5.78    0.68   11.92    6.04       0.88   15.56
     DFIN  Damen Fin. Corp. of Chicago IL         22.87    22.87    0.72    3.08    3.10       0.94    4.04
     DCBI  Delphos Citizens Bancorp of OH         26.51    26.51    1.36    5.12    5.12       1.36    5.12
     DIME  Dime Community Bancorp of NY           17.98    15.74    0.80    5.41    3.68       0.92    6.21
     DIBK  Dime Financial Corp. of CT*             8.58     8.23    1.76   21.77   11.11       1.89   23.48
     EGLB  Eagle BancGroup of IL                  12.82    12.82   -0.31   -3.17   -2.38       0.02    0.25
     EBSI  Eagle Bancshares of Tucker GA           8.95     8.95    0.65    7.91    5.11       0.87   10.51
     EGFC  Eagle Financial Corp. of CT             7.21     5.29    1.02   14.04   10.34       0.63    8.65
     ETFS  East Texas Fin. Serv. of TX            18.30    18.30    0.39    2.04    2.30       0.70    3.65
     EBCP  Eastern Bancorp of NH(8)                7.48     7.08    0.38    5.06    3.43       0.54    7.13
     ESBK  Elmira SB of Elmira NY*                 6.38     6.10    0.18    2.91    3.05       0.17    2.71
     EIRE  Emerald Island Bancorp, MA*             6.82     6.82    0.64    9.52    5.54       0.64    9.60
     EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.57       1.09    3.12
     EFBI  Enterprise Fed. Bancorp of OH          14.06    14.03    0.68    4.31    4.81       0.64    4.07
     EQSB  Equitable FSB of Wheaton MD             5.00     5.00    0.42    8.11    5.82       0.71   13.84
     FFFG  F.F.O. Financial Group of FL            6.04     6.04    0.20    3.17    1.75       0.62    9.95
     FCBF  FCB Fin. Corp. of Neenah WI            17.28    17.28    0.91    4.91    4.27       1.11    6.04
     FFBS  FFBS Bancorp of Columbus MS            19.59    19.59    1.08    5.49    3.86       1.41    7.18
     FFDF  FFD Financial Corp. of OH              25.07    25.07    0.68    3.69    2.43       0.95    5.10
     FFLC  FFLC Bancorp of Leesburg FL            15.48    15.48    0.66    3.98    3.27       0.98    5.92
     FFFC  FFVA Financial Corp. of VA             13.95    13.65    1.05    6.69    4.69       1.30    8.30
     FFWC  FFW Corporation of Wabash IN           10.19    10.19    0.88    8.33    7.49       1.09   10.36
     FFYF  FFY Financial Corp. of OH              14.31    14.31    0.84    4.91    4.50       1.27    7.43
     FMCO  FMS Financial Corp. of NJ               6.25     6.10    0.58    8.96    6.38       0.93   14.21
     FFHH  FSF Financial Corp. of MN              12.40    12.40    0.58    4.03    3.59       0.77    5.35
     FOBC  Fed One Bancorp of Wheeling WV         11.69    11.11    0.69    5.72    5.14       0.98    8.13
     FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)        8.43     8.42    0.66    7.78    3.29       0.96   11.33
     FBCI  Fidelity Bancorp of Chicago IL         10.26    10.23    0.50    4.17    3.90       0.74    6.23
     FSBI  Fidelity Bancorp, Inc. of PA            6.85     6.84    0.44    5.96    4.09       0.77   10.47
     FFFL  Fidelity FSB, MHC of FL (47.4)          9.33     9.24    0.43    4.41    2.83       0.63    6.41
     FFED  Fidelity Fed. Bancorp of IN             4.84     4.84    0.17    3.30    2.00       0.31    6.04
     FFOH  Fidelity Financial of OH               19.85    19.85    0.60    3.42    2.10       0.90    5.13
     FIBC  Financial Bancorp of NY                 9.94     9.89    0.49    4.76    4.03       0.86    8.40
     FBSI  First Bancshares of MO                 14.75    14.73    0.82    5.13    5.25       1.02    6.41
     FBBC  First Bell Bancorp of PA               18.43    18.43    1.41    6.72    6.14       1.63    7.74
     FBER  First Bergen Bancorp of NJ             17.03    17.03    0.11    0.86    0.62       0.59    4.51
     FCIT  First Cit. Fin. Corp of MD              5.92     5.92    0.46    7.41    4.31       0.66   10.66
     FSTC  First Citizens Corp of GA              12.80    12.73    2.23   19.62   10.68       1.95   17.11
     FFBA  First Colorado Bancorp of Co           16.33    16.13    1.09    8.26    5.08       1.09    8.26
     FDEF  First Defiance Fin. Corp. of OH        23.00    23.00    0.92    3.74    3.91       1.21    4.91
     FESX  First Essex Bancorp of MA*              7.79     6.68    1.04   13.76    7.72       0.90   11.86
     FFES  First FS&LA of E. Hartford CT           6.12     6.10    0.44    6.90    6.00       0.66   10.41
     FSSB  First FS&LA of San Bern. CA             4.69     4.48   -1.07  -20.30     NM       -1.24  -23.65
     FFSX  First FS&LA. MHC of IA (46.0)           8.18     8.10    0.40    4.92    3.17       0.71    8.66
     FFSW  First Fed Fin. Serv. of OH              5.37     4.38    0.91   16.56    6.72       0.82   14.91
     BDJI  First Fed. Bancorp. of MN              11.36    11.36    0.32    2.46    2.59       0.68    5.18
     FFBH  First Fed. Bancshares of AR            16.35    16.35    0.63    5.48    3.07       0.95    8.32
     FFEC  First Fed. Bancshares of WI(8)         13.42    12.91    0.69    4.76    3.60       0.91    6.25
     FTFC  First Fed. Capital Corp. of WI          6.34     5.98    0.70   10.32    5.50       0.77   11.38
                                                      Asset Quality Ratios                  Pricing Ratios
                                                    -----------------------     -----------------------------------------
                                                                                                        Price/  Price/
                                                      NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                           Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                          ------- ------- -------    ------- ------- ------- ------- -------
                                                       (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     CBNH  Community Bankshares Inc of NH*             0.38  178.91    1.02      13.81  147.17   10.54  147.17   16.99
     CFTP  Community Fed. Bancorp of MS                0.35   79.78    0.48        NM   123.49   41.30  123.49   27.22
     CFFC  Community Fin. Corp. of VA                  0.20  317.33    0.72      17.19  125.07   17.40  125.07   13.58
     CIBI  Community Inv. Bancorp of OH                0.88   53.98    0.64      18.16   96.48   11.52   96.48   12.59
     COOP  Cooperative Bk. for Svgs. of NC             0.42   56.37    0.31        NM   120.09    8.96  120.09     NM
     CNSK  Covenant Bank for Svgs. of NJ*              1.62   48.97    1.35      27.88  192.05   10.27  192.05   22.66
     CRZY  Crazy Woman Creek Bncorp of WY              0.12  452.46    1.06        NM    92.09   27.40   92.09   26.71
     DNFC  D&N Financial Corp. of MI                   0.66  112.57    0.94      16.55  173.16   10.13  175.20   12.67
     DFIN  Damen Fin. Corp. of Chicago IL              0.15   98.29    0.38        NM   101.61   23.24  101.61   24.58
     DCBI  Delphos Citizens Bancorp of OH               NA      NA      NA       19.52   99.93   26.49   99.93   19.52
     DIME  Dime Community Bancorp of NY                1.03   68.42    1.41      27.21  121.47   21.84  138.78   23.72
     DIBK  Dime Financial Corp. of CT*                 1.01  197.32    3.33       9.00  178.07   15.29  185.77    8.35
     EGLB  Eagle BancGroup of IL                       1.76   31.80    0.87        NM    94.17   12.07   94.17     NM
     EBSI  Eagle Bancshares of Tucker GA               1.06   53.91    0.84      19.55  131.70   11.78  131.70   14.71
     EGFC  Eagle Financial Corp. of CT                 1.22   50.16    1.04       9.67  132.52    9.55  180.76   15.69
     ETFS  East Texas Fin. Serv. of TX                 0.39   64.22    0.60        NM    94.07   17.22   94.07   24.33
     EBCP  Eastern Bancorp of NH(8)                    1.49   22.06    0.58      29.11  145.16   10.86  153.32   20.66
     ESBK  Elmira SB of Elmira NY*                     0.93   72.34    0.89        NM    95.43    6.09   99.79     NM
     EIRE  Emerald Island Bancorp, MA*                 0.23  281.89    1.04      18.06  154.27   10.53  154.27   17.89
     EFBC  Empire Federal Bancorp of MT                 NA      NA      NA         NM    92.28   32.20   92.28   29.61
     EFBI  Enterprise Fed. Bancorp of OH               0.09  201.97    0.27      20.77   90.38   12.71   90.55   22.01
     EQSB  Equitable FSB of Wheaton MD                 1.19   19.13    0.32      17.18  134.51    6.72  134.51   10.07
     FFFG  F.F.O. Financial Group of FL                2.94   55.67    2.35        NM   179.37   10.84  179.37   18.18
     FCBF  FCB Fin. Corp. of Neenah WI                 0.11  408.42    0.52      23.42  117.60   20.33  117.60   19.02
     FFBS  FFBS Bancorp of Columbus MS                 0.63   83.16    0.77      25.88  139.86   27.40  139.86   19.82
     FFDF  FFD Financial Corp. of OH                   0.15  116.80    0.29        NM    95.11   23.84   95.11   29.79
     FFLC  FFLC Bancorp of Leesburg FL                 0.23  133.73    0.48        NM   125.00   19.35  125.00   20.52
     FFFC  FFVA Financial Corp. of VA                  0.44  143.89    1.04      21.34  155.95   21.76  159.37   17.19
     FFWC  FFW Corporation of Wabash IN                0.16  205.83    0.48      13.36  109.97   11.20  109.97   10.74
     FFYF  FFY Financial Corp. of OH                   0.84   69.96    0.78      22.23  130.16   18.63  130.16   14.69
     FMCO  FMS Financial Corp. of NJ                   1.18   45.42    0.91      15.67  139.67    8.72  143.12    9.88
     FFHH  FSF Financial Corp. of MN                   0.06  354.34    0.36      27.87  122.21   15.15  122.21   20.99
     FOBC  Fed One Bancorp of Wheeling WV              0.27  151.30    1.07      19.47  113.78   13.31  119.74   13.70
     FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)            1.14   84.83    1.16        NM   231.98   19.55  232.17   20.90
     FBCI  Fidelity Bancorp of Chicago IL              0.67   25.45    0.23      25.65  112.73   11.57  113.12   17.17
     FSBI  Fidelity Bancorp, Inc. of PA                0.48  100.13    1.00      24.47  147.43   10.10  147.71   13.92
     FFFL  Fidelity FSB, MHC of FL (47.4)              0.40   65.35    0.35        NM   154.70   14.44  156.25   24.35
     FFED  Fidelity Fed. Bancorp of IN                 0.17  415.56    0.83        NM   177.87    8.61  177.87   27.27
     FFOH  Fidelity Financial of OH                    0.42   77.55    0.43        NM   136.23   27.04  136.23     NM
     FIBC  Financial Bancorp of NY                     3.44   17.16    1.11      24.82  121.23   12.06  121.90   14.07
     FBSI  First Bancshares of MO                      0.65   52.74    0.43      19.06   99.33   14.65   99.48   15.28
     FBBC  First Bell Bancorp of PA                    0.10  114.26    0.13      16.28  117.58   21.68  117.58   14.14
     FBER  First Bergen Bancorp of NJ                  1.22  120.06    3.00        NM   103.54   17.63  103.54     NM
     FCIT  First Cit. Fin. Corp of MD                  2.58   41.67    1.50      23.21  169.02   10.00  169.02   16.13
     FSTC  First Citizens Corp of GA                    NA      NA     1.41       9.36  168.32   21.54  169.23   10.73
     FFBA  First Colorado Bancorp of Co                0.22  102.47    0.32      19.68  127.00   20.74  128.53   19.68
     FDEF  First Defiance Fin. Corp. of OH             0.23  168.53    0.49      25.61  102.59   23.60  102.59   19.49
     FESX  First Essex Bancorp of MA*                  0.55  140.92    1.18      12.96  142.32   11.08  165.87   15.04
     FFES  First FS&LA of E. Hartford CT               0.65   42.47    1.53      16.67  116.12    7.10  116.39   11.04
     FSSB  First FS&LA of San Bern. CA                 3.02   35.25    1.49        NM    66.16    3.11   69.29     NM
     FFSX  First FS&LA. MHC of IA (46.0)               0.13  288.03    0.54        NM   152.32   12.46  153.71   17.90
     FFSW  First Fed Fin. Serv. of OH                  0.16  155.53    0.35      14.88  227.27   12.19     NM    16.52
     BDJI  First Fed. Bancorp. of MN                   0.38  112.10    0.88        NM   104.05   11.82  104.05   18.32
     FFBH  First Fed. Bancshares of AR                 0.15  159.31    0.31        NM   116.70   19.08  116.70   21.44
     FFEC  First Fed. Bancshares of WI(8)              0.03  398.60    0.16      27.79  130.48   17.51  135.62   21.16
     FTFC  First Fed. Capital Corp. of WI              0.12  457.67    0.74      18.19  187.88   11.91  199.23   16.49
                                                          Dividend Data(6)
                                                      -----------------------
                                                        Ind.   Divi-
                                                       Div./   dend    Payout
     Financial Institution                             Share   Yield   Ratio(7)
     ---------------------                            ------- ------- -------
                                                         ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     CBNH  Community Bankshares Inc of NH*               0.64    2.71   37.43
     CFTP  Community Fed. Bancorp of MS                  0.30    1.51   50.00
     CFFC  Community Fin. Corp. of VA                    0.56    2.55   43.75
     CIBI  Community Inv. Bancorp of OH                  0.40    2.32   42.11
     COOP  Cooperative Bk. for Svgs. of NC               0.00    0.00     NM
     CNSK  Covenant Bank for Svgs. of NJ*                0.00    0.00    0.00
     CRZY  Crazy Woman Creek Bncorp of WY                0.40    2.94     NM
     DNFC  D&N Financial Corp. of MI                     0.00    0.00    0.00
     DFIN  Damen Fin. Corp. of Chicago IL                0.24    1.66   53.33
     DCBI  Delphos Citizens Bancorp of OH                0.00    0.00    0.00
     DIME  Dime Community Bancorp of NY                  0.00    0.00    0.00
     DIBK  Dime Financial Corp. of CT*                   0.36    1.75   15.72
     EGLB  Eagle BancGroup of IL                         0.00    0.00     NM
     EBSI  Eagle Bancshares of Tucker GA                 0.60    3.61   70.59
     EGFC  Eagle Financial Corp. of CT                   0.92    3.12   30.16
     ETFS  East Texas Fin. Serv. of TX                   0.20    1.10   47.62
     EBCP  Eastern Bancorp of NH(8)                      0.64    2.50   72.73
     ESBK  Elmira SB of Elmira NY*                       0.64    3.37     NM
     EIRE  Emerald Island Bancorp, MA*                   0.28    1.44   25.93
     EFBC  Empire Federal Bancorp of MT                  0.00    0.00    0.00
     EFBI  Enterprise Fed. Bancorp of OH                 0.00    0.00    0.00
     EQSB  Equitable FSB of Wheaton MD                   0.00    0.00    0.00
     FFFG  F.F.O. Financial Group of FL                  0.00    0.00    0.00
     FCBF  FCB Fin. Corp. of Neenah WI                   0.72    3.24     NM
     FFBS  FFBS Bancorp of Columbus MS                   0.50    2.27   58.82
     FFDF  FFD Financial Corp. of OH                     0.20    1.43   58.82
     FFLC  FFLC Bancorp of Leesburg FL                   0.48    1.75   53.33
     FFFC  FFVA Financial Corp. of VA                    0.40    1.62   34.48
     FFWC  FFW Corporation of Wabash IN                  0.60    2.38   31.75
     FFYF  FFY Financial Corp. of OH                     0.70    2.79   61.95
     FMCO  FMS Financial Corp. of NJ                     0.20    1.01   15.87
     FFHH  FSF Financial Corp. of MN                     0.50    2.94     NM
     FOBC  Fed One Bancorp of Wheeling WV                0.58    3.14   61.05
     FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)              0.20    0.71   21.74
     FBCI  Fidelity Bancorp of Chicago IL                0.32    1.62   41.56
     FSBI  Fidelity Bancorp, Inc. of PA                  0.36    1.55   37.89
     FFFL  Fidelity FSB, MHC of FL (47.4)                0.80    4.27     NM
     FFED  Fidelity Fed. Bancorp of IN                   0.40    4.44     NM
     FFOH  Fidelity Financial of OH                      0.20    1.62     NM
     FIBC  Financial Bancorp of NY                       0.40    2.24   55.56
     FBSI  First Bancshares of MO                        0.20    1.04   19.80
     FBBC  First Bell Bancorp of PA                      0.40    2.48   40.40
     FBER  First Bergen Bancorp of NJ                    0.12    0.82     NM
     FCIT  First Cit. Fin. Corp of MD                    0.00    0.00    0.00
     FSTC  First Citizens Corp of GA                     0.44    2.00   18.72
     FFBA  First Colorado Bancorp of Co                  0.36    2.10   41.38
     FDEF  First Defiance Fin. Corp. of OH               0.32    2.45   62.75
     FESX  First Essex Bancorp of MA*                    0.48    3.01   39.02
     FFES  First FS&LA of E. Hartford CT                 0.60    2.35   39.22
     FSSB  First FS&LA of San Bern. CA                   0.00    0.00     NM
     FFSX  First FS&LA. MHC of IA (46.0)                 0.72    2.38     NM
     FFSW  First Fed Fin. Serv. of OH                    0.48    1.28   19.05
     BDJI  First Fed. Bancorp. of MN                     0.00    0.00    0.00
     FFBH  First Fed. Bancshares of AR                   0.20    1.06   34.48
     FFEC  First Fed. Bancshares of WI(8)                0.28    1.50   41.79
     FTFC  First Fed. Capital Corp. of WI                0.64    2.26   41.03


                                                     Exhibit IV-1 (continued)
                                               Weekly Thrift Market Line - Part Two
                                                  Prices As Of February 28, 1997


                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- ------- ------- ------- -------    ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FFKY  First Fed. Fin. Corp. of KY            13.62    12.76    1.23    8.80    4.95       1.44   10.32
     FFBZ  First Federal Bancorp of OH             7.58     7.57    0.78   10.14    5.09       1.05   13.67
     FFWM  First Fin. Corp of Western MD(8)       11.68    11.68    0.95    7.82    4.59       1.27   10.52
     FFCH  First Fin. Holdings Inc. of SC          6.08     6.08    0.52    8.22    4.46       0.82   12.89
     FFBI  First Financial Bancorp of IL           7.73     7.73    0.12    1.27    1.33       0.37    4.03
     FFHC  First Financial Corp. of WI             7.20     6.98    0.89   12.41    5.05       1.26   17.46
     FFHS  First Franklin Corp. of OH              9.05     8.97    0.28    2.99    3.10       0.61    6.54
     FGHC  First Georgia Hold. Corp of GA          8.29     7.39    0.87   10.77    5.93       0.87   10.77
     FSPG  First Home Bancorp of NJ                6.46     6.31    0.91   14.08    8.32       1.21   18.65
     FFSL  First Independence Corp. of KS         11.00    11.00    0.58    4.79    4.89       0.85    7.01
     FISB  First Indiana Corp. of IN               9.27     9.14    0.92   10.20    5.84       1.02   11.32
     FKFS  First Keystone Fin. Corp of PA          7.50     7.50    0.47    5.84    4.88       0.74    9.17
     FLKY  First Lancaster Bncshrs of KY          37.13    37.13    0.98    1.94    2.38       1.26    2.50
     FLFC  First Liberty Fin. Corp. of GA          6.90     5.84    0.84   12.45    5.86       0.70   10.42
     CASH  First Midwest Fin. Corp. of IA         11.14     9.83    0.74    6.08    4.96       0.98    8.05
     FMBD  First Mutual Bancorp of IL             19.93    19.93    0.46    1.90    2.19       0.72    2.99
     FMSB  First Mutual SB of Bellevue WA*         6.61     6.61    1.02   15.36    7.95       0.98   14.77
     FNGB  First Northern Cap. Corp of WI         11.41    11.41    0.56    4.62    4.03       0.85    7.03
     FFPB  First Palm Beach Bancorp of FL          7.08     6.89    0.04    0.50    0.37       0.12    1.51
     FSLA  First SB SLA MHC of NJ (47.5)           9.26     8.11    0.47    5.03    2.90       0.85    9.02
     FSNJ  First SB of NJ, MHC (45.9)(8)           7.53     7.53    0.19    2.28    1.62       0.43    5.10
     SOPN  First SB, SSB, Moore Co. of NC         25.01    25.01    1.33    5.18    4.82       1.63    6.34
     FWWB  First Savings Bancorp of WA*           15.77    14.48    1.01    5.46    3.44       1.01    5.46
     SHEN  First Shenango Bancorp of PA           12.01    12.01    0.75    5.68    5.11       1.02    7.71
     FSFC  First So.east Fin. Corp. of SC         10.35    10.35   -0.01   -0.09   -0.09       0.88    6.18
     FFDP  FirstFed Bancshares of IL               9.23     8.79    0.26    2.95    2.97       0.32    3.57
     FLAG  Flag Financial Corp of GA               8.80     8.80   -0.07   -0.77   -0.63       0.11    1.15
     FFIC  Flushing Fin. Corp. of NY*             17.20    17.20    0.89    4.87    4.24       0.90    4.93
     FBHC  Fort Bend Holding Corp. of TX           6.43     5.95    0.24    3.48    3.09       0.55    8.11
     FTSB  Fort Thomas Fin. Corp. of KY           17.23    17.23    0.51    2.36    2.42       0.78    3.58
     FKKY  Frankfort First Bancorp of KY          26.30    26.30    0.81    2.52    3.28       1.09    3.39
     FTNB  Fulton Bancorp of MO                   24.39    24.39    0.58    4.24    1.62       0.91    6.65
     GFSB  GFS Bancorp of Grinnell IA             11.47    11.47    0.96    8.11    7.19       1.23   10.45
     GUPB  GFSB Bancorp of Gallup NM              18.50    18.50    0.81    3.56    3.82       1.03    4.53
     GWBC  Gateway Bancorp of KY                  25.07    25.07    0.83    3.27    3.93       1.15    4.49
     GBCI  Glacier Bancorp of MT                   9.45     9.44    1.37   14.32    6.51       1.54   16.10
     GLBK  Glendale Co-op. Bank of MA*            15.85    15.85    0.79    4.97    4.34       0.66    4.16
     GFCO  Glenway Financial Corp. of OH           9.28     9.10    0.25    2.66    2.84       0.60    6.31
     GTPS  Great American Bancorp of IL           27.85    27.85    0.69    2.42    2.65       0.68    2.36
     GTFN  Great Financial Corp. of KY             9.68     9.29    0.72    6.97    4.23       0.71    6.82
     GSBC  Great Southern Bancorp of MO           10.12    10.12    1.36   13.46    6.37       1.54   15.31
     GDVS  Greater DV SB,MHC of PA (19.9)*        11.76    11.76   -0.08   -0.70   -0.55       0.22    1.85
     GRTR  Greater New York SB of NY*              5.97     5.97    0.71   12.35    8.51       0.37    6.45
     GSFC  Green Street Fin. Corp. of NC          35.29    35.29    1.18    5.35    2.63       1.48    6.68
     GROV  GroveBank for Savings of MA(8)*         6.50     6.49    0.90   14.23    6.66       0.84   13.34
     GSLC  Guaranty Svgs & Loan FA of VA           5.50     5.50    0.44    7.17    5.16       0.52    8.49
     GFED  Guarnty FS&LA,MHC of MO (31.0)         13.96    13.96    0.76    5.28    3.83       0.64    4.45
     HEMT  HF Bancorp of Hemet CA                  9.81     0.00   -0.31   -2.63   -2.69      -2.27  -19.11
     HFFC  HF Financial Corp. of SD                9.26     9.23    0.61    6.69    5.85       0.79    8.63
     HFNC  HFNC Financial Corp. of NC             27.88    27.88    1.13    3.83    2.59       1.38    4.67
     HMNF  HMN Financial, Inc. of MN              14.80    14.80    0.77    4.89    4.15       0.93    5.85
     HALL  Hallmark Capital Corp. of WI            7.08     7.08    0.43    5.82    5.81       0.58    7.79
     HARB  Harbor FSB, MHC of FL (46.0)            8.27     7.94    0.91   10.75    4.88       1.21   14.28
     HRBF  Harbor Federal Bancorp of MD           12.89    12.89    0.34    2.37    2.22       0.61    4.24
     HFSA  Hardin Bancorp of Hardin MO            14.76    14.76    0.49    2.83    3.16       0.82    4.72
     HARL  Harleysville SA of PA                   6.29     6.29    0.61    9.29    5.21       0.94   14.19


                                                     Asset Quality Ratios                  Pricing Ratios
                                                   -----------------------    ----------------------------------------
                                                                                                       Price/  Price/

                                                     NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                          Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                         ------- ------- -------    ------- ------- ------- ------- --------
                                                      (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FFKY  First Fed. Fin. Corp. of KY                0.55   90.93    0.57      20.19  175.73   23.93  187.50   17.21
     FFBZ  First Federal Bancorp of OH                0.56  156.26    1.00      19.66  191.89   14.55  192.10   14.58
     FFWM  First Fin. Corp of Western MD(8)           1.75  129.77    2.82      21.79  165.90   19.38  165.90   16.21
     FFCH  First Fin. Holdings Inc. of SC             1.28   56.63    0.87      22.40  183.25   11.15  183.25   14.29
     FFBI  First Financial Bancorp of IL              0.43  106.97    0.61        NM    99.28    7.68   99.28   23.57
     FFHC  First Financial Corp. of WI                0.29  147.30    0.67      19.81  239.91   17.27  247.46   14.08
     FFHS  First Franklin Corp. of OH                 0.52   81.80    0.62        NM    97.95    8.87   98.82   14.69
     FGHC  First Georgia Hold. Corp of GA             1.39   46.70    0.77      16.87  172.40   14.30  193.50   16.87
     FSPG  First Home Bancorp of NJ                   0.78   98.58    1.42      12.02  162.39   10.49  166.11    9.07
     FFSL  First Independence Corp. of KS             0.57  112.38    1.01      20.47  104.86   11.53  104.86   13.96
     FISB  First Indiana Corp. of IN                  1.76   63.33    1.34      17.12  169.16   15.67  171.42   15.44
     FKFS  First Keystone Fin. Corp of PA             2.35   37.98    1.52      20.48  119.25    8.94  119.25   13.03
     FLKY  First Lancaster Bncshrs of KY              0.83   31.75    0.31        NM   112.12   41.63  112.12     NM
     FLFC  First Liberty Fin. Corp. of GA             1.11   72.71    1.14      17.05  229.41   15.83     NM    20.37
     CASH  First Midwest Fin. Corp. of IA             0.75   80.99    0.96      20.18  112.27   12.51  127.28   15.23
     FMBD  First Mutual Bancorp of IL                 0.14  275.66    0.46        NM    95.64   19.06   95.64   29.09
     FMSB  First Mutual SB of Bellevue WA*            0.12  723.09    1.07      12.58  180.72   11.94  180.72   13.09
     FNGB  First Northern Cap. Corp of WI             0.12  377.58    0.51      24.83  116.30   13.27  116.30   16.33
     FFPB  First Palm Beach Bancorp of FL             1.08   73.82    1.16        NM   141.01    9.98  144.89     NM
     FSLA  First SB SLA MHC of NJ (47.5)              0.75   70.10    1.01        NM   173.17   16.03  197.73   19.25
     FSNJ  First SB of NJ, MHC (45.9)(8)              0.91   51.83    1.27        NM   146.88   11.07  146.88   27.65
     SOPN  First SB, SSB, Moore Co. of NC             0.10  224.72    0.33      20.74  108.15   27.05  108.15   16.96
     FWWB  First Savings Bancorp of WA*               0.21  311.17    1.08      29.04  139.77   22.04  152.27   29.04
     SHEN  First Shenango Bancorp of PA               0.50  140.23    1.04      19.57  112.77   13.54  112.77   14.43
     FSFC  First So.east Fin. Corp. of SC             0.07  577.21    0.50        NM   139.79   14.47  139.79   15.81
     FFDP  FirstFed Bancshares of IL                  0.14  167.24    0.37        NM   107.30    9.90  112.69   27.78
     FLAG  Flag Financial Corp of GA                  3.67   52.67    2.77        NM   128.92   11.35  128.92     NM
     FFIC  Flushing Fin. Corp. of NY*                 0.71   95.82    1.46      23.60  118.32   20.34  118.32   23.32
     FBHC  Fort Bend Holding Corp. of TX              1.31   43.41    1.29        NM   111.03    7.14  120.05   13.86
     FTSB  Fort Thomas Fin. Corp. of KY               1.34   31.02    0.47        NM   120.36   20.73  120.36   27.27
     FKKY  Frankfort First Bancorp of KY              0.16   48.04    0.09        NM    99.09   26.06   99.09   22.67
     FTNB  Fulton Bancorp of MO                        NA      NA      NA         NM   129.92   31.69  129.92     NM
     GFSB  GFS Bancorp of Grinnell IA                 1.63   49.75    0.92      13.91  110.70   12.70  110.70   10.80
     GUPB  GFSB Bancorp of Gallup NM                  0.25  159.18    0.75      26.21   99.27   18.37   99.27   20.57
     GWBC  Gateway Bancorp of KY                      0.45   25.80    0.44      25.45   88.02   22.06   88.02   18.51
     GBCI  Glacier Bancorp of MT                      0.29  173.40    0.70      15.37  214.47   20.27  214.66   13.67
     GLBK  Glendale Co-op. Bank of MA*                0.30   96.33    0.70      23.06  112.82   17.89  112.82   27.58
     GFCO  Glenway Financial Corp. of OH              0.41   52.07    0.27        NM    93.51    8.68   95.40   14.82
     GTPS  Great American Bancorp of IL               0.13  192.81    0.35        NM    92.86   25.86   92.86     NM
     GTFN  Great Financial Corp. of KY                3.23   14.46    0.65      23.64  164.17   15.89  171.05   24.16
     GSBC  Great Southern Bancorp of MO               1.83  121.83    2.59      15.71  210.32   21.29  210.32   13.81
     GDVS  Greater DV SB,MHC of PA (19.9)*            2.91   42.41    2.06        NM   129.56   15.23  129.56     NM
     GRTR  Greater New York SB of NY*                 7.90    9.80    1.94      11.75  139.13    8.31  139.13   22.50
     GSFC  Green Street Fin. Corp. of NC              0.20   68.31    0.19        NM   126.12   44.51  126.12     NM
     GROV  GroveBank for Savings of MA(8)*            0.58  100.03    0.77      15.02  200.79   13.04  200.87   16.02
     GSLC  Guaranty Svgs & Loan FA of VA              2.06   35.12    0.96      19.39  138.48    7.62  138.48   16.38
     GFED  Guarnty FS&LA,MHC of MO (31.0)             1.57   73.15    1.47      26.11  137.75   19.23  137.75     NM
     HEMT  HF Bancorp of Hemet CA                     0.98   62.27    1.37        NM   103.56   10.16     NM      NM
     HFFC  HF Financial Corp. of SD                   0.59  127.45    0.96      17.11  113.97   10.56  114.30   13.27
     HFNC  HFNC Financial Corp. of NC                 1.15   80.19    1.39        NM   145.35   40.52  145.35     NM
     HMNF  HMN Financial, Inc. of MN                  0.08  531.92    0.65      24.08  124.84   18.48  124.84   20.10
     HALL  Hallmark Capital Corp. of WI               0.05  715.63    0.56      17.20   96.35    6.82   96.35   12.84
     HARB  Harbor FSB, MHC of FL (46.0)               0.50  208.24    1.41      20.49  211.27   17.47  220.07   15.43
     HRBF  Harbor Federal Bancorp of MD               0.43   41.21    0.28        NM   106.47   13.73  106.47   25.18
     HFSA  Hardin Bancorp of Hardin MO                0.19   90.18    0.29        NM    95.06   14.03   95.06   19.00
     HARL  Harleysville SA of PA                      0.09  602.74    0.75      19.20  171.73   10.80  171.73   12.57



                                                        Dividend Data(6)
                                                    -----------------------
                                                      Ind.   Divi-
                                                     Div./   dend    Payout
     Financial Institution                           Share   Yield   Ratio(7)
     ---------------------                          ------- ------- -------
                                                       ($)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FFKY  First Fed. Fin. Corp. of KY                 0.52    2.48   50.00
     FFBZ  First Federal Bancorp of OH                 0.24    1.37   26.97
     FFWM  First Fin. Corp of Western MD(8)            0.48    1.49   32.43
     FFCH  First Fin. Holdings Inc. of SC              0.72    2.57   57.60
     FFBI  First Financial Bancorp of IL               0.00    0.00    0.00
     FFHC  First Financial Corp. of WI                 0.60    2.24   44.44
     FFHS  First Franklin Corp. of OH                  0.32    1.91   61.54
     FGHC  First Georgia Hold. Corp of GA              0.08    0.79   13.33
     FSPG  First Home Bancorp of NJ                    0.40    2.12   25.48
     FFSL  First Independence Corp. of KS              0.25    2.11   43.10
     FISB  First Indiana Corp. of IN                   0.60    2.12   36.36
     FKFS  First Keystone Fin. Corp of PA              0.20    0.93   19.05
     FLKY  First Lancaster Bncshrs of KY               0.00    0.00    0.00
     FLFC  First Liberty Fin. Corp. of GA              0.40    1.82   31.01
     CASH  First Midwest Fin. Corp. of IA              0.36    2.15   43.37
     FMBD  First Mutual Bancorp of IL                  0.32    2.00     NM
     FMSB  First Mutual SB of Bellevue WA*             0.20    1.03   12.90
     FNGB  First Northern Cap. Corp of WI              0.64    3.44     NM
     FFPB  First Palm Beach Bancorp of FL              0.60    2.03     NM
     FSLA  First SB SLA MHC of NJ (47.5)               0.40    1.84   63.49
     FSNJ  First SB of NJ, MHC (45.9)(8)               0.50    2.13     NM
     SOPN  First SB, SSB, Moore Co. of NC              0.68    3.49   72.34
     FWWB  First Savings Bancorp of WA*                0.20    1.01   29.41
     SHEN  First Shenango Bancorp of PA                0.48    1.90   37.21
     FSFC  First So.east Fin. Corp. of SC              0.20    1.86     NM
     FFDP  FirstFed Bancshares of IL                   0.40    2.29     NM
     FLAG  Flag Financial Corp of GA                   0.34    2.67     NM
     FFIC  Flushing Fin. Corp. of NY*                  0.16    0.84   19.75
     FBHC  Fort Bend Holding Corp. of TX               0.28    1.15   37.33
     FTSB  Fort Thomas Fin. Corp. of KY                0.25    2.08     NM
     FKKY  Frankfort First Bancorp of KY               0.36    3.69     NM
     FTNB  Fulton Bancorp of MO                        0.20    1.08   66.67
     GFSB  GFS Bancorp of Grinnell IA                  0.40    1.80   25.00
     GUPB  GFSB Bancorp of Gallup NM                   0.40    2.46   64.52
     GWBC  Gateway Bancorp of KY                       0.40    2.81   71.43
     GBCI  Glacier Bancorp of MT                       0.64    2.59   39.75
     GLBK  Glendale Co-op. Bank of MA*                 0.00    0.00    0.00
     GFCO  Glenway Financial Corp. of OH               0.68    3.28     NM
     GTPS  Great American Bancorp of IL                0.40    2.52     NM
     GTFN  Great Financial Corp. of KY                 0.48    1.47   34.78
     GSBC  Great Southern Bancorp of MO                0.40    2.34   36.70
     GDVS  Greater DV SB,MHC of PA (19.9)*             0.36    3.27     NM
     GRTR  Greater New York SB of NY*                  0.20    1.27   14.93
     GSFC  Green Street Fin. Corp. of NC               0.40    2.19     NM
     GROV  GroveBank for Savings of MA(8)*             0.72    1.42   21.36
     GSLC  Guaranty Svgs & Loan FA of VA               0.10    1.05   20.41
     GFED  Guarnty FS&LA,MHC of MO (31.0)              0.36    3.06     NM
     HEMT  HF Bancorp of Hemet CA                      0.00    0.00     NM
     HFFC  HF Financial Corp. of SD                    0.36    1.85   31.58
     HFNC  HFNC Financial Corp. of NC                  0.28    1.32   50.91
     HMNF  HMN Financial, Inc. of MN                   0.00    0.00    0.00
     HALL  Hallmark Capital Corp. of WI                0.00    0.00    0.00
     HARB  Harbor FSB, MHC of FL (46.0)                1.40    3.73     NM
     HRBF  Harbor Federal Bancorp of MD                0.40    2.34     NM
     HFSA  Hardin Bancorp of Hardin MO                 0.40    2.81     NM
     HARL  Harleysville SA of PA                       0.40    1.86   35.71

                                                                    Exhibit IV-1 (continued)
                                                              Weekly Thrift Market Line - Part Two
                                                                 Prices As Of February 28, 1997


                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- ------- ------- ------- -------    ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HARS  Harris SB, MHC of PA (24.2)             8.56     7.22    0.02    0.23    0.14       0.49    4.58
     HFFB  Harrodsburg 1st Fin Bcrp of KY         27.74    27.74    1.01    3.58    3.38       1.33    4.71
     HHFC  Harvest Home Fin. Corp. of OH          12.35    12.35    0.18    1.07    1.33       0.52    3.13
     HAVN  Haven Bancorp of Woodhaven NY           6.00     5.97    0.57    9.09    5.98       0.86   13.75
     HVFD  Haverfield Corp. of OH                  8.18     8.17    0.44    5.36    3.85       0.98   12.00
     HTHR  Hawthorne Fin. Corp. of CA              3.85     3.85    0.90   23.39   24.18       0.57   14.69
     HBNK  Highland Federal Bank of CA             7.12     7.12    0.14    1.94    1.21       0.52    6.94
     HIFS  Hingham Inst. for Sav. of MA*           9.53     9.53    1.09   11.13    8.49       1.09   11.13
     HBEI  Home Bancorp of Elgin IL               26.71    26.71    0.13    1.00    0.40       0.68    5.18
     HBFW  Home Bancorp of Fort Wayne IN          14.48    14.48    0.52    3.21    3.22       0.87    5.34
     HBBI  Home Building Bancorp of IN            12.49    12.49   -0.35   -2.61   -2.33      -0.01   -0.11
     HCFC  Home City Fin. Corp. of OH             19.95    19.95    0.85    4.24    4.45       1.10    5.54
     HOMF  Home Fed Bancorp of Seymour IN          8.16     7.85    0.98   12.05    6.57       1.16   14.27
     HWEN  Home Financial Bancorp of IN           20.03    20.03    0.50    5.11    2.57       0.72    7.39
     HPBC  Home Port Bancorp, Inc. of MA*         10.41    10.41    1.73   15.77    8.63       1.74   15.87
     HMCI  Homecorp, Inc. of Rockford IL           6.00     6.00    0.10    1.59    1.41       0.33    5.44
     LOAN  Horizon Bancorp, Inc of TX(8)*          7.94     7.70    1.06   12.58    4.25       0.98   11.59
     HZFS  Horizon Fin'l. Services of IA          10.73    10.73    0.13    1.15    1.35       0.33    2.86
     HRZB  Horizon Financial Corp. of WA*         15.94    15.94    1.51    9.40    7.67       1.47    9.15
     IBSF  IBS Financial Corp. of NJ              19.44    19.44    0.62    3.00    2.63       0.99    4.83
     ISBF  ISB Financial Corp. of LA              16.38    15.88    0.81    4.38    2.91       1.09    5.94
     ITLA  Imperial Thrift & Loan of CA*          11.76    11.76    1.43   14.06    7.15       1.43   14.06
     IFSB  Independence FSB of DC                  6.73     5.82    0.13    1.97    2.97       0.20    2.96
     INCB  Indiana Comm. Bank, SB of IN           12.30    12.30    0.15    1.06    0.90       0.48    3.41
     IFSL  Indiana Federal Corp. of IN(8)          8.65     8.07    0.68    7.23    4.08       0.96   10.14
     INBI  Industrial Bancorp of OH               19.01    19.01    0.75    3.70    3.49       1.45    7.15
     IWBK  Interwest SB of Oak Harbor WA           6.82     6.65    0.83   12.18    4.43       1.17   17.12
     IPSW  Ipswich SB of Ipswich MA*               6.20     6.20    1.22   20.19    9.59       0.99   16.31
     JSBF  JSB Financial, Inc. of NY              21.60    21.60    1.66    7.56    6.53       1.66    7.56
     JXVL  Jacksonville Bancorp of TX             16.25    16.25    0.68    4.82    3.54       1.02    7.23
     JXSB  Jcksnville SB,MHC of IL (44.6)         11.52    11.49    0.19    1.60    1.27       0.47    3.96
     JSBA  Jefferson Svgs Bancorp of MO            7.24     5.97    0.23    3.21    2.18       0.61    8.55
     JOAC  Joachim Bancorp of MO                  29.55    29.55    0.41    1.53    1.31       0.71    2.66
     KSAV  KS Bancorp of Kenly NC                 13.61    13.60    0.88    6.02    6.33       1.17    7.99
     KSBK  KSB Bancorp of Kingfield ME(8)*         6.82     6.32    0.89   13.40    8.12       0.89   13.40
     KFBI  Klamath First Bancorp of OR            22.66    22.66    0.91    3.62    3.74       1.35    5.36
     LBFI  L&B Financial of S. Springs TX(8)      17.42    17.42    0.56    3.25    2.83       0.76    4.39
     LSBI  LSB Fin. Corp. of Lafayette IN          9.40     9.40    0.50    4.76    4.62       0.46    4.33
     LVSB  Lakeview SB of Paterson NJ             10.24     8.16    1.24   11.79    7.26       0.52    4.98
     LARK  Landmark Bancshares of KS              14.74    14.74    0.79    4.92    4.72       0.97    6.03
     LARL  Laurel Capital Group of PA             10.71    10.71    1.11   10.51    6.67       1.43   13.48
     LSBX  Lawrence Savings Bank of MA*            8.59     8.59    1.60   20.13   12.79       1.60   20.13
     LFED  Leeds FSB, MHC of MD (36.2)            16.10    16.10    0.76    4.69    3.23       1.10    6.76
     LXMO  Lexington B&L Fin. Corp. of MO         30.42    30.42    0.83    3.84    2.46       1.15    5.33
     LIFB  Life Bancorp of Norfolk VA             10.63    10.29    0.67    5.64    4.41       0.90    7.52
     LFBI  Little Falls Bancorp of NJ             14.88    13.71    0.17    1.44    1.21       0.45    3.86
     LOGN  Logansport Fin. Corp. of IN            19.86    19.86    1.19    4.98    5.62       1.51    6.34
     LONF  London Financial Corp. of OH           21.42    21.42    0.75    3.94    3.56       1.10    5.75
     LISB  Long Island Bancorp of NY               9.68     9.68    0.64    6.17    3.60       0.77    7.48
     MAFB  MAF Bancorp of IL                       7.76     6.70    0.68    9.51    4.26       1.02   14.34
     MBLF  MBLA Financial Corp. of MO(8)          13.61    13.61    0.66    4.84    5.07       0.84    6.12
     MFBC  MFB Corp. of Mishawaka IN              15.39    15.39    0.52    2.94    3.22       0.82    4.59
     MLBC  ML Bancorp of Villanova PA              7.53     7.34    0.72    9.34    6.65       0.65    8.43
     MBB   MSB Bancorp of Middletown NY*           6.55     2.57    0.18    2.32    2.32       0.20    2.58
     MSBF  MSB Financial Corp. of MI              19.09    19.09    1.29    6.04    5.47       1.59    7.46
     MGNL  Magna Bancorp of MS                     9.71     9.32    1.36   13.93    6.83       1.67   17.08


                                                      Asset Quality Ratios                  Pricing Ratios
                                                    -----------------------     -----------------------------------------
                                                                                                        Price/  Price/
                                                      NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                           Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                          ------- ------- -------    ------- ------- ------- ------- -------
                                                       (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HARS  Harris SB, MHC of PA (24.2)                 0.75   63.17    0.84        NM   164.41   14.07  194.95     NM
     HFFB  Harrodsburg 1st Fin Bcrp of KY              0.79   34.30    0.38      29.63  107.45   29.81  107.45   22.54
     HHFC  Harvest Home Fin. Corp. of OH               0.21   67.68    0.26        NM   100.96   12.47  100.96   25.61
     HAVN  Haven Bancorp of Woodhaven NY               1.01   64.99    1.38      16.71  153.08    9.19  154.01   11.05
     HVFD  Haverfield Corp. of OH                      0.28  276.81    0.94      25.95  137.77   11.26  137.95   11.58
     HTHR  Hawthorne Fin. Corp. of CA                 10.58   17.32    2.16       4.14   89.80    3.45   89.80    6.59
     HBNK  Highland Federal Bank of CA                 3.30   46.96    2.00        NM   158.10   11.25  158.10   23.08
     HIFS  Hingham Inst. for Sav. of MA*               0.78   88.21    0.90      11.78  125.73   11.98  125.73   11.78
     HBEI  Home Bancorp of Elgin IL                    0.49   50.03    0.35        NM   107.08   28.60  107.08     NM
     HBFW  Home Bancorp of Fort Wayne IN               0.07  600.00    0.55        NM   109.31   15.83  109.31   18.69
     HBBI  Home Building Bancorp of IN                 0.35   51.68    0.27        NM   117.71   14.70  117.71     NM
     HCFC  Home City Fin. Corp. of OH                  0.43  145.20    0.75      22.46   95.32   19.01   95.32   17.21
     HOMF  Home Fed Bancorp of Seymour IN              0.46  108.25    0.58      15.22  176.83   14.42  183.50   12.85
     HWEN  Home Financial Bancorp of IN                0.96   44.47    0.58        NM    91.44   18.31   91.44   26.92
     HPBC  Home Port Bancorp, Inc. of MA*              0.40  307.31    1.54      11.59  178.24   18.55  178.24   11.52
     HMCI  Homecorp, Inc. of Rockford IL               3.64   11.70    0.53        NM   113.32    6.80  113.32   20.71
     LOAN  Horizon Bancorp, Inc of TX(8)*              0.38  135.94    0.72      23.53     NM    22.36     NM    25.53
     HZFS  Horizon Fin'l. Services of IA               1.12   45.26    0.76        NM    88.04    9.45   88.04   29.82
     HRZB  Horizon Financial Corp. of WA*              0.01     NA     0.81      13.04  120.58   19.22  120.58   13.39
     IBSF  IBS Financial Corp. of NJ                   0.11  123.82    0.55        NM   120.52   23.43  120.52   23.65
     ISBF  ISB Financial Corp. of LA                    NA      NA     1.03        NM   157.69   25.83  162.59   25.37
     ITLA  Imperial Thrift & Loan of CA*               2.24   61.01    1.64      13.99  148.01   17.41  148.01   13.99
     IFSB  Independence FSB of DC                      2.40    9.37    0.38        NM    67.15    4.52   77.57   22.44
     INCB  Indiana Comm. Bank, SB of IN                 NA      NA      NA         NM   138.43   17.03  138.43     NM
     IFSL  Indiana Federal Corp. of IN(8)              1.32   64.27    1.12      24.53  177.73   15.37  190.49   17.50
     INBI  Industrial Bancorp of OH                    0.46  101.75    0.54      28.68  111.88   21.27  111.88   14.85
     IWBK  Interwest SB of Oak Harbor WA               0.54   87.60    0.82      22.58  241.21   16.44  247.18   16.06
     IPSW  Ipswich SB of Ipswich MA*                   1.81   47.96    1.19      10.43  189.99   11.77  189.99   12.91
     JSBF  JSB Financial, Inc. of NY                   1.37   24.80    0.61      15.31  118.48   25.59  118.48   15.31
     JXVL  Jacksonville Bancorp of TX                  1.03   48.82    0.69      28.24  113.55   18.47  113.55   18.83
     JXSB  Jcksnville SB,MHC of IL (44.6)              0.37  131.69    0.59        NM   126.83   14.60  127.12     NM
     JSBA  Jefferson Svgs Bancorp of MO                1.02   48.29    0.67        NM   145.93   10.56  177.02   17.27
     JOAC  Joachim Bancorp of MO                       0.33   63.87    0.32        NM   103.20   30.50  103.20     NM
     KSAV  KS Bancorp of Kenly NC                      0.55   55.35    0.37      15.80   95.41   12.98   95.50   11.90
     KSBK  KSB Bancorp of Kingfield ME(8)*             1.38   47.56    0.90      12.32  154.55   10.54  166.91   12.32
     KFBI  Klamath First Bancorp of OR                 0.04  356.92    0.20      26.72  101.64   23.03  101.64   18.02
     LBFI  L&B Financial of S. Springs TX(8)           0.51  103.00    1.08        NM   114.94   20.02  114.94   26.09
     LSBI  LSB Fin. Corp. of Lafayette IN              1.37   70.21    1.09      21.67  107.08   10.07  107.08   23.78
     LVSB  Lakeview SB of Paterson NJ                  1.00   67.13    1.85      13.78  159.22   16.31  199.87     NM
     LARK  Landmark Bancshares of KS                   0.15  233.44    0.57      21.20  105.89   15.61  105.89   17.31
     LARL  Laurel Capital Group of PA                  0.64  148.64    1.27      15.00  151.99   16.27  151.99   11.69
     LSBX  Lawrence Savings Bank of MA*                0.85  129.65    2.42       7.82  140.85   12.10  140.85    7.82
     LFED  Leeds FSB, MHC of MD (36.2)                 0.02  942.85    0.25        NM   142.58   22.95  142.58   21.47
     LXMO  Lexington B&L Fin. Corp. of MO              1.26   25.84    0.44        NM    98.58   29.99   98.58   29.24
     LIFB  Life Bancorp of Norfolk VA                  0.38  197.80    1.76      22.70  128.83   13.70  133.09   17.03
     LFBI  Little Falls Bancorp of NJ                  1.18   28.24    0.84        NM    91.70   13.65   99.55     NM
     LOGN  Logansport Fin. Corp. of IN                 0.36   81.47    0.42      17.81  105.86   21.02  105.86   13.98
     LONF  London Financial Corp. of OH                0.71   71.65    0.69      28.12   96.76   20.73   96.76   19.24
     LISB  Long Island Bancorp of NY                   1.36   46.38    1.08      27.74  172.57   16.70  172.57   22.89
     MAFB  MAF Bancorp of IL                           0.47  119.22    0.74      23.49  170.07   13.19  197.04   15.57
     MBLF  MBLA Financial Corp. of MO(8)               0.19  127.59    0.50      19.73   94.77   12.90   94.77   15.60
     MFBC  MFB Corp. of Mishawaka IN                   0.09  171.72    0.22        NM    99.07   15.25   99.07   19.85
     MLBC  ML Bancorp of Villanova PA                  0.61  129.89    1.81      15.04  140.50   10.57  144.07   16.67
     MBB   MSB Bancorp of Middletown NY*               0.78   26.77    0.54        NM    96.99    6.35  246.75     NM
     MSBF  MSB Financial Corp. of MI                   0.78   72.91    0.61      18.28  110.97   21.18  110.97   14.80
     MGNL  Magna Bancorp of MS                         3.81   19.52    1.09      14.65  197.78   19.20  206.04   11.94


                                                          Dividend Data(6)
                                                         -----------------------
                                                        Ind.   Divi-
                                                       Div./   dend    Payout
     Financial Institution                             Share   Yield   Ratio(7)
     ---------------------                            ------- ------- -------
                                                         ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HARS  Harris SB, MHC of PA (24.2)                   0.58    2.68     NM
     HFFB  Harrodsburg 1st Fin Bcrp of KY                0.40    2.50   74.07
     HHFC  Harvest Home Fin. Corp. of OH                 0.40    3.81     NM
     HAVN  Haven Bancorp of Woodhaven NY                 0.60    1.80   30.15
     HVFD  Haverfield Corp. of OH                        0.56    2.73   70.89
     HTHR  Hawthorne Fin. Corp. of CA                    0.00    0.00    0.00
     HBNK  Highland Federal Bank of CA                   0.00    0.00    0.00
     HIFS  Hingham Inst. for Sav. of MA*                 0.36    1.93   22.78
     HBEI  Home Bancorp of Elgin IL                      0.00    0.00    0.00
     HBFW  Home Bancorp of Fort Wayne IN                 0.20    1.04   32.26
     HBBI  Home Building Bancorp of IN                   0.30    1.43     NM
     HCFC  Home City Fin. Corp. of OH                    0.00    0.00    0.00
     HOMF  Home Fed Bancorp of Seymour IN                0.40    1.47   22.35
     HWEN  Home Financial Bancorp of IN                  0.20    1.43   55.56
     HPBC  Home Port Bancorp, Inc. of MA*                0.80    4.21   48.78
     HMCI  Homecorp, Inc. of Rockford IL                 0.00    0.00    0.00
     LOAN  Horizon Bancorp, Inc of TX(8)*                0.16    0.67   15.69
     HZFS  Horizon Fin'l. Services of IA                 0.32    1.88     NM
     HRZB  Horizon Financial Corp. of WA*                0.40    2.67   34.78
     IBSF  IBS Financial Corp. of NJ                     0.32    1.83   69.57
     ISBF  ISB Financial Corp. of LA                     0.34    1.35   46.58
     ITLA  Imperial Thrift & Loan of CA*                 0.00    0.00    0.00
     IFSB  Independence FSB of DC                        0.22    2.51     NM
     INCB  Indiana Comm. Bank, SB of IN                  0.36    2.15     NM
     IFSL  Indiana Federal Corp. of IN(8)                0.72    2.74   67.29
     INBI  Industrial Bancorp of OH                      0.40    3.17     NM
     IWBK  Interwest SB of Oak Harbor WA                 0.56    1.60   36.13
     IPSW  Ipswich SB of Ipswich MA*                     0.20    1.27   13.25
     JSBF  JSB Financial, Inc. of NY                     1.40    3.52   53.85
     JXVL  Jacksonville Bancorp of TX                    0.50    3.28     NM
     JXSB  Jcksnville SB,MHC of IL (44.6)                0.40    2.42     NM
     JSBA  Jefferson Svgs Bancorp of MO                  0.40    1.40   64.52
     JOAC  Joachim Bancorp of MO                         0.50    3.45     NM
     KSAV  KS Bancorp of Kenly NC                        0.60    3.04   48.00
     KSBK  KSB Bancorp of Kingfield ME(8)*               0.20    0.59    7.25
     KFBI  Klamath First Bancorp of OR                   0.28    1.81   48.28
     LBFI  L&B Financial of S. Springs TX(8)             0.40    2.22     NM
     LSBI  LSB Fin. Corp. of Lafayette IN                0.00    0.00    0.00
     LVSB  Lakeview SB of Paterson NJ                    0.25    0.81   11.11
     LARK  Landmark Bancshares of KS                     0.40    2.12   44.94
     LARL  Laurel Capital Group of PA                    0.44    2.02   30.34
     LSBX  Lawrence Savings Bank of MA*                  0.00    0.00    0.00
     LFED  Leeds FSB, MHC of MD (36.2)                   0.68    3.73     NM
     LXMO  Lexington B&L Fin. Corp. of MO                0.00    0.00    0.00
     LIFB  Life Bancorp of Norfolk VA                    0.44    2.23   50.57
     LFBI  Little Falls Bancorp of NJ                    0.10    0.75   62.50
     LOGN  Logansport Fin. Corp. of IN                   0.40    3.08   54.79
     LONF  London Financial Corp. of OH                  0.24    1.64   46.15
     LISB  Long Island Bancorp of NY                     0.60    1.64   45.45
     MAFB  MAF Bancorp of IL                             0.36    0.89   20.81
     MBLF  MBLA Financial Corp. of MO(8)                 0.40    1.99   39.22
     MFBC  MFB Corp. of Mishawaka IN                     0.32    1.66   51.61
     MLBC  ML Bancorp of Villanova PA                    0.38    2.24   33.63
     MBB   MSB Bancorp of Middletown NY*                 0.60    3.16     NM
     MSBF  MSB Financial Corp. of MI                     0.50    2.30   42.02
     MGNL  Magna Bancorp of MS                           0.60    3.20   46.88

                     Weekly Thrift Market Line - Part Two
                        Prices As Of February 28, 1997

                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- ------- ------- ------- -------    ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MARN  Marion Capital Holdings of IN          22.74    22.74    1.15    4.90    5.18       1.42    6.06
     MFCX  Marshalltown Fin. Corp. of IA(8)       15.58    15.58    0.06    0.36    0.34       0.41    2.63
     MFSL  Maryland Fed. Bancorp of MD             8.39     8.25    0.79    9.61    7.54       0.55    6.74
     MASB  MassBank Corp. of Reading MA*          10.39    10.39    1.08   10.62    8.78       1.02    9.98
     MFLR  Mayflower Co-Op. Bank of MA*            9.86     9.67    0.92    9.28    6.57       0.88    8.88
     MECH  Mechanics SB of Hartford CT*           10.04    10.04   -0.34   -6.20   -2.59      -0.32   -5.92
     MDBK  Medford Savings Bank of MA*             8.90     8.21    1.05   11.73    8.00       1.02   11.47
     MERI  Meritrust FSB of Thibodaux LA           7.26     7.26    0.55    7.37    4.48       0.93   12.52
     MWBX  Metro West of MA*                       7.50     7.50    1.33   17.67    9.00       1.36   18.05
     MCBS  Mid Continent Bancshares of KS         10.64    10.64    1.04    8.88    6.42       1.26   10.79
     MIFC  Mid Iowa Financial Corp. of IA          9.15     9.14    0.73    7.82    5.88       1.03   11.11
     MCBN  Mid-Coast Bancorp of ME                 8.78     8.78    0.34    3.85    4.32       0.58    6.53
     MIDC  Midconn Bank of Kensington CT(8)*       9.72     8.19    0.51    5.39    3.94       0.64    6.75
     MWBI  Midwest Bancshares, Inc. of IA          7.04     7.04    0.46    6.68    6.35       0.77   11.07
     MWFD  Midwest Fed. Fin. Corp of WI            8.39     8.02    1.04   11.36    6.50       1.01   11.07
     MFFC  Milton Fed. Fin. Corp. of OH           15.42    15.42    0.62    3.29    3.56       0.78    4.16
     MIVI  Miss. View Hold. Co. of MN             18.33    18.33    0.80    4.19    4.37       1.08    5.67
     MBSP  Mitchell Bancorp of NC*                42.08    42.08    0.50    1.20    1.17       1.54    3.66
     MBBC  Monterey Bay Bancorp of CA             13.99    13.86    0.13    0.89    0.74       0.39    2.66
     MSBK  Mutual SB, FSB of Bay City MI           6.09     6.09   -0.02   -0.32   -0.44      -0.02   -0.43
     NHTB  NH Thrift Bancshares of NH              7.27     7.27    0.40    5.27    5.11       0.60    7.90
     NSLB  NS&L Bancorp of Neosho MO              19.71    19.71    0.56    2.44    2.65       0.79    3.46
     NMSB  Newmil Bancorp. of CT*                 10.50    10.50    0.81    7.53    6.59       0.78    7.28
     NASB  North American SB of MO                 7.19     6.93    1.13   15.81    9.28       1.17   16.41
     NBSI  North Bancshares of Chicago IL         15.13    15.13    0.43    2.62    2.61       0.65    3.96
     FFFD  North Central Bancshares of IA         28.33    28.33    1.52    6.32    5.44       1.79    7.46
     NEBC  Northeast Bancorp of ME*                7.05     5.96    0.44    5.86    5.67       0.35    4.74
     NEIB  Northeast Indiana Bncrp of IN          17.45    17.45    1.01    4.97    5.26       1.22    5.96
     NWEQ  Northwest Equity Corp. of WI           12.14    12.14    0.70    5.17    4.89       0.91    6.73
     NWSB  Northwest SB, MHC of PA (29.9)          9.99     9.52    0.72    6.94    3.64       1.04   10.04
     NSSY  Norwalk Savings Society of CT*          7.21     6.92    0.81   10.33    7.52       0.67    8.48
     NSSB  Norwich Financial Corp. of CT*         11.20    10.47    0.95    8.84    5.44       0.90    8.33
     NTMG  Nutmeg FS&LA of CT                      5.37     5.37    0.32    5.67    5.43       0.33    5.81
     OHSL  OHSL Financial Corp. of OH             11.57    11.57    0.57    4.63    4.34       0.85    6.95
     OSBF  OSB Fin. Corp. of Oshkosh WI(8)        12.39    12.39    0.04    0.29    0.25       0.46    3.66
     OCFC  Ocean Fin. Corp. of NJ                 20.73    20.73   -0.29   -2.66   -1.19       0.88    7.99
     OFCP  Ottawa Financial Corp. of MI            9.11     7.20    0.40    3.14    2.49       0.83    6.42
     PFFB  PFF Bancorp of Pomona CA               11.12    10.99    0.05    0.47    0.37       0.39    3.47
     PSFI  PS Financial of Chicago IL             42.11    42.11    2.11    5.01    5.16       2.11    5.01
     PVFC  PVF Capital Corp. of OH                 6.84     6.84    0.99   14.81    8.55       1.31   19.64
     PCCI  Pacific Crest Capital of CA*            9.04     9.04    1.19   15.94    8.38       1.02   13.60
     PALM  Palfed, Inc. of Aiken SC                8.00     7.63    0.37    4.51    3.05       0.59    7.31
     PBCI  Pamrapo Bancorp, Inc. of NJ            14.74    14.63    0.81    5.27    4.73       1.17    7.63
     PFED  Park Bancorp of Chicago IL             23.51    23.51    0.50    3.51    1.89       0.81    5.69
     PVSA  Parkvale Financial Corp of PA           7.52     7.45    0.77   10.40    6.90       1.06   14.30
     PBIX  Patriot Bank Corp. of PA               10.50    10.50    0.40    2.96    1.98       0.67    4.97
     PEEK  Peekskill Fin. Corp. of NY             29.47    29.47    1.07    3.85    3.80       1.40    5.05
     PFSB  PennFed Fin. Services of NJ             7.56     6.14    0.55    6.47    4.95       0.83    9.84
     PWBC  PennFirst Bancorp of PA                 6.98     6.33    0.42    5.50    5.41       0.64    8.36
     PWBK  Pennwood SB of PA*                     20.02    20.02    0.33    3.41    1.67       0.83    8.52
     PBKB  People's SB of Brockton MA*             5.61     5.33    0.74   13.43    7.18       0.47    8.47
     PFDC  Peoples Bancorp of Auburn IN           15.34    15.34    1.11    7.27    6.51       1.47    9.59
     PBCT  Peoples Bank, MHC of CT (37.4)*         8.08     8.07    1.10   13.81    5.68       0.86   10.78
     PFFC  Peoples Fin. Corp. of OH               26.56    26.56    0.09    0.58    0.34       0.45    2.77
     PHBK  Peoples Heritage Fin Grp of ME*         8.46     7.61    1.19   14.00    4.91       1.28   15.09
     PBNB  Peoples Sav. Fin. Corp. of CT*          9.58     8.95    0.92    8.97    6.84       0.92    9.06


                                                   Asset Quality Ratios                  Pricing Ratios
                                                 -----------------------     -----------------------------------------
                                                                                                     Price/  Price/
                                                   NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                        Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                       ------- ------- -------    ------- ------- ------- ------- --------
                                                    (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MARN  Marion Capital Holdings of IN            0.95  121.70    1.37      19.32   98.02   22.29   98.02   15.63
     MFCX  Marshalltown Fin. Corp. of IA(8)          NA      NA     0.19        NM   106.64   16.61  106.64     NM
     MFSL  Maryland Fed. Bancorp of MD              0.48   84.24    0.46      13.26  123.22   10.34  125.21   18.91
     MASB  MassBank Corp. of Reading MA*            0.27  100.30    0.94      11.40  116.52   12.10  116.52   12.12
     MFLR  Mayflower Co-Op. Bank of MA*             1.13   82.25    1.44      15.22  135.66   13.38  138.34   15.91
     MECH  Mechanics SB of Hartford CT*             2.06   56.89    1.71        NM   126.11   12.67  126.11     NM
     MDBK  Medford Savings Bank of MA*              0.53  139.29    1.34      12.50  140.93   12.55  152.76   12.78
     MERI  Meritrust FSB of Thibodaux LA            0.48   62.95    0.61      22.33  163.82   11.89  163.82   13.15
     MWBX  Metro West of MA*                        2.21   46.46    1.39      11.11  185.11   13.88  185.11   10.88
     MCBS  Mid Continent Bancshares of KS           0.15   82.23    0.23      15.59  134.59   14.33  134.59   12.82
     MIFC  Mid Iowa Financial Corp. of IA           0.13  181.46    0.44      17.00  132.81   12.16  133.02   11.97
     MCBN  Mid-Coast Bancorp of ME                  0.41  120.43    0.60      23.17   88.91    7.81   88.91   13.67
     MIDC  Midconn Bank of Kensington CT(8)*        1.97   27.19    0.68      25.39  135.20   13.14  160.48   20.27
     MWBI  Midwest Bancshares, Inc. of IA           0.47  103.85    0.82      15.75  103.60    7.29  103.60    9.50
     MWFD  Midwest Fed. Fin. Corp of WI             0.24  322.17    1.04      15.38  176.64   14.83  184.80   15.79
     MFFC  Milton Fed. Fin. Corp. of OH             0.35   77.30    0.42      28.06  111.88   17.25  111.88   22.18
     MIVI  Miss. View Hold. Co. of MN               0.07     NA     1.99      22.88   98.09   17.98   98.09   16.90
     MBSP  Mitchell Bancorp of NC*                  2.56   17.67    0.60        NM   102.33   43.07  102.33   27.95
     MBBC  Monterey Bay Bancorp of CA               0.48   83.49    0.56        NM   124.03   17.35  125.18     NM
     MSBK  Mutual SB, FSB of Bay City MI            0.13  208.44    0.73        NM    71.28    4.34   71.28     NM
     NHTB  NH Thrift Bancshares of NH               1.10   58.61    0.79      19.58  103.89    7.56  103.89   13.06
     NSLB  NS&L Bancorp of Neosho MO                0.04  186.36    0.13        NM   101.25   19.96  101.25   26.64
     NMSB  Newmil Bancorp. of CT*                   1.86   86.77    3.07      15.16  114.20   11.99  114.20   15.68
     NASB  North American SB of MO                   NA      NA     0.93      10.78  162.68   11.70  168.81   10.38
     NBSI  North Bancshares of Chicago IL            NA      NA     0.30        NM   107.14   16.21  107.14   25.35
     FFFD  North Central Bancshares of IA           0.21  474.69    1.19      18.37   93.27   26.42   93.27   15.56
     NEBC  Northeast Bancorp of ME*                 1.36   79.76    1.43      17.63  104.56    7.37  123.54   21.83
     NEIB  Northeast Indiana Bncrp of IN            0.20  320.13    0.73      19.00   99.72   17.40   99.72   15.83
     NWEQ  Northwest Equity Corp. of WI             1.19   39.21    0.58      20.45  108.17   13.13  108.17   15.70
     NWSB  Northwest SB, MHC of PA (29.9)           0.86   81.23    0.93      27.45  188.13   18.79  197.30   18.98
     NSSY  Norwalk Savings Society of CT*           2.21   38.08    1.18      13.29  131.44    9.48  137.00   16.19
     NSSB  Norwich Financial Corp. of CT*           1.66  134.62    3.29      18.39  159.63   17.88  170.72   19.50
     NTMG  Nutmeg FS&LA of CT                       1.90   24.50    0.51      18.43  104.10    5.59  104.10   17.98
     OHSL  OHSL Financial Corp. of OH               0.22  107.97    0.33      23.04  107.48   12.43  107.48   15.36
     OSBF  OSB Fin. Corp. of Oshkosh WI(8)          0.17  247.22    0.62        NM   119.58   14.82  119.58     NM
     OCFC  Ocean Fin. Corp. of NJ                   0.80   62.07    0.91        NM   111.53   23.12  111.53   28.12
     OFCP  Ottawa Financial Corp. of MI             0.32  113.73    0.44        NM   132.30   12.05  167.39   19.64
     PFFB  PFF Bancorp of Pomona CA                 1.93   53.40    1.42        NM   114.84   12.77  116.15     NM
     PSFI  PS Financial of Chicago IL                NA      NA      NA       19.37   96.97   40.84   96.97   19.37
     PVFC  PVF Capital Corp. of OH                  0.68  107.66    0.82      11.70  161.13   11.03  161.13    8.82
     PCCI  Pacific Crest Capital of CA*             2.24   53.13    1.69      11.93  158.92   14.37  158.92   13.98
     PALM  Palfed, Inc. of Aiken SC                 3.44   34.31    1.51        NM   146.04   11.69  153.17   20.21
     PBCI  Pamrapo Bancorp, Inc. of NJ              3.45   23.22    1.35      21.14  117.23   17.28  118.13   14.61
     PFED  Park Bancorp of Chicago IL               0.15  188.68    0.76        NM    99.93   23.49   99.93     NM
     PVSA  Parkvale Financial Corp of PA            0.26  596.13    2.23      14.49  145.22   10.91  146.55   10.54
     PBIX  Patriot Bank Corp. of PA                 0.15  247.00    0.70        NM   135.56   14.23  135.56     NM
     PEEK  Peekskill Fin. Corp. of NY               1.31   25.21    1.42      26.29   93.73   27.62   93.73   20.07
     PFSB  PennFed Fin. Services of NJ              0.86   28.23    0.38      20.22  130.69    9.88  160.76   13.30
     PWBC  PennFirst Bancorp of PA                  0.59   75.76    1.46      18.49  107.66    7.52  118.73   12.16
     PWBK  Pennwood SB of PA*                       1.46   51.48    1.60        NM    94.73   18.96   94.73   23.95
     PBKB  People's SB of Brockton MA*              1.02   90.38    1.79      13.92  158.34    8.89  166.80   22.09
     PFDC  Peoples Bancorp of Auburn IN             0.40   79.14    0.40      15.37  111.38   17.08  111.38   11.66
     PBCT  Peoples Bank, MHC of CT (37.4)*          1.42   85.13    1.82      17.60  226.38   18.30  226.68   22.55
     PFFC  Peoples Fin. Corp. of OH                 0.03  772.00    0.43        NM    92.77   24.64   92.77     NM
     PHBK  Peoples Heritage Fin Grp of ME*          1.14  120.91    1.89      20.37  234.81   19.87     NM    18.90
     PBNB  Peoples Sav. Fin. Corp. of CT*           0.61   55.81    0.61      14.63  127.35   12.20  136.23   14.49


                                                        Dividend Data(6)
                                                    ----------------------
                                                      Ind.   Divi-
                                                     Div./   dend    Payout
     Financial Institution                           Share   Yield   Ratio(7)
     ---------------------                          ------- ------- ------
                                                       ($)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     MARN  Marion Capital Holdings of IN               0.80    3.76   72.73
     MFCX  Marshalltown Fin. Corp. of IA(8)            0.00    0.00    0.00
     MFSL  Maryland Fed. Bancorp of MD                 0.80    2.15   28.47
     MASB  MassBank Corp. of Reading MA*               1.08    2.70   30.77
     MFLR  Mayflower Co-Op. Bank of MA*                0.48    2.74   41.74
     MECH  Mechanics SB of Hartford CT*                0.00    0.00     NM
     MDBK  Medford Savings Bank of MA*                 0.72    2.50   31.30
     MERI  Meritrust FSB of Thibodaux LA               0.70    1.97   44.03
     MWBX  Metro West of MA*                           0.12    2.30   25.53
     MCBS  Mid Continent Bancshares of KS              0.40    1.58   24.69
     MIFC  Mid Iowa Financial Corp. of IA              0.08    0.94   16.00
     MCBN  Mid-Coast Bancorp of ME                     0.52    2.74   63.41
     MIDC  Midconn Bank of Kensington CT(8)*           0.78    3.23     NM
     MWBI  Midwest Bancshares, Inc. of IA              0.60    2.11   33.15
     MWFD  Midwest Fed. Fin. Corp of WI                0.30    1.67   25.64
     MFFC  Milton Fed. Fin. Corp. of OH                0.60    4.36     NM
     MIVI  Miss. View Hold. Co. of MN                  0.16    1.08   24.62
     MBSP  Mitchell Bancorp of NC*                     0.80    5.20     NM
     MBBC  Monterey Bay Bancorp of CA                  0.10    0.57     NM
     MSBK  Mutual SB, FSB of Bay City MI               0.00    0.00     NM
     NHTB  NH Thrift Bancshares of NH                  0.50    4.26     NM
     NSLB  NS&L Bancorp of Neosho MO                   0.50    3.08     NM
     NMSB  Newmil Bancorp. of CT*                      0.24    2.59   39.34
     NASB  North American SB of MO                     0.80    2.18   23.46
     NBSI  North Bancshares of Chicago IL              0.48    2.67     NM
     FFFD  North Central Bancshares of IA              0.25    1.64   30.12
     NEBC  Northeast Bancorp of ME*                    0.32    2.33   41.03
     NEIB  Northeast Indiana Bncrp of IN               0.32    2.25   42.67
     NWEQ  Northwest Equity Corp. of WI                0.44    3.26   66.67
     NWSB  Northwest SB, MHC of PA (29.9)              0.32    2.08   57.14
     NSSY  Norwalk Savings Society of CT*              0.20    0.79   10.53
     NSSB  Norwich Financial Corp. of CT*              0.48    2.12   39.02
     NTMG  Nutmeg FS&LA of CT                          0.00    0.00    0.00
     OHSL  OHSL Financial Corp. of OH                  0.76    3.44     NM
     OSBF  OSB Fin. Corp. of Oshkosh WI(8)             0.64    2.00     NM
     OCFC  Ocean Fin. Corp. of NJ                      0.00    0.00     NM
     OFCP  Ottawa Financial Corp. of MI                0.36    1.87     NM
     PFFB  PFF Bancorp of Pomona CA                    0.00    0.00    0.00
     PSFI  PS Financial of Chicago IL                  0.00    0.00    0.00
     PVFC  PVF Capital Corp. of OH                     0.00    0.00    0.00
     PCCI  Pacific Crest Capital of CA*                0.00    0.00    0.00
     PALM  Palfed, Inc. of Aiken SC                    0.12    0.81   26.67
     PBCI  Pamrapo Bancorp, Inc. of NJ                 1.00    5.03     NM
     PFED  Park Bancorp of Chicago IL                  0.00    0.00    0.00
     PVSA  Parkvale Financial Corp of PA               0.52    2.04   29.55
     PBIX  Patriot Bank Corp. of PA                    0.33    2.11     NM
     PEEK  Peekskill Fin. Corp. of NY                  0.36    2.36   62.07
     PFSB  PennFed Fin. Services of NJ                 0.28    1.13   22.76
     PWBC  PennFirst Bancorp of PA                     0.36    2.67   49.32
     PWBK  Pennwood SB of PA*                          0.28    1.95     NM
     PBKB  People's SB of Brockton MA*                 0.36    2.81   39.13
     PFDC  Peoples Bancorp of Auburn IN                0.60    2.89   44.44
     PBCT  Peoples Bank, MHC of CT (37.4)*             0.88    2.55   44.90
     PFFC  Peoples Fin. Corp. of OH                    0.30    2.03     NM
     PHBK  Peoples Heritage Fin Grp of ME*             0.72    2.30   46.75
     PBNB  Peoples Sav. Fin. Corp. of CT*              0.92    2.98   43.60

                                                                    Exhibit IV-1 (continued)
                                                              Weekly Thrift Market Line - Part Two
                                                                 Prices As Of February 28, 1997


                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- ------- ------- ------- -------    ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PERM  Permanent Bancorp of IN                 9.70     9.60    0.24    2.35    2.04       0.52    5.16
     PMFI  Perpetual Midwest Fin. of IA            8.64     8.64    0.08    0.93    0.85       0.27    3.00
     PERT  Perpetual of SC, MHC (46.8)            13.86    13.86    0.75    6.82    3.65       1.06    9.69
     PCBC  Perry Co. Fin. Corp. of MO             18.57    18.57    0.58    2.93    3.19       0.95    4.79
     PHFC  Pittsburgh Home Fin. of PA             15.55    15.55    0.43    4.09    2.55       0.71    6.74
     PFSL  Pocahnts Fed, MHC of AR (46.4)          6.25     6.25    0.55    9.19    6.61       0.79   13.13
     POBS  Portsmouth Bank Shrs Inc of NH(8)*     24.92    24.92    2.29    9.07    6.83       1.85    7.34
     PKPS  Poughkeepsie SB of NY                   8.15     8.15    1.48   18.05   16.70       2.35   28.55
     PRBC  Prestige Bancorp of PA                 13.46    13.46    0.14    1.20    1.00       0.47    4.00
     PETE  Primary Bank of NH*                     6.58     6.57    0.84   13.19    9.37       0.84   13.11
     PSAB  Prime Bancorp, Inc. of PA               8.49     7.97    0.73    7.99    4.30       0.95   10.41
     PFNC  Progress Financial Corp. of PA          5.20     4.50    0.34    6.59    3.94       0.45    8.58
     PSBK  Progressive Bank, Inc. of NY*           8.21     7.18    1.14   13.13   10.20       1.17   13.51
     PROV  Provident Fin. Holdings of CA          14.64    14.64    0.21    2.06    1.44      -0.01   -0.09
     PULB  Pulaski SB, MHC of MO (29.0)           12.59    12.59    0.49    3.91    2.51       0.78    6.24
     PULS  Pulse Bancorp of S. River NJ            7.77     7.77    0.72    7.81    6.13       1.09   11.75
     QCFB  QCF Bancorp of Virginia MN             17.64    17.64    1.24    6.25    7.04       1.24    6.25
     QCBC  Quaker City Bancorp of CA               8.87     8.85    0.27    2.91    2.67       0.54    5.70
     QCSB  Queens County SB of NY*                15.56    15.56    1.61    9.81    4.83       1.63    9.95
     RCSB  RCSB Financial, Inc. of NY*             6.87     6.64    0.91   11.05    6.87       0.88   10.76
     RARB  Raritan Bancorp. of Raritan NJ*         7.84     7.68    0.83   11.06    7.79       0.92   12.23
     REDF  RedFed Bancorp of Redlands CA           8.06     8.06   -0.77  -12.38   -6.60      -0.46   -7.51
     RELY  Reliance Bancorp of NY                  8.28     5.77    0.54    5.96    4.67       0.84    9.16
     RELI  Reliance Bancshares Inc of WI(8)*      61.06    61.06    1.32    2.16    3.51       1.32    2.16
     RIVR  River Valley Bancorp of IN             17.31    17.31    0.84    4.84    4.40       0.84    4.84
     RFED  Roosevelt Fin. Grp. Inc. of MO          5.55     5.22    0.06    1.20    0.52       0.85   17.17
     RSLN  Roslyn Bancorp of NY*                  25.33    25.33    1.34    5.28    4.61       1.23    4.84
     RVSB  Rvrview SB,FSB MHC of WA(41.7)         10.87     9.79    0.97    8.90    5.21       1.16   10.59
     SCCB  S. Carolina Comm. Bnshrs of SC         28.65    28.65    0.85    2.93    2.75       1.14    3.92
     SBFL  SB Fngr Lakes MHC of NY (33.1)         10.14    10.14   -0.57   -5.05   -3.74       0.10    0.87
     SFED  SFS Bancorp of Schenectady NY          12.75    12.75    0.45    3.23    3.34       0.81    5.85
     SGVB  SGV Bancorp of W. Covina CA             8.42     8.42    0.08    0.79    0.73       0.31    3.23
     SISB  SIS Bank of Springfield MA*             7.56     7.56    1.50   20.09   11.96       1.45   19.46
     SJSB  SJS Bancorp of St. Joseph MI(8)        10.41    10.41    0.17    1.51    1.10       0.49    4.26
     SWCB  Sandwich Co-Op. Bank of MA*             8.32     7.89    0.93   11.17    6.81       0.94   11.23
     SFBM  Security Bancorp of MT(8)               8.09     6.97    0.53    6.24    4.30       0.63    7.44
     SECP  Security Capital Corp. of WI           15.53    15.53    0.99    6.03    4.25       1.27    7.80
     SFSL  Security First Corp. of OH              9.23     9.07    0.95   10.43    5.92       1.31   14.30
     SMFC  Sho-Me Fin. Corp. of MO                10.07    10.07    0.79    7.17    5.21       0.98    8.83
     SOBI  Sobieski Bancorp of S. Bend IN         17.66    17.66    0.21    1.19    1.36       0.51    2.83
     SOSA  Somerset Savings Bank of MA(8)*         5.67     5.67    0.46    8.38    4.98       0.46    8.38
     SSFC  South Street Fin. Corp. of NC*         28.43    28.43    1.34    4.71    3.70       1.43    5.02
     SCBS  Southern Commun. Bncshrs of AL         20.77    20.77    0.62    3.01    2.96       1.11    5.34
     SMBC  Southern Missouri Bncrp of MO          16.41    16.41    0.94    5.51    5.54       0.88    5.15
     SWBI  Southwest Bancshares of IL             10.43    10.43    0.72    6.38    5.03       1.03    9.06
     SVRN  Sovereign Bancorp of PA                 4.02     2.84    0.51   12.73    6.02       0.67   16.75
     STFR  St. Francis Cap. Corp. of WI            8.93     8.49    0.72    7.28    6.14       0.75    7.56
     SPBC  St. Paul Bancorp, Inc. of IL            8.91     8.88    0.62    6.89    4.34       0.92   10.24
     STND  Standard Fin. of Chicago IL            11.25    11.23    0.55    4.40    3.61       0.75    6.01
     SFFC  StateFed Financial Corp. of IA         17.99    17.99    0.98    5.00    5.12       1.23    6.27
     SFIN  Statewide Fin. Corp. of NJ              9.87     9.85    0.38    3.40    2.69       0.89    7.89
     STSA  Sterling Financial Corp. of WA          3.90     3.19    0.14    3.41    2.28       0.25    6.03
     SSBK  Strongsville SB of OH                   7.60     7.47    0.67    8.42    5.89       0.85   10.58
     SFSB  SuburbFed Fin. Corp. of IL              6.50     6.47    0.28    4.06    3.73       0.50    7.29
     SBCN  Suburban Bancorp. of OH                11.81    11.81    0.19    1.48    1.58       0.62    4.95
     THRD  TF Financial Corp. of PA               11.20     9.78    0.61    4.72    4.32       0.82    6.36


                                                      Asset Quality Ratios                  Pricing Ratios
                                                    -----------------------     -----------------------------------------
                                                                                                        Price/  Price/
                                                      NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                           Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                          ------- ------- -------    ------- ------- ------- ------- -------
                                                       (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PERM  Permanent Bancorp of IN                     1.71   31.61    1.07        NM   117.00   11.35  118.17   22.28
     PMFI  Perpetual Midwest Fin. of IA                0.45  151.55    0.88        NM   113.23    9.79  113.23     NM
     PERT  Perpetual of SC, MHC (46.8)                 0.17  428.77    1.08      27.37  134.51   18.65  134.51   19.26
     PCBC  Perry Co. Fin. Corp. of MO                   NA      NA     0.21        NM    94.68   17.58   94.68   19.17
     PHFC  Pittsburgh Home Fin. of PA                  1.22   47.45    0.83        NM    98.98   15.39   98.98   23.77
     PFSL  Pocahnts Fed, MHC of AR (46.4)              0.32  141.55    1.25      15.13  133.10    8.32  133.10   10.59
     POBS  Portsmouth Bank Shrs Inc of NH(8)*          0.29   89.58    0.76      14.64  133.77   33.33  133.77   18.08
     PKPS  Poughkeepsie SB of NY                       4.49   21.98    1.33       5.99  105.39    8.59  105.39    3.79
     PRBC  Prestige Bancorp of PA                      0.18  170.81    0.43        NM    93.63   12.60   93.63   30.00
     PETE  Primary Bank of NH*                         1.40   45.71    1.16      10.67  129.73    8.54  130.01   10.74
     PSAB  Prime Bancorp, Inc. of PA                   1.34   45.65    1.00      23.26  183.99   15.62  196.08   17.86
     PFNC  Progress Financial Corp. of PA              0.98   61.67    0.96      25.36  157.04    8.16  181.17   19.47
     PSBK  Progressive Bank, Inc. of NY*               1.05   94.69    1.53       9.80  124.25   10.20  141.95    9.52
     PROV  Provident Fin. Holdings of CA               1.95   46.19    1.08        NM    96.56   14.13   96.56     NM
     PULB  Pulaski SB, MHC of MO (29.0)                 NA      NA     0.34        NM   155.81   19.62  155.81   25.00
     PULS  Pulse Bancorp of S. River NJ                1.23   39.65    1.79      16.30  144.34   11.22  144.34   10.84
     QCFB  QCF Bancorp of Virginia MN                   NA      NA      NA       14.20  102.18   18.03  102.18   14.20
     QCBC  Quaker City Bancorp of CA                   1.81   61.38    1.30        NM   109.06    9.67  109.30   19.12
     QCSB  Queens County SB of NY*                     0.72   98.47    0.83      20.71  204.80   31.87  204.80   20.41
     RCSB  RCSB Financial, Inc. of NY*                 0.74   94.44    1.37      14.55  185.34   12.73  191.79   14.94
     RARB  Raritan Bancorp. of Raritan NJ*             0.44  183.19    1.26      12.83  133.76   10.48  136.54   11.60
     REDF  RedFed Bancorp of Redlands CA               3.94   29.77    1.40        NM   144.52   11.65  144.52     NM
     RELY  Reliance Bancorp of NY                      0.97   25.31    0.54      21.39  126.28   10.45  181.34   13.91
     RELI  Reliance Bancshares Inc of WI(8)*            NA      NA     0.56      28.48   61.43   37.51   61.43   28.48
     RIVR  River Valley Bancorp of IN                   NA      NA      NA       22.73  109.89   19.03  109.89   22.73
     RFED  Roosevelt Fin. Grp. Inc. of MO              0.83   28.67    0.51        NM   234.69   13.03  249.73   13.45
     RSLN  Roslyn Bancorp of NY*                        NA      NA      NA       21.71  114.67   29.05  114.67   23.68
     RVSB  Rvrview SB,FSB MHC of WA(41.7)              0.20  166.22    0.52      19.21  164.27   17.85  182.32   16.15
     SCCB  S. Carolina Comm. Bnshrs of SC              1.33   50.96    0.87        NM   109.56   31.39  109.56   27.11
     SBFL  SB Fngr Lakes MHC of NY (33.1)              1.15   49.69    1.27        NM   138.15   14.01  138.15     NM
     SFED  SFS Bancorp of Schenectady NY               0.66   59.05    0.55      29.95  104.83   13.37  104.83   16.54
     SGVB  SGV Bancorp of W. Covina CA                 0.92   31.65    0.39        NM   110.37    9.29  110.37     NM
     SISB  SIS Bank of Springfield MA*                 0.59  203.71    2.55       8.36  148.79   11.25  148.79    8.63
     SJSB  SJS Bancorp of St. Joseph MI(8)             0.35  129.05    0.66        NM   148.00   15.41  148.00     NM
     SWCB  Sandwich Co-Op. Bank of MA*                 0.75  102.83    1.13      14.68  157.56   13.10  165.98   14.61
     SFBM  Security Bancorp of MT(8)                   0.39   86.91    0.61      23.27  147.49   11.93  171.29   19.52
     SECP  Security Capital Corp. of WI                0.10     NA     1.51      23.51  140.51   21.83  140.51   18.19
     SFSL  Security First Corp. of OH                  0.21  377.44    0.89      16.90  153.15   14.14  155.98   12.33
     SMFC  Sho-Me Fin. Corp. of MO                     0.06  980.22    0.70      19.21  140.44   14.15  140.44   15.59
     SOBI  Sobieski Bancorp of S. Bend IN              0.11  222.22    0.37        NM    88.55   15.64   88.55     NM
     SOSA  Somerset Savings Bank of MA(8)*             8.41   14.61    1.58      20.07  161.49    9.16  161.49   20.07
     SSFC  South Street Fin. Corp. of NC*              0.36   54.38    0.39      27.02  127.38   36.22  127.38   25.38
     SCBS  Southern Commun. Bncshrs of AL               NA      NA     1.99        NM   101.50   21.08  101.50   19.01
     SMBC  Southern Missouri Bncrp of MO               0.71   56.68    0.64      18.06  101.50   16.65  101.50   19.35
     SWBI  Southwest Bancshares of IL                  0.22   93.24    0.30      19.87  131.42   13.70  131.42   13.99
     SVRN  Sovereign Bancorp of PA                     0.68   53.74    0.57      16.61  198.43    7.98     NM    12.62
     STFR  St. Francis Cap. Corp. of WI                 NA      NA     0.82      16.29  123.35   11.02  129.87   15.68
     SPBC  St. Paul Bancorp, Inc. of IL                0.57  149.12    1.19      23.04  155.52   13.85  155.97   15.50
     STND  Standard Fin. of Chicago IL                 0.16  176.36    0.47      27.70  125.92   14.17  126.15   20.30
     SFFC  StateFed Financial Corp. of IA              1.27   23.88    0.37      19.54   98.66   17.75   98.66   15.57
     SFIN  Statewide Fin. Corp. of NJ                  0.92   57.17    1.09        NM   133.79   13.20  134.10   16.06
     STSA  Sterling Financial Corp. of WA              0.58   93.09    0.88        NM   158.81    6.19  193.88   24.81
     SSBK  Strongsville SB of OH                       0.42   62.45    0.34      16.96  139.30   10.59  141.88   13.49
     SFSB  SuburbFed Fin. Corp. of IL                  0.28   84.20    0.42      26.79  107.55    6.99  108.07   14.90
     SBCN  Suburban Bancorp. of OH                     0.13     NA     1.84        NM    94.23   11.13   94.23   18.97
     THRD  TF Financial Corp. of PA                    0.32   79.91    0.57      23.15  110.62   12.39  126.69   17.20


                                                          Dividend Data(6)
                                                         -----------------------
                                                        Ind.   Divi-
                                                       Div./   dend    Payout
     Financial Institution                             Share   Yield   Ratio(7)
     ---------------------                            ------- ------- -------
                                                         ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PERM  Permanent Bancorp of IN                       0.30    1.33   65.22
     PMFI  Perpetual Midwest Fin. of IA                  0.30    1.50     NM
     PERT  Perpetual of SC, MHC (46.8)                   0.00    0.00    0.00
     PCBC  Perry Co. Fin. Corp. of MO                    0.30    1.74   54.55
     PHFC  Pittsburgh Home Fin. of PA                    0.24    1.66   64.86
     PFSL  Pocahnts Fed, MHC of AR (46.4)                0.90    4.72   71.43
     POBS  Portsmouth Bank Shrs Inc of NH(8)*            0.59    3.84   56.19
     PKPS  Poughkeepsie SB of NY                         0.10    1.70   10.20
     PRBC  Prestige Bancorp of PA                        0.12    0.80     NM
     PETE  Primary Bank of NH*                           0.00    0.00    0.00
     PSAB  Prime Bancorp, Inc. of PA                     0.68    3.40     NM
     PFNC  Progress Financial Corp. of PA                0.08    0.96   24.24
     PSBK  Progressive Bank, Inc. of NY*                 0.68    2.88   28.22
     PROV  Provident Fin. Holdings of CA                 0.00    0.00    0.00
     PULB  Pulaski SB, MHC of MO (29.0)                  1.00    5.97     NM
     PULS  Pulse Bancorp of S. River NJ                  0.70    3.73   60.87
     QCFB  QCF Bancorp of Virginia MN                    0.00    0.00    0.00
     QCBC  Quaker City Bancorp of CA                     0.00    0.00    0.00
     QCSB  Queens County SB of NY*                       1.00    1.76   36.50
     RCSB  RCSB Financial, Inc. of NY*                   0.60    1.78   25.97
     RARB  Raritan Bancorp. of Raritan NJ*               0.70    2.89   37.04
     REDF  RedFed Bancorp of Redlands CA                 0.00    0.00     NM
     RELY  Reliance Bancorp of NY                        0.56    2.52   53.85
     RELI  Reliance Bancshares Inc of WI(8)*             0.00    0.00    0.00
     RIVR  River Valley Bancorp of IN                    0.00    0.00    0.00
     RFED  Roosevelt Fin. Grp. Inc. of MO                0.68    2.96     NM
     RSLN  Roslyn Bancorp of NY*                         0.00    0.00    0.00
     RVSB  Rvrview SB,FSB MHC of WA(41.7)                0.22    1.21   23.16
     SCCB  S. Carolina Comm. Bnshrs of SC                0.60    3.12     NM
     SBFL  SB Fngr Lakes MHC of NY (33.1)                0.40    2.58     NM
     SFED  SFS Bancorp of Schenectady NY                 0.24    1.38   41.38
     SGVB  SGV Bancorp of W. Covina CA                   0.00    0.00    0.00
     SISB  SIS Bank of Springfield MA*                   0.48    1.81   15.14
     SJSB  SJS Bancorp of St. Joseph MI(8)               0.44    1.73     NM
     SWCB  Sandwich Co-Op. Bank of MA*                   1.20    3.75   55.05
     SFBM  Security Bancorp of MT(8)                     0.46    1.52   35.38
     SECP  Security Capital Corp. of WI                  1.20    1.38   32.52
     SFSL  Security First Corp. of OH                    0.44    2.48   41.90
     SMFC  Sho-Me Fin. Corp. of MO                       0.00    0.00    0.00
     SOBI  Sobieski Bancorp of S. Bend IN                0.28    2.00     NM
     SOSA  Somerset Savings Bank of MA(8)*               0.00    0.00    0.00
     SSFC  South Street Fin. Corp. of NC*                0.32    1.91   51.61
     SCBS  Southern Commun. Bncshrs of AL                0.00    0.00    0.00
     SMBC  Southern Missouri Bncrp of MO                 0.50    3.08   55.56
     SWBI  Southwest Bancshares of IL                    0.76    3.82     NM
     SVRN  Sovereign Bancorp of PA                       0.08    0.63   10.53
     STFR  St. Francis Cap. Corp. of WI                  0.48    1.66   26.97
     SPBC  St. Paul Bancorp, Inc. of IL                  0.48    1.81   41.74
     STND  Standard Fin. of Chicago IL                   0.40    1.95   54.05
     SFFC  StateFed Financial Corp. of IA                0.40    2.18   42.55
     SFIN  Statewide Fin. Corp. of NJ                    0.40    2.29     NM
     STSA  Sterling Financial Corp. of WA                0.00    0.00    0.00
     SSBK  Strongsville SB of OH                         0.48    2.02   34.29
     SFSB  SuburbFed Fin. Corp. of IL                    0.32    1.42   38.10
     SBCN  Suburban Bancorp. of OH                       0.60    3.64     NM
     THRD  TF Financial Corp. of PA                      0.40    2.13   49.38

                     Weekly Thrift Market Line - Part Two
                        Prices As Of February 28, 1997

                                                             Key Financial Ratios
                                            ----------------------------------------------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
---------------------                       ------- ------- ------- ------- -------    ------- -------
                                              (%)     (%)     (%)     (%)     (%)        (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ROSE  TR Financial Corp. of NY                6.35     6.35    0.97   15.00    9.37       0.78   12.01
TPNZ  Tappan Zee Fin. Corp. of NY            17.93    17.93    0.69    4.16    3.50       0.64    3.84
PTRS  The Potters S&L Co. of OH               8.21     8.21    0.03    0.28    0.31       0.39    4.17
TSBS  Trenton SB, FSB MHC of NJ(35.0(8)      19.38    18.97    1.66    8.70    5.94       1.29    6.78
TRIC  Tri-County Bancorp of WY               15.31    15.31    0.71    4.18    4.81       0.95    5.59
THBC  Troy Hill Bancorp of PA(8)             18.11    18.11    1.01    4.92    4.05       1.18    5.76
TWIN  Twin City Bancorp of TN                12.52    12.52    0.78    5.74    5.08       0.99    7.33
UFRM  United FS&LA of Rocky Mount NC          7.49     7.49    0.28    3.47    2.79       0.49    6.19
UBMT  United Fin. Corp. of MT                22.54    22.54    1.20    5.25    5.32       1.46    6.40
VABF  Va. Beach Fed. Fin. Corp of VA          6.60     6.60    0.03    0.49    0.36       0.21    3.29
VFFC  Virginia First Savings of VA            7.82     7.58    1.40   18.17   10.89       1.40   18.17
WHGB  WHG Bancshares of MD                   23.84    23.84    0.75    4.87    3.07       0.75    4.87
WSFS  WSFS Financial Corp. of DE*             6.18     6.12    1.46   24.96   11.92       1.48   25.31
WVFC  WVS Financial Corp. of PA*             12.72    12.72    1.07    7.76    5.98       1.35    9.79
WRNB  Warren Bancorp of Peabody MA*           9.60     9.60    1.86   20.41   11.34       1.76   19.27
WFSL  Washington FS&LA of Seattle WA         11.31    10.14    1.62   13.75    6.90       1.80   15.31
WAMU  Washington Mutual Inc. of WA*           6.32     5.70    0.98   15.83    3.22       0.99   16.01
WYNE  Wayne Bancorp of NJ                    14.99    14.99    0.02    0.18    0.12       0.14    1.16
WAYN  Wayne S&L Co. MHC of OH (47.8)          8.98     8.98    0.25    2.71    1.58       0.60    6.61
WCFB  Wbstr Cty FSB MHC of IA (45.2)         22.89    22.89    0.87    3.89    2.91       1.20    5.35
WBST  Webster Financial Corp. of CT           5.02     3.88    0.65   12.43    7.87       0.68   12.87
WEFC  Wells Fin. Corp. of Wells MN           13.79    13.79    0.55    3.80    3.47       0.93    6.44
WCBI  WestCo Bancorp of IL                   15.50    15.50    0.98    6.33    5.55       1.34    8.63
WSTR  WesterFed Fin. Corp. of MT             14.11    14.11    0.61    4.49    3.72       0.86    6.29
WOFC  Western Ohio Fin. Corp. of OH          15.31    14.38    0.52    2.63    3.21       0.65    3.27
WWFC  Westwood Fin. Corp. of NJ              10.19     8.93    0.04    0.40    0.31       0.71    6.86
WEHO  Westwood Hmstd Fin Corp of OH          33.33    33.33    0.35    1.51    0.90       0.67    2.90
WFCO  Winton Financial Corp. of OH(8)         7.13     6.95    0.66    8.78    6.46       0.84   11.18
FFWD  Wood Bancorp of OH                     12.78    12.78    0.91    6.64    5.71       1.16    8.49
YFCB  Yonkers Fin. Corp. of NY               16.63    16.63    0.76    5.18    4.22       1.08    7.36
YFED  York Financial Corp. of PA              8.15     8.15    0.55    6.54    4.91       0.74    8.89
                                             Asset Quality Ratios                  Pricing Ratios
                                           -----------------------    ----------------------------------------
                                                                                               Price/  Price/
                                             NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
 Financial Institution                      Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
 ---------------------                     ------- ------- -------    ------- ------- ------- ------- --------
                                              (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)
 NASDAQ Listed OTC Companies (continued)
 ---------------------------------------
 ROSE  TR Financial Corp. of NY                NA      NA     0.86      10.67  155.62    9.88  155.62   13.32
 TPNZ  Tappan Zee Fin. Corp. of NY            2.12   26.73    1.22      28.60  106.52   19.09  106.52     NM
 PTRS  The Potters S&L Co. of OH              2.20   76.26    3.61        NM    96.37    7.91   96.37   22.04
 TSBS  Trenton SB, FSB MHC of NJ(35.0(8)      0.36   91.15    0.52      16.84  142.35   27.59  145.45   21.62
 TRIC  Tri-County Bancorp of WY               0.07  801.92    1.19      20.79   85.69   13.12   85.69   15.55
 THBC  Troy Hill Bancorp of PA(8)             1.39   49.75    0.81      24.70  120.04   21.74  120.04   21.09
 TWIN  Twin City Bancorp of TN                0.53   37.63    0.27      19.68  117.68   14.74  117.68   15.42
 UFRM  United FS&LA of Rocky Mount NC         1.20   93.51    1.62        NM   128.11    9.59  128.11   20.12
 UBMT  United Fin. Corp. of MT                0.70    9.92    0.22      18.81   99.30   22.38   99.30   15.43
 VABF  Va. Beach Fed. Fin. Corp of VA         1.42   51.34    1.00        NM   138.65    9.15  138.65     NM
 VFFC  Virginia First Savings of VA           2.32   44.65    1.17       9.18  153.59   12.01  158.38    9.18
 WHGB  WHG Bancshares of MD                   0.50   40.63    0.26        NM    97.49   23.24   97.49     NM
 WSFS  WSFS Financial Corp. of DE*            2.86   65.77    2.95       8.39  192.00   11.86  193.86    8.28
 WVFC  WVS Financial Corp. of PA*             0.36  204.24    1.31      16.72  129.89   16.53  129.89   13.26
 WRNB  Warren Bancorp of Peabody MA*          1.75   73.15    2.03       8.82  168.65   16.19  168.65    9.34
 WFSL  Washington FS&LA of Seattle WA         1.15   25.89    0.41      14.49  182.27   20.62  203.35   13.01
 WAMU  Washington Mutual Inc. of WA*          0.56  115.82    0.98        NM      NM    29.75     NM      NM
 WYNE  Wayne Bancorp of NJ                    1.17   61.42    1.26        NM   104.04   15.60  104.04     NM
 WAYN  Wayne S&L Co. MHC of OH (47.8)         0.61   58.24    0.42        NM   172.99   15.54  172.99   26.00
 WCFB  Wbstr Cty FSB MHC of IA (45.2)         0.45   92.96    0.73        NM   133.50   30.56  133.50   25.00
 WBST  Webster Financial Corp. of CT          0.85  110.74    1.45      12.70  158.33    7.94  204.43   12.27
 WEFC  Wells Fin. Corp. of Wells MN           0.34   87.34    0.33      28.85  112.28   15.48  112.28   17.05
 WCBI  WestCo Bancorp of IL                   0.53   54.54    0.40      18.01  114.37   17.72  114.37   13.20
 WSTR  WesterFed Fin. Corp. of MT             0.23  155.72    0.54      26.88  118.92   16.77  118.92   19.20
 WOFC  Western Ohio Fin. Corp. of OH          0.73   56.20    0.55        NM    88.33   13.52   94.05   25.00
 WWFC  Westwood Fin. Corp. of NJ              0.14  155.97    0.54        NM   132.20   13.47  150.81   19.12
 WEHO  Westwood Hmstd Fin Corp of OH          0.03  459.38    0.18        NM   103.13   34.37  103.13     NM
 WFCO  Winton Financial Corp. of OH(8)        0.51   57.75    0.34      15.48  123.93    8.83  127.08   12.15
 FFWD  Wood Bancorp of OH                     0.29  120.40    0.45      17.50  115.22   14.73  115.22   13.70
 YFCB  Yonkers Fin. Corp. of NY               1.30   27.74    1.07      23.68   98.25   16.34   98.25   16.67
 YFED  York Financial Corp. of PA             2.14   29.56    0.73      20.36  130.17   10.61  130.17   14.98
                                                   Dividend Data(6)
                                               -----------------------
                                                 Ind.   Divi-
                                                Div./   dend    Payout
 Financial Institution                          Share   Yield   Ratio(7)
 ---------------------                         ------- ------- -------
                                                 ($)     (%)     (%)
 NASDAQ Listed OTC Companies (continued)
 ---------------------------------------
 ROSE  TR Financial Corp. of NY                   0.88    2.49   26.59
 TPNZ  Tappan Zee Fin. Corp. of NY                0.20    1.34   38.46
 PTRS  The Potters S&L Co. of OH                  0.28    1.43     NM
 TSBS  Trenton SB, FSB MHC of NJ(35.0(8)          0.35    2.19   36.84
 TRIC  Tri-County Bancorp of WY                   0.60    3.24   67.42
 THBC  Troy Hill Bancorp of PA(8)                 0.40    1.98   48.78
 TWIN  Twin City Bancorp of TN                    0.64    3.46   68.09
 UFRM  United FS&LA of Rocky Mount NC             0.20    2.42     NM
 UBMT  United Fin. Corp. of MT                    0.94    4.76     NM
 VABF  Va. Beach Fed. Fin. Corp of VA             0.20    1.80     NM
 VFFC  Virginia First Savings of VA               0.10    0.62    5.65
 WHGB  WHG Bancshares of MD                       0.20    1.43   46.51
 WSFS  WSFS Financial Corp. of DE*                0.00    0.00    0.00
 WVFC  WVS Financial Corp. of PA*                 0.80    3.05   50.96
 WRNB  Warren Bancorp of Peabody MA*              0.44    2.77   24.44
 WFSL  Washington FS&LA of Seattle WA             0.87    3.41   49.43
 WAMU  Washington Mutual Inc. of WA*              1.00    1.89   58.82
 WYNE  Wayne Bancorp of NJ                        0.00    0.00    0.00
 WAYN  Wayne S&L Co. MHC of OH (47.8)             0.92    3.54     NM
 WCFB  Wbstr Cty FSB MHC of IA (45.2)             0.80    5.82     NM
 WBST  Webster Financial Corp. of CT              0.72    1.83   23.30
 WEFC  Wells Fin. Corp. of Wells MN               0.00    0.00    0.00
 WCBI  WestCo Bancorp of IL                       0.60    2.82   50.85
 WSTR  WesterFed Fin. Corp. of MT                 0.40    1.86   50.00
 WOFC  Western Ohio Fin. Corp. of OH              1.00    4.65     NM
 WWFC  Westwood Fin. Corp. of NJ                  0.20    1.03     NM
 WEHO  Westwood Hmstd Fin Corp of OH              0.28    1.93     NM
 WFCO  Winton Financial Corp. of OH(8)            0.42    3.23   50.00
 FFWD  Wood Bancorp of OH                         0.40    2.54   44.44
 YFCB  Yonkers Fin. Corp. of NY                   0.20    1.48   35.09
 YFED  York Financial Corp. of PA                 0.60    3.31   67.42

                                  EXHIBIT IV-2
                         Historical Stock Price Indices

                       Historical Stock Price Indices(1)


                                                                    SNL        SNL
                                                      NASDAQ       Thrift     Bank
Year/Qtr. Ended                   DJIA    S&P 500    Composite     Index      Index
---------------                   ----    -------    ---------     -----      -----
1991:  Quarter 1                2881.1      375.2        482.3     125.5       66.0
       Quarter 2                2957.7      371.2        475.9     130.5       82.0
       Quarter 3                3018.2      387.9        526.9     141.8       90.7
       Quarter 4                3168.0      417.1        586.3     144.7      103.1

1992:  Quarter 1                3235.5      403.7        603.8     157.0      113.3
       Quarter 2                3318.5      408.1        563.6     173.3      119.7
       Quarter 3                3271.7      417.8        583.3     167.0      117.1
       Quarter 4                3301.1      435.7        677.0     201.1      136.7

1993:  Quarter 1                3435.1      451.7        690.1     228.2      151.4
       Quarter 2                3516.1      450.5        704.0     219.8      147.0
       Quarter 3                3555.1      458.9        762.8     258.4      154.3
       Quarter 4                3754.1      466.5        776.8     252.5      146.2

1994:  Quarter 1                3625.1      445.8        743.5     241.6      143.1
       Quarter 2                3625.0      444.3        706.0     269.6      152.6
       Quarter 3                3843.2      462.6        764.3     279.7      149.2
       Quarter 4                3834.4      459.3        752.0     244.7      137.6

1995:  Quarter 1                4157.7      500.7        817.2     278.4      152.1
       Quarter 2                4556.1      544.8        933.5     313.5      171.7
       Quarter 3                4789.1      584.4      1,043.5     362.3      195.3
       Quarter 4                5117.1      615.9      1,052.1     376.5      207.6

1996:  Quarter 1                5587.1      645.5      1,101.4     382.1      225.1
       Quarter 2                5654.6      670.6      1,185.0     387.2      224.7
       Quarter 3                5882.2      687.3      1,226.9     429.3      249.2
       Quarter 4                6442.5      737.0      1,280.7     483.6      280.1

February 28, 1997               6877.7      790.8      1,309.0     563.1      314.0

(1)   End of period data.

Sources:   SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3
                        Historical Thrift Stock Indices

                             MONTHLY MARKET REPORT

                                 INDEX VALUES

                                          Index Values                      Percent Change Since
                          -----------------------------------------      --------------------------
                          02/28/97   01/31/97   12/31/96   02/28/96      1 Month    YTD      LTM
                          --------   --------   --------   --------      -------    ---      ---
All Pub. Traded Thrifts    563.1       520.1      483.6      374.3         8.28    16.44    50.44
MHC Index                  609.6       585.7      538.0      471.5         4.08    13.30    29.29

Insurance Indices
---------------------------------------------------------------------------------------------------
SAIF Thrifts               506.8       460.1      439.2      350.7        10.14    15.37    44.52
BIF Thrifts                726.3       700.0      616.8      445.2         3.77    17.75    63.16

Stock Exchange Indices
---------------------------------------------------------------------------------------------------
AMEX Thrifts               169.1       165.2      156.2      135.7         2.39     8.28    24.61
NYSE Thrifts               336.9       296.7      277.3      242.4        13.53    21.50    38.98
OTS Thrifts                645.4       609.5      569.7      456.4         5.88    13.28    41.40

Geographical Indices
---------------------------------------------------------------------------------------------------
Mid-Atlantic Thrifts     1,118.2     1,029.5      970.7      725.2         8.62    15.20    54.19
Midwestern Thrifts       1,258.0     1,192.9    1,159.3      970.7         5.46     8.51    29.60
New England Thrifts        482.1       463.8      428.9      331.7         3.94    12.40    45.34
Southeastern Thrifts       523.5       462.5      447.2      370.2        13.19    17.06    41.39
Southwestern Thrifts       369.2       325.9      315.9      253.1        13.30    16.89    45.88
Western Thrifts            579.8       527.6      474.7      356.4         9.88    22.13    62.69

Asset Size Indices
---------------------------------------------------------------------------------------------------
Less than $250M            635.9       607.3      586.6      539.4         4.71     8.40    17.89
$250M to $500M             862.9       832.2      789.8      683.5         3.69     9.26    26.25
$500M to $1B               574.0       540.4      521.8      433.1         6.23    10.02    32.54
$1B to $5B                 618.8       565.7      546.0      423.1         9.37    13.32    46.24
Over $5B                   366.2       335.5      305.8      227.2         9.17    19.76    61.20

Comparative Indices
---------------------------------------------------------------------------------------------------
Dow Jones Industrials    6,877.7     6,813.1    6,448.3    5,506.2         0.95     6.66    24.91
S&P 500                    790.8       786.2      740.7     644.75         0.59     6.76    22.66

     All SNL indices are market-value weighted, i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at
     159.2 and the Dow Jones Industrials stood at 1164.9.

     Mid-Atlantic: DE, DC, PA, MD, NJ, NY, PR; Midwestern: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI; New England: CT, ME, MA, NH, RI, VT;
     Southwestern: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV; Southwestern: CO, LA, NM, OK, TX, UT; Western: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY


Source:  SNL Securities

                                  EXHIBIT IV-4
                        Market Area Acquisition Activity

                      Idaho Bank and Thrift Acquisitions
                                 1994-Present


                                                                               Target Company's Financial Data
                                                                                      At Completion Date
                                                                               -------------------------------
Date Ann'd/             Target/State              Pooling/                 Equity/                   NPAs/(1)   Reserves/
Completed              Acquiror/State             Purchase     Assets      Assets    ROAA    ROAE     Assets       NPAs
-------------------------------------------------------------------------------------------------------------------------
                                                               ($000)        (%)     (%)     (%)       (%)         (%)
    05/08/95     West One Bancorp           ID    Purchase      9,244,503     8.61    1.32   15.41        0.31      377.96
    12/27/95     US Bancorp                 OR

    12/13/93     American Ban Corp          ID    Purchase         66,991    10.38    1.69   16.34        0.84          NA
    07/15/94     First Security Corp        UT

    04/19/93     Idaho State Bank           ID    Purchase         46,288     6.01    0.10    1.57        4.76          NA
    01/24/94     West One Bancorp           ID

                                                 Average:       3,119,261     8.33    1.04   11.11        1.97      377.96
                                                 Median:           66,991     8.61    1.32   15.41        0.84      377.96

                                                                     Acquisition Terms    Acquisition Price At Completion Date
                                                                  ----------------------  ------------------------------------
                                                                  Total   Offer    Cash
Date Ann'd/             Target/State              Pooling/         Deal   Price/   Debt
Completed              Acquiror/State             Purchase        Value   Share   Stock       P/B     P/TB    P/A     P/E
------------------------------------------------------------------------------------------------------------------------------
                                                                  ($Mil)   ($)                (%)     (%)     (%)     (x)
    05/08/95     West One Bancorp           ID    Purchase        1994.0  52.920   Stock     257.52  273.35   21.57   17.29
    12/27/95     US Bancorp                 OR

    12/13/93     American Ban Corp          ID    Purchase          20.3  65.453   Cash      250.99  250.99   30.30   14.87
    07/15/94     First Security Corp        UT

    04/19/93     Idaho State Bank           ID    Purchase           3.4      NA   Stock      94.03   94.03    7.35    5.34
    01/24/94     West One Bancorp           ID

                                                 Average:          672.6  59.187             200.85  206.12   19.74   12.50
                                                 Median:            20.3  59.187             250.99  250.99   21.57   14.87

(1) NPAs consist of REO, non-accruing loans, and loans 90+ days delinquent.

                                  EXHIBIT IV-5
                 Director and Senior Management Summary Resumes

                          First Federal Bank of Idaho
                 Director and Senior Management Summary Resumes



     William J. Larson is a partner in the Quality Inn and Convention Center in Clarkston, Washington and other various real estate development projects. Prior to 1993, he was a partner in Houser & Son, Inc., a livestock and farming operation.

     James N. Marker is general manager and part owner of Idaho Truck Sales Co., Inc., a heavy duty truck dealership.

     Steve R. Cox is the president and shareholder of Randall, Blake & Cox, P.A., a law firm in Lewiston, Idaho, and is a non-practicing certified public accountant.

     Robert S. Coleman, Sr., a retired businessman, is the former President and co-owner of Coleman Oil, Co., a petroleum distributor.

     Dr. L. Glen Carlson, a native of the area, is a retired dentist. He developed the Bryden Canyon Center, a complex of medical and dental offices. Dr. Carlson is trustee of family owned farmland at Nez Perce, Idaho.

     F. Ron McMurray has been the manager of Inland 465, a warehouse distribution center, since 1994. From 1990 to 1994, Mr. McMurray was the manager of the Port of Lewiston, a municipal corporation. Prior to that time, Mr. McMurray was the owner and operator of Fairley's Flowers, a flower and gift store.

     W. Dean Jurgens is the President and part owner of Jurgens & Co., P.A., certified public accountants.

     Clyde E. Conklin, who joined the Bank in 1987, has served as the Chief Executive Officer of the Bank since February 1996. From September 1994 to February 1996, Mr. Conklin served as Senior Vice President - Lending. In 1993, Mr. Conklin became Vice President - Lending. Prior to that time, Mr. Conklin served as Agricultural Lending Manager.

     Larry K. Moxley, who joined the Bank in 1973, currently serves as Chief Financial Officer of the Bank, which position he has held since February 1996. Mr. Moxley served as Senior Vice President - Finance from 1993 to February 1996 and as Vice President - Finance from 1984 to 1993.

     Terence A. Otte joined the Bank in June 1989 as an Agricultural Loan Officer. From 1991 to 1994, he served as manager of the Bank's Moscow, Idaho branch. In 1994 he became Vice President-Lending and Agricultural Lending Manager and in 1996 became Vice President, Agricultural and Consumer Lending and Compliance Officer.

     Donn L. Durgan, who joined the Bank in February 1996, currently serves as Vice President, Residential Lending. Prior to that time, Mr. Durgan was employed by First Security Bank for 11 years in various positions in commercial and residential real estate lending.

     Douglas R. Ax, who joined the Bank in January 1997, currently serves as Vice President, Commercial Lending. Prior to that time, Mr. Ax was employed by, West One Bank (which became U.S. Bank) for over nine years in various positions in commercial lending, most recently as a Vice President and Commercial Loan Officer.




Source: First Federal's prospectus.

                                  EXHIBIT IV-6
                          First Federal Bank of Idaho
                      Pro Forma Regulatory Capital Ratios

                                  EXHIBIT IV-6
                          First Federal Bank of Idaho
                      Pro Forma Regulatory Capital Ratios




                                                               PRO FORMA AT DECEMBER 31, 1996
                                               ---------------------------------------------------------------------------------
                                                                                                                   15% above
                                                                          Midpoint of          Maximum of          Maximum of
                                                Minimum of Estimated       Estimated            Estimated           Estimated
                                                  Valuation Range       Valuation Range     Valuation  Range     Valuation Range
                                                --------------------  -------------------  -------------------  -----------------
                                                  1,275,000 Shares     1,500,000 Shares     1,725,000 Shares    1,983,750 Shares
                            December 31, 1996   at $10.00 Per Share   at $10.00 Per Share  at $10.00 Per Share  at $10.00 Per Share
                           -------------------  --------------------  -------------------  -------------------  -----------------
                                                                                 Percent              Percent
                                                                                   of                   of      Percent
                                    Percent of            Percent of              Total                Total       of
                                      Total                 Total                Assets               Assets     Total    Assets
                           Amount   Assets (1)   Amount   Assets (1)   Amount      (1)      Amount      (1)      Amount     (1)
                           -------  ----------  --------  ----------  --------  ---------  --------  ---------  --------  -------
                                                                   (Dollars in Thousands)

GAAP capital.............  $10,818    8.12%      $15,351  11.06%       $16,190    11.58%    $17,030    12.10%    $18,008   12.68%
                           =======   =====       =======  =====        =======    =====     =======    =====     =======   =====

Tangible capital.........  $10,818    8.12%      $15,351  11.06%       $16,190    11.58%    $17,030    12.10%    $18,008   12.68%
Tangible capital
 requirement.............    1,998    1.50         2,081   1.50          2,096     1.50       2,112     1.50       2,130    1.50
                           -------   -----       -------  -----        -------    -----     -------    -----     -------   -----
Excess...................  $ 8,820    6.62%      $13,270   9.56%       $14,094    10.08%    $14,918    10.60%    $15,878   11.18%
                           =======   =====       =======  =====        =======    =====     =======    =====     =======   =====

Core capital.............  $10,818    8.12%      $15,351  11.06%       $16,190    11.58%    $17,030    12.10%    $18,008   12.68%
Core capital
 requirement(2)..........    3,996    3.00         4,162   3.00          4,193     3.00       4,224     3.00       4,259    3.00
                           -------   -----       -------  -----        -------    -----     -------    -----     -------   -----
Excess...................  $ 6,822    5.12%      $11,189   8.06%       $11,997     8.58%    $12,806     9.10%    $13,749    9.68%
                           =======   =====       =======  =====        =======    =====     =======    =====     =======   =====

Risk-based capital(3)....  $11,698   13.27%      $16,231  17.85%       $17,070    18.67%    $17,910    19.48%    $18,888   20.41%
Risk-based
 capital requirement.....    7,052    8.00         7,274   8.00          7,315     8.00       7,356     8.00       7,403    8.00
                           -------   -----       -------  -----        -------    -----     -------    -----     -------   -----
Excess...................  $ 4,646    5.27%      $ 8,957   9.85%       $ 9,755    10.67%    $10,554    11.48%    $11,485   12.41%
                           =======   =====       =======  =====        =======    =====     =======    =====     =======   =====

___________________
(1) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as percentage of total adjusted assets. Risk based capital levels are shown as a percentage of risk-weighted assets.
(2) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(3) Assumes net proceeds are invested in assets that carry a 50% risk-weighting.

Source:  First Federal's prospectus.

                                  EXHIBIT IV-7
                            Pro Forma Analysis Sheet

                                            Exhibit IV-7
                                 PRO FORMA ANALYSIS SHEET -- PAGE 1
                                    First Federal Bank of Idaho
                                   Prices as of February 28, 1997

                                                  Comparable       All ID         All SAIF
                                                  Companies       Companies       Companies
                                                 -------------   -------------   -------------
     Price Multiple:        Symbol   Subject(1)  Mean   Median   Mean   Median   Mean   Median
     --------------         ------   ----------  -----  ------   -----  ------   -----  ------
     Price-earnings ratio   = P/E     28.49x    21.28x  20.62x   0.00x   0.00x  19.92x  19.79x
     Price-core earnings    = P/CORE  43.80x    20.23x  18.02x   0.00x   0.00x  17.52x  16.67x
     Price-book ratio       = P/B     64.21%   100.03%  98.40%   0.00%   0.00% 127.41% 120.04%
     Price-tng book ratio   = P/TB    64.21%   100.07%  98.63%   0.00%   0.00% 129.55% 121.21%
     Price-assets ratio     = P/A     10.29%    16.84%  17.44%   0.00%   0.00%  15.51%  14.07%
     Valuation Parameters
     --------------------
     Pre-Conv Earnings (Y)        $    211,000    Est ESOP Borrowings (E)      $1,200,000

     Pre-Conv Book Value (B)      $ 10,818,000    Cost of ESOP Borrowings (S)        0.00% (4)

     Pre-Conv Assets (A)        $  133,194,000    Amort of ESOP Borrowings (T)          7 Years

     Reinvestment Rate(2) (R)            3.96%    Recognition Plans Amount (M) $  600,000

     Est Conversion Exp(3) (X)         656,000    Recognition Plans Expense (N)$  120,000

     Proceeds Not Reinvested (Z)   $ 1,800,000

     Calculation of Pro Forma Value After Conversion
     -----------------------------------------------

     1.    V = P/E (Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))            V = $ 14,999,052
               -------------------------------------------------
                1-(P/E)R

     2.    V = P/B (B-X-E-M)                                     V = $ 15,002,068
               -----------------------
                1-P/B

     3.    V = P/A (A-X-M-E)                                     V = $ 14,996,032
               ----------------------
                1-P/A

                                         Total      Price          Total
     Conclusion                         Shares    Per Share        Value
     ----------                        --------   ---------       --------
     Appraised Value                   1,500,000    $10.00      $ 15,000,000
     RANGE:
     ------
     - Minimum                          1,275,000   $10.00      $ 12,750,000
     - Maximum                          1,725,000   $10.00      $ 17,250,000
     - Superrange                       1,983,750   $10.00      $ 19,837,500

     (1) Pricing ratios shown reflect the midpoint appraised value.
     (2) Net return assumes a reinvestment rate of 6.38 percent, and a tax rate of 38.00 percent.
     (3) Conversion expenses reflect estimated expenses as presented in offering document.
     (4) Assumes a borrowings cost of 0.00 percent and a tax rate of 38.00 percent.

                                            Exhibit IV-7
                                 PRO FORMA ANALYSIS SHEET -- PAGE 2
                                    First Federal Bank of Idaho
                                   Prices as of February 28, 1997

                                              Mean Pricing             Median Pricing
                                             ---------------          --------------------
 Valuation Approach              Subject     Peers    (Disc)          Peers         (Disc)
 ------------------              -------     -----    ------          -----         ------
 P/E    Price-earnings            28.49x     21.28x    33.86%         20.62x         38.16%

 P/CORE Price-core earnings       43.80x     20.23x      NM %         18.02x           NM %

 P/B    Price-book                64.21%    100.03%   -35.81%         98.40%        -34.75%

 P/TB   Price-tang. book          64.21%    100.07%   -35.84%         98.63%        -34.90%

 P/A    Price-assets              10.29%     16.84%   -38.88%         17.44%        -41.00%


 Average Premium (Discount)                           -19.17%                       -18.12%

                                  EXHIBIT IV-8
                    Pro Forma Effect of Conversion Proceeds

                                        Exhibit IV-8
                          PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                First Federal Bank of Idaho
                                At the Minimum of the Range




1.  Conversion Proceeds
    Pro-forma market value ------------------------------ $ 12,750,000
        Less: Estimated offering expenses ---------------      625,000
                                                           -----------

    Net Conversion Proceeds ----------------------------- $ 12,125,000



2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ----------------------------- $ 12,125,000
        Less: Held in Non-Earning Assets(5)(1) ----------    1,530,000
                                                           -----------

    Net Proceeds Reinvested ----------------------------- $ 10,595,000
    Estimated net incremental rate of return ------------         3.96 %
                                                           -----------

    Earnings Increase ----------------------------------- $    419,096
        Less: Estimated cost of ESOP borrowings(1) ------            0
        Less: Amortization of ESOP borrowings(2) --------       90,343
        Less: Recognition Plans Expense(4)---------------       63,240
                                                           -----------

    Net Earnings Increase ------------------------------- $    265,513


3.  Pro-Forma Earnings (rounded)

    Period                                  Before Conversion  After Conversion
    ------                                  -----------------  ----------------

    12 Months ended December 31, 1996       $   211,000        $   476,513
    12 Months ended December 31, 1996 (Core)$    27,000        $   292,513

4.  Pro-Forma Net Worth (rounded)

    Date                 Before Conversion  Conversion Proceeds After Conversion
    ----                 -----------------  ------------------- ----------------

    December 31, 1996   $ 10,818,000       $ 10,595,000 (3)(4)  $ 21,413,000


5.  Pro-Forma Net Assets (rounded)

    Date                 Before Conversion  Conversion Proceeds After Conversion
    ----                 -----------------  ------------------- ----------------

    December 31, 1996    $  133,194,000     $   10,595,000      $  143,789,000

NOTE: Shares for calculating per share amounts:   1,275,000
(1) Estimated ESOP borrowings of $ 1,020,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
    38.00 percent.
    ESOP financed by holding company - excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over  7 years, amortization is tax-effected.
(3) ESOP borrowings of $ 1,020,000 are omitted from net worth.
(4) $ 510,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 102,000 and a tax rate of 38.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                          First Federal Bank of Idaho
                         At the Midpoint of the Range




1.  Conversion Proceeds
    Pro-forma market value ------------------------------ $ 15,000,000
        Less: Estimated offering expenses ---------------      656,000
                                                           -----------

    Net Conversion Proceeds ----------------------------- $ 14,344,000




2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ----------------------------- $ 14,344,000
        Less: Held in Non-Earning Assets(5)(1) ----------    1,800,000
                                                           -----------

    Net Proceeds Reinvested ----------------------------- $ 12,544,000
    Estimated net incremental rate of return ------------         3.96 %
                                                           -----------

    Earnings Increase ----------------------------------- $    496,190
        Less: Estimated cost of ESOP borrowings(1) ------            0
        Less: Amortization of ESOP borrowings(2) --------      106,286
        Less: Recognition Plans Expense(4)---------------       74,400
                                                           -----------

    Net Earnings Increase ------------------------------- $    315,505


3.  Pro-Forma Earnings (rounded)

    Period                               Before Conversion  After Conversion
    ------                               -----------------  ----------------

    12 Months ended December 31, 1996       $   211,000        $   526,505
    12 Months ended December 31, 1996 (Core)$    27,000        $   342,505

4.  Pro-Forma Net Worth (rounded)

    Date                 Before Conversion  Conversion Proceeds After Conversion
    ----                 -----------------  ------------------- ----------------

    December 31, 1996    $ 10,818,000       $ 12,544,000 (3)(4)    $ 23,362,000


5.  Pro-Forma Net Assets (rounded)

    Date                 Before Conversion  Conversion Proceeds After Conversion
    ----                 -----------------  ------------------- ----------------

    December 31, 1996    $  133,194,000     $   12,544,000      $  145,738,000

NOTE: Shares for calculating per share amounts:   1,500,000
(1) Estimated ESOP borrowings of $ 1,200,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 38.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over  7 years, amortization is tax-effected.
(3) ESOP borrowings of $ 1,200,000 are omitted from net worth.
(4) $ 600,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 120,000 and a tax rate of 38.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                          First Federal Bank of Idaho
                          At the Maximum of the Range




1.  Conversion Proceeds
    Pro-forma market value ------------------------------ $ 17,250,000
        Less: Estimated offering expenses ---------------      687,000
                                                           -----------

    Net Conversion Proceeds ----------------------------- $ 16,563,000


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ----------------------------- $ 16,563,000
        Less: Held in Non-Earning Assets(5)(1) ----------    2,070,000
                                                           -----------

    Net Proceeds Reinvested ----------------------------- $ 14,493,000
    Estimated net incremental rate of return ------------         3.96 %
                                                           -----------

    Earnings Increase ----------------------------------- $    573,285
        Less: Estimated cost of ESOP borrowings(1) ------            0
        Less: Amortization of ESOP borrowings(2) --------      122,229
        Less: Recognition Plans Expense(4)---------------       85,560
                                                           -----------

    Net Earnings Increase ------------------------------- $    365,497


3.  Pro-Forma Earnings (rounded)

    Period                              Before Conversion  After Conversion
    ------                              -----------------  ----------------

    12 Months ended December 31, 1996       $   211,000        $   576,497
    12 Months ended December 31, 1996 (Core)$    27,000        $   392,497

4.  Pro-Forma Net Worth (rounded)

    Date                 Before Conversion  Conversion Proceeds After Conversion
    ----                 -----------------  ------------------- ----------------

    December 31, 1996    $ 10,818,000       $ 14,493,000 (3)(4)  $ 25,311,000


5.  Pro-Forma Net Assets (rounded)

    Date                 Before Conversion  Conversion Proceeds After Conversion
    ----                 -----------------  ------------------- ----------------

    December 31, 1996    $  133,194,000     $   14,493,000       $  147,687,000

NOTE: Shares for calculating per share amounts:   1,725,000
(1) Estimated ESOP borrowings of $ 1,380,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of
    38.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over  7 years, amortization is tax-effected.
(3) ESOP borrowings of $ 1,380,000 are omitted from net worth.
(4) $ 690,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 138,000 and a tax rate of 38.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                          First Federal Bank of Idaho
                           At the Superrange Maximum




1.  Conversion Proceeds
    Pro-forma market value ------------------------------ $ 19,837,500
        Less: Estimated offering expenses ---------------      697,000
                                                           -----------

    Net Conversion Proceeds ----------------------------- $ 19,140,500




2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ----------------------------- $ 19,140,500
        Less: Held in Non-Earning Assets(5)(1) ----------    2,380,500
                                                           -----------

    Net Proceeds Reinvested ----------------------------- $ 16,760,000
    Estimated net incremental rate of return ------------         3.96 %
                                                           -----------

    Earnings Increase ----------------------------------- $    662,959
        Less: Estimated cost of ESOP borrowings(1) ------            0
        Less: Amortization of ESOP borrowings(2) --------      140,563
        Less: Recognition Plans Expense(4)---------------       98,394
                                                           -----------

    Net Earnings Increase ------------------------------- $    424,002


3.  Pro-Forma Earnings (rounded)

    Period                                Before Conversion  After Conversion
    ------                                -----------------  ----------------

    12 Months ended December 31, 1996       $   211,000        $   635,002
    12 Months ended December 31, 1996 (Core)$    27,000        $   451,002

4.  Pro-Forma Net Worth (rounded)

    Date             Before Conversion Conversion Proceeds After Conversion
    ----             ----------------- ------------------- ----------------

    December 31, 1996  $10,818,000      $ 16,760,000 (3)(4)  $ 27,578,000


5.  Pro-Forma Net Assets (rounded)

    Date                Before Conversion  Conversion Proceeds  After Conversion
    ----                -----------------  -------------------  ----------------

    December 31, 1996     $  133,194,000     $   16,760,000      $  149,954,000

NOTE: Shares for calculating per share amounts:   1,983,750
(1) Estimated ESOP borrowings of $ 1,587,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 38.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over  7 years, amortization is tax-effected.
(3) ESOP borrowings of $ 1,587,000 are omitted from net worth.
(4) $ 793,500 purchased by the Recognition Plans with an estimated pre-tax expense of $ 158,700 and a tax rate of 38.00 percent.
(5) Stock purchased by Recognition Plans does not generate reinvestment income.

                                  EXHIBIT IV-9
                       Peer Group Core Earnings Analysis

                            Core Earnings Analysis
                        Comparable Institution Analysis
                 For the Twelve Months Ended December 31, 1996


                                                                                                   Estimated
                                                Net Income   Less: Net    Tax Effect   Less: Extd  Core Income
                                                to Common   Gains(Loss)      @ 34%        Items    to Common     Shares
                                                ----------  -----------   ----------   ----------   ----------   ----------
                                                  ($000)      ($000)         ($000)      ($000)       ($000)       ($000)
     Comparable Group
     ----------------

     AMFC  AMB Financial Corp. of IN(1)                 374          318         -108            0           584         1,124
     CBK   Citizens First Fin.Corp. of IL(1)            592          983         -334            0         1,241         2,817
     FMBD  First Mutual Bancorp of IL(1)              1,335        1,137         -387            0         2,085         3,769
     HZFS  Horizon Fin'l. Services of IA(1)              96          222          -75            0           243           426
     HRZB  Horizon Financial Corp. of WA(1)           7,396         -304          103            0         7,195         6,412
     KFBI  Klamath First Bancorp of OR                5,782        4,252       -1,446            0         8,588        10,002
     NWEQ  Northwest Equity Corp. of WI(1)              614          277          -94            0           797           929
     THR   Three Rivers Fin. Corp. of MI(1)             442          340         -116            0           666           851
     TRIC  Tri-County Bancorp of WY                     541          277          -94            0           724           609
     UBMT  United Fin. Corp. of MT(1)                 1,287          415         -141            0         1,561         1,223


                                                  Estimated
                                                  Core EPS
                                                  -------
                                                     ($)
     Comparable Group
     ----------------

     AMFC  AMB Financial Corp. of IN(1)               0.52
     CBK   Citizens First Fin.Corp. of IL(1)          0.44
     FMBD  First Mutual Bancorp of IL(1)              0.55
     HZFS  Horizon Fin'l. Services of IA(1)           0.57
     HRZB  Horizon Financial Corp. of WA(1)           1.12
     KFBI  Klamath First Bancorp of OR                0.86
     NWEQ  Northwest Equity Corp. of WI(1)            0.86
     THR   Three Rivers Fin. Corp. of MI(1)           0.78
     TRIC  Tri-County Bancorp of WY                   1.19
     UBMT  United Fin. Corp. of MT(1)                 1.28

     (1) Financial information is for the quarter ending September 30, 1996.


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT V-1
                               RP Financial, LC.
                         Firm Qualifications Statement

                                                    FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING
RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES
RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES
RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES
RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial'sconsulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES
RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)

   Ronald S. Riggins, Managing Director (17)
   William E. Pommerening, Managing Director (11)
   Gregory E. Dunn, Senior Vice President (15)
   James P. Hennessey, Senior Vice President (10)
   James J. Oren, Vice President (10)
   Timothy M. Biddle, Vice President (7)
   Alan P. Carruthers, Director-Community Banking (15)